CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                                                  EXECUTION COPY

                           GRENADIER FUNDING, LIMITED,
                                     Issuer,

                            GRENADIER FUNDING CORP.,
                                   Co-Issuer,

                                       and

                              JPMORGAN CHASE BANK,
                                     Trustee

                                   ----------

                                    INDENTURE

                                   ----------

                            Dated as of July 14, 2003

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

                              PRELIMINARY STATEMENT

                                GRANTING CLAUSES

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                                    THE NOTES

Section 2.11    Notes Beneficially Owned by Persons Not Qualified Institutional Buyers or

                                   ARTICLE III

                   CONDITIONS PRECEDENT AND SECURITY INTERESTS

                                        i

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

                                   ARTICLE VI

                                   THE TRUSTEE

                                       ii

Section 6.16    Representations and Warranties of the Trustee....................................    106
Section 6.17    Eligible Investments.............................................................    107

                                   ARTICLE VII

                                    COVENANTS

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

                                   ARTICLE IX

                   PRINCIPAL PREPAYMENTS; REDEMPTION OF NOTES

                                       iii

                                    ARTICLE X

                       ACCOUNTS, ACCOUNTINGS AND RELEASES

                                   ARTICLE XI

                              APPLICATION OF MONEYS

Section 11.1    Disbursements of Moneys..........................................................    145

                                   ARTICLE XII

                SALE OF COLLATERAL DEBT SECURITIES; SUBSTITUTION

                                  ARTICLE XIII

                             NOTEHOLDERS' RELATIONS

                                   ARTICLE XIV

                                  MISCELLANEOUS

                                       iv

                                   ARTICLE XV

                  ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

Section 15.1    Assignment of Collateral Management Agreement....................................    168
Section 15.2    Notices of Default of Collateral Manager.........................................    169

Schedule 1       -  Collateral Debt Securities
Schedule 2       -  Moody's Industry Classification Group List and Recovery Rate Matrix
Schedule 3       -  S&P Industry Classifications and Recovery Rate Matrix
Schedule 3-A     -  S&P Non-Notching Asset Classes
Schedule 3-B     -  S&P Notching Schedule
Schedule 4       -  Fitch Sectors; Recovery Rate Matrix and Report Cells
Schedule 5       -  Diversity Score Calculation
Schedule 6       -  Auction Procedures
Schedule 7       -  Calculation of LIBOR
Schedule 8       -  Form of ABCP Noteholder Monthly Report

Exhibit A        -  Forms of Notes
        A-1      -  Forms of Rule 144A Definitive Note
        A-2      -  Forms of Temporary Regulation S Global Note
        A-3      -  Forms of Regulation S Global Note
        A-4      -  Form of Funding Notes
Exhibit B        -  Forms of Note Transfer and Exchange Certificates
        B-1      -  Form of Transferor Certificate for Transfer or Exchange of Rule 144A Definitive
                    Note to Temporary Regulation S Global Note or Regulation S Global Note
        B-2      -  Form of Transferor Certificate for Transfer or Exchange of Temporary
                    Regulation S Global Note or Regulation S Global Note to Rule 144A Definitive
                    Note
        B-3      -  Form of Transferee QIB and Section 3(c)(1) Information Certificate
        B-4      -  Form of Transferee Non-U.S. Person and Section 3(c)(1) Information Certificate
Exhibit C        -  Form of Milbank, Tweed, Hadley & McCloy LLP Opinions
        C-1      -  Form of Milbank, Tweed, Hadley & McCloy LLP Opinion as counsel to
                    Co-Issuers
        C-2      -  Form of Milbank, Tweed, Hadley & McCloy LLP Opinion as counsel to
                    Counterparty
Exhibit D        -  Form of Opinion of In-House Counsel to Counterparty
Exhibit E        -  Form of Maples and Calder Opinion
Exhibit F        -  Form of Collateral Manager Opinion
Exhibit G        -  Form of Gardere Wynne Sewell LLP Opinion
Exhibit H        -  Form of Account Agreement
Exhibit I        -  Form of Beneficial Owner Certificate
Exhibit J        -  Additional Investment Restrictions
Exhibit K        -  Form of ABCP Note Placement Agency Agreement

                                        v

          INDENTURE, dated as of July 14, 2003, among GRENADIER FUNDING,
LIMITED, a company incorporated under the laws of the Cayman Islands (together with its permitted successors and assigns, the "Issuer"), GRENADIER FUNDING
CORP., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers"), JPMORGAN CHASE BANK, a New York banking corporation, as trustee (herein, together with its permitted successors in the trusts hereunder, the "Trustee"), and Citibank, N.A., in its capacity as Counterparty (as defined below).

                              PRELIMINARY STATEMENT

          The Co-Issuers are duly authorized to execute and deliver this
Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties. The Co-Issuers are entering into this
Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          All things necessary to make this Indenture a valid agreement of the
Co-Issuers in accordance with its terms have been done.

                                GRANTING CLAUSES

          The Issuer hereby Grants to the Trustee, for the benefit and security of the Secured Parties, a first priority security interest in all of its right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to the property described in clauses (a) through (f) below and all accounts, contract rights, general intangibles, payment intangibles, instruments, Money, certificates of deposit, certificated securities, uncertificated securities, financial assets, investment property and security entitlements consisting of, arising from, or relating to any of the property described in clauses (a) through (f) below:

          (a) the Initial Collateral Debt Securities listed in Schedule 1 hereto and all distributions, dividends and other payments thereon or with respect thereto, all Collateral Debt Securities which hereafter may be Delivered to the
Trustee in accordance with the provisions hereof and all distributions, dividends and other payments thereon or with respect thereto;

          (b) the Issuer's estate, right, title and interest in, to and under the Collateral Management Agreement, the Collateral Administration Agreement,
the Put Agreement and the Issuing and Paying Agency Agreement;

          (c) the Accounts and all Moneys, securities, security entitlements, financial assets, investment property, instruments and other property on deposit therein or credited thereto, including, without limitation, Eligible
Investments, and all dividends, distributions and other payments thereon or with respect thereto and all Equity Securities held from time to time by the Trustee;

          (d) any Cash or Money held by the Trustee or the Issuing and Paying
Agent from time to time;

          (e) all other property and agreements of the Issuer, excluding the
Excluded Property; and

          (f) all proceeds of any of the foregoing.

          The collateral described in clauses (a) through (f) above is referred to as the "Collateral". Such Grants are made, however, in trust to secure the
Notes and ABCP Notes or Funding Notes, as applicable, equally and ratably without prejudice, priority or distinction, except as expressly provided in this
Indenture, between any Note, ABCP Note or Funding Note, as applicable, and any other Note, ABCP Note or Funding Note, as applicable, by reason of difference in time of issuance or otherwise, and to secure in accordance with the Priority of
Payments (i) the payment of all amounts due on the Notes and ABCP Notes or
Funding Notes, as applicable, in accordance with their terms, (ii) the payment of all other sums payable under this Indenture and all amounts payable to the
Collateral Manager under the Collateral Management Agreement and the
Counterparty under the Put Agreement and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture, the Collateral Management
Agreement and the Put Agreement, all as provided herein.

          The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties herein.

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Definitions.

          Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and, where applicable, to the masculine, feminine and neuter genders of such terms.
Whenever any reference is made to an amount the determination of which is governed by Section 1.3 hereof, the provisions of Section 1.3 hereof shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.3 hereof, unless some other method of calculation or determination is expressly specified in the particular provisions. Whether or not specified herein, references to any agreement include, unless otherwise provided, such agreement as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "ABCP Interest Reserve Account": The trust account titled "ABCP
Interest Reserve Account", established with the Custodian in the name of the
Trustee pursuant to Section 10.2 hereof.

          "ABCP Interest Reserve Required Amount": An amount equal to the Party
A Floating Rate Amount.

          "ABCP Note Placement Agency Agreement": The ABCP Note Placement Agency
Agreement, dated as of July 14, 2003, between Citigroup and the Issuer and each
ABCP Note Placement Agency Agreement between the Issuer and a placement agent, substantially in the form of Exhibit K hereto or such other form as approved by the Collateral Manager.

          "ABCP Note Placement Agent": Citigroup and any other Person which executes and delivers an ABCP Note Placement Agency Agreement in substantially the form of Exhibit K hereto.

          "ABCP Noteholders": With respect to any ABCP Note, the Person in whose name such ABCP Note is registered in the ABCP Register.

[**] CONFIDENTIAL TREATMENT REQUESTED

          "ABCP Notes": The notes issued from time to time under the Issuing and
Paying Agency Agreement.

          "ABCP Principal Component": With respect to any ABCP Note, the purchase price paid for such ABCP Note upon its date of issuance pursuant to the terms of the Issuing and Paying Agency Agreement.

          "ABCP Principal Reserve Account": The trust account titled "ABCP
Principal Reserve Account", established pursuant to Section 10.2 hereof.

          "ABCP Principal Reserve Required Amount": (i) On each Payment Date through the last Payment Date during the Reinvestment Period, an amount that once deposited into the ABCP Principal Reserve Account to Defease Outstanding
ABCP Notes will cause the Class A-1 Principal Coverage Test, Class A-2 Principal
Coverage Test or Class B Principal Coverage Test, as applicable, to be satisfied; and (ii) on each Payment Date following the Reinvestment Period, an amount equal to the Maximum ABCP Principal Component Amount less amounts on deposit in the ABCP Principal Reserve Account available to Defease any
Outstanding ABCP Notes.

          "ABCP Register": The register of Holders of ABCP Notes maintained by the Issuing and Paying Agent under the Issuing and Paying Agency Agreement.

          "ABCP Reserve Accounts": The ABCP Interest Reserve Account and the
ABCP Principal Reserve Account.

          "ABS CDO Security": A security that entitles the holders thereof to receive payments that depend on the cash flow from or the credit exposure to a portfolio consisting primarily of the cash from Asset Backed Securities.

          "ABS Equipment Leasing Securities": Collateral Debt Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such Collateral Debt Securities) on the cash flow from installment sale contracts or operating leases relating to leases and subleases of equipment (other than automobiles or aircraft) to commercial and industrial customers.

          "ABS Future Flow Securities": Asset Backed Securities (other than ABS
Project Finance Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset Backed Securities) on the cash flow from receivables or contract rights of originators for the provision of goods or services to consumers: (1) the securities evidence the right to receive future cash flows; (2) the securities are not backed by existing receivables or contract rights, but rather the ability of the originator to continue to generate sufficient levels of receivables or contract rights in the future; (3) the securities may be rated higher than the sovereign risk of the country of domicile of the originator; and (4) the receivables or contract rights represent obligations from a limited number of obligors and accordingly represent an undiversified pool of obligor credit risk.

          "ABS Project Finance Securities": Asset Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset Backed Securities) on the cash flow from (1) the sale of products, such as electricity, nuclear energy, steam or water, in the utility industry by a special purpose entity formed to own the assets generating or otherwise producing such products and such assets were or are being constructed or otherwise acquired primarily with the proceeds of debt financing made

[**] CONFIDENTIAL TREATMENT REQUESTED

available to such entity on a limited-recourse basis (including recourse to such assets and the land on which they are located) or (2) fees or other usage charges, such as tolls collected on a highway, bridge, tunnel or other infrastructure project, collected by a special purpose entity formed to own one or more such projects that were constructed or otherwise acquired primarily with the proceeds of debt financing made available to such entity on a limited-recourse basis (including recourse to the project and the land on which it is located).

          "ABS Securities": Securities other than CMBS Securities and RMBS
Securities, including securities backed by consumer receivables, commercial receivables or other securities.

          "ABS Small Business Loan Securities": Asset Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset Backed Securities) on the cash flow from general purpose corporate loans made to "small business concerns" (generally within the meaning given to such term by regulations of the United States Small
Business Administration), including but not limited to those (a) made pursuant to Section 7(a) of the United States Small Business Act, and (b) partially guaranteed by the United States Small Business Administration.

          "ABS Structured Settlement Securities": Asset Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset Backed Securities) on the cash flow from receivables representing the right of litigation claimants to receive future scheduled payments under settlement agreements that are funded by annuity contracts (but not any obligations to pay lottery winnings), which receivables are subject to the credit risk of the provider of such annuity, may have varying maturities and, because they represent obligations from a limited number of obligors, represent an undiversified pool of obligor credit risk.

          "ABS Timeshare Securities": Asset Backed Securities (other than
Residential A Mortgage Securities, Residential B/C Mortgage Securities and Home
Equity Loan Securities) that entitle the holders thereof to receive payments that depend primarily on the cash flow from residential mortgage loans (secured on a first priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate the proceeds of which were used to purchase fee simple interests in timeshare estates in units in a condominium, generally having the following characteristics: (1) the mortgage loans have standardized payment terms and require minimum monthly payments; (2) the mortgage loans are obligations of numerous borrowers and, accordingly, represent a diversified pool of obligor credit risk; (3) repayment of such securities can vary substantially from their contractual payment schedules and depends entirely upon the rate at which the mortgage loans are repaid; and (4) the repayment of such mortgage loans is subject to a contractual payment schedule, with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium and with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling and generally no penalties for early repayment.

          "Account": Any of the Custodial Account, the Collection Accounts, the
Note Interest Reserve Account, the Expense Reserve Account, the ABCP Interest
Reserve Account, the ABCP Principal Reserve Account or the Spread Reserve
Account.

          "Accountants' Certificate": A certificate of a firm of Independent certified public accountants of national reputation in the United States of
America appointed by the Issuer pursuant to Section 10.6(a) hereof.

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Account Agreement": The Account Agreement, dated as of the Execution
Date, among the Issuer, as debtor, the Trustee, as secured party, and JPMorgan
Chase Bank, as custodian, substantially in the form of Exhibit H attached hereto.

          "Accredited Investor": An accredited investor as defined in Rule
501(a) of Regulation D under the Securities Act.

          "Administration Agreement": The Administration Agreement, dated as of the Execution Date, between the Issuer and the Administrator, as modified, amended and supplemented and in effect from time to time.

          "Administrative Expenses": Amounts due from or accrued for the account of the Co-Issuers with respect to any Payment Date to (i) the Independent accountants, agents and counsel of the Co-Issuers for fees and expenses; (ii)
the Rating Agencies for fees and expenses in connection with the rating by each
Rating Agency (including, without limitation, expenses for credit estimates and ongoing surveillance of the rating of the Notes and the ABCP Notes or the
Funding Notes, as applicable, and the expenses relating to the rating of the
ABCP Notes or Funding Notes, if sought); (iii) the Collateral Administrator for fees and expenses pursuant to the Collateral Administration Agreement; (iv) the
Administrator for fees and expenses (including the costs of liquidating the
Co-Issuers following a termination of the Indenture) pursuant to the
Administration Agreement; (v) the Collateral Manager and its counsel for fees and expenses (other than the Collateral Management Fee) as provided in the
Collateral Management Agreement; (vi) the Issuing and Paying Agent for fees and expenses pursuant to the Issuing and Paying Agency Agreement; (vii) the
Counterparty for fees and expenses (other than the Premium) as provided in the
Put Agreement (including the fees of counsel); (viii) any other Person in respect of any governmental fee, charge or tax imposed on either of the
Co-Issuers or the pool of Pledged Obligations, including, without limitation, any fees payable in the Cayman Islands to maintain the good standing of the
Issuer; (ix) the Fiscal Agent for Fiscal Agent Fees and Fiscal Agent Expenses;
(x) the Trustee for Trustee Fees and Trustee Expenses; (xi) any ABCP Note
Placement Agent for fees and expenses as provided in such ABCP Note Placement
Agent's ABCP Note Placement Agency Agreement; and (xii) any other Person in respect of any other fees and expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture and the
Notes; provided that Administrative Expenses may not include any amounts due or accrued with respect to the actions taken on or prior to the Execution Date. For the avoidance of doubt, Administrative Expenses shall not include any item included in the definition of "Administrative Indemnities".

          "Administrative Indemnities": Amounts due from or accrued for the account of the Co-Issuers with respect to any Payment Date to (i) the Collateral
Administrator in respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to the Collateral
Administration Agreement, (ii) the Collateral Manager in respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to the Collateral Management Agreement, (iii)
the Issuing and Paying Agent in respect of any indemnification payments
(including expenses relating to indemnification obligations) owed to it pursuant to the Issuing and Paying Agency Agreement, (iv) the Counterparty in respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to the Put Agreement, (v) the Fiscal Agent in respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to the Fiscal Agency Agreement,
(vi) the Trustee in respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to Section
6.7(a)(iii) hereof, (vii) any ABCP Note Placement Agent in respect of any indemnification payments (including expenses relating to indemnification obligations) owed to it pursuant to such ABCP Note Placement Agent's ABCP Note
Placement Agency Agreement and (viii) any other Person in respect of any indemnification payments (including expenses relating to indemnification

[**] CONFIDENTIAL TREATMENT REQUESTED

obligations) owed to it to the extent specifically permitted under this
Indenture or the Transaction Documents. For the avoidance of doubt, fees and expenses of counsel with respect to indemnification obligations shall be
Administrative Indemnities.

          "Administrator": Maples Finance Limited or any successor thereto appointed under the Administration Agreement.

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and
"controlled" have meanings correlative to the foregoing. For purposes of this definition, (x) the management of an account by one Person for the benefit of any other Person shall not constitute "control" of such other Person and (y) for the avoidance of any doubt, the Issuer and the Co-Issuer shall be deemed to have no Affiliates other than the Co-Issuer or the Issuer, respectively.

          "Agent Members": Members of, or participants in, a depository, including the Depository Trust Company, Euroclear or Clearstream.

          "Aggregate ABCP Principal Component Amount": An amount equal to the aggregate purchase price received by the Co-Issuers upon the sale of all
Outstanding ABCP Notes.

          "Aggregate Attributable Amount": With respect to any specified
Collateral Debt Security and issuers incorporated or organized under the laws of any specified jurisdiction or jurisdictions, (a) the aggregate Principal Balance of such Collateral Debt Securities multiplied by (b) the aggregate par amount of collateral securing such Collateral Debt Security issued by issuers so incorporated or organized divided by (c) the aggregate par amount of all collateral securing such Collateral Debt Securities. The Collateral Manager is required to determine the Aggregate Attributable Amount with respect to any specified Collateral Debt Security and issuer or issuers based upon information in the most recent servicing, trustee or similar report delivered in accordance with the related Underlying Instruments and, if no such information is available after inquiry of the relevant issuer, servicer, investment advisor or any other person or entity serving in a similar capacity, by estimating such Aggregate
Attributable Amount in good faith base upon all relevant information otherwise available to the Collateral Manager.

          "Aggregate Collateral Balance": On any date of determination, an amount equal to the sum of (a) the aggregate Principal Balance of the Collateral
Debt Securities in the Collateral and (b) the aggregate Balance of Eligible
Investments in the Collateral representing Collateral Principal Collections.

          "Aggregate Fees and Expenses": With respect to any Payment Date, the sum of (a) the Trustee Fee with respect to such Payment Date and any Trustee Fee with respect to a previous Payment Date that was not paid on a previous Payment
Date, (b) all Administrative Expenses of the Collateral Manager payable by the
Issuer pursuant to the Collateral Management Agreement with respect to such
Payment Date and any unpaid Administrative Expenses of the Collateral Manager with respect to a previous Payment Date that was not paid on a previous Payment
Date, (c) the Collateral Management Fee with respect to such Payment Date and any Collateral Management Fee with respect to a previous Payment Date that was not paid on a previous Payment Date, (d) the Trustee Expenses with respect to such Payment Date and any Trustee Expenses with respect to a previous Payment
Date that were not paid on a previous Payment Date, (e) the Fiscal Agent Fee with respect to such Payment Date and any Fiscal Agent Fee with respect to a previous Payment Date that was not paid on a previous Payment Date, (f) the

[**] CONFIDENTIAL TREATMENT REQUESTED

Fiscal Agent Expenses with respect to such Payment Date and any Fiscal Agent
Expenses with respect to a previous Payment Date that were not paid on a previous Payment Date, (g) any due and unpaid Administrative Expenses owed to the Paying Agent with respect to such Payment Date and any due and unpaid
Administrative Expenses owed to the Paying Agent with respect to a previous
Payment Date that was not paid on a previous Payment Date, (h) any due and unpaid Administrative Expenses owed to the Issuing and Paying Agent with respect to such Payment Date and any due and unpaid Administrative Expenses owed to the
Issuing and Paying Agent with respect to a previous Payment Date that was not paid on a previous Payment Date (i) taxes payable by the Co-Issuers, if any, (j)
all Administrative Expenses of the Collateral Administrator with respect to such
Payment Date and any Administrative Expenses of the Collateral Administrator
with respect to a previous Payment Date that were not paid on a previous Payment
Date and (k) all other expenses of the Issuer and the Co-Issuer (including, without limitation, Administrative Expenses) payable on such Payment Date pursuant to clause (i) of the Priority of Payments (to the extent not included in clauses (a) through (j) above).

          "Aggregate Principal Amount": With respect to any date of
determination, (a) when used with respect to any Pledged Obligations, the aggregate Principal Balance of such Pledged Obligations on such date of determination; (b) when used with respect to any Class of Notes or Funding
Notes, if any, or portion thereof, as of such date of determination, the original principal amount of such Class or portion thereof reduced by all prior payments, if any, made with respect to principal of such Class or portion thereof, and, with respect to the Class B Notes, increased by any Class B
Cumulative Periodic Rate Shortfall Amount; and (c) when used with respect to the
Notes or the Funding Notes, if any, the sum of the Aggregate Principal Amount
(determined under clause (b) above) of all the Notes or the Funding Notes, respectively.

          "Applicable Periodic Rate":

                  Applicable Periodic Rate   Applicable Periodic Rate
                   for the First Periodic     for each other Periodic
 Class of Notes    Interest Accrual Period    Interest Accrual Period
---------------   ------------------------   ------------------------
 Funding Notes          Not available         One-Month LIBOR + 0.40%(1)
Class A-1 Notes            1.70%              One-Month LIBOR + 0.60%

Class A-2 Notes            1.90%              One-Month LIBOR + 0.80%

 Class B Notes             2.05%              One-Month LIBOR + 0.95%

----------
(1)  Such rate only applies if Funding Notes are issued.

          "Applicable Recovery Rate": With respect to any Collateral Debt
Security on any Measurement Date, the lesser of (a) the applicable Moody's
Recovery Rate for such Collateral Debt Security on such Measurement Date, (b)
the applicable S&P Recovery Rate for such Collateral Debt Security on such
Measurement Date and (c) the applicable Fitch Recovery Rate for such Collateral
Debt Security on such Measurement Date.

          "Articles": The Issuer's Amended and Restated Memorandum of
Association and the Issuer's Amended and Restated Articles of Association,
collectively.

          "Asset Backed Securities": Securities that entitle the holders thereof to receive payments that depend primarily on the cash flow from (a) a specified pool of financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities or (b) real estate mortgages, either fixed or revolving, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to the holders of such securities.

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Assumed Reinvestment Rate": LIBOR (determined as of the applicable
LIBOR Determination Date) minus [**] per annum.

          "Auction": An auction of the Collateral Debt Securities that the
Trustee shall, at the expense of the Issuer, conduct if, on or prior to the
Payment Date occurring in August, 2013, the Notes have not been redeemed in full.

          "Auction Call Redemption": A redemption of the Notes, the Funding
Notes, if any, and the Preferred Shares and the Defeasance of the ABCP Notes
that shall occur on the Payment Date immediately following a successful Auction pursuant to the Auction Procedures.

          "Auction Date": The meaning specified in Section 9.6(a) hereof.

          "Auction Procedures": The procedures set forth in Schedule 6 hereto pursuant to which the Trustee conducts an Auction of the Collateral to Defease the ABCP Notes and to redeem the Notes, the Funding Notes, if any, and the
Preferred Shares.

          "Authenticating Agent": With respect to any Class of Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

          "Authorized Denomination": The meaning specified in Section 2.3 hereof.

          "Authorized Officer": With respect to either of the Co-Issuers, any director, chairman, deputy chairman, president, vice president, secretary, treasurer or other officer thereof or any chairman, deputy chairman, president, vice president, secretary, treasurer or other officer of any duly appointed agent thereof who is authorized to act for such Co-Issuer in matters relating to, and binding upon, such Co-Issuer. With respect to the Collateral Manager, any officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the
Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee, a Responsible
Officer. Each party shall be entitled to receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any
Person to act, and such certification may be considered as in full force and effect until receipt by such party of written notice to the contrary.

          "Automobile Lease Securities": Collateral Debt Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from leases of automobiles, sport utility vehicles, light trucks and recreational vehicles.

          "Automobile Loan Securities": Collateral Debt Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from installment sale loans made to finance the acquisition of automobiles, sport utility vehicles, light trucks and recreational vehicles.

          "Available Funds": With respect to any Payment Date, the amount of any positive Balance in the Collection Account as of the Calculation Date relating to such Payment Date (which amount, in the case of any Redemption Date or any other Payment Date on which the Aggregate ABCP Principal Component Amount of all the ABCP Notes is being or has been Defeased and the Aggregate Principal Amount of all the Notes and the Funding Notes, if any, is being or has been paid in full, shall

[**] CONFIDENTIAL TREATMENT REQUESTED

include any amounts remaining in the other pledged accounts) and, with respect to any other date, such amount as of that date.

          "Average Life": On any Measurement Date with respect to any Collateral
Debt Security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years (rounded to the nearest one tenth thereof) from such
Measurement Date to the respective dates of each successive distribution of principal of such Collateral Debt Security (assuming that (1) no Collateral Debt
Securities default or are sold, (2) prepayment of any Collateral Debt Security during any month occurs at a rate equal to the average rate of prepayment during the period of six consecutive months immediately preceding the current month
(or, with respect to any Collateral Debt Security that has not been outstanding for at least six consecutive calendar months, at the average rate of prepayment assumed at the time of issuance of such Collateral Debt Security) and (3) any optional redemption of the Collateral Debt Securities occurs in accordance with their respective terms), and (b) the respective amounts of principal of such
Scheduled Distributions by (ii) the sum of all successive Scheduled
Distributions of principal on such Collateral Debt Security.

          "Balance": On any date, with respect to Eligible Investments in any
Account, the aggregate (a) face amount or current balance, as the case may be, of Cash, demand deposits, time deposits, certificates of deposit, bankers'
acceptances, federal funds and commercial bank money market accounts; (b)
outstanding principal amounts of interest-bearing government and corporate securities; and (c) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities, commercial paper and repurchase obligations.

          "Bankruptcy Law": Title 11 of the United States Code (11 U.S.C.
Sections 101 et seq.), as amended, and any successor statute or any other applicable Federal or state bankruptcy law, including, without limitation, any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction.

          "Base Rate": A fluctuating rate of interest determined by the
Calculation Agent as being the rate of interest most recently announced by the
Base Rate Reference Bank at its New York office as its base rate, prime rate, reference rate or similar rate for U.S. dollar loans. Changes in the Base Rate shall take effect simultaneously with each change in the underlying rate.

          "Base Rate Reference Bank": JPMorgan Chase Bank, or if such bank ceases to exist or is not quoting a base rate, prime rate, reference rate or similar rate for U.S. dollar loans, such other major money center commercial bank in New York City as is selected by the Calculation Agent.

          "Beneficial Owner": Any Person owning an interest in a Global Note as reflected on the books of the Depositary or on the books of an Agent Member or on the books of an indirect participant for which an Agent Member acts as agent.

          "Benefit Plan Investor": The meaning specified in the plan asset regulations issued by the United States Department of Labor, 29 C.F.R. Section
2510.3-101(f).

          "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Houston, Texas, the
Cayman Islands or any other city in which the Corporate Trust Office of the
Trustee is located are authorized or obligated by law or executive order to be closed; provided that, if any action is required of the Irish Paying Agent, for purposes of determining when such action is required, days on which commercial banking institutions in Dublin, Ireland are authorized or obligated by law or executive order to be closed will also be considered in determining whether such day is a "Business Day".

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Calculation Agent": The meaning specified in Section 7.12(a) hereof.

          "Calculation Date": With respect to any Payment Date, the last day of the related Due Period.

          "Call Period": The period commencing on (and including) the Payment date occurring in August, 2008 and continuing until the Final Preferred Share
Redemption Date.

          "Cash": Such coin or currency of the United States of America that at the time shall be legal tender for payment of all public and private debts.

          "CBO/CLO Securities": High-Diversity CBO/CLO Securities and
Low-Diversity CBO/CLO Securities rated by Moody's.

          "CDS Principal Balance": (i) Prior to the Ramp-Up End Date, [**] and
(ii) on and after the Ramp-Up End Date, the aggregate Principal Balance of (a)
Collateral Debt Securities and (b) Eligible Investments purchase with Collateral
Principal Collections.

          "Certificate of Authentication": The meaning specified in Section 2.1 hereof.

          "Certificated Security": The meaning specified in Section 8-102(a)(4)
of the applicable UCC.

          "Change of Control": The meaning specified in Section 6.11 hereof.

          "Citigroup": Citigroup Global Markets Inc. and any successor thereto.

          "Class": Any or all of a class of Notes of the same alphabetical and, to the extent applicable, numeric designation, the class of ABCP Notes
(considered as a whole, regardless of the date of issuance or the date of maturity thereof), the Funding Notes (if any) or the class of Preferred Shares, as applicable.

          "Class A Notes": The Class A-1 Notes and the Class A-2 Notes.

          "Class A Principal Coverage Tests": The Class A-1 Principal Coverage
Test and the Class A-2 Principal Coverage Test.

          "Class A-1 Note Break-Even Loss Rate": The maximum percentage of defaults that the Proposed Portfolio can sustain after giving effect to S&P's assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds shall remain for the payment of principal of the
Class A-1 Notes in full by their Stated Maturity Date and the timely payment of interest on such Class A-1 Notes.

          "Class A-1 Note Loss Differential": With respect to any Measurement
Date, the rate obtained by subtracting the Class A-1 Note Stressed Default Rate from the Class A-1 Note Break-Even Loss Rate.

          "Class A-1 Note Stressed Default Rate": An estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P's rating of the Class A-1 Notes on the Execution Date, determined by S&P by application of the S&P CDO Monitor.

                                       10

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Class A-1 Notes": The U.S.$60,000,000 Class A-1 Floating Rate Senior
Subordinate Secured Notes due August 5, 2038 and having the terms as described herein.

          "Class A-1 Principal Coverage Test": On any date of determination, a test which is satisfied when the ratio of (x) to (y) equals or exceeds [**], where (x) is the Principal Coverage Amount on such date and (y) is equal to the sum of (1) the Aggregate ABCP Principal Component Amount of the ABCP Notes or
the Aggregate Principal Amount of the Funding Notes, as applicable, then
Outstanding plus (2) the Aggregate Principal Amount of Class A-1 Notes then
Outstanding minus (3) any amounts deposited in the ABCP Principal Reserve
Account to Defease the ABCP Notes.

          "Class A-2 Note Break-Even Loss Rate": The maximum percentage of defaults that the Proposed Portfolio can sustain after giving effect to S&P's assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds shall remain for the payment of principal of the
Class A-2 Notes in full by their Stated Maturity Date and the timely payment of interest on such Class A-2 Notes.

          "Class A-2 Note Loss Differential": With respect to any Measurement
Date, the rate obtained by subtracting the Class A-2 Note Stressed Default Rate from the Class A-2 Note Break-Even Loss Rate.

          "Class A-2 Note Stressed Default Rate": An estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P's rating of the Class A-2 Notes on the Execution Date, determined by S&P by application of the S&P CDO Monitor.

          "Class A-2 Notes": The U.S.$15,000,000 Class A-2 Floating Rate
Subordinate Secured Notes due August 5, 2038 and having the terms as described herein.

          "Class A-2 Principal Coverage Test": On any date of determination, a test which is satisfied when the ratio of (x) to (y) equals or exceeds [**], where (x) is the Principal Coverage Amount on such date and (y) is equal to the sum of (1) the Aggregate ABCP Principal Component Amount of the ABCP Notes or
the Aggregate Principal Amount of the Funding Notes, as applicable, then
Outstanding plus (2) the Aggregate Principal Amount of Class A-1 Notes then
Outstanding plus (3) the Aggregate Principal Amount of Class A-2 Notes then
Outstanding minus (4) any amounts deposited in the ABCP Principal Reserve
Account to Defease the ABCP Notes.

          "Class B Cumulative Periodic Rate Shortfall Amount": With respect to any date of determination, the sum of the Class B Periodic Rate Shortfall
Amounts with respect to each Payment Date preceding such date of determination, less any amount applied on preceding Payment Dates pursuant to the Priority of
Payments described herein to reduce such sum.

          "Class B Note Break-Even Loss Rate": The maximum percentage of defaults that the Proposed Portfolio can sustain after giving effect to S&P's assumptions on recoveries, defaults and timing and to the Priority of Payments such that sufficient funds shall remain for the payment of principal of the
Class B Notes in full by their Stated Maturity Date and the ultimate payment of interest on such Class B Notes.

          "Class B Note Loss Differential": With respect to any Measurement
Date, the rate obtained by subtracting the Class B Note Stressed Default Rate from the Class B Note Break-Even Loss Rate.

                                       11

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Class B Note Stressed Default Rate": An estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P's rating of the Class B Notes on the Execution Date, determined by S&P by application of the S&P CDO Monitor.

          "Class B Notes": The U.S.$82,500,000 Class B Floating Rate Junior
Subordinate Secured Notes due August 5, 2038 and having the terms as described herein.

          "Class B Periodic Rate Shortfall Amount": With respect to the Class B
Notes and each Payment Date, any shortfall in the payment of the Periodic
Interest Amount due for such Class on such Payment Date.

          "Class B Principal Coverage Test": On any date of determination, a test which is satisfied when the ratio of (x) to (y) equals or exceeds (a)
during the Reinvestment Period, [**] and (b) thereafter, [**], where (x) is the
Principal Coverage Amount on such date and (y) is equal to the sum of (1) the
Aggregate ABCP Principal Component Amount of the ABCP Notes or the Aggregate
Principal Amount of the Funding Notes, as applicable, then Outstanding plus (2)
the Aggregate Principal Amount of Class A-1 Notes then Outstanding plus (3) the
Aggregate Principal Amount of Class A-2 Notes then Outstanding plus (4) the
Aggregate Principal Amount of Class B Notes then Outstanding minus (5) any amounts deposited in the ABCP Principal Reserve Account to Defease the ABCP
Notes.

          "Clearing Agency": An organization registered as a "clearing agency"
pursuant to Section 17A of the Exchange Act.

          "Clearing Corporation": The meaning specified in Section 8-102(a)(5)
of the applicable UCC.

          "Clearing Corporation Security": A security that is registered in the name of, or endorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or endorsed in blank by an appropriate Person.

          "Clearstream": Clearstream Banking, societe anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

          "Clearstream Security": A "security" (as defined in Section
8-102(a)(15) of the applicable UCC) that (i) is a debt or equity security and
(ii) is capable of being transferred to an Agent Member's account at Clearstream pursuant to the definition of "Delivery" herein, whether or not such transfer has occurred.

          "Closing Date": July 21, 2003.

          "CMBS Conduit Securities": Collateral Debt Securities (other than CMBS
Single Asset Securities, CMBS Credit Tenant Lease Securities and CMBS Large Loan
Securities) that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from a pool of commercial mortgage loans.

          "CMBS Credit Tenant Lease Securities": Collateral Debt Securities
(other than CMBS Large Loan Securities, CMBS Single Asset Securities and CMBS
Conduit Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such Collateral Debt Securities)
on the cash flow

                                       12

[**] CONFIDENTIAL TREATMENT REQUESTED

from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties leased to corporate tenants (or on the cash flow from such leases).

          "CMBS Large Loan Securities": Collateral Debt Securities (other than
CMBS Conduit Securities, CMBS Single Asset Securities and CMBS Credit Tenant
Lease Securities) that entitled the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such Collateral Debt Securities)
on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties.

          "CMBS Securities": CMBS Conduit Securities, CMBS Credit Tenant Lease
Securities, CMBS Single Asset Securities and CMBS Large Loan Securities.

          "CMBS Single Asset Securities": Collateral Debt Securities (other than
CMBS Conduit Securities, CMBS Credit Tenant Lease Securities and CMBS Large Loan
Securities) that entitle the holder thereof to receive payments that depend on the cash flow from a single commercial mortgage loan.

          "Code": The United States Internal Revenue Code of 1986, as amended.

          "Co-Issuer": Grenadier Funding Corp., a Delaware corporation, and its permitted successors and assigns.

          "Co-Issuers": The Issuer and the Co-Issuer, collectively.

          "Collateral": The meaning specified in the Granting Clauses hereof.

          "Collateral Administration Agreement": The Collateral Administration
Agreement, dated as of the Execution Date, by and among the Issuer, the
Collateral Administrator and the Collateral Manager.

          "Collateral Administrator": JPMorgan Chase Bank, a New York banking corporation, acting as collateral administrator until a successor Person shall have become Collateral Administrator pursuant to the provisions of the
Collateral Administration Agreement and, thereafter, "Collateral Administrator"
shall mean such successor Person.

          "Collateral Debt Security": Structured Finance Securities and
Synthetic Securities owned by the Issuer that, in each case, comply with the
Eligibility Criteria on the date of commitment to purchase by the Issuer.

          "Collateral Interest Collections": With respect to any Due Period and the related Payment Date, without duplication, the sum of (i) all cash payments of interest with respect to any Collateral Debt Securities and Eligible
Investments included in the Collateral (including any Sale Proceeds representing unpaid interest accrued thereon to the date of the sale thereof to the extent not applied to the purchase of Substitute Collateral Debt Securities or treated as Collateral Principal Collections, in each case, at the option of the
Collateral Manager, but excluding any paid or unpaid interest accrued on a
Defaulted Security or a Written Down Security to the date of sale) which are received during the related Due Period (excluding any Purchased Accrued
Interest), (ii) all cash payments, if any, of premiums paid by a Synthetic
Security Counterparty to the Issuer pursuant to the terms of a Synthetic
Security, (iii) without duplication, all payments on Eligible Investments purchased with Collateral Interest Collections, (iv) all amendment and waiver fees, all late payment fees, all commitment fees and all other fees and commissions received during the related Due Period (other than

                                       13

[**] CONFIDENTIAL TREATMENT REQUESTED

fees and commissions received in connection with the purchase, sale, restructuring, workout or default of Collateral Debt Securities or in connection with Defaulted Securities or Written Down Securities), (v) without duplication, the Principal Balance of any Eligible Investments purchased with Collateral
Interest Collections, (vi) all accrued interest as of the Closing Date on
Collateral Debt Securities purchased (or committed to be purchased pursuant to the Forward Sale Agreement) on the Closing Date, (vii) after the payment by the
Issuing and Paying Agent of all amounts due on ABCP Notes maturing since the immediately preceding Payment Date, any amounts remaining on deposit in the ABCP
Interest Reserve Account on the related Payment Date, (viii) any amount on deposit in the Note Interest Reserve Account or Spread Reserve Account and (ix)
all proceeds from the foregoing; provided that (x) Collateral Interest
Collections shall not include the funds and other property (including, without limitation, the paid up share capital of the Issuer) with respect to the
Preferred Shares and the bank account in which such funds and the proceeds thereof are held, (y) Collateral Interest Collections shall not include principal of any Collateral Debt Security representing capitalized interest after the date of purchase thereof by the Issuer and (z) Collateral Interest
Collections shall not include payments made by the Counterparty under the
Interest Swap Transaction.

          "Collateral Management Agreement": The Collateral Management
Agreement, dated as of the Execution Date, between the Issuer and the Collateral
Manager and, if from time to time amended as permitted therein and in this
Indenture, as so amended.

          "Collateral Management Fee": With respect to any Payment Date, an amount equal to (x) [**] per annum of the Fee Basis Amount for such Payment Date for its management services performed during such period and (y) [**] per annum of the Fee Basis Amount for such Payment Date for its structuring services performed prior to the Execution Date; provided that (A) (i) such fees will be calculated on the basis of a 360-day year consisting of twelve 30-day months and
(ii) in the event that the Collateral Manager is removed or resigns, the amount of such fees accrued to the effective date of such removal or termination will be payable to the Collateral Manager on the next succeeding Payment Date or
Payment Dates on which such amount may be paid, in accordance with the Priority of Payments (provided that the payment of any fees payable pursuant to this clause (ii) will be pari passu with the payment of any collateral management fee to the then-current collateral manager) and (B) the amount of the Collateral
Management Fee may be increased to up to the greater of (provided that the
Requisite Noteholders do not approve a lower amount) (x) [**] per annum of the
Fee Basis Amount (subject to a maximum of [**] per annum) or (y) the lesser of
(1) [**] per annum of the Fee Basis Amount and (2) [**] per annum; provided that the Collateral Management Fee will be limited to [**] per annum in the event the
Collateral Manager is managing a static portfolio of Collateral Debt Securities on behalf of the Issuer, with the approval of the Requisite Noteholders and the obtaining of a Rating Agency Confirmation, in connection with the appointment of a replacement collateral manager that is not ACA Management, L.L.C. or an
Affiliate.

          "Collateral Manager": ACA Management, L.L.C., in its capacity as collateral manager under the Collateral Management Agreement, until a successor
Person shall become collateral manager pursuant to the provisions of the
Collateral Management Agreement, and, thereafter, the "Collateral Manager" shall mean such successor Person.

          "Collateral Manager Order" and "Collateral Manager Request": A written order or request dated and signed in the name of the Collateral Manager by an
Authorized Officer of the Collateral Manager; provided that, if the Issuer so elects in an Issuer Order or the Collateral Management Agreement, such order or request of the Collateral Manager may be contained in an Issuer Order or Issuer
Request.

                                       14

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Collateral Principal Collections": With respect to any Due Period and the related Payment Date, without duplication, the sum of (i) all principal payments (including prepayments, premiums and any payments, but excluding, at the option of the Collateral Manager, accrued interest received pursuant to an issuer tender, exchange, consent or similar solicitation) received during the related Due Period on the Collateral Debt Securities and, without duplication,
Eligible Investments included in the Collateral (excluding Eligible Investments purchased with Collateral Interest Collections), in each case to the extent not previously reinvested in Substitute Collateral Debt Securities, (ii) all amounts received on Defaulted Securities (including any paid or unpaid interest accrued thereon) and Written Down Securities during the related Due Period and all fees and commissions received in connection with such amounts received in connection with the sale, restructuring, workout or default of Collateral Debt Securities and Eligible Investments included in the Collateral, (iii) the proceeds of a sale of any Equity Security or Exchanged Equity Security received during the related Due Period, (iv) Sale Proceeds received during such Due Period
(excluding those previously reinvested in Substitute Collateral Debt Securities and excluding accrued interest included in Collateral Interest Collections, in each case at the option of the Collateral Manager), (v) any Collateral Principal
Collections remaining in the Collection Account as Available Funds at the end of
the prior Due Period (other than payments on Eligible Investments purchased with
Collateral Interest Collections and amounts consisting of any interest or other earnings on Eligible Investments purchased with funds in the Collection Account)
to the extent not reinvested in Substitute Collateral Debt Securities, (vi) any
amount deposited on the Closing Date in the Collection Account and treated as
Collateral Principal Collections pursuant to this Indenture, (vii) all amounts in the Collection Account representing Purchased Accrued Interest and (viii) any other payments received with respect to the Collateral not included in
Collateral Interest Collections; provided that (x) Collateral Principal
Collections shall include principal of any Collateral Debt Security representing capitalized interest and any payments of interest on such capitalized interest after the date of purchase thereof by the Issuer but shall not include the funds and other property (including, without limitation, the paid-up share capital of the Issuer) with respect to the Preferred Shares and the bank account in which such funds and the proceeds thereof are held and (y) Collateral Principal
Collections shall not include payments made by the Counterparty under the Put
Option Transaction.

          "Collateral Quality Tests": (i) The Maximum Moody's Rating Factor
Test, (ii) the Maximum Fitch Rating Factor Test, (iii) the Minimum Coupon Test,
(iv) the Diversity Test, (v) the Fitch Sector Score Test, (vi) the Fitch
Weighted Average Recovery Rate Test, (vii) the Weighted Average Life Test,
(viii) the Moody's Recovery Test, (ix) the S&P CDO Monitor Test, (x) the S&P
Minimum Average Recovery Rate Test and (xi) the Minimum Average Purchase
Discount Test.

          "Collection Account": The meaning specified in Section 10.2 hereof.

          "Collections": With respect to any Payment Date, the sum of (i) the
Collateral Interest Collections collected during the related Due Period and (ii)
the Collateral Principal Collections collected during the related Due Period.

          "Conditions to Purchase under the Put Agreement": The conditions to the Counterparty's obligations to purchase ABCP Notes or Funding Notes, as applicable, in accordance with the Put Agreement, as set forth in Section 3(d)
of the Put Agreement.

          "Controlling Person": The meaning specified in Section 2.5(c) hereof.

          "Corporate Trust Office": The designated corporate trust office of the
Trustee currently located at JPMorgan Chase Tower, 600 Travis, 50th Floor,
Houston, Texas 77002, Attention: Institutional Trust Services - Grenadier
Funding, Limited, or at such other address as provided in this Indenture or as the Trustee may designate from time to time by notice to the Noteholders, the
Fiscal Agent, the Collateral

                                       15

[**] CONFIDENTIAL TREATMENT REQUESTED

Manager, the Counterparty, the Issuing and Paying Agent and the Issuer or the
principal corporate trust office of any successor Trustee.

          "Counterparty": Citibank, N.A., unless a successor Person shall have become the Counterparty pursuant to the applicable provisions of the Put
Agreement, and thereafter "Counterparty" shall mean such successor Person.

          "Counterparty Default": The occurrence of any of the following events:

          (i) the Counterparty fails to make a payment required under the Put
     Agreement in accordance with its terms (beyond any applicable grace or notice periods);

          (ii) the Counterparty (a) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Law or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (b) makes a general assignment for the benefit of its creditors or (c) has an order for relief entered against it under the Bankruptcy Law or any other similar Federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (iii) a court of competent jurisdiction or other competent regulatory authority enters a final and nonappealable order, judgment or decree (a)
     appointing a custodian, trustee, agent or receiver for the Counterparty or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the
     Counterparty (or the taking of possession of all or any material portion of the property of the Counterparty).

          "CP Account": The account held by the Issuing and Paying Agent for payment of the ABCP Notes and established pursuant to Section 6 of the Issuing and Paying Agency Agreement.

          "Credit Card Securities": Collateral Debt Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from balances outstanding under revolving consumer credit card or charge card accounts.

          "Credit Improved Security": Any Collateral Debt Security or, with respect to any Synthetic Security, the Reference Obligation thereof that, in the reasonable business judgment of the Collateral Manager has significantly improved in credit quality; provided that if Moody's has withdrawn or reduced its (i) (a) short-term ratings of the ABCP Notes or long-term ratings of the
Funding Notes, as applicable, or (b) long-term ratings of any Class A Notes by one or more rating subcategory since the Execution Date (unless it subsequently has been upgraded or reinstated to at least the rating assigned on the Execution
Date), or (ii) long-term ratings of the Class B Notes to "Baa1" or below since the Execution Date (unless it subsequently has been upgraded or reinstated to at least the rating assigned on the Execution Date), then such Collateral Debt
Security will be considered a Credit Improved Security only if it has been upgraded by at least one (1) rating subcategory by Moody's since it was purchased by the Issuer or has been placed on and is remaining, as of the date of the proposed sale thereof, on a watch list for possible upgrade by Moody's.

          "Credit Risk Security": Any Collateral Debt Security or, with respect to any Synthetic Security, the Reference Obligation thereof that, in the reasonable business judgment of the Collateral Manager has a significant risk of declining in credit quality; provided that if Moody's has withdrawn or reduced its (i) (a) short-term ratings of the ABCP Notes or the long-term ratings of the
Funding Notes, as applicable, or (b) long-term ratings of any Class A Notes by one or more rating subcategory since the

                                       16

[**] CONFIDENTIAL TREATMENT REQUESTED

Execution Date (unless it subsequently has been upgraded or reinstated to at least the rating assigned on the Execution Date), or (ii) long-term ratings of the Class B Notes to "Baa1" or below since the Execution Date (unless it subsequently has been upgraded or reinstated to at least the rating assigned on the Execution Date), then such Credit Risk Security must have been downgraded by at least one (1) rating subcategory or been put on a watch list for possible downgrade by Moody's since it was acquired by the Issuer.

          "Cumulative Deferred Premium": The meaning specified in the Put
Agreement.

          "Current Portfolio": The portfolio (measured by Principal Balance) of
Collateral Debt Securities and Eligible Investments purchased with Collateral
Principal Collections prior to giving effect to a proposed reinvestment in a
Substitute Collateral Debt Security.

          "Current Premium": The meaning specified in the Put Agreement.

          "Current Stated Amount": With respect to the Preferred Shares, an amount equal to the Initial Stated Amount minus any amounts distributed to the
Preferred Shareholders on prior Payment Dates pursuant to clause (xvii) of the
Priority of Payments.

          "Custodial Account": The meaning specified in Section 10.2 hereof.

          "Custodian": JPMorgan Chase Bank and any successor thereto acting in the capacity of a custodian or, in the event JPMorgan Chase Bank is no longer acting as Trustee hereunder, such other entity that at the time is acting as successor trustee hereunder.

          "DBRS": Dominion Bond Rating Service Limited.

          "Default": Any event or condition the occurrence or existence of which would, with the giving of notice or passage of time or both, become an Event of
Default.

          "Defaulted Interest": Any interest due and payable in respect of any
Class of Notes or any interest on such Defaulted Interest which is not punctually paid or duly provided for on the applicable Payment Date or the
Stated Maturity Date.

          "Defaulted Security": Any Collateral Debt Security or any other security included in the Collateral:

          (i) as to which (a) the issuer thereof has defaulted in the payment of principal or interest (without giving effect to any applicable notice or grace period or waiver, unless the Collateral Manager certifies to the
     Trustee that in the Collateral Manager's reasonable business judgment such default of up to the lesser of (x) three (3) Business Days and (y) the grace period provided for in the Underlying Instruments is due to non-credit and non-fraud related reasons and the Collateral Manager has so certified in writing to the Trustee) or (b) pursuant to its Underlying
     Instruments, there has occurred any default or event of default which entitles the holders thereof, with notice or passage of time or both, to accelerate the maturity (whether by mandatory prepayment, mandatory redemption or otherwise) of all or a portion of the outstanding principal amount of such security, unless (x) in the case of a default or event of default consisting of a failure of the obligor on such security to make required interest payments, such security has resumed current payments of interest in cash (including all accrued interest) and, in the Collateral
     Manager's reasonable business judgment, shall continue to make such current payments of interest in cash (provided that no restructuring has been effected) or (y) in the case of any other

                                       17

[**] CONFIDENTIAL TREATMENT REQUESTED

     default or event of default, such default or event of default is no longer continuing and such security satisfies the Eligibility Criteria for inclusion of securities in the definition of "Collateral Debt Security";

          (ii) that ranks pari passu with or subordinate to any other indebtedness for borrowed money owing by the issuer of such security (for purposes hereof, "Other Indebtedness"; provided that such Other
     Indebtedness of such issuer shall not include series of such Other
     Indebtedness that may be issued or owing by a separate special purpose entity) if such issuer had defaulted in the payment of principal or interest in respect of such Other Indebtedness (without giving effect to any applicable notice or grace period or waiver, unless the Collateral
     Manager certifies to the Trustee that in the Collateral Manager's reasonable business judgment such default of up to the lesser of (x) three
     (3) Business Days and (y) the grace period provided for in the Underlying
     Instruments is due to non-credit and non-fraud related reasons and the
     Collateral Manager has so certified in writing to the Trustee), unless, in the case of a default or event of default consisting of a failure of the obligor on such security to make required interest payments, such Other
     Indebtedness has resumed current payments of interest (including all accrued interest) in cash (whether or not any waiver or restructuring has been effected) and, in the Collateral Manager's commercially reasonable business judgment, shall continue to make such current payments of interest in cash; provided that a security shall be considered a Defaulted Security pursuant to this clause (ii) unless the Collateral Manager determines, in its reasonable business judgment and after due inquiry, that the issuer thereof will (or is reasonably expected by the Collateral Manager to, as of the next scheduled distribution date) resume all payments of principal and/or interest on another obligation and paid all missed payments of principal and/or interest on another obligation, in each case as of the next scheduled distribution date;

          (iii) with respect to which any bankruptcy, insolvency or receivership proceeding has been initiated in respect of the issuer of such Collateral
     Debt Security or there has been proposed or effected any distressed exchange or other debt restructuring where the issuer of such Collateral
     Debt Security has offered the debt holders a new security or package of securities that, in the reasonable business judgment of the Collateral
     Manager, either (a) amounts to a diminished financial obligation or (b) has the purpose of helping the issuer to avoid default;

          (iv) in the case of a Synthetic Security, if the Synthetic Security
     Counterparty with respect thereto is in default pursuant to the terms of such Synthetic Security or if the related Reference Obligation would be a
     Defaulted Security under clauses (i), (ii) or (iii) of this definition if included as a Collateral Debt Security;

          (v) is rated "Ca" or below by Moody's, "CC" or "D" or "SD" by S&P or
     "CCC" or below by Fitch; or

          (vi) is a Deferred Interest PIK Bond.

          Notwithstanding the foregoing definition, the Collateral Manager may declare any Collateral Debt Security to be a Defaulted Security if, in the
Collateral Manager's reasonable business judgment, the credit quality of the issuer of such Collateral Debt Security has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled distribution date.

          "Defaulted Security Amount": With respect to each Defaulted Security, the lesser of (a) the product of the Principal Balance of such Defaulted
Security and the Applicable Recovery Rate of such Defaulted Security and (b) the
Market Value of such Defaulted Security.

                                       18

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Defease" or "Defeasance": The depositing of Cash into the ABCP
Reserve Accounts, to be applied to the repayment of the ABCP Notes on their respective Final Maturity Dates.

          "Deferred Interest PIK Bond": A PIK Bond with respect to which any interest has been deferred and capitalized for each consecutive payment date occurring over a period of the lesser of (i) three (3) months or (ii) one payment date but only until such time as payment of interest on such PIK Bond has resumed and all capitalized and deferred interest has been paid in cash in accordance with the terms of the Underlying Instruments. For the purpose of the
Class A Principal Coverage Tests and the Class B Principal Coverage Test, a PIK
Bond with a Moody's Rating of at least "Baa3" shall not be a Deferred Interest
PIK Bond unless the deferral of payment of any interest thereon has occurred for the lesser of (i) a period of six (6) months and (ii) two (2) consecutive payment dates.

          "Deferred Premium": The meaning specified in the Put Agreement.

          "Deferred Structuring Fee": The monthly fee payable to the Structuring
Agent pursuant to the Structuring Agent Agreement for its services performed prior to the Execution Date, to the extent of funds available for such purpose in accordance with the Priority of Payments, equal to [**] on each Payment Date.
Any unpaid Deferred Structuring Fee that is deferred due to the operation of the
Priority of Payments shall accrue interest at LIBOR in effect for the current
Periodic Interest Accrual Period. The Deferred Structuring Fee shall continue to accrue until the Final Preferred Shares Redemption Date and be payable on each
Payment Date by the Issuer notwithstanding the termination or resignation of ACA
Management, L.L.C. as the Collateral Manager.

          "Definitive Note": The Funding Notes, the Rule 144A Definitive Notes
and any Note issued in the form of a definitive physical certificate in fully registered form without coupons attached pursuant to Section 2.10 hereof.

          "Deliver" or "Delivered": The taking of the following steps:

          (i) in the case of each Certificated Security (other than a Clearing
     Corporation Security, Euroclear Security or a Clearstream Security), (A)
     causing the delivery of such Certificated Security to the Custodian registered in the name of the Custodian or endorsed to the Custodian or in blank, (B) causing the Custodian to continuously indicate by book entry such Certificated Security as credited to the relevant Account and (C)
     causing the Custodian to maintain continuous possession of such
     Certificated Security;

          (ii) in the case of an Instrument, (A) causing the delivery of such
     Instrument to the Custodian endorsed to the Custodian or in blank, (B)
     causing the Custodian to acknowledge that it is holding such Instrument for the benefit of the Trustee and (C) causing the Custodian to maintain continuous possession of such Instrument;

          (iii) in the case of each Uncertificated Security (other than a
     Clearing Corporation Security, Euroclear Security or Clearstream Security),
     (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian and (B) causing the
     Custodian to continuously indicate by book entry such Uncertificated
     Security as credited to the relevant Account;

          (iv) in the case of each Clearing Corporation Security, causing (A)
     the relevant Clearing Corporation to credit such Clearing Corporation
     Security to a securities account of the Custodian at such Clearing
     Corporation, (B) the Custodian to continuously indicate by book entry such
     Clearing Corporation Security as credited to the relevant Account and (C)
     such Clearing

                                       19

[**] CONFIDENTIAL TREATMENT REQUESTED

     Corporation Security to be (1) continuously registered to the Clearing
     Corporation or its nominee and (in the case of a Clearing Corporation
     Security that is a Certificated Security) continuously maintained in the possession of such Clearing Corporation, (2) continuously credited by such
     Clearing Corporation to the securities account of the Custodian and (3)
     continuously identified by the Custodian as credited to the relevant
     Account;

          (v) in the case of each Euroclear Security and Clearstream Security, causing (A) Euroclear or Clearstream, as the case may be, to credit such
     Euroclear Security or Clearstream Security to the Custodian's client securities account at Euroclear or Clearstream, as the case may be, (B) the
     Custodian to continuously indicate by book entry such Euroclear Security or
     Clearstream Security as credited to the relevant Account and (C) such
     Euroclear Security or Clearstream Security to be (1) continuously registered to Euroclear or Clearstream, as the case may be, or its nominee and (in the case of a Euroclear Security or Clearstream Security, as the case may be, that is a Certificated Security) continuously maintained in the possession of such Clearing Corporation, (2) continuously identified on the books and records of Euroclear or Clearstream, as the case may be, as credited to the client securities account of the Custodian and (3)
     continuously identified by the Custodian as credited to the relevant
     Account;

          (vi) in the case of each Government Security, causing (A) the crediting of such Government Security to a securities account of the
     Custodian at a Federal Reserve Bank, (B) the Custodian to continuously indicate by book entry such Government Security as credited to the relevant
     Account, (C) the continuous crediting of such Government Security to a securities account of the Custodian at such Federal Reserve Bank and (D)
     the continuous identification of such Government Security by the Custodian as credited to the relevant Account;

          (vii) in the case of each Financial Asset not covered by the foregoing clauses (i) through (vi), causing the transfer of such Financial Asset to the Custodian in accordance with applicable law and regulation and causing the Custodian to continuously credit such Financial Asset to the relevant
     Account;

          (viii) in the case of each general intangible (including any participation that is not, or the debt underlying which is not, evidenced by an Instrument or Certificated Security), (A) causing the registration of this Indenture in the Register of Mortgages of the Issuer at the Issuer's
     Registered Office in the Cayman Islands and (B) causing a UCC financing statement, naming the Issuer as debtor and the Trustee as secured party and describing such general intangible, to be filed with the Recorder of Deeds of the District of Columbia; and

          (ix) in the case of any Deposit Account, causing the institution where such Deposit Account is maintained to (A) continuously identify in its books and records the security interest of the Trustee in such Deposit
     Account and (B) agree that it will comply with instructions issued by the
     Trustee with respect to the disposition of funds held in such Deposit
     Account without further consent of the Issuer.

          "Deposit Account": As defined in Section 9-102(a)(29) of the applicable UCC.

          "Depository" or "DTC": The Depository Trust Company, its nominees, and their respective successors.

          "Discretionary Sale": The disposition of any Collateral Debt Security that is not a Defaulted Security, an Equity Security, a Credit Risk Security or
a Credit Improved Security in accordance with Section 12.1(f) hereof.

                                       20

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Diversity Score": A score comprised of a single number that indicates collateral concentration in terms of both issuer and industry concentration, determined as provided in Schedule 5 hereto.

          "Diversity Test": A test that shall be satisfied on each Measurement
Date following the Reinvestment Period if the Diversity Score is at least [**].

          "Due Date": Each date on which a distribution is due on a Pledged
Obligation.

          "Due Period": With respect to any Payment Date, the period beginning on the day following the last day of the immediately preceding Due Period (or, in the case of the Due Period that is applicable to the Initial Payment Date, beginning on the Closing Date) and ending at the close of business on the
Business Day four (4) Business Days immediately preceding such Payment Date;
provided that, if the nominal due date for any payment on any Collateral Debt
Security or Eligible Investment occurs on a day during a Due Period that is not a business day under the applicable Underlying Instrument and as a result such payment is paid and received in the following Due Period, then such payment shall be deemed to have been received during the Due Period in which such nominal due date falls if such payment is timely made in accordance with the related Underlying Instrument.

          "Eligibility Criteria": The eligibility criteria set forth in Section
12.2(a) hereof.

          "Eligible Investment": Any U.S. dollar-denominated investment that, at the time it is acquired by or delivered to the Trustee under this Indenture, is one or more of the following obligations or securities:

          (a) Cash;

          (b) direct registered obligations of, and registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (c) demand and time deposits in, and certificates of deposit of, bankers acceptances issued by, or federal funds sold by, any other depository institution or trust company incorporated under the laws of the
     United States of America or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or other debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper, time deposits or debt obligations of such holding company) at the time of such investment or the contractual commitment providing for such investment have a short-term debt rating of at least "P-1", "A-1+" and "F1" and a long-term debt rating of at least "A1", "A" and "A" by Moody's, S&P and Fitch, respectively;

          (d) Registered debt securities (other than mortgage-backed securities)
     bearing interest or sold at a discount issued by any corporation under the laws of the United States of America or any state thereof that has a credit rating of "Aa2" by Moody's, "AA" by S&P and "AA" by Fitch at the time of such investment or the contractual commitment providing for such investment;

          (e) unleveraged repurchase obligations with respect to any security described in clause (b) above, entered into with a U.S. Federal or state depository institution or trust company

                                       21

[**] CONFIDENTIAL TREATMENT REQUESTED

     (acting as principal) described in clause (c) above or entered into with a corporation (acting as principal) whose short-term debt has a credit rating of "P-1" by Moody's, "A-1+" by S&P and "F1" by Fitch at the time of such investment in the case of any repurchase obligation for a security having a maturity not more than 183 days from the date of its issuance or whose long-term debt has a credit rating of "Aa2" by Moody's, "AA" by S&P and
     "AA" by Fitch at the time of such investment in the case of any repurchase obligation for a security having a maturity more than 183 days from the date of its issuance;

          (f) commercial paper or other short-term obligations having at the time of such investment a credit rating of "P-1" by Moody's, "A-1+" by S&P and "F1" by Fitch that are registered and are either bearing interest or are sold at a discount from the face amount thereof and that have a maturity of not more than 183 days from their date of issuance; provided that, in the case of commercial paper with a maturity of longer than 91 days, the issuer of such commercial paper (or, in the case of a principal depository institution in a holding company system, the holding company of such system), if rated by the Rating Agencies, must have at the time of such investment a long-term credit rating of at least "Aa2" by Moody's,
     "AA" by S&P and "AA" by Fitch;

          (g) offshore money market funds with respect to any investments described in clauses (b) through (f) above having, at the time of such investment, a credit rating of not less than "Aaa" and "MR1+" by Moody's,
     "AA-" by S&P and "AA-" by Fitch, respectively (including those for which the Trustee is investment manager or advisor); and

          (h) any other investments with respect to which Rating Agency
     Confirmation has been received;

provided that (i)(x) such investment is issued by a Person that is a corporation for U.S. Federal income tax purposes, (y) such investment is classified as debt for U.S. Federal income tax purposes or (z) the Issuer has received advice of
Milbank, Tweed, Hadley & McCloy LLP or an opinion of other counsel that the ownership of such obligation will not cause the Issuer to be engaged in a trade or business within the United States of America for U.S. Federal income tax purposes; (ii) no payments from these funds are subject to withholding taxes by any jurisdiction unless the payor is required to make "gross-up" payments that cover the full amount of any such withholding tax on an after-tax basis; (iii)
Eligible Investments purchased with funds deposited in the Collection Account during any Due Period shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities as mature no later than the Business Day prior to the Payment Date next succeeding the date of investment in such obligations or securities; and
(iv) none of the foregoing obligations or securities shall constitute Eligible
Investments if (A) all, or substantially all, of the remaining amounts payable thereunder shall consist of interest and not principal payments, (B) such security is purchased at a price in excess of [**] of par, (C) such security is subject to substantial non-credit related risk, as determined by the Collateral
Manager in its reasonable business judgment, (D) such security has an assigned rating with an "r" or "t" subscript, (E) such security is a mortgage-backed security or (F) such security is an inverse floater. Such Eligible Investments shall be treated as indebtedness for U.S. Federal income tax purposes.

          "Eligible SPV Jurisdiction": Each of the Bahamas, Bermuda, the British
Virgin Islands, the Cayman Islands, the Channel Islands, the Netherlands
Antilles, Luxembourg or any other similar jurisdiction (so long as Rating Agency
Confirmation is obtained in connection with the inclusion of such other jurisdiction) generally imposing either no or nominal taxes on the income of companies organized under the laws of such jurisdiction.

                                       22

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Emerging Market Issuer": A sovereign or non-sovereign issuer located in a country that is in Latin America, Asia, Africa, Eastern Europe or the
Caribbean or in a country the foreign currency ratings of which are rated lower than "Aa2" by Moody's, lower than "AA" by S&P and lower than "AA" by Fitch;
provided that such issuer is not a Qualifying Foreign Obligor.

          "Equity Security": Any security that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity, any other security that is not otherwise eligible for purchase by the Issuer as a Collateral Debt Security, any security acquired as a result of a right to exchange a Collateral Debt Security and any security purchased as part of a "unit" with respect to a Collateral Debt Security and which is itself not eligible for purchase by the Issuer; provided that the term
"Equity Security" shall not include any security which otherwise satisfies the
Eligibility Criteria which (i) includes, as one of its rights or components, the right to distributions from excess proceeds after required payments are made on other classes of securities, (ii) is a Structured Finance Security structured as a certificate, beneficial interest or other form of equity, (iii) is an Interest
Only Security or (iv) is a Principal Only Security.

          "ERISA": The United States Employee Retirement Income Security Act of
1974, as amended, and any successor statute thereto.

          "ERISA Plan": An "employee benefit plan" (as defined in Section 3(3)
of ERISA) which is subject to the provisions of Title I of ERISA or any entity whose underlying assets include the assets of any such plan.

          "Euroclear": Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

          "Euroclear Security": A "security" (as defined in Section 8-102(a)(15)
of the applicable UCC) that (i) is a debt or equity security and (ii) is capable of being transferred to an Agent Member's account at Euroclear, whether or not such transfer has occurred.

          "Event of Default": Any of the events of default set forth in Section
5.1 hereof.

          "Excess Funds": On any Payment Date, all amounts remaining in the
Collection Account after payment of items (i) through (xix) of the Priority of
Payments on such Payment Date, but excluding any amounts deposited or paid to the Collection Account on such Payment Date pursuant to the Priority of
Payments.

          "Exchange Act": The United States Securities Exchange Act of 1934, as
amended.

          "Exchange Date": The meaning specified in Section 2.2(b) hereof.

          "Exchanged Equity Security": Any Equity Security received by the
Issuer in exchange for a Collateral Debt Security (including any Defaulted
Security).

          "Excluded Property": (i) The account for the Preferred Shares established under the Fiscal Agency Agreement and all funds and other property from time to time deposited in or credited to such account and all proceeds thereof, (ii) the 1,000 shares of common stock of the Co-Issuer and (iii) a
U.S.$1,000 transaction fee paid to the Issuer and any interest earned on the bank account in which such sums are credited.

          "Execution Date": July 14, 2003.

                                       23

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Expense Reserve Account": The trust account titled "Expense Reserve
Account", established with the Custodian in the name of the Trustee pursuant to
Section 10.2 hereof.

          "Fee Basis Amount": An amount equal for any Payment Date to the average of the CDS Principal Balance (excluding the aggregate Principal Balance of Defaulted Securities) on the first day of the related Due Period and the aggregate CDS Principal Balance (excluding the aggregate Principal Balance of
Defaulted Securities) on the last day of such Due Period.

          "Final Maturity Date": With respect to any Class of Notes (including the Funding Notes, if any), the Stated Maturity Date with respect to such Class of Notes (including the Funding Notes, if any) or such earlier date on which the
Aggregate Principal Amount of such Class (including, with respect to the Class B
Notes, the Class B Cumulative Periodic Rate Shortfall Amount) is paid in full, including such payment in full in connection with a Principal Prepayment, a
Redemption or an Auction Call Redemption. With respect to any ABCP Note, the final maturity date of such ABCP Note in accordance with its terms. With respect to any Funding Note, the final maturity date of such Funding Note in accordance with its terms.

          "Final Preferred Shares Redemption Date": The Scheduled Preferred
Shares Redemption Date or such earlier date on which the Preferred Shares are redeemed.

          "Financial Asset": The meaning specified in Section 8-102(a)(9) of the applicable UCC.

          "Financing Statements": Financing statements relating to the
Collateral naming the Issuer as debtor and the Trustee on behalf of the Secured
Parties as secured party.

          "Fiscal Agency Agreement": A preferred share fiscal agency agreement, dated as of the Execution Date, between the Issuer, the Share Registrar and the
Fiscal Agent, as may be from time to time amended or restated.

          "Fiscal Agent": JPMorgan Chase Bank, in its capacity as fiscal agent under the Fiscal Agency Agreement, and its permitted successors.

          "Fiscal Agent Expenses": With respect to any Payment Date (including, without limitation, the Final Preferred Shares Redemption Date), an amount equal to the sum of all amounts incurred by or otherwise owing to the Fiscal Agent during the preceding Due Period in accordance with the Fiscal Agency Agreement other than the Fiscal Agent Fee and other than any indemnification payments
(including expenses relating to indemnification obligations) owed to it pursuant to the Fiscal Agency Agreement.

          "Fiscal Agent Fee" With respect to any Payment Date (including without limitation the Final Preferred Shares Redemption Date), a fee in an amount established in a letter agreement between the Issuer and the Fiscal Agent.

          "Fitch": Fitch, Inc.

          "Fitch Assigned Sector Score": For each Fitch Sector identified in the table below, the lesser of the Fitch Raw Sector Score and the amount shown in the following table:

--------------------------------------------------------------------------------
     Fitch Sector                                               Sector Score Cap
--------------------------------------------------------------------------------
Commercial ABS Securities                                              6
--------------------------------------------------------------------------------
Consumer ABS Securities                                                6
--------------------------------------------------------------------------------

                                       24

[**] CONFIDENTIAL TREATMENT REQUESTED

--------------------------------------------------------------------------------
Corporate Securities                                                   6
--------------------------------------------------------------------------------
CDO Securities                                                         2
--------------------------------------------------------------------------------
CMBS Securities                                                        2
--------------------------------------------------------------------------------
RMBS Securities                                                        2
--------------------------------------------------------------------------------

          "Fitch Assigned Subsector": Each subsector within the Fitch Sectors listed in Schedule 4 hereto.

          "Fitch Assigned Subsector Score": For each Fitch Assigned Subsector,
(i) 10% divided by (ii) the Fitch Subsector Allocation for that Fitch Assigned
Subsector, unless the Fitch Subsector Allocation is less than 6.7%, in which case the Fitch Assigned Subsector Score shall be (a) (x) 10% divided by (y)
6.7%, divided by (b) (x) 6.7% divided by (y) the Fitch Subsector Allocation.

          "Fitch Industry Classification Group": As set forth in Schedule 4 hereto, any of the Fitch industrial classification groups, any additional classification groups established by Fitch with respect to the Initial
Collateral Debt Securities and any other classification groups that may be subsequently established by Fitch with respect to a Substitute Collateral Debt
Security and provided, in each case, by the Collateral Manager or Fitch to the
Trustee. For purposes of determining the Fitch Industry Classification Group for any Synthetic Security, such Synthetic Security shall be treated as a Collateral
Debt Security having the characteristics of the underlying Reference Obligation and not the Synthetic Security.

          "Fitch Rating": With respect to any Collateral Debt Security, for determining the Fitch Rating as of any date of determination:

          (i) if such Collateral Debt Security is rated by Fitch, the Fitch
     Rating shall be such rating;

          (ii) if such Collateral Debt Security is not rated by Fitch and a rating is published by both S&P and Moody's, the Fitch Rating shall be the equivalent of the lower of such ratings and, if a rating is published by only one of S&P and Moody's, the Fitch Rating shall be the equivalent of that published rating by S&P or Moody's, as the case may be;

          (iii) if such Collateral Debt Security is a Synthetic Security, the
     Fitch Rating of such Synthetic Security shall be the rating assigned thereto by Fitch in connection with the acquisition thereof by the Issuer upon request of the Issuer or the Collateral Manager; and

          (iv) in all other circumstances, the Fitch Rating shall be the private rating assigned by Fitch upon request of the Collateral Manager;

provided that (x) if such Collateral Debt Security has been put on rating watch negative for possible downgrade by any Rating Agency, then the rating used to determine the Fitch Rating under either of clauses (i) or (ii) above shall be one (1) rating subcategory below such rating assigned by that Rating Agency, (y)
if such Collateral Debt Security has been put on rating watch positive for possible upgrade by any Rating Agency, then the rating used to determine the
Fitch Rating under either of clauses (i) or (ii) above shall be one (1) rating subcategory above such rating assigned by that Rating Agency, and (z)
notwithstanding the rating definition described above, Fitch reserves the right to issue a rating estimate for any Collateral Debt Security at any time.

                                       25

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Fitch Rating Factor": For the purpose of computing the Fitch Weighted
Average Rating Factor, the number assigned below to the Fitch Rating applicable to each Collateral Debt Security and Eligible Investment:

--------------------------------------------------------------------------------
Fitch Rating      Fitch Rating Factor      Fitch Rating      Fitch Rating Factor
--------------------------------------------------------------------------------
    AAA                   1.3                  BBB-                  20.0
--------------------------------------------------------------------------------
    AA+                   2.0                  BB+                   37.0
--------------------------------------------------------------------------------
    AA                    2.3                  BB                    43.5
--------------------------------------------------------------------------------
    AA-                   3.3                  BB-                   46.5
--------------------------------------------------------------------------------
    A+                    4.0                  B+                    50.0
--------------------------------------------------------------------------------
    A                     5.0                  B                     52.2
--------------------------------------------------------------------------------
    A-                    7.5                  B-                    65.0
--------------------------------------------------------------------------------
    BBB+                 10.0                  CCC+                  90.0
--------------------------------------------------------------------------------
    BBB                  14.0                  CCC                  100.0
--------------------------------------------------------------------------------

          "Fitch Raw Sector Score": For each Fitch Sector identified in the definition of Fitch Assigned Sector Score and in Schedule 4 hereto, the sum of the Fitch Assigned Subsector Scores for each Fitch Assigned Subsector included within such Fitch Sector.

          "Fitch Recovery Rate": With respect to any Collateral Debt Security on any Measurement Date, an amount equal to the percentage for such Collateral Debt
Security set forth in the Fitch Recovery Rate Matrix attached in Schedule 4 hereto in (i) the applicable table and (ii) the row in such table opposite the
Fitch Rating of such Collateral Debt Security as of such Measurement Date (or, in the case of a Defaulted Security, the Fitch Rating at the time of default).

          "Fitch Sector": Without limitation but subject to approval by Fitch, each of CMBS Securities, RMBS Securities, Consumer ABS Securities, Commercial
ABS Securities, CDO Debt Securities, Corporate Securities and Non-U.S. ABS/MBS,
as such terms are defined by Fitch.

          "Fitch Sector Score": The sum of the Fitch Assigned Sector Scores.

          "Fitch Sector Score Test": A test that shall be satisfied on each
Measurement Date, if the Fitch Sector Score is at least [**].

          "Fitch Subsector Allocation": For each Fitch Assigned Subsector as of each Measurement Date, the fraction of the then current CDS Principal Balance attributable to each such Fitch Assigned Subsector.

          "Fitch Weighted Average Rating Factor": The number determined on any
Measurement Date by dividing (i) the sum of the products obtained (a) for each
Collateral Debt Security that is not a Defaulted Security or Deferred Interest
PIK Bond, by multiplying (1) the Principal Balance on such Measurement Date of such Collateral Debt Security by (2) its respective Fitch Rating Factor on such
Measurement Date and (b) for any Defaulted Security or Deferred Interest PIK
Bond, by multiplying (1) the Fitch Recovery Rate for such Defaulted Security or
Deferred Interest PIK Bond by (2) the Principal Balance on such Measurement Date of each such Defaulted Security or Deferred Interest PIK Bond by (3) its
respective Fitch Rating Factor on such Measurement Date by (ii) the sum of (a)
the aggregate Principal Balance on such Measurement Date of all Collateral Debt
Securities and Eligible Investments that are not Defaulted Securities or
Deferred Interest PIK Bonds plus (b) the sum of the products obtained by multiplying (1) the Applicable Recovery Rate for each Defaulted Security or
Deferred Interest PIK Bond by (2) the Principal Balance on such Measurement Date of each such Defaulted Security or Deferred Interest PIK Bond and rounding up to the first decimal place.

                                       26

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Fitch Weighted Average Recovery Rate": The number obtained by summing the products obtained by multiplying the Principal Balance of each Collateral
Debt Security by its Fitch Recovery Rate, dividing such sum by the Aggregate
Principal Amount of all such Collateral Debt Securities, multiplying the result by 100 and rounding up to the first decimal place. For purposes of the Fitch
Weighted Average Recovery Rate, the Principal Balance of a Deferred Interest PIK
Bond will be deemed to be equal to its outstanding principal amount.

          "Fitch Weighted Average Recovery Rate Test": A test that shall be satisfied as of any Measurement Date if the Fitch Weighted Average Recovery Rate
is greater than or equal to (i) [**] as of any Measurement Date on which any
Class A-1 Notes or Class A-2 Notes remain Outstanding or (ii) [**] as of any
Measurement Date on which the Class B Notes are the Requisite Noteholders.

          "Floating Rate Collateral Debt Security": Any Collateral Debt Security
the interest rate on which resets pursuant to an index after the date of purchase by the Issuer.

          "Forward Sale Agreement": The Forward Sale Agreement dated as of the
Closing Date between Citigroup Financial Products Inc., as warehouse provider, and the Issuer.

          "Full Premium Present Value": The meaning specified in the Put
Agreement.

          "Funding Noteholders": Any person who holds a beneficial interest in a
Funding Note.

          "Funding Notes": The Funding Notes issued pursuant to the provisions of Section 2.3 hereof and Section 3.1(b) hereof and having the terms as described herein.

          "FRB": The Board of Governors of the Federal Reserve System.

          "Global Notes": The Temporary Regulation S Global Notes and the
Regulation S Global Notes.

          "Government Security": A security (other than a security issued by the
Government National Mortgage Association) issued or guaranteed by the United
States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of the FRB.

          "Grant": To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Obligations, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim, collect and receive principal and interest payments in respect of the
Pledged Obligations and all other Moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

          "Guaranteed Debt Security": A Structured Finance Security guaranteed by a third party as to ultimate or timely payment of principal or interest or a related Synthetic Security that would satisfy the Eligibility Criteria.

                                       27

[**] CONFIDENTIAL TREATMENT REQUESTED

          "High-Diversity CBO/CLO Securities": Collateral Debt Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from a portfolio of commercial and industrial bank loans, asset-backed securities, mortgage-backed securities or corporate debt securities or synthetic securities or any combination of the foregoing with an underlying pool of obligations having a Moody's diversity score higher than 20.

          "Highest Auction Price": The meaning ascribed thereto in Schedule 6 hereto.

          "Holder" or "Securityholder": An ABCP Noteholder, a Funding
Noteholder, a Noteholder or a Preferred Shareholder, as the context requires.

          "Home Equity Loan Securities": Collateral Debt Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from balances
(including revolving balances) outstanding under loans or lines of credit secured by residential real estate (single or multi-family properties) the proceeds of which loans or lines of credit are not used to purchase such real estate or to purchase or construct dwellings thereon (or to refinance indebtedness previously so used).

          "Indenture": This indenture as originally executed and as may be supplemented or amended from time to time pursuant to the applicable provisions hereof.

          "Independent": When used with respect to any specified Person, such a
Person who (i) does not have and is not committed to acquire any direct financial interest or any material indirect financial interest in either of the
Co-Issuers, in the Collateral Manager or in an Affiliate of any of the
Co-Issuers or the Collateral Manager and (ii) is not connected with any of the
Co-Issuers or the Collateral Manager or any Affiliate of any of the Co-Issuers
or the Collateral Manager as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by Issuer Order, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

          "Initial Collateral Debt Securities": The Collateral Debt Securities
listed in Schedule 1 hereto as of the Closing Date and the Collateral Debt
Securities purchased during the Ramp-Up Period.

          "Initial Payment Date": The Payment Date on September 5, 2003.

          "Initial Purchaser": Citigroup, in its capacity as initial purchaser of the Notes pursuant to the Note Purchase Agreement and as ABCP Note Placement
Agent for the ABCP Notes pursuant to an ABCP Note Placement Agency Agreement, in each case, as the context may require.

          "Initial Stated Amount": With respect to the Preferred Shares, an issue price on the Closing Date of [**].

          "Institutional Accredited Investor": An institutional "accredited investor" within the meaning specified in Rule 501(a)(1), (2), (3) or (7) of the
Securities Act.

          "Institutional Investor": Any one of the following Persons: (i) any bank, trust company or national banking association, acting for its own account or in a fiduciary capacity, (ii) any charitable foundation or eleemosynary institution, (iii) any insurance company, (iv) any pension or retirement trust

                                       28

[**] CONFIDENTIAL TREATMENT REQUESTED

or fund for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act, from time to time, is acting as trustee or agent or that manages its own assets, having funds of at least U.S.$5,000,000, (v) any investment company, as defined in the
Investment Company Act, (vi) any college or university, (vii) any government or public employees' pension or retirement system or any other governmental agency supervising the investment of public funds or (viii) any corporation having total assets in excess of U.S.$5,000,000.

          "Instrument": The meaning specified in Section 9-102(a)(47) of the applicable UCC.

          "Insurance Company Guaranteed Securities": Any Collateral Debt
Security as to which the timely payment of interest when due, and the payment of principal no later than stated legal maturity, is unconditionally guaranteed pursuant to an insurance policy, guarantee or other similar instrument issued by an insurance company organized under the laws of a state of the United States of
America, but only if such insurance policy, guarantee or other similar instrument (i) expires no earlier than such stated maturity, (ii) provides that payment thereunder is independent of the performance by the obligor on the relevant Collateral Debt Security and (iii) is issued by an insurance company having a credit rating assigned by each nationally recognized statistical rating organization that currently rates such Collateral Debt Security higher than the credit rating assigned by such rating organization to such Collateral Debt
Security determined without giving effect to such insurance policy, guarantee or other similar instrument.

          "Interest Collection Account": A single, segregated account titled
"Interest Collection Account", established pursuant to Section 10.2 hereof to be held in the name of the Trustee into which all Collateral Interest Collections shall be deposited.

          "Interest Only Security": Any security that by its terms provides for periodic payments of interest and does not provide for the repayment of a stated
principal amount.

          "Interest Swap Transaction": Transaction 1 under the Put Agreement.

          "Investment Advisers Act": The United States Investment Advisers Act
of 1940, as amended.

          "Investment Company Act": The United States Investment Company Act of
1940, as amended.

          "Irish Listing Agent": Ernst & Young, in its capacity as the listing agent in Ireland.

          "Irish Paying Agent": Ernst & Young in Dublin, Ireland or any
successor thereto, as paying agent with respect to the Notes and the Preferred
Shares, so long as any of the Notes or the Preferred Shares are listed on the
Irish Stock Exchange.

          "Irish Stock Exchange": The Irish Stock Exchange, Limited.

          "Issuer": Grenadier Funding, Limited, a company incorporated with limited liability under the laws of the Cayman Islands, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this
Indenture, and thereafter "Issuer" shall mean such successor Person.

          "Issuer Order" and "Issuer Request": A written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or by an Authorized Officer of the Collateral Manager on behalf of the Issuer where permitted pursuant to this Indenture or the Collateral Management Agreement.

                                       29

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Issuing and Paying Agency Agreement": The Issuing and Paying Agency
Agreement, dated as of the Execution Date, among the Issuer, the Co-Issuer, the
Issuing and Paying Agent and the Collateral Manager, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

          "Issuing and Paying Agent": JPMorgan Chase Bank, a New York banking corporation, acting through its New York office, unless a successor Person shall have become the Issuing and Paying Agent pursuant to the applicable provisions of the Issuing and Paying Agency Agreement, and thereafter "Issuing and Paying
Agent" shall mean such successor Person.

          "LIBOR": As determined pursuant to Schedule 7 hereof.

          "LIBOR Banking Day": A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits)
in London.

          "LIBOR Determination Date": The second LIBOR Banking Day prior to the commencement of the Periodic Interest Accrual Period.

          "Lien": As applied to the property or assets (or the income or profits therefrom or any interest therein) of any Person and in each case, whether the same is consensual or non-consensual or arises by contract, operation of law, legal process or otherwise: (i) any lien, security interest or encumbrance of any kind (including a participation or ownership right or title retention agreement); or (ii) any adverse claim (as defined in the UCC).

          "Low-Diversity CBO/CLO Securities": Collateral Debt Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from a portfolio of commercial and industrial bank loans, asset-backed securities, mortgage-backed securities, corporate debt securities or synthetic securities or any combination of the foregoing with an underlying pool of obligations having a
Moody's diversity score of 20 or lower.

          "Majority": With respect to any Class of Notes, the Holders of more than 50% of the Aggregate Principal Amount of such Class of Notes, with respect to the ABCP Notes, the Counterparty, with respect to the Funding Notes, the
Holders of more than 50% of the Aggregate Principal Amount of such Funding Notes and, with respect to the Preferred Shares, the Holders of more than 50% in number of the Preferred Shares.

          "Manufactured Housing Loan Securities": Collateral Debt Securities
that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from manufactured housing (also known as mobile homes and prefabricated homes)
installment sale contracts and installment loan agreements.

          "Margin Stock": The meaning provided in Regulation U of the FRB.

          "Market Value": On any date of determination, with respect to one or more Collateral Debt Securities (including any Collateral Debt Securities that have become, since the time of the purchase thereof, Defaulted Securities or
Equity Securities) or Eligible Investments, the average of two or more bid-side market values of such Collateral Debt Securities or Eligible Investments obtained by the Collateral Manager from independent, nationally recognized broker/dealers (expressed as a percentage of par) or, if two such bid-side market values are not available, either (x) the bid-side market value of such

                                       30

[**] CONFIDENTIAL TREATMENT REQUESTED

Collateral Debt Securities and Eligible Investments obtained from one independent, nationally recognized broker/dealer or (y) the price supplied by any other independent, nationally recognized pricing service (provided that the
Issuer shall have received Rating Agency Confirmation with respect to such pricing service) and, in each of cases (x) and (y), as certified by the
Collateral Manager as being obtained from such sources following solicitation for bids on a firm quotation basis; provided that, in the event the market value of a Collateral Debt Security cannot be determined pursuant to (x) or (y) above, the Collateral Manager may, in its reasonable business judgment and in good faith, otherwise determine the market value for such Collateral Debt Security.

          "Maturity": With respect to any ABCP Note or Funding Note, as applicable, or any Note, the date on which all unpaid principal of such ABCP
Note, Funding Note or Note, as applicable, becomes due and payable as therein and herein provided.

          "Maximum ABCP Principal Component Amount": (i) During the Reinvestment
Period, (a) initially, an amount equal to [**] and (b) thereafter, if the
Maximum ABCP Principal Component Amount of ABCP Notes that could be Outstanding without causing any Principal Coverage Test not to be satisfied would be less than the Maximum ABCP Principal Component Amount then in effect, such lesser amount; and (ii) after the Reinvestment Period, an amount equal to the Aggregate
ABCP Principal Component Amount as of the final Payment Date during the
Reinvestment Period minus the aggregate of all amounts deposited in the ABCP
Principal Reserve Account and used to Defease the ABCP Notes. For the avoidance of doubt, the Maximum ABCP Principal Component Amount may never be increased.

          "Maximum Fitch Rating Factor Test": A test that shall be satisfied if on any Measurement Date the Fitch Weighted Average Rating Factor for all of the
Collateral Debt Securities does not exceed [**]; provided that, in connection with any sale of Collateral Debt Securities and reinvestment in Substitute
Collateral Debt Securities, if immediately prior to the sale of such Collateral
Debt Security giving rise to such reinvestment the Maximum Fitch Rating Factor
Test was not satisfied, then the weighted average of the Fitch Rating Factors of the Substitute Collateral Debt Securities to be purchased cannot be higher than the weighted average Fitch Rating Factor of such Collateral Debt Securities at the time they were sold.

          "Maximum Moody's Rating Factor Test": A test that shall be satisfied if on any Measurement Date the Moody's Weighted Average Rating Factor for all of
the Collateral Debt Securities does not exceed [**]; provided that, in connection with any sale of Collateral Debt Securities and reinvestment in
Substitute Collateral Debt Securities, if immediately prior to the sale of such
Collateral Debt Security giving rise to such reinvestment the Maximum Moody's
Rating Factor Test was not satisfied, then the weighted average of the Moody's
Rating Factors of the Substitute Collateral Debt Security to be purchased cannot be higher than the weighted average of the Moody's Rating Factors of such
Collateral Debt Security at the time they were sold.

          "Measurement Date": (i) After the Closing Date, each day the Issuer purchases a Collateral Debt Security and (ii) each Calculation Date.

          "Minimum Average Purchase Discount Test": A test that will be satisfied on any Measurement Date when the quotient (expressed as a percentage)
obtained by dividing (i) the aggregate purchase price paid by the Issuer to acquire the Collateral Debt Securities currently in the Collateral by (ii) the aggregate Principal Balance of such Collateral Debt Securities is equal to or greater than [**] and the purchase price of each Collateral Debt Security is at least [**] of its respective Principal Balance.

          "Minimum Coupon Test": A test that will be satisfied on any
Measurement Date if the Weighted Average Spread as of such date equals or exceeds the Minimum Weighted Average Spread.

                                       31

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Minimum Weighted Average Spread": On any date of determination,
[**].

          "Money": The meaning specified in Section 1-201(24) of the applicable
UCC.

          "Monthly Report": The meaning specified in Section 10.5(a) hereof.

          "Moody's": Moody's Investors Service, Inc. or any successors thereto.

          "Moody's Industry Classification Group": Any of the Moody's industrial classification groups set forth in Schedule 2 hereto and any such classification groups that may be subsequently established by Moody's and provided by the
Collateral Manager or Moody's to the Trustee. For purposes of determining the
Moody's Industry Classification Group, a Synthetic Security shall be treated as a Collateral Debt Security having the characteristics of the underlying
Reference Obligation and not of such Synthetic Security.

          "Moody's Rating": The rating by Moody's of any Collateral Debt
Security determined as follows:

          (i) if such Collateral Debt Security is rated by Moody's, the Moody's
     Rating will be such rating;

          (ii) if such Collateral Debt Security is not rated by Moody's, but the
     Issuer or the Collateral Manager on behalf of the Issuer has requested that
     Moody's assign a rating to such Collateral Debt Security, the Moody's
     Rating shall be the rating so assigned by Moody's;

          (iii) subject to clauses (iv) and (vii), with respect to an Asset
     Backed Security, if such Asset Backed Security is not rated by Moody's then the Moody's Rating of such Asset Backed Securities may be determined using any one of the methods below:

               (A) if such Collateral Debt Security is rated by S&P only. The figures represent the number of notches to be subtracted from the S&P
          Rating.

--------------------------------------------------------------------------------
                              Asset Backed Securities
--------------------------------------------------------------------------------
         Asset Class          At least "AA-"   "A+" to "BBB-"   Less than "BBB-"
--------------------------------------------------------------------------------
Automobile Lease Securities          1                2                 3
--------------------------------------------------------------------------------
Automobile Loan Securities           1                2                 3
--------------------------------------------------------------------------------
Credit Card Securities               1                2                 3
--------------------------------------------------------------------------------
ABS Equipment Leasing
   Securities                        1                2                 3
--------------------------------------------------------------------------------
Manufactured Housing Loan
   Securities                        1                2                 3
--------------------------------------------------------------------------------
ABS Structured Settlement
   Securities                        1                2                 3
--------------------------------------------------------------------------------
Student Loan Securities              1                2                 3
--------------------------------------------------------------------------------
ABS Timeshare Securities             1                2                 3
--------------------------------------------------------------------------------
Trade Receivable Securities          1                2                 3
--------------------------------------------------------------------------------

                                       32

[**] CONFIDENTIAL TREATMENT REQUESTED

--------------------------------------------------------------------------------
                     Residential Mortgage-Backed Securities
--------------------------------------------------------------------------------
         Asset Class               "AAA"      "AA+" to "BBB-"   Less than "BBB-"
--------------------------------------------------------------------------------
Residential A Mortgage
   Securities                        1                2                 3
--------------------------------------------------------------------------------
Residential A Mortgage
   Securities*                       1                3                 4
--------------------------------------------------------------------------------
Residential B/C Mortgage
   Securities                        1                2                 3
--------------------------------------------------------------------------------
Home Equity Loan Securities          1                2                 3
--------------------------------------------------------------------------------

*  Residential A Mortgage Securities backed primarily by Alt A/Mixed Pools

               (B) if such Collateral Debt Security is rated by Fitch. The figures represent the number of notches to be subtracted from the
          Fitch rating. For dual-rated Residential A Mortgage Securities, the
          Moody's Rating will be the lower of the two ratings on the security, adjusted by applying the appropriate single-rated notching guidelines below, then increased by 1/2 notch.

---------------------------------------------------------------------------------------------------
                               Residential Mortgage-Backed Securities
---------------------------------------------------------------------------------------------------
         Asset Class                  "AAA"              "AA+" to "BBB-"         Less than "BBB-"
---------------------------------------------------------------------------------------------------

Residential A Mortgage
   Securities                           1                       2                       3
---------------------------------------------------------------------------------------------------
Residential A Mortgage
   Securities*                          1                       3                       5
---------------------------------------------------------------------------------------------------
Residential B/C Mortgage
   Securities                 No Notching Permitted   No Notching Permitted   No Notching Permitted
---------------------------------------------------------------------------------------------------
Home Equity Loan Securities   No Notching Permitted   No Notching Permitted   No Notching Permitted
---------------------------------------------------------------------------------------------------

*  Residential A Mortgage Securities backed primarily by Alt A/Mixed Pools

               (C) if such Collateral Debt Security is a CMBS Security, the following notching rules are applicable to both S&P and Fitch. For this purpose, CMBS Conduit Securities are defined as fixed rate, sequential pay, multi-borrower transactions having a Herfindahl score of 40 or higher at the loan level with all collateral considered.

                    (1) if the tranche is rated by Fitch and S&P with no tranche in the transaction having a Moody's rating:

-----------------------------------------------------------------
             Asset Class                     Notching Rule
-----------------------------------------------------------------
CMBS Conduit Securities                 2 notches from the lower
                                           of S&P and Fitch
-----------------------------------------------------------------
CMBS Credit Tenant Lease Securities   Follow notching practice in
                                          subclause (iv) below
-----------------------------------------------------------------
CMBS Large Loan Securities               No Notching Permitted
-----------------------------------------------------------------
CMBS Single Asset Securities             No Notching Permitted
-----------------------------------------------------------------

                    (2) if the tranche is rated by Fitch and/or S&P with at
               least one other tranche in the transaction having a Moody's rating:

                                       33

[**] CONFIDENTIAL TREATMENT REQUESTED

----------------------------------------------------------------
           Asset Class                      Notching Rule
----------------------------------------------------------------
CMBS Conduit Securities               1.5 notches from the lower
                                           of S&P and Fitch
----------------------------------------------------------------
CMBS Credit Tenant Leas Securities   Follow notching practice in
                                        subclause (iv) below
----------------------------------------------------------------
CMBS Large Loan Securities              No Notching Permitted
----------------------------------------------------------------
CMBS Single Asset Securities            No Notching Permitted
----------------------------------------------------------------

          (iv) subject to clause (vi) below, with respect to corporate guarantees (guaranteeing full principal and interest) on Asset Backed
     Securities, if such corporate guarantees are not rated by Moody's but another security or obligation of the guarantor or obligor (an "other security") is rated by Moody's, and no rating has been assigned in accordance with clause (ii) above, the Moody's Rating of such Collateral
     Debt Security shall be determined as follows:

               (A) if the corporate guarantee is a senior secured obligation of the guarantor or obligor and the other security is also a senior secured obligation, the Moody's Rating of such Collateral Debt
          Security shall be the rating of the other security;

               (B) if the corporate guarantee is a senior unsecured obligation of the guarantor or obligor and the other security is a senior secured obligation, the Moody's Rating of such Collateral Debt Security shall be one rating subcategory below the rating of the other security;

               (C) if the corporate guarantee is a subordinated obligation of the guarantor or obligor and the other security is a senior secured obligation:

                    (1) rated "Ba3" or higher by Moody's, the Moody's Rating of such corporate guarantee shall be three rating subcategories below the rating of the other security;

                    (2) rated "B1" or lower by Moody's, the Moody's Rating of
               such corporate guarantee shall be two rating subcategories below the rating of the other security;

               (D) if the corporate guarantee is a senior secured obligation of the guarantor or obligor and the other security is a senior unsecured obligation:

                    (1) rated "Baa3" or higher by Moody's, the Moody's Rating of such corporate guarantee shall be the rating of the other
               security;

                    (2) rated "Ba1" or lower by Moody's, the Moody's Rating of such corporate guarantee shall be one rating subcategory above the rating of the other security;

               (E) if the corporate guarantee is a senior unsecured obligation of the guarantor or obligor and the other security is also a senior unsecured obligation, the Moody's Rating of such corporate guarantee shall be the rating of the other security;

                                       34

[**] CONFIDENTIAL TREATMENT REQUESTED

               (F) if the corporate guarantee is a subordinated obligation of the guarantor or obligor and the other security is a senior unsecured obligation:

                    (1) rated "B1" or higher by Moody's, the Moody's Rating of such corporate guarantee shall be two rating subcategories below the rating of the other security;

                    (2) rated "B2" or lower by Moody's, the Moody's Rating of
               such corporate guarantee shall be one rating subcategory below the rating of the other security;

               (G) if the corporate guarantee is a senior secured obligation of the guarantor or obligor and the other security is a subordinated obligation:

                    (1) rated "Baa3" or higher by Moody's, the Moody's Rating of such corporate guarantee shall be one rating subcategory above the rating of the other security;

                    (2) rated below "Baa3" but above "B3" by Moody's, the
               Moody's Rating of such corporate guarantee shall be two rating subcategories above the rating of the other security;

                    (3) rated "B3" or lower by Moody's, the Moody's Rating of
               such corporate guarantee shall be "B2";

               (H) if the corporate guarantee is a senior unsecured obligation of the guarantor or obligor and the other security is a subordinated obligation:

                    (1) rated "Baa3" or higher by Moody's, the Moody's Rating of such corporate guarantee shall be one rating subcategory above the rating of the other security;

                    (2) rated "Bal" or lower by Moody's, the Moody's Rating of such corporate guarantee shall also be one rating subcategory above the rating of the other security;

               (I) if the Collateral Debt Security is a subordinated obligation of the guarantor or obligor and the other security is also a subordinated obligation, the Moody's Rating of such corporate guarantee shall be the rating of the other security;

          (v) subject to clause (vi) below, with respect to corporate guarantees
     (guaranteeing full principal and interest) issued by U.S., U.K., Canadian obligors or guarantors or any other Qualifying Foreign Obligor, if such corporate guarantee is not rated by Moody's, and no other security or obligation of the guarantor is rated by Moody's, then the Moody's Rating of such corporate guarantee may be determined using any one of the methods below:

               (A) (1) if such corporate guarantee is rated by S&P, then the
          Moody's Rating of such corporate guarantee shall be (x) one subcategory below the Moody's equivalent of the rating assigned by S&P if such security is rated

                                       35

[**] CONFIDENTIAL TREATMENT REQUESTED

          "BBB-" or higher by S&P and (y) two subcategories below the Moody's equivalent of the rating assigned by S&P if such security is rated
          "BB+" or lower by S & P; and

                    (2) if such corporate guarantee is not rated by S&P but
          another security or obligation of the guarantor is rated by S&P (a
          "parallel security"), then the Moody's equivalent of the rating of such parallel security shall be determined in accordance with the methodology set forth in subclause (1) above, and the Moody's Rating of such corporate guarantee shall be determined in accordance with the methodology set forth in clause (iv) above (for such purpose treating the parallel security as if it were rated by Moody's at the rating determined pursuant to this subclause (2));

               (B) if such corporate guarantee is not rated by Moody's or S&P, and no other security or obligation of the guarantor is rated by
          Moody's or S&P, then the Issuer or the Collateral Manager on behalf of the Issuer, may present such corporate guarantee to Moody's for an estimate of such Collateral Debt Security's rating factor, from which its corresponding Moody's rating may be determined, which shall be its
          Moody's Rating;

               (C) with respect to a corporate guarantee issued by a U.S.
          corporation, if (1) neither the guarantor nor any of its affiliates is subject to reorganization or bankruptcy proceedings, (2) no debt securities or obligations of the guarantor are in default, (3) neither the guarantor nor any of its affiliates have defaulted on any debt during the past two years, (4) the guarantor has been in existence for the past five (5) years, (5) the guarantor is current on any cumulative dividends, (6) the fixed-charge ratio for the guarantor exceeds 125% for each of the past two (2) fiscal years and for the most recent quarter, (7) the guarantor had a net profit before tax in the past fiscal year and the most recent quarter and (8) the annual financial statements of the guarantor are unqualified and certified by a firm of independent accountants of national reputation, and quarterly statements are unaudited but signed by a corporate officer, the Moody's Rating of such corporate guarantee shall be "B3";

               (D) with respect to a corporate guarantee issued by a non-U.S.
          guarantor, if (1) neither the guarantor nor any of its affiliates is subject to reorganization or bankruptcy proceedings and (2) no debt security or obligation of the guarantor has been in default during the past two (2) years, the Moody's Rating of such Collateral Debt
          Security shall be "Caa2"; and

               (E) if a debt security or obligation of the guarantor has been in default during the past two years, the Moody's Rating of such
          Collateral Debt Security shall be "Ca".

          (vi) Notwithstanding the foregoing, the Aggregate Principal Balance of all Collateral Debt Securities that may be given a rating based on a S&P
     Rating as provided in clauses (iii) through (v) may not exceed 20% of the
     Aggregate Principal Balance of all Collateral Debt Securities;

provided that (1) the Aggregate Principal Balance of all Collateral Debt
Securities that may be given a rating derived via notching from single-rated instruments may not exceed [**]; (2) with respect to any one

                                       36

[**] CONFIDENTIAL TREATMENT REQUESTED

Rating Agency, the Aggregate Principal Balance of all Collateral Debt Securities
that may be given a rating derived via notching from single-rated instruments may not exceed [**]; (3) for the purposes of Section 12.2(a)(xiv), if a
Collateral Debt Security is rated "A3" (on negative credit watch), the Moody's
Rating applicable to such Collateral Debt Security shall be one rating subcategory below "A3"; (4) for the purposes of Section 12.4(i), if a Collateral
Debt Security is rated "Aa3" (on negative credit watch), the Moody's Rating applicable to such Collateral Debt Security shall be one rating subcategory below "Aa3"; (5) Asset Backed Securities other than those referred to in (A)
through (C) of clause (iii) above, (A) through (I) of clause (iv) above or (A)
through (E) of clause (v) above have a Moody's Rating as described in clause (i)
or (ii) above; and (6) (I) except as provided in (II) below, if a Collateral
Debt Security (x) is placed on a watch list for possible upgrade by Moody's, the
Moody's Rating applicable to such Collateral Debt Security shall be one rating subcategory above the Moody's Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list and (y) is placed on a watch list for possible downgrade by Moody's, the
Moody's Rating applicable to such Collateral Debt Security shall be one rating subcategory below the Moody's Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list; (II) if such Collateral Debt Security is a CBO/CLO Security that is rated
"Baa1" or lower by Moody's and (x) is placed on a watch list for possible upgrade by Moody's, the Moody's Rating applicable to such Collateral Debt
Security shall be one rating subcategory above the Moody's Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list and (y) if such Collateral Debt Security is placed on a watch list for possible downgrade by Moody's, the Moody's Rating applicable to such Collateral Debt Security shall be two rating subcategories below the Moody's Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list; and
(III) the rating of any Rating Agency used to determine the Moody's Rating pursuant to any of clauses (i), (ii), (iii), (iv), (v) or (vi) above shall be a published rating that addresses the obligation of the obligor (or guarantor, where applicable) to pay principal of and interest on the relevant Collateral
Debt Security in full and is monitored on an ongoing basis by the relevant
Rating Agency.

          "Moody's Rating Factor": Relating to any Collateral Debt Security
means the number set forth in the table below opposite the Moody's Rating of such Collateral Debt Security (other than a Defaulted Security):

Moody's Rating   Moody's Rating Factor   Moody's Rating   Moody's Rating Factor
--------------   ---------------------   --------------   ---------------------
     Aaa                    1              Ba1                       940
     Aa1                   10              Ba2                     1,350
     Aa2                   20              Ba3                     1,780
     Aa3                   40              B1                      2,220
     A1                    70              B2                      2,720
     A2                   120              B3                      3,490
     A3                   180              Caa1                    4,770
     Baa1                 260              Caa2                    6,500
     Baa2                 360              Caa3                    8,070
     Baa3                 610              Ca or lower            10,000

          "Moody's Recovery Rate": With respect to any Collateral Debt Security on any Measurement Date, an amount equal to the percentage for such Collateral
Debt Security set forth in the recovery rate matrix in Schedule 2 hereto in (i)
the table corresponding to the relevant Specified Type of security, (ii) the column in such table setting forth the initial Moody's Rating assigned to such
Collateral Debt Security and (iii) the row in such table opposite the percentage of the issue of which such Collateral Debt Security is a part relative to the total capitalization of (including debt and equity securities issued by) the relevant issuer of or obligor on such Collateral Debt Security determined on the date on which

                                       37

[**] CONFIDENTIAL TREATMENT REQUESTED

such Collateral Debt Security was originally issued; provided that, if such
Collateral Debt Security is a Guaranteed Debt Security, such amount shall be
[**]. For purposes of determining the Moody's Recovery Rate of a Synthetic
Security, such Moody's Recovery Rate shall be determined by Moody's at the time such Synthetic Security is acquired by the Issuer.

          "Moody's Recovery Test": A test that shall be satisfied as of any
Measurement Date if the Moody's Weighted Average Recovery Rate is greater than or equal to [**].

          "Moody's Weighted Average Rating Factor": A number determined by summing the products obtained by multiplying the Principal Balance of each
Collateral Debt Security (excluding Defaulted Securities) by its Moody's Rating
Factor, dividing such sum by the aggregate Principal Balance of all such obligations and rounding the result up to the nearest whole number.

          "Moody's Weighted Average Recovery Rate": The number obtained by summing the products obtained by multiplying the Principal Balance of each
Collateral Debt Security (other than a Defaulted Security) by its Moody's
Recovery Rate, dividing such sum by the aggregate Principal Balance of all such
Collateral Debt Securities (other than Defaulted Securities), multiplying the result by 100 and rounding up to the first decimal place. For purposes of the denominator of the calculation of Moody's Weighted Average Recovery Rate, any
Synthetic Security shall be included as a Collateral Debt Security having the characteristics of such Synthetic Security and not of the related Reference
Obligation.

          "New York Presenting Agent": The meaning specified in Section 7.2 hereof.

          "Non-Permitted Holder": The meaning specified in Section 2.11(b)
hereof.

          "Note Interest Reserve Account": The trust account titled "Note
Interest Reserve Account", established with the Custodian in the name of the
Trustee pursuant to Section 10.2 hereof.

          "Note Interest Reserve Amount": As of any Calculation Date, the
excess, if any, of (A) the sum of (i) the amount of interest received during the related Due Period from Quarterly Pay Securities and Semi-Annual Pay Securities and (ii) any amount on deposit in the Note Interest Reserve Account at the beginning of such Due Period, over (B) the Target Quarterly Amount.

          "Note Purchase Agreement": The Note Purchase Agreement, dated as of the Execution Date, by and among the Issuer, the Co-Issuer and the Initial
Purchaser.

          "Note Register": The register maintained by the Note Registrar under
Section 2.5(a) hereof.

          "Note Registrar": Any note registrar described in Section 2.5(a)
hereof.

          "Note Valuation Report": The meaning specified in Section 10.5(b)
hereof.

          "Noteholder": With respect to any Note, the Person in whose name such
Note is registered in the Note Register.

          "Notes": The Class A Notes and the Class B Notes.

          "Notional Amount": The meaning specified in the Put Agreement.

                                       38

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Offer": With respect to any obligation, (i) any offer by the obligor of such obligation or by any other Person made to all of the holders of such obligation to purchase or otherwise acquire such obligation or to convert or exchange such obligation for any other obligation or other property (other than pursuant to any redemption in accordance with the terms of the related
Underlying Instrument) or (ii) any solicitation by the obligor of such obligation or any other Person to amend, modify or waive any provision of such obligation or any related Underlying Instrument.

          "Officer's Certificate": A certificate signed on behalf of the Issuer, the Co-Issuer or the Collateral Manager by an Authorized Officer of the Issuer,
the Co-Issuer or the Collateral Manager, as the case may be.

          "One-Month LIBOR": A floating rate equal to the London interbank offered rate for one-month U.S. dollar deposits determined in the manner described in Schedule 7 hereto.

          "Opinion of Counsel": A written opinion addressed to the Trustee and, if such Opinion of Counsel is required to be delivered to Moody's, S&P and
Fitch, Moody's, S&P and Fitch in form and substance reasonably satisfactory to the Trustee and, if applicable, Moody's, S&P and Fitch of an attorney at law admitted to practice before the highest court of the jurisdictions applicable to the subject matter and the governing law of the relevant document (as reasonably determined by the party requesting or entitled to receive such opinion), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer, as the case may be, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the
Trustee and, if applicable, Moody's, S&P and Fitch or shall state that the
Trustee and, if applicable, Moody's, S&P and Fitch shall be entitled to rely thereon.

          "Optional Redemption": The Defeasance and/or redemption of the
Securities, in whole but not in part, on an Optional Redemption Date.

          "Optional Redemption Date": The Payment Date during the Call Period on which Securities are subject to Defeasance and Optional Redemption, as applicable.

          "Other CDO": A "collateralized bond obligation", "collateralized loan obligation" or "collateralized debt obligation" other than an ABS CDO Security.

          "Outstanding": (A) With respect to the Notes, as of any date of determination, "Outstanding" refers to all Notes theretofore authenticated and delivered under this Indenture except: (i) Notes theretofore canceled by the
Note Registrar or delivered to the Note Registrar for cancellation; (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any paying agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made, (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a holder in due course; and (iv)
mutilated Notes and Notes alleged to have been destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6 hereof, (B)
with respect to the ABCP Notes or Funding Notes, as applicable, as of any date of determination, "Outstanding" refers to all ABCP Notes or Funding Notes, as applicable, theretofore issued pursuant to the Issuing and Paying Agency
Agreement or the Indenture, as applicable, except: (i) ABCP Notes or Funding
Notes, as applicable, theretofore canceled by the Issuing and Paying Agent or the Trustee, as applicable, or delivered to the

                                       39

[**] CONFIDENTIAL TREATMENT REQUESTED

Issuing and Paying Agent or the Trustee, as applicable, for cancellation; and
(ii) ABCP Notes or Funding Notes, as applicable, for whose payment or redemption money in the necessary amount has been theretofore irrevocably deposited in the
ABCP Reserve Accounts in accordance with the terms of the Issuing and Paying
Agency Agreement or this Indenture; and (C) with respect to the Preferred
Shares, as of any date of determination, "Outstanding" refers to any and all
Preferred Shares theretofore issued and allotted under the Preferred Share
Documents and in accordance with Cayman Islands law other than the Preferred
Shares redeemed or repurchased in accordance with the terms of the Fiscal Agency
Agreement; provided that, (x) in determining whether the Holders of the requisite Aggregate Principal Amount of the Notes or the Holders of the
requisite number of the Preferred Shares have given any request, demand, authorization, direction, notice, consent or waiver thereunder, Notes or
Preferred Shares owned by or pledged to the Issuer or any other obligor upon the
Notes or any Affiliate of the Issuer or of such other obligor and (in the case of any supplemental indenture that affects any provisions hereof that affect the
Trustee) Notes and Preferred Shares owned by or pledged to the Trustee, solely in its capacity as Trustee, hereunder or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes and Preferred
Shares that a Responsible Officer of the Trustee actually knows to be so owned or pledged shall be so disregarded; and (y) any Notes or Preferred Shares held or beneficially owned by the Collateral Manager, any of its Affiliates or an account or fund for which the Collateral Manager acts as the investment advisor with discretionary authority shall be disregarded with respect to any vote or consent relating to the termination of the Collateral Manager.

          "Partial Premium Present Value": The meaning specified in the Put
Agreement.

          "Party A Floating Rate Amount": The meaning specified in the Put
Agreement.

          "Party B Floating Rate Amount": The meaning specified in the Put
Agreement.

          "Paying Agent": Any Person authorized by the Issuer to pay the principal of or interest on any Notes or Funding Notes, if any, on behalf of the
Issuer as specified in Section 7.2.

          "Payment Date": The 5th day of each month (or if any such day is not a
Business Day, the next Business Day), commencing September 5, 2003.

          "Payment Date Report": The meaning specified in Section 10.5(b)
hereof.

          "Periodic Interest": With respect to the Funding Notes and the Notes, interest on each Class of Funding Notes or Notes, as applicable, payable on each
Payment Date and accruing during each Periodic Interest Accrual Period at the
Applicable Periodic Rate.

          "Periodic Interest Accrual Period": With respect to any Class of Notes
(including the Funding Notes, if any) (i) in the case of the initial Periodic
Interest Accrual Period, the period from, and including, the Closing Date to, but excluding, the Initial Payment Date, and (ii) thereafter, each successive period from, and including, each Payment Date to, but excluding, the next succeeding Payment Date.

          "Periodic Interest Amount": With respect to each Payment Date and any
Class of Notes (including the Funding Notes, if any), the aggregate amount of interest accrued at the Applicable Periodic Rate during the related Periodic
Interest Accrual Period on the Aggregate Principal Amount of such Class as of the first day of such Periodic Interest Accrual Period (after giving effect to
(i) any payment of principal of such Class on such first day and (ii) any addition to principal of the Class B Notes by an

                                       40

[**] CONFIDENTIAL TREATMENT REQUESTED

amount equal to any Class B Periodic Rate Shortfall Amount related to such Class
B Notes on such first day, if applicable).

          "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

          "PIK Bond": Any debt security whose Underlying Instrument permits the deferral of the payment of interest in Cash thereon, including, without limitation, by providing for the payment of interest through the issuance of additional debt securities identical to such debt security or through additions to the principal amount thereof for a specified period in the future or for the remainder of its life or by capitalizing interest due on such debt security as principal.

          "Plan": An ERISA Plan or any other "plan" (as defined in Section
4975(e)(1) of the Code) that is subject to the provisions of Section 4975 of the
Code or any entity whose underlying assets include the assets of any such plan.

          "Pledged Obligations": On any date of determination, the Collateral
Debt Securities and the Eligible Investments in the Collateral and any Equity
Securities which form part of the Collateral that have been Granted to the
Trustee.

          "Portfolio Percentage Limitations": The meaning specified in Section
12.4 hereof.

          "Preferred Share Documents": The Articles, the Fiscal Agency Agreement
and certain resolutions adopted at the meeting of the Issuer's Board of
Directors on July 11, 2003.

          "Preferred Shareholder": With respect to any Preferred Share, the
Person in whose name such Preferred Share is registered in the Share Register.

          "Preferred Shares": The 50,000 preferred shares, par value U.S.$0.01 per share, in the capital of the Issuer of which 22,500 shares have been allotted and issued on the Closing Date.

          "Premium": The meaning specified in the Put Agreement.

          "Premium Present Value": The Partial Premium Present Value or the Full
Premium Present Value, as applicable.

          "Principal Balance": With respect to any Collateral Debt Security or
Eligible Investment, as of any date of determination, the outstanding principal amount of such Collateral Debt Security or Eligible Investment; provided that the Principal Balance of (i) any Collateral Debt Security that permits the deferral or capitalization of interest shall not include any outstanding balance of the deferred and/or capitalized interest, (ii) any Equity Security shall be zero, (iii) any putable Collateral Debt Security which matures after the Stated
Maturity Date shall be the lower of the put price and the outstanding principal amount, (iv) any Synthetic Security will be the notional amount of such
Synthetic Security and any Synthetic Security in the form of a note will be equal to the principal amount of the Synthetic Security, (v) any Interest Only
Security shall be zero and (vi) any Step-Up Bond shall be the accreted value thereof.

          "Principal Collection Account": A single, segregated account titled
"Principal Collection Account", established pursuant to Section 10.2 hereof to be held in the name of the Trustee into which all Collateral Principal
Collections with respect to the Collateral Debt Securities shall be deposited.

                                       41

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Principal Coverage Amount": As of any date of determination, an amount equal to (i) the aggregate Principal Balance of all Collateral Debt
Securities (other than Defaulted Securities and Written Down Securities)
included in the Collateral on such date, plus (ii) the aggregate Principal
Balance of the Eligible Investments in the Collection Account on such date that represent Collateral Principal Collections, plus (iii) the Defaulted Securities
Amount, plus (iv) with respect to Written Down Securities, the Reduced Principal
Balance; provided that any Collateral Debt Securities and Written Down
Securities (other than Defaulted Securities) that have a Moody's Rating of
"Caa1" or lower, a S&P Rating of "CCC+" or lower or a Fitch Rating of "CCC+" or lower shall be included at [**] of their Principal Balances or at their Reduced
Principal Balances, respectively. For purposes of calculating the Principal
Coverage Test, (i) a Synthetic Security which is not a Defaulted Security shall be included as a Collateral Debt Security having the Principal Balance of the
Synthetic Security, (ii) the Principal Balance shall not include any payments which the Collateral Manager has determined in its reasonable business judgment will not be made in Cash when due and (iii) the Principal Balance of a
Collateral Debt Security (other than a Defaulted Security and a Written Down
Security) shall be discounted by the following percentage set forth under
Discount opposite its Rating Level in the table below; provided that if any rating of such Collateral Debt Security falls between any two such Rating Levels then the applicable rating shall be the lowest of the Moody's Rating, S&P Rating or Fitch Rating:

                Discount   Rating Levels
                --------   -------------
                  [**]          [**]
                  [**]          [**]
                  [**]          [**]
                  [**]          [**]
                  [**]          [**]

          "Principal Coverage Tests": The Class A Principal Coverage Tests and
the Class B Principal Coverage Test.

          "Principal Only Security": Any Collateral Debt Security (other than a
Step-Up Bond) that does not provide for payment of interest or provides that all payments of interest shall be deferred until the final maturity thereof.

          "Principal Prepayments": The Defeasance and/or prepayments of the ABCP
Notes, the Funding Notes, if any, the Class A-1 Notes, the Class A-2 Notes or
the Class B Notes to the extent necessary to satisfy the Class A Principal
Coverage Tests in accordance with the Priority of Payments, as described in
Section 9.1 hereof.

          "Priority of Payments": The meaning set forth in Section 11.1(b)
hereof.

          "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

          "Process Agent": The meaning set forth in Section 7.14 hereof.

          "Proposed Portfolio": The portfolio (measured by Principal Balance) of the Collateral Debt Securities and Collateral Principal Collections held as cash and Eligible Investments purchased with Collateral Principal Collections, on any
Measurement Date, after giving effect to the sale, maturity or other disposition of a Collateral Debt Security or a proposed acquisition of a Collateral Debt
Security, as the case may be.

                                       42

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Purchased Accrued Interest": With respect to any Payment Date, all payments of interest received or amounts collected that are attributable to interest received during the related Due Period on the Collateral Debt
Securities and Eligible Investments to the extent such payments or amounts constitute accrued interest purchased with Collateral Principal Collections except for interest accrued on the Collateral Debt Securities prior to the
Closing Date.

          "Put Agreement": The Put Agreement, dated as of the Execution Date, between the Issuer and the Counterparty, which is comprised of the Interest Swap
Transaction and the Put Option Transaction, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

          "Put Agreement Termination Date": The Termination Date as defined in the Put Agreement.

          "Put Option Transaction": Transaction 2 under the Put Agreement.

          "Qualified Bidders": The meaning specified in Section 9.6(a)(ii)
hereof.

          "Qualified Institutional Buyer": A "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          "Qualifying Foreign Obligor": A corporation, partnership or other entity located in Australia, Austria, Belgium, Bermuda, Canada, Finland, France,
Germany, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway,
Sweden, Switzerland or the United Kingdom; provided that (x) such country's unguaranteed, unsecured and otherwise unsupported long-term U.S.
dollar-denominated sovereign debt obligations are rated at least "Aa2" by
Moody's, at least "AA" by S&P and at least "AA" by Fitch and (y) issuers of
Structured Finance Obligations that are bankruptcy remote entities relying solely on revenues originated in the United States or in another country listed above and which are incorporated or organized in (other than entities relying on revenues generated from) the Cayman Islands, Bahamas, Bermuda, the British
Virgin Islands, the Channel Islands, the Netherlands Antilles or any similar jurisdiction generally imposing no or nominal taxes on the income of companies located therein will be considered to be a Qualifying Foreign Obligor; provided that Structured Finance Obligations of the type provided in clause (y) above may also rely on revenues from credit enhancement that is provided by an entity that is located in Australia, Austria, Belgium, Canada, Finland, France, Germany,
Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Sweden,
Switzerland or the United Kingdom.

          "Quarterly Pay Securities": A security that provides for periodic payments of interest in cash quarterly.

          "Ramp-Up Confirmation Failure": The meaning specified in 12.2(h)
hereof.

          "Ramp-Up End Date": The earlier of: (i) the 180th day after the
Closing Date; and (ii) the date the Target Par Amount has been reached.

          "Ramp-Up Period": The period beginning on the Closing Date and continuing until the Ramp-Up End Date.

          "Rating Agency": Each of Moody's, S&P and Fitch or any successor thereto, and together, the "Rating Agencies"; provided that references to the
Rating Agencies shall apply only so long as the ABCP Notes, the Funding Notes
(if rated) or any Class of Notes, as applicable, are Outstanding.

                                       43

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Rating Agency Confirmation": With respect to any specified action or determination, for so long as any Class of Notes is Outstanding and rated by
Moody's, S&P and/or Fitch, the receipt of written confirmation by each of
Moody's, S&P and/or Fitch that such specified action or determination shall not result in the reduction or withdrawal or other adverse action with respect to its then-current ratings on the Notes (including any private or confidential rating) unless Rating Agency Confirmation is specified herein to be required by only Moody's, S&P or Fitch, in which case such Rating Agency Confirmation shall be sufficient; provided that any requests by the Issuer for a Rating Agency
Confirmation and any documents forwarded to any Rating Agency for purposes of receiving a Rating Agency Confirmation shall also be sent to DBRS.

          "Rating Level": With respect to any Moody's Rating, S&P Rating or
Fitch Rating, the Rating Level set forth opposite the applicable Moody's Rating or Fitch Rating in the table below:

 Rating Level            Moody's Rating/S&P Rating/Fitch Rating
--------------   -----------------------------------------------------
Rating Level 1                      Baa1/BBB+/BBB+
Rating Level 2    Less than Rating Level 1, but at least Baa2/BBB/BBB
Rating Level 3   Less than Rating Level 2, but at least Baa3/BBB-/BBB-
Rating Level 4    Less than Rating Level 3, but at least Ba3/BB-/BB-
Rating Level 5      Lower than Rating Level 4 but at least B3/B-/B-

          "Record Date": The date on which the Holders of Notes or Funding
Notes, if any, entitled to receive a payment of principal or interest on the succeeding Payment Date are determined, such date as to any Payment Date being the 15th day prior to such Payment Date (whether or not such 15th day is a
Business Day).

          "Redemption": An Optional Redemption or a Withholding Tax Redemption.

          "Redemption Date": An Optional Redemption Date or a Withholding Tax
Redemption Date.

          "Redemption Date Statement": The meaning specified in Section 10.5(g)
hereof.

          "Redemption Price": When used with respect to any Funding Notes, Class
A-1 Notes, Class A-2 Notes or Class B Notes to be redeemed, an amount equal to the principal amount of such Notes to be redeemed (including any Class B
Cumulative Periodic Rate Shortfall Amount), together with accrued and unpaid interest on such Notes through the Redemption Date. When used with respect to any ABCP Notes to be Defeased, the amount payable to the Issuing and Paying
Agent for payment to the Holder thereof if redeemed by the Co-Issuers on the applicable date on which such ABCP Note is subject to Defeasance in accordance with its terms and any Premium Present Value.

          "Reduced Principal Balance": With respect to each Written Down
Security, the amount to which the original Principal Balance of such Written
Down Security is reduced as notified by or on behalf of the related issuer or trustee to the holders of such Written Down Security (including appraisal reductions on CMBS Securities and reductions to the Principal Balance of
Synthetic Securities).

          "Reference Banks": Four major banks in the London interbank market selected by the Calculation Agent.

          "Reference Obligation": A debt obligation upon which a Synthetic
Security is based which debt obligation satisfies the provisions of the definition of "Collateral Debt Securities".

                                       44

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Reference Obligor": The obligor on a Reference Obligation.

          "Registered": A debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the
Code and the Treasury regulations promulgated thereunder.

          "Registered Office": The registered office of the Issuer, which shall be located outside the United States of America.

          "Regulation S": Regulation S under the Securities Act.

          "Regulatory Determination Date": The date on which the Issuer, the
Trustee or the Collateral Manager has been advised in writing by counsel or by the SEC that either of the Co-Issuers or the pool of the Collateral is required to register under the Investment Company Act.

          "Reinvestment Criteria": The meaning specified in Section 12.2(b)
hereof.

          "Reinvestment Income": Any interest or other earnings on funds in the
Collection Account, including interest on Eligible Investments.

          "Reinvestment Period": The period beginning on the Closing Date and continuing through the earlier to occur of: (i) the end of the Due Period immediately preceding the Payment Date occurring in August, 2008, (ii) the early termination of the Reinvestment Period by the Collateral Manager in accordance with Section 12.2(e) hereof; (iii) the early termination of the Reinvestment
Period in the event the Preferred Shareholders fail to approve the appointment of a successor Collateral Manager under Section 7(d) of the Collateral
Management Agreement; or (iv) the date on which the Reinvestment Period terminates or is terminated as a result of the occurrence of an Event of
Default.

          "Requisite Noteholders": (i) (a) So long as (1) the Put Agreement is in effect and (2) the Counterparty has met each of its obligations to purchase
ABCP Notes or Funding Notes, as applicable, pursuant to the terms of the Put
Agreement, the Counterparty or (b) if the Put Agreement has expired by its terms, the Holders of more than 66-2/3% of the Aggregate Principal Amount of the
Outstanding Funding Notes, (ii) thereafter, the Holders of more than 66-2/3% of the Aggregate Principal Amount of the Outstanding Class A-1 Notes, (iii)
thereafter, the Holders of more than 66-2/3% of the Aggregate Principal Amount of the Outstanding Class A-2 Notes, and (iv) thereafter, the Holders of more than 66-2/3% of the Aggregate Principal Amount of the Outstanding Class B Notes.

          "Residential A Mortgage Securities": Collateral Debt Securities (other than Residential B/C Mortgage Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the
Collateral Debt Securities) on the cash flow from residential mortgage loans secured (primarily on a first priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used) and generally underwritten to the standards of the Federal
National Mortgage Association and the Federal Home Loan Mortgage Corporation
(without regard to the size of the loan).

          "Residential B/C Mortgage Securities": Collateral Debt Securities
(other than Residential A Mortgage Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the
Collateral Debt Securities) on the cash flow from residential mortgage loans secured

                                       45

[**] CONFIDENTIAL TREATMENT REQUESTED

(primarily on a first priority basis, subject to permitted liens, easements and other encumbrances) by subprime residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used).

          "Responsible Officer": When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the
Trustee), including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the
Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred within the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

          "RMBS Securities": Securities backed by ownership of, or participation interests in, pools of one- to four-family residential mortgage loans that entitle the holders to receive the cash flow from such pools, including, without limitation, Residential A Mortgage Securities, Residential B/C Mortgage
Securities, Manufactured Housing Loan Securities and Home Equity Loan
Securities.

          "Rule 144A": Rule 144A under the Securities Act.

          "Rule 144A Information": The meaning specified in Section 2.5(d)
hereof.

          "S&P": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Issuer.

          "S&P CDO Monitor": The model used to estimate the default rate the portfolio is likely to experience and which shall be provided by S&P to the
Collateral Manager and the Trustee on or before the Execution Date. The S&P CDO
Monitor calculates the projected cumulative default rate of a pool of Collateral
Debt Securities consistent with a specified benchmark rating level based upon
S&P's proprietary corporate debt default studies. In calculating the Class A-1
Note Stressed Default Rate, the Class A-2 Note Stressed Default Rate and the
Class B Note Stressed Default Rate, the S&P CDO Monitor considers each obligor's issuer rating, the number of obligors in the portfolio, the obligor and industry concentrations in the portfolio and the remaining weighted average maturity of the Collateral Debt Securities and Eligible Investments and calculates a cumulative default rate based on the statistical probability of distributions or defaults on the Collateral Debt Securities and Eligible Investments.

          "S&P CDO Monitor Test": The test which is satisfied as of any
Measurement Date if each of the Class A-1 Note Loss Differential, the Class A-2
Note Loss Differential and the Class B Note Loss Differential of the Current
Portfolio or the Proposed Portfolio, as applicable, is positive. The S&P CDO
Monitor Test shall be considered to be improved if the Class A-1 Note Loss
Differential of the Proposed Portfolio is greater than the Class A-1 Note Loss
Differential of the Current Portfolio, the Class A-2 Note Loss Differential of
the Proposed Portfolio is greater than the Class A-2 Note Loss Differential of the Current Portfolio and the Class B Note Loss Differential of the Proposed
Portfolio is greater than the Class B-2 Note Loss Differential of the Current
Portfolio.

          "S&P Industry Classification Group": As set forth in Schedule 3 hereto, any of the S&P industrial classification groups, any additional classification groups established by S&P with respect to the Initial Collateral
Debt Securities, and any other classification groups that may be subsequently established by S&P with respect to a Substitute Collateral Debt Security and provided, in each case, by

                                       46

[**] CONFIDENTIAL TREATMENT REQUESTED

the Collateral Manager or S&P to the Trustee. For purposes of determining the
S&P Industry Classification Group for any Synthetic Security, such Synthetic
Security shall be treated as a Collateral Debt Security having the characteristics of the underlying Reference Obligation and not the Synthetic
Security.

          "S&P Minimum Average Recovery Rate": As of any Measurement Date, a
rate expressed as a percentage equal to the number obtained by (i) summing the products obtained by multiplying the Principal Balance of each Collateral Debt
Security by its S&P Recovery Rate (set forth in Schedule 3 hereto) and (ii)
dividing such sum by the CDS Principal Balance less cash and Eligible
Investments representing Collateral Principal Collections and (iii) rounding up to the first decimal place. For this purpose, the Principal Balance of a
Defaulted Security shall be deemed to be equal to its outstanding principal amount (excluding any capitalized interest thereon).

          "S&P Minimum Average Recovery Rate Test": A test that shall be satisfied as of any Measurement Date if the S&P Minimum Average Recovery Rate is
greater than or equal to [**] if the Class A-1 Notes and Class A-2 Notes are
Outstanding and [**] if the Class B Notes and Preferred Shares are Outstanding.

          "S&P Priority Category Recovery Rate": With respect to any Collateral
Debt Security on any Measurement Date, an amount equal to the percentage for such Collateral Debt Security set forth in the S&P recovery rate matrix set forth in Schedule 3 hereto in (i) the table applicable to the ratings assigned, on the Execution Date, to the most highly rated Class of Notes then rated by S&P and (ii) the row in such table opposite the S&P Rating of such Collateral Debt
Security on such Measurement Date.

          "S&P Rating": A rating of any Collateral Debt Security determined as follows:

          (i) if S&P has assigned a rating to such Collateral Debt Security either publicly or privately (in the case of a private rating, with appropriate consents for the use of such private rating), the S&P Rating shall be the rating assigned thereto by S & P;

          (ii) if such Collateral Debt Security is not rated by S&P but the
     Issuer or the Collateral Manager on behalf of the Issuer has requested that
     S&P assign a rating to such Collateral Debt Security, the S&P Rating shall be the rating so assigned by S & P; provided that pending receipt from S&P of such rating, (x) if such Collateral Debt Security is of a type not eligible for notching in accordance with Schedule 3-A hereto, such
     Collateral Debt Security shall have a S&P Rating of "CCC-" and (y) if such
     Collateral Debt Security is not of a type listed on Schedule 3-A hereto and is eligible for notching in accordance with Schedule 3-B hereto, the S&P
     Rating of such Collateral Debt Security shall be the rating assigned in accordance with Schedule 3-B hereto until such time as S&P shall have assigned a rating thereto;

          (iii) if such Collateral Debt Security is a Collateral Debt Security that has not been assigned a rating by S&P pursuant to paragraph (i) or
     (ii) above, and is not of a type listed on Schedule 3-A hereto, the S&P
     Rating of such Collateral Debt Security shall be the rating determined in accordance with Schedule 3-B hereto; provided that (A) if any Collateral
     Debt Security shall, at the time of its purchase by the Issuer, be on watch for a possible upgrade or downgrade by either Moody's or Fitch, the S&P
     Rating of such Collateral Debt Security shall be one subcategory above or below, respectively, the rating otherwise assigned to such Collateral Debt
     Security in accordance with Schedule 3-B hereto and (B) the aggregate
     Principal Balance of all Collateral Debt Securities that are assigned a S&P
     Rating pursuant to this paragraph (iii) may not exceed 20% of the aggregate
     Principal Balance of all Collateral Debt Securities; and

                                       47

[**] CONFIDENTIAL TREATMENT REQUESTED

          (iv) with respect to any Synthetic Security the Reference Obligation of which is a Asset Backed Security, the S&P Rating of such Synthetic
     Security shall be the rating assigned thereto by S&P in connection with the acquisition thereof by the Issuer upon the request of the Issuer or the
     Collateral Manager;

provided that, (A)(1) in regard to paragraphs (i) and (ii), if a Collateral Debt
Security (x) is placed on a watch list for possible upgrade by S&P, the S&P
Rating applicable to such Collateral Debt Security shall be one rating subcategory above the S&P Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list or (y) is placed on a watch list for possible downgrade by S&P, the S&P
Rating applicable to such Collateral Debt Security shall be one rating subcategory below the S&P Rating applicable to such Collateral Debt Security immediately prior to such Collateral Debt Security being placed on such watch list and (2) the S&P Rating of not more than 20% of the aggregate Principal
Balance of all Collateral Debt Securities may be determined pursuant to paragraph (iii) above and (B) the aggregate Principal Balance of Collateral Debt
Securities the S&P Rating of which is based on a rating of another Rating Agency may not exceed (a)(x) [**] of the CDS Principal Balance if rated only by Moody's and (y) [**] of the CDS Principal Balance if rated only by Fitch; provided that the cumulative percentage for this clause (a) shall not exceed [**] of the CDS
Principal Balance and (b) [**] of the CDS Principal Balance if rated by both
Moody's and Fitch; provided that the cumulative percentage for clauses (a) and
(b) shall not exceed [**] of the CDS Principal Balance.

          "S&P Recovery Rate": With respect to a Collateral Debt Security on any
Measurement Date, an amount equal to the percentage for such Collateral Debt
Security set forth in the S&P Recovery Rate Matrix in Schedule 3 hereto in (i)
in the table applicable to the ratings assigned, on the Execution Date, to the most highly rated Class of Notes then rated by S&P and (ii) the row in such table opposite the S&P Rating (determined in accordance with procedures prescribed by S&P for such Collateral Debt Security on such Measurement Date or, in the case of Defaulted Securities, the S&P Rating immediately prior to default).

          "Sale": Any sale of the Collateral Debt Securities required pursuant to Section 5.17 hereof.

          "Sale Proceeds": All proceeds (including accrued interest) received with respect to Collateral Debt Securities and Equity Securities, as the case may be, as a result of sales or other dispositions of such Collateral Debt
Securities and Equity Securities pursuant to this Indenture, net of any reasonable amounts expended by the Collateral Manager or the Trustee in connection with such sale or other disposition.

          "Scheduled Distribution": With respect to any Pledged Obligation other than any Defaulted Security, for each Due Date after the date of determination, the scheduled payment of principal and/or interest due on such Due Date with respect to such Pledged Obligation, determined in accordance with the Underlying
Instrument and the assumptions set forth in Section 1.3 hereof.

          "Scheduled Preferred Shares Redemption Date": The Payment Date
occurring in August 2038.

          "Secured Parties": The Trustee, for itself and on behalf of the
Noteholders, the Collateral Manager, the Counterparty, the Issuing and Paying
Agent, for itself and on behalf of the ABCP Noteholders and the Holders of the
Funding Notes, if any.

          "Securities": The ABCP Notes, the Funding Notes, the Notes and the
Preferred Shares.

                                       48

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Securities Act": The United States Securities Act of 1933, as
amended.

          "Securities Intermediary": The meaning specified in Section
8-102(a)(14) of the applicable UCC.

          "Security": The meaning specified in Section 7.8(b) hereof.

          "Security Entitlement": The meaning specified in Section 8-102(a)(17)
of the applicable UCC.

          "Securityholders": Collectively, the ABCP Noteholders, the
Noteholders, the Funding Noteholders and the Preferred Shareholders, as the
context requires.

          "Semi-Annual Pay Securities": A security that provides for periodic payments of interest in cash semi-annually.

          "Share Premium": An amount equal to (i) the excess of (a) the aggregate proceeds to the Issuer of the offering of the Preferred Shares, after paying any commissions, but without taking into account any fees and expenses of the Issuer relating to such offering over (b) the aggregate par value of the
Preferred Shares, minus (ii) the aggregate of any reductions made to such amount on account of distributions previously made from Share Premium to the Preferred
Shareholders by the Issuer, or as otherwise defined under the laws of the Cayman
Islands from time to time in effect.

          "Share Register": With respect to the Preferred Shares and the ordinary shares, the share register maintained by the Share Registrar.

          "Share Registrar": Maples Finance Limited and any successor thereto.

          "Specified Type": ABS Equipment Leasing Securities, ABS CDO
Securities, ABS Future Flow Securities, ABS Project Finance Securities, ABS
Small Business Loan Securities, ABS Structured Settlement Securities, ABS
Timeshare Securities, Automobile Lease Securities, Automobile Loan Securities,
CBO/CLO Securities, CMBS Conduit Securities, CMBS Credit Tenant Lease
Securities, CMBS Large Loan Securities, CMBS Single Asset Securities, Credit
Card Securities, Home Equity Loan Securities, Insurance Company Guaranteed
Securities, Manufactured Housing Loan Securities, Other CDOs, Residential A
Mortgage Securities, Residential B/C Mortgage Securities, Student Loan
Securities and Trade Receivable Securities. If any type of Collateral Debt
Security is designated as an additional Specified Type, the definition of each
Specified Type of Collateral Debt Security in existence prior to such designation will be construed to exclude such newly-designated Specified Type of
Collateral Debt Security. For the avoidance of doubt, Specified Type does not include mutual fund fee securities, aircraft securities, franchise securities, privately placed securities which the Issuer purchased in reliance upon a
Section 4(2) exemption and Interest Only Securities.

          "Spread Reserve Account": The trust account titled "Spread Reserve
Account", established with the Custodian in the name of the Trustee pursuant to
Section 10.2 hereof.

          "Spread Reserve Required Amount": An amount equal to the product of
[**] and the Notional Amount.

          "Spread Reserve Initial Deposit Date": The first Payment Date on which the aggregate amounts on deposit in the Spread Reserve Account equal the Spread
Reserve Required Amount.

                                       49

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Stated Maturity Date": The Payment Date occurring in August, 2038.

          "Step-Down Bond": A Collateral Debt Security that provides that (i) it does not pay interest over a specified period of time ending prior to its maturity, but which does provide for the payment of interest after the expiration of such specified period or (ii) the interest rate of which decreases over a specified period of time other than due to the decrease of the index relating to a Floating Rate Collateral Debt Security. In calculating any
Collateral Quality Test by reference to the spread (in the case of a floating rate Step-Down Bond) or coupon (in the case of a fixed rate Step-Down Bond) of a
Step-Down Bond, the spread or coupon on any date shall be deemed to be the lowest spread or coupon, respectively, scheduled to apply to such Step-Down Bond on or after such date.

          "Step-Up Bond": A Collateral Debt Security that provides that (i) it does not pay interest over a specified period of time ending prior to its maturity, but which does provide for the payment of interest after the expiration of such specified period or (ii) the interest rate of which increases over a specified period of time other than due to the increase of the index relating to a Floating Rate Collateral Debt Security. In calculating any
Collateral Quality Test by reference to the spread (in the case of a floating rate Step-Up Bond) or coupon (in the case of a fixed rate Step-Up Bond) of a
Step-Up Bond, the spread or coupon on any date shall be deemed to be the spread or coupon stated to be payable in cash and in effect on such date.

          "Structured Finance Obligations": Publicly issued or privately placed securities (excluding, for the avoidance of doubt, any commercial loan) of a
Specified Type that entitle their holders to receive payments that depend primarily on the cash flow from specified financial assets or a specified pool of financial assets, either fixed or revolving, together with any other rights or any other assets designed to assure the servicing or timely distribution of proceeds to such holders.

          "Structured Finance Securities": Securities that entitle the holders thereof to receive payments that depend primarily on the cash flow from or sale proceeds of a specified pool of assets, either fixed or revolving, that by their terms convert into cash within a finite time period, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities; provided that each Structured Finance Security is of a Specified Type.

          "Structuring Agent": American Capital Access Service Corporation, a
Delaware corporation.

          "Structuring Agent Agreement": The Structuring Agent Agreement, dated as of July 14, 2003, between the Issuer, the Co-Issuer and the Structuring
Agent, as amended from time to time in accordance with the terms hereof and thereof.

          "Student Loan Securities": Collateral Debt Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Collateral Debt Securities) on the cash flow from loans made to students (or their parents) to finance educational needs.

          "Subsequent Delivery Date": A date fixed by the Issuer for delivery of a Substitute Collateral Debt Security to be pledged to the Trustee.

          "Substitute Collateral Debt Security": Collateral Debt Securities that are purchased by the Issuer with the proceeds of the Collateral Debt Securities and pledged to the Secured Parties as set forth in this Indenture.

                                       50

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Synthetic Security": Any Collateral Debt Security which is a 100%
collateralized credit linked note whereby the underlying credit default swap or total return swap references a reference entity and which credit linked note is collateralized by one of the following investments:

          (i) cash;

          (ii) direct registered obligations of, and registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the
     United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America, which in each case are not zero coupon securities;

          (iii) demand and time deposits in, certificates of deposit payable within 91 days of issuance of, bankers' acceptances payable within 91 days of issuance issued by, or Federal funds sold by any depository institution or trust company incorporated under the laws of the United States of
     America or any state thereof and subject to supervision and examination by
     Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company
     (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company), at the time of such investment or contractual commitment providing for such investment and throughout the term of the investment, have a credit rating of not less than "Aaa" by Moody's and "AAA" by S&P and
     Fitch, respectively, or "P-1" by Moody's and "A-1+" by S&P and "F1+" by
     Fitch in the case of commercial paper and short-term debt obligations;
     provided that (a) in any case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's and (b) in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than
     "AAA" by S & P;

          (iv) commercial paper or other short-term obligations with a maturity of not more than 91 days from the date of issuance and having at the time of such investment a credit rating of "P-1" by Moody's and "A-1+" by S&P and "F1+" by Fitch; provided that (a) in any case, the issuer thereof must have at the time of such investment a long-term credit rating of not less than "Aa2" by Moody's and (b) if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment and throughout the term of the investment a long-term credit rating of not less than "AAA" by S&P and a long-term credit rating of not less than "AAA" by Fitch;

          (v) a guaranteed reinvestment agreement from a bank (if treated as a deposit by such bank), insurance company or other corporation or entity organized under the laws of the United States of America or any state thereof (if treated as debt by such insurance company or other corporation or entity), under which no payments are subject to any withholding tax or, if subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make "gross up" payments that cover the full amount of any such withholding tax on an after-tax basis; provided that (a)
     each such agreement provides that it is terminable by the purchaser, without premium or penalty, in the event that the rating assigned to such agreement by any of Moody's, S&P or Fitch is at any time lower than the then current ratings assigned to the Synthetic Security and (b) at the time of investment therein and throughout the term of the investment, the issuer of such agreement has a senior unsecured long-term debt rating, issuer rating or counterparty rating of at least "Aaa" by Moody's, a short-term debt rating of "P-1" by Moody's, a short-term debt rating of at least
     "A-1+" by S&P and a long-term debt rating of at least "AAA" by S&P;

                                       51

[**] CONFIDENTIAL TREATMENT REQUESTED

          (vi) any money market fund or similar investment vehicle having at the time of investment therein and throughout the term of the investment a credit rating of "Aaa/MR1+" by Moody's and the highest credit rating assigned by S&P and Fitch; provided that (a) such fund or vehicle is formed and has its principal office outside the United States of America, (b) no income to be received from such fund or vehicle is or shall be subject to deduction or withholding for or on account of any withholding or similar tax and (c) the ownership of an interest in such fund or vehicle shall not subject the Issuer or the Co-Issuer to net income tax in any jurisdiction where it would not otherwise be subject to tax; and

          (vii) such other investments as may be satisfactory to each of the
     Rating Agencies.

          If the Synthetic Security provides for physical settlement, any deliverable obligation must comply with the Eligibility Criteria and such
Synthetic Security shall provide (or contain a warranty by the Synthetic
Security Counterparty) that, unless the Issuer receives an indemnity acceptable to the Issuer from the Synthetic Security Counterparty with respect to the following, delivery of any deliverable obligations thereunder to the Issuer and transfer of such deliverable obligations by the Issuer to a third party shall not require or cause the Issuer to assume, and shall not subject the Issuer to, any obligation or liability (other than immaterial, nonpayment obligations and any assignment or transfer fee in respect of loans). Each Synthetic Security shall contain appropriate limited recourse and non-petition provisions (to the extent that the Issuer has contractual payment or other obligations to the
Synthetic Security Counterparty) equivalent (mutatis mutandis) to those contained in this Indenture.

          "Synthetic Security Counterparty": With respect to any Synthetic
Security, the entity (or guarantor or similar credit support provider of such entity's obligations pursuant to an irrevocable and unconditional guarantee or similar credit support instrument) (i) that is required to make payments on a
Synthetic Security to the extent that a specified Reference Obligor makes payments on a related Reference Obligation, (ii) that, on the date such
Synthetic Security is acquired by the Issuer, shall individually and, together with all other Synthetic Security Counterparties, in the aggregate satisfy the required debt ratings set forth in the table below and (iii) whose inclusion has received a Rating Agency Confirmation. At the time a Synthetic Security is acquired by the Issuer, the percentage of the Aggregate Principal Amount of the
CDS Principal Balance that represents Synthetic Securities entered into by the
Issuer with a single Synthetic Security Counterparty, will not exceed the individual percentage set forth below for the credit rating of such Synthetic
Security Counterparty, and the percentage of the Aggregate Principal Amount of the CDS Principal Balance that represents Synthetic Securities entered into by the Issuer with counterparties having the same credit rating will not exceed the aggregate percentage set forth below for such credit rating:

          Long Term Senior Unsecured Debt Rating of Synthetic Security
Counterparty*:

---------------------------------------------------------------------
                                                        Aggregate
Moody's    S&P     Fitch    Individual Synthetic   Synthetic Security
Rating    Rating   Rating      Security Limit      Counterparty Limit
---------------------------------------------------------------------
  Aaa      AAA       AAA            20.0%                 20.0%
---------------------------------------------------------------------
  Aa1      AA+       AA+            20.0%                 20.0%
---------------------------------------------------------------------
  Aa2       AA        AA            17.5%                 20.0%
---------------------------------------------------------------------
  Aa3      AA-       AA-            15.0%                 15.0%
---------------------------------------------------------------------
  A1        A+        A+            10.0%                 10.0%
---------------------------------------------------------------------
 A2**      A***     A****            5.0%                  5.0%
---------------------------------------------------------------------

----------
*    For purposes of determining compliance with this credit rating requirement, if the actively-monitored Moody's long-term senior unsecured debt rating of a Synthetic Security Counterparty

                                       52

[**] CONFIDENTIAL TREATMENT REQUESTED

     has been put on a watch list for possible downgrade, such credit rating shall be one subcategory below its then current Moody's rating or, if such credit rating has been put on a watch list for possible upgrade, one subcategory above its then current Moody's rating.

**   Applies only so long as Moody's short-term unsecured debt rating is "P-1".

***  Applies only so long as the S&P short-term unsecured debt rating is at least "A-1".

**** Applies only so long as the Fitch short-term unsecured debt rating is at least "F1".

          "Target Par Amount": [**] in principal amount of Collateral Debt
Securities.

          "Target Quarterly Amount": As of any Calculation Date, an amount equal to (a) (x) 1/3 multiplied by (y) the sum of (i) interest scheduled to be received on Quarterly Pay Securities in the related Due Period plus (ii)
interest scheduled to be received on Quarterly Pay Securities in the next two following Due Periods (as adjusted for any sales of Collateral Debt Securities and subsequent reinvestment in Collateral Debt Securities) plus (b) (x) 1/6 multiplied by (y) the sum of (i) interest scheduled to be received on
Semi-Annual Pay Securities in the related Due Period plus (ii) interest scheduled to be received on Semi-Annual Pay Securities in the next five following Due Periods (as adjusted for any sales of Collateral Debt Securities and subsequent reinvestment in Collateral Debt Securities).

          "Third Party Credit Exposure": As of any date of determination, the sum (without duplication) of (i) the Principal Balance of any Synthetic Security
that is a Collateral Debt Security, plus (ii) the Principal Balance of all
Collateral Debt Securities issued by a non-sovereign or sovereign issuer located in a country whose foreign currency issuer credit rating by (x) S&P is less that
"AA" and (y) Fitch is less than "AA", plus (iii) the Principal Balance of each
Collateral Debt Security that consists of a participation interest or of any interest in a lease agreement that has the general characteristics of a loan and is treated as a loan for withholding tax purposes.

          "Total Redemption Amount": With respect to any proposed Redemption
Date, (i) the amounts set forth in clauses (i) through (vii) of the Priority of
Payments, (ii) the Redemption Price of the ABCP Notes or the Funding Notes, as
applicable, and of each Class of Notes in accordance with the Priority of
Payments, (iii) an amount necessary such that the Preferred Shares will have received aggregate distributions equal to the Initial Stated Amount of the
Preferred Shares and (iv) the amounts set forth in clause (xix) of the Priority of Payments.

          "Trade Receivable Securities": Asset Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset Backed Securities) on the cash flow from receivables or contract rights of originators for the provision of goods or services to consumers: (i) the securities evidence the right to receive future cash flows;
(ii) the securities are not backed by existing receivables or contract rights, but rather the ability of the originator to continue to generate sufficient levels of receivables or contract rights in the future; (iii) the securities may be rated higher than the sovereign risk of the country of domicile of the originator; and (iv) the receivables or contract rights represent obligations from a limited number of obligors and accordingly represent an undiversified pool of obligor credit risk.

          "Transaction 1": The meaning specified in the Put Agreement.

          "Transaction 2": The meaning specified in the Put Agreement.

          "Transaction Documents": The meaning specified in Section 7.15(c)
hereof.

                                       53

[**] CONFIDENTIAL TREATMENT REQUESTED

          "Transfer Agent": The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

          "Transferee Certificate": The meaning specified in Section 2.5(b)
hereof.

          "Trust Officer": When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee)
including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

          "Trustee": JPMorgan Chase Bank, a New York banking corporation, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor
Person.

          "Trustee Expenses": With respect to any Payment Date (including without limitation the Final Maturity Date), an amount equal to the sum of all amounts incurred by or otherwise owing to the Trustee accrued during the preceding Due Period in accordance with Section 6.7 hereof (excluding amounts incurred by or otherwise owing to the Trustee pursuant to Section 6.7(a)(iii)
hereof) other than the Trustee Fee.

          "Trustee Fee": With respect to any Payment Date (including without limitation the Final Maturity Date), the fee payable on such Payment Date to
JPMorgan Chase Bank, in its capacity as Trustee, based upon the letter between the Collateral Manager and the Trustee, dated as of June 20, 2003, and based on the average of the CDS Principal Balance on the first day of the related Due
Period and the last day of the related Due Period and, in the event that
JPMorgan Chase Bank has resigned or been removed as Trustee, the fee payable to any successor in respect of the capacity for which such successor has been appointed.

          "UCC": The Uniform Commercial Code as in effect from time to time in the State of New York, or, if, pursuant to the choice of law provisions of the
Uniform Commercial Code, a version thereof as in effect in another jurisdiction applies, then "UCC" means the version in effect in such other jurisdiction.

          "Uncertificated Security": The meaning specified in Section
8-102(a)(18) of the applicable UCC.

          "Underlying CMBS Series": With respect to each Collateral Debt
Security which is a CMBS Security, the related series of commercial mortgage backed certificates of which the CMBS Security is a part.

          "Underlying Instrument": The loan agreement or other agreement pursuant to which a Collateral Debt Security, Eligible Investment or Equity
Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Debt
Security, Eligible Investment or Equity Security or of which the holders of such
Pledged Obligation are the beneficiaries.

          "Unregistered Securities": The meaning specified in Section 5.17(c)
hereof.

          "Weighted Average Life": On any Measurement Date with respect to the portfolio of Collateral Debt Securities as a whole, the number obtained by (i)
summing the products obtained by

                                       54

[**] CONFIDENTIAL TREATMENT REQUESTED

multiplying (a) the Average Life at such time of each Collateral Debt Security by (b) the outstanding Principal Balance of such Collateral Debt Security and
(ii) dividing such sum by the aggregate Principal Balance at such time of all
Collateral Debt Securities.

          "Weighted Average Life Test": A test that shall be satisfied as of any
Measurement Date during any period set forth below if the Weighted Average Life of all Collateral Debt Securities as of such Measurement Date is less than or equal to the number of years set forth in the table below:

   As of any Calculation Date
Occurring during the Period Below   Weighted Average Life (in Years)
---------------------------------   --------------------------------
 Closing - 1.0 year                               [**]
 1.0 year - 2.0 years                             [**]
 2.0 years - 3.0 years                            [**]
 3.0 years - 4.0 years                            [**]
 4.0 years - 5.0 years                            [**]
 5.0 years - maturity                             [**]

          "Weighted Average Spread": As of any date of determination, an amount
(expressed as a percentage) equal to a fraction (expressed as a percentage)
obtained by (i) multiplying the Principal Balance of each Floating Rate
Collateral Debt Security (except Collateral Debt Securities that are currently deferring interest) held in the portfolio as of such date by the current per annum rate at which it pays interest in excess of LIBOR or such other floating rate index upon which such Floating Rate Collateral Debt Security bears interest
(such rate, the "spread"), (ii) summing the amounts determined pursuant to clause (i) and (iii) dividing such sum by the aggregate Principal Balance of all
Floating Rate Collateral Debt Securities held in the portfolio as of such date;
provided that for purposes of calculating the Weighted Average Spread, the spread of any Floating Rate Collateral Debt Securities that bears interest based on a floating-rate index other than One-Month LIBOR shall be deemed to be the excess of (A) the rate at which such Floating Rate Collateral Debt Securities pays interest over (B) One-Month LIBOR.

          For purposes of calculating the Weighted Average Spread, Collateral
Debt Securities that are Defaulted Securities, the Written Down Amount with respect to Written Down Securities, Equity Securities and zero coupon bonds shall be excluded, except for those Defaulted Securities that at the time of such calculation are paying full current interest in cash pursuant to the terms of their respective Underlying Instrument.

          "Withholding Tax Event": A new, or change in any, U.S. or foreign tax statute, treaty, regulation, rule, ruling, practice, procedure or judicial decision or interpretation, occurring in each case after the Closing Date, which results in any portion of any payment due from any obligor under any Collateral
Debt Security becoming properly subject to the imposition of U.S. or foreign withholding tax, which withholding tax is not compensated for by a "gross up"
provision under the terms of the related Collateral Debt Security, and such a tax or taxes, in the aggregate, amounts to [**] or more of the aggregate interest payments on all of the Collateral Debt Securities during the related
Due Period.

          "Withholding Tax Redemption": The Defeasance and/or redemption of the
ABCP Notes, the Funding Notes, if any, the Notes and the Preferred Shares, each in whole but not in part, upon the occurrence of a Withholding Tax Event, at the direction of the Holders of not less than a Majority in number of the
Outstanding Preferred Shares, on any Payment Date.

          "Withholding Tax Redemption Date": Any Payment Date, whether during or after the Reinvestment Period, on which a Withholding Tax Event is continuing and on which the ABCP Notes or

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[**] CONFIDENTIAL TREATMENT REQUESTED

the Funding Notes, as applicable, the Notes and/or the Preferred Shares are optionally Defeasable and/or redeemable.

          "Written Down Amount": With respect to each Written Down Security, the amount by which the original Principal Balance of such Written Down Security is reduced as notified by or on behalf of the related issuer or trustee to the holders of such Written Down Security (including appraisal reductions on CMBS
Securities).

          "Written Down Security": Any Collateral Debt Security as to which the aggregate par amount of such Collateral Debt Security and all other securities secured by the same pool of collateral that rank pari passu with or senior in priority of payment to such Collateral Debt Security exceeds the aggregate par amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such securities (excluding defaulted collateral).

          Section 1.2 Other Definitional Provisions.

          All references in this instrument to designated "Articles",
"Sections", "Subsections" and other subdivisions are to the designated Articles,
Sections, Subsections and other subdivisions of this instrument. Unless otherwise specified, the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular
Article, Section, Subsection or other subdivision.

          Section 1.3 Assumptions as to Collateral Debt Securities and
Collateral.

          (a) Except as otherwise expressly set forth herein, in connection with all calculations required to be made pursuant to this Indenture with respect to
Scheduled Distributions on any Pledged Obligation, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Obligations and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall apply.

          (b) All calculations with respect to Scheduled Distributions on the
Pledged Obligations shall be made on the basis of information as to the terms of each such Pledged Obligation and upon an accounting of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the obligor of such Pledged Obligation, and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

          (c) For each Due Period, the Scheduled Distribution on any Collateral
Debt Security (other than a Defaulted Security and any Collateral Debt
Securities currently deferring interest, each of which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero)
shall be the sum of (i) all cash payments of interest with respect to such
Collateral Debt Security (including any Sale Proceeds representing unpaid interest accrued thereon to the date of the sale thereof to the extent not applied to the purchase of Substitute Collateral Debt Securities or treated as
Collateral Principal Collections, in each case, at the option of the Collateral
Manager, but excluding any unpaid interest accrued on a Defaulted Security or a
Written Down Security to the date of sale) which are received during the related
Due Period (excluding any Purchased Accrued Interest) and (ii) all principal payments (including prepayments, premiums and any payments representing unpaid interest accrued thereon to the date of the sale thereof to the extent applied to the purchase of Substitute Collateral Debt Securities or treated as
Collateral Principal Collections, and Purchased Accrued Interest but excluding, at the option of the Collateral Manager, accrued interest received pursuant to an issuer tender, exchange, consent or similar solicitation) received during the related Due Period on such Collateral Debt Security, to

                                       56

[**] CONFIDENTIAL TREATMENT REQUESTED

the extent not previously reinvested in Substitute Collateral Debt Securities or retained in the Collection Account at the option of the Collateral Manager for subsequent reinvestment pursuant to Article XII hereof, that, if paid as scheduled, will be available in the Collection Account at the end of the Due
Period for payment pursuant to the Priority of Payments; provided that, if the nominal due date for any payment on any Collateral Debt Security or Eligible
Investment occurs on a day during a Due Period that is not a business day under the applicable Underlying Instrument and as a result such payment is paid and received in the following Due Period, then such payment shall be deemed to have been received during the Due Period in which such nominal due date falls if such payment is timely made in accordance with the related Underlying Instrument.

          (d) Each Scheduled Distribution with respect to a Collateral Debt
Security shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the
Collection Account and to earn interest at the Assumed Reinvestment Rate;
provided that, (x) except as expressly set forth herein, Scheduled Distributions shall not include any amount of interest payable on Defaulted Securities as to which the Collateral Manager does not believe will be received in Cash on or before the applicable Due Date; and (y) if the nominal Due Date for any payment on a Collateral Debt Security occurs on a day during a Due Period that is not a business day under the applicable Underlying Instrument and as a result such payment is paid and received in the following Due Period, such payment shall be deemed to have been received during the Due Period in which such nominal Due
Date falls if such payment is timely made in accordance with the related
Underlying Instrument. All funds assumed to earn interest as provided herein shall be assumed to continue to earn interest at the Assumed Reinvestment Rate until the date on which they are applied to purchase additional Collateral Debt
Securities or required to be available in the Collection Account for application, in accordance with the terms hereof, to payment of principal of or interest on the Notes, distributions to the Fiscal Agent, on behalf of the
Issuer, and any other amounts payable or otherwise required to be made available for application in accordance with the terms of this Indenture. Scheduled
Distributions of interest on the Collateral Debt Securities shall be calculated using the interest rates applicable thereto as of the date of determination to the extent the interest rate thereon for future periods has not been determined as of such date of determination.

          (e) Notwithstanding anything to the contrary contained in this
Indenture, if the Trustee receives an Issuer Order or Issuer Request and also receives a Collateral Manager Order or Collateral Manager Request with respect to the same subject matter, the Issuer Order or Issuer Request, as the case may be, shall supersede any such Collateral Manager Order or Collateral Manager
Request and be the controlling order or request hereunder.

          (f) For purposes of any applicable calculation or determination hereunder, the date on which Collateral Debt Securities or Eligible Investments are deemed to be acquired hereunder shall be the trade date (and not the settlement date) for such acquisition.

          (g) With respect to any Collateral Debt Security as to which any interest or other payment thereon is subject to withholding tax of any relevant jurisdiction, each Scheduled Distribution thereon shall, for purposes of the
Principal Coverage Tests and the Collateral Quality Tests, be deemed to be payable net of such withholding tax unless the issuer thereof or obligor thereon is required to make additional payments to fully compensate the Issuer for such withholding taxes (including in respect of any such additional payments). On any date of determination, the amount of any Scheduled Distribution due on any future date shall be assumed to be made net of any such uncompensated withholding tax based upon withholding tax rates in effect on such date of determination.

          (h) With respect to any determination or judgment to be made by the
Collateral Manager hereunder, unless otherwise expressly provided herein, the
Collateral Manager shall be required

                                       57

[**] CONFIDENTIAL TREATMENT REQUESTED

to make such determination or judgment subject to the standard of care imposed on the Collateral Manager under the terms of the Collateral Management
Agreement.

          (i) For purposes of any calculation or determination hereunder, the result of which is expressed as a percentage, such result shall be rounded to the nearest 100th of a percent, unless otherwise specified herein.

                                   ARTICLE II

                                    THE NOTES

          Section 2.1 Forms Generally.

          The Notes and the Trustee's or Authenticating Agent's certificate of authentication thereon (the "Certificate of Authentication") shall be in substantially the forms required by this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the Authorized Officers of the
Co-Issuers executing such Notes as evidenced by such Authorized Officers'
execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the
Note.

          Section 2.2 Form of Notes and Certificate of Authentication.

          (a) Forms Generally. The form of the Notes shall be as set forth in the applicable portion of Exhibits A attached hereto.

          (b) Regulation S Global Notes. The Notes of each Class initially sold to non-U.S. persons (as defined in Regulation S) in offshore transactions in reliance on Regulation S shall be issued in the form of one or more temporary global notes in definitive, fully registered form without interest coupons substantially in the form of Exhibit A-2 attached hereto (each, a "Temporary
Regulation S Global Note"), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, the Depository and for the respective accounts of Euroclear and Clearstream, duly executed by the
Co-Issuers and authenticated by the Trustee or the Authenticating Agent, as hereinafter provided. On or after the first Business Day following the 40th day after the later of the Closing Date and the commencement of the offering of the
Notes (the "Exchange Date"), upon certification that the beneficial interests in such Temporary Regulation S Global Notes are owned by Persons who are not U.S.
persons, such Temporary Regulation S Global Note shall be exchangeable for one or more permanent global notes of the same Class in definitive, fully registered form without interest coupons substantially in the form of Exhibit A-3 attached hereto (each, a "Regulation S Global Note"). Such Regulation S Global Notes
shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, the Depository for the respective accounts of Euroclear and
Clearstream, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent, as hereinafter provided. The Aggregate Principal
Amount of the Temporary Regulation S Global Notes and the Regulation S Global
Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided. The Issuer shall promptly after the Closing Date deliver to the Trustee a certificate identifying the Exchange Date.

                                       58

[**] CONFIDENTIAL TREATMENT REQUESTED

          (c) Rule 144A Definitive Notes. The Notes of each Class sold to any
U.S. Person (as defined in Regulation S) that is a Qualified Institutional Buyer or an Institutional Accredited Investor shall be issued in the form of one or more Definitive Notes in definitive, fully registered form without interest coupons substantially in the form of Exhibit A-1 attached hereto (each, a "Rule
144A Definitive Note"), which shall be registered in the name of the owner or nominee thereof, duly executed by the Co-Issuers and authenticated by the
Trustee or an Authenticating Agent as hereinafter provided.

          (d) Funding Notes. Any Funding Notes issued will be initially sold to the Counterparty and shall be issued in the form of one or more Definitive Notes in definitive, fully registered form without interest coupons substantially in the form of Exhibit A-4 attached hereto (each, a "Funding Note"), which shall be registered in the name of the owner or nominee thereof, duly executed by the
Co-Issuers and authenticated by the Trustee or an Authenticating Agent as hereinafter provided.

          Section 2.3 Authorized Amount and Denominations.

          The Aggregate Principal Amount of the Funding Notes, the Class A-1
Notes, the Class A-2 Notes and the Class B Notes that may be authenticated and delivered under this Indenture is limited to U.S.$1,320,000,000,
U.S.$60,000,000, U.S.$15,000,000 and U.S.$82,500,000, respectively, except for
Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, 2.6 or 8.5 hereof.

          Such Notes shall be divided into four Classes, having designations, original principal amounts, Applicable Periodic Rates and Stated Maturity Dates as follows:

                          Original              Applicable         Stated
Designation           Principal Balance       Periodic Rate     Maturity Date
---------------   ------------------------   ---------------   --------------
Funding Notes     Up to U.S.$1,320,000,000   One-Month LIBOR   August 5, 2038
                                                plus 0.40%
Class A-1 Notes       U.S.$60,000,000        One-Month LIBOR   August 5, 2038
                                                plus 0.60%
Class A-2 Notes       U.S.$15,000,000        One-Month LIBOR   August 5, 2038
                                                plus 0.80%
Class B Notes         U.S.$82,500,000        One-Month LIBOR   August 5, 2038
                                                plus 0.95%

The original principal balance of the Funding Notes shall be equal to the
Aggregate ABCP Principal Component Amount of any Outstanding ABCP Notes as of
the Put Agreement Termination Date (prior to giving effect to the issuance of the Funding Notes).

          Each Class of Notes shall be issuable as of the Closing Date in minimum denominations of U.S.$500,000 and integral multiples of U.S.$1,000 in excess thereof. The Funding Notes shall only be issuable as of the Put Agreement
Termination Date in minimum denominations of U.S.$250,000 and integral multiples of U.S.$1,000 in excess thereof. The denominations of the Notes and the Funding
Notes authorized to be issued under this Section 2.3 are referred to herein in each case as an "Authorized Denomination" and are expressed in terms of the principal amounts thereof at the date of issuance. After issuance, any Note or
Funding Note may fail to be in an Authorized Denomination due to the repayment of principal thereof in accordance with the Priority of Payments or any other applicable provision hereof, and after such repayment the "Authorized
Denomination" of any such Note or Funding Note, for purposes of this Indenture, shall mean the original Authorized Denomination reduced by any such repayment.

                                       59

[**] CONFIDENTIAL TREATMENT REQUESTED

          Section 2.4 Execution, Authentication, Delivery and Dating.

          The Notes and the Funding Notes, if any, shall be executed on behalf of the Co-Issuers by an Authorized Officer of each of the Co-Issuers. The signatures of such Authorized Officers on the Notes or the Funding Notes, if
any, may be manual or facsimile.

          Notes and Funding Notes, if any, bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer of either the Issuer or the Co-Issuer shall bind the Issuer or the Co-Issuer, as applicable, notwithstanding the fact that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or Funding
Notes, as applicable, or did not hold such office at the date of issuance of such Notes or Funding Notes, as applicable.

          At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver the Notes and Funding Notes, if any, executed by the Co-Issuers to the Trustee or an Authenticating Agent for
authentication, and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes or Funding Notes, as applicable, as provided in this Indenture and not otherwise. The signature of a Responsible
Officer of the Trustee or the Authenticating Agent shall be manual.

          Each Note authenticated and delivered by the Trustee or an
Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes and the Funding Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated as of the date of their authentication.

          Notes and Funding Notes, if any, issued upon transfer, exchange or replacement of other Notes or Funding Notes, as applicable, shall be issued in
Authorized Denominations reflecting the original Aggregate Principal Amount of the Notes or Funding Notes, as applicable, so transferred, exchanged or replaced, but shall represent only the Outstanding principal amount of the Notes or Funding Notes, as applicable, so transferred, exchanged or replaced. If any
Note or Funding Note, if any, is divided into more than one Note or Funding
Note, as applicable, in accordance with this Article II, the original Aggregate
Principal Amount of such Note or Funding Note, as applicable, shall be appropriately divided among the Notes or Funding Notes, as applicable, delivered in exchange therefor in accordance with the terms of the transfer or exchange being effected thereby and shall be deemed to be the aggregate original principal amount of such subsequently issued Notes or Funding Notes; provided that each such Note or Funding Note must be issued in an Authorized
Denomination.

          No Note or Funding Note shall be entitled to any benefit under this
Indenture or be valid or obligatory for any purpose, unless there appears on such Note or Funding Note, as applicable, a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the
Authenticating Agent by the manual signature of one of its Responsible Officers, and such certificate upon any Note or Funding Note shall be conclusive evidence, and the only evidence, that such Note or Funding Note has been duly authenticated and delivered hereunder.

          Section 2.5 Registration, Registration of Transfer and Exchange.

          (a) The Issuer shall cause to be kept a register (the "Note Register")
which shall be maintained at the Registered Office (although a duplicate copy may be kept inside the United States of America), in which, subject to such reasonable procedures as it may prescribe, the Issuer shall provide for the registration of the Notes and the Funding Notes, if any, and the registration of transfers and exchanges of the Notes and the Funding Notes, if any. The Trustee
is hereby initially appointed "Note Registrar" for the purpose of registering
Notes and Funding Notes, if any, and transfers and exchanges of such Notes

                                       60

[**] CONFIDENTIAL TREATMENT REQUESTED

and Funding Notes, if any, as herein provided in the duplicate copy of the Note
Register maintained pursuant to the preceding sentence; any changes made by the
Trustee will be promptly forwarded to the Issuer in writing (and upon which writing the Issuer may conclusively rely) who will make the corresponding change in the Note Register. The Issuer shall inform the Trustee of any reasonable procedures it may prescribe pursuant to the first sentence of this Section
2.5(a). In all events, the Trustee shall maintain at its Corporate Trust Office such books and records as it may deem necessary or appropriate in respect of the performance of its function as Note Registrar. In the event that the Trustee is no longer acting in the capacity of the Note Registrar, the Trustee shall promptly inform any such successor Note Registrar of any transfer of record ownership of a Note or Funding Note, if any, so that the successor Note
Registrar may register the same in the Note Register, and upon request at any time the Note Registrar shall provide to the Trustee, the Issuer, the Collateral
Manager or any Noteholder and Funding Noteholder, if any, a current list of
Noteholders or Funding Noteholders, as applicable, as reflected in the Note
Register. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of the Note Registrar.

          The Issuer shall notify the Trustee of any Notes and Funding Notes, if any, owned by or pledged to the Issuer or any of its Affiliates promptly upon the acquisition thereof or the creation of such pledge. Upon the written request of any Noteholder or Funding Noteholder, as applicable, the Note Registrar shall promptly, but in no event later than five (5) Business Days following such request, provide to such Noteholder or Funding Noteholder, as applicable, a list of all other Noteholders or Funding Noteholders, as applicable; provided that the Note Registrar shall have no liability to any Person for furnishing any information contained in the Note Register to any Noteholder and Funding
Noteholder, if any.

          The Note Registrar shall provide the Issuer with a copy of the Note
Register upon its creation and promptly thereafter upon any change to the Note
Register. The Issuer may rely conclusively upon the information provided by the
Note Registrar without any liability on its part.

          If a Person other than the Trustee is appointed by the Issuer as Note
Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the
Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the
Holders of the Notes and the principal amounts and numbers of such Notes and
Funding Notes, if any.

          Subject to the provisions of this Section 2.5, upon surrender for registration of transfer of any Note or Funding Note, if any, the Co-Issuers shall execute, and the Trustee or an Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes or Funding Notes, as applicable, of the same Class, of any Authorized
Denomination and of a like Aggregate Principal Amount.

          Subject to the provisions of this Section 2.5, at the option of the
Holder, Notes and Funding Notes, if any, may be exchanged for other Notes or
Funding Notes, as applicable, of the same Class, in any Authorized Denominations and of a like Aggregate Principal Amount, upon surrender of the Notes or Funding
Notes, as applicable, to be exchanged at the Corporate Trust Office of the
Trustee or such other office as the Trustee may designate for such purposes.
Whenever any Notes and Funding Notes, if any, are surrendered for exchange, the
Issuer and the Co-Issuer shall execute, and the Trustee or an Authenticating
Agent shall authenticate and deliver, the Notes or Funding Notes that the
Noteholder or Funding Noteholder, as applicable, making the exchange is entitled to receive.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          All Notes and Funding Notes, if any, issued and authenticated upon any registration of transfer or exchange of Notes and Funding Notes, if any, shall be the valid obligations of the Co-Issuers, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes or Funding
Notes, as applicable, surrendered upon such registration of transfer or exchange.

          Every Note and Funding Note, if any, presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the
Trustee duly executed by the Holder thereof or its attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Notes or Funding Notes, as applicable, but the
Co-Issuers or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes and Funding Notes, if any.

          (b) No Note or Funding Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, would not require the registration of the Issuer under the Investment Company Act and is exempt under applicable state or foreign securities laws. No Note or Funding
Note may be offered, sold or delivered as part of the distribution by the
Initial Purchaser at any time, or otherwise, until the Exchange Date, within the
United States of America or to, or for the benefit of, U.S. persons except to
Qualified Institutional Buyers or Institutional Accredited Investors. The Notes
and Funding Notes may be sold or resold, as the case may be, to certain Persons in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act. None of the Co-Issuers, the Trustee or any other Person may register the Notes or Funding Notes under the Securities Act or any state or foreign securities laws.

          The Trustee shall require, prior to any sale or other transfer of a
Note or Funding Note, that the Noteholder's or Funding Noteholder's prospective transferee deliver to the Trustee and the Co-Issuers a certificate relating to such transfer in the form of the applicable portion of Exhibit B attached hereto or such other form as may be acceptable to the Trustee and counsel to the
Co-Issuers (each, a "Transferee Certificate").

          (c) The Trustee shall be entitled to rely conclusively on any
Transferee Certificate and shall be entitled to presume conclusively the continuing accuracy thereof from time to time, in each case without further inquiry or investigation. No transfer of any Class B Note will be effective, and
(based on the certifications in the applicable Transferee Certificate) the
Trustee will not recognize any such transfer, if following such transfer, 25% or more of the Outstanding Aggregate Principal Amount of the Class B Notes or the
Preferred Shares would be held by Benefit Plan Investors (either directly or through an insurance company general account). For purposes of such calculation of the Outstanding Aggregate Principal Amount of the Class B Notes and Preferred
Shares, any Class B Notes or Preferred Shares held by any Person (other than a
Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Co-Issuers (or their Affiliates) or that provides investment advice for a fee (direct or indirect) with respect to such assets (or an Affiliate of such a Person) (a "Controlling Person") shall be excluded and not treated as being Outstanding. For purposes of this determination, Class B
Notes or Preferred Shares held by the Collateral Manager, the Trustee, any of their respective Affiliates and Persons that have represented that they are
Controlling Persons shall be disregarded and shall not be treated as
Outstanding.

          (d) At any time when the Co-Issuers are not subject to Section 13 or
15(d) of the Exchange Act or are exempt from reporting requirements pursuant to
Rule 12g3-2(b) thereunder, upon

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the request of any Noteholder or Funding Noteholder, the Trustee, on behalf of the Co-Issuers, shall promptly furnish to such Noteholder, Funding Noteholder or to a prospective purchaser of any Note or Funding Note designated by such
Noteholder or Funding Noteholder, as the case may be, the information which the
Co-Issuers (or the Collateral Manager on behalf of the Co-Issuers) provide to the Trustee and determine to be required to be delivered pursuant to Rule
144A(d)(4) under the Securities Act ("Rule 144A Information") in order to permit compliance by such Noteholder or Funding Noteholder, as applicable, with Rule
144A in connection with the resale of such Note or Funding Note by such
Noteholder or Funding Noteholder, respectively. Upon request by the Co-Issuers, the Trustee shall cooperate with the Co-Issuers in mailing or otherwise distributing (at the Co-Issuers' expense) to such Noteholders, Funding
Noteholders or prospective purchasers, at and pursuant to the Co-Issuers'
written direction, the foregoing materials prepared and provided by the
Co-Issuers; provided that the Trustee shall be entitled to affix thereto or enclose therewith such disclaimers as the Trustee shall deem reasonably appropriate, at its discretion (such as, for example, a disclaimer that such
Rule 144A Information was assembled by the Co-Issuers and not by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof and that it makes no representation as to the sufficiency of such information under Rule
144A or for any other purpose). The Collateral Manager shall cooperate and assist the Co-Issuers in the preparation of the Rule 144A Information.

          (e) The Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or the Investment Company Act, except for monitoring for compliance with Section 2.5(c) hereof and except that, if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferee, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms substantially on its face to the applicable requirements of this Section 2.5.

          (f) For so long as any of the Notes or Funding Notes are Outstanding, the Issuer shall not issue or permit the transfer of any shares (other than the
Preferred Shares) of the Issuer to U.S. persons, and the Co-Issuer shall not issue or permit the transfer of any shares of the Co-Issuer to U.S. persons.

          (g) So long as any Global Note remains Outstanding and is held by or on behalf of the Depositary, transfers and exchanges of such Global Note, in whole or in part, shall only be made in accordance with Section 2.2 hereof and this Section 2.5(g). So long as any Definitive Note remains Outstanding, transfers and exchanges of such Definitive Note, in whole or in part, shall only be made in accordance with this Section 2.5(g).

          (i) Rule 144A Definitive Notes to Regulation S Global Notes. If a
     Holder of a Note represented by a Rule 144A Definitive Note wishes at any time to exchange such Rule 144A Definitive Note for an interest in the corresponding Temporary Regulation S Global Note or Regulation S Global
     Note, or to transfer such Rule 144A Definitive Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding
     Temporary Regulation S Global Note or Regulation S Global Note, such
     Holder, provided such Holder or, in the case of a transfer, the transferee is not a U.S. person, may exchange or transfer, or cause the exchange or transfer of, such Rule 144A Definitive Note for an equivalent beneficial interest in the corresponding Temporary Regulation S Global Note or
     Regulation S Global Note. Upon receipt by the Note Registrar of (A) such
     Holder's Rule 144A Definitive Note properly endorsed for assignment to the transferee, and written instructions from such Holder directing the Note
     Registrar to cause to be credited a beneficial interest in the Temporary
     Regulation S Global Note or Regulation S Global Note of the same Class in an amount equal to the principal amount of such Rule 144A Definitive Note,
     (B) a written order containing information regarding the

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[**] CONFIDENTIAL TREATMENT REQUESTED

     Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the Holder of such Rule 144A Definitive Note stating that the exchange or transfer of such note has been made in compliance with the transfer restrictions applicable to the Temporary Regulation S Global Notes or Regulation S
     Global Notes, including that the Holder or the transferee, as applicable, is not a U.S. person, and that such transfer has been made pursuant to and in accordance with Regulation S and (D) in the case of a transfer, a certificate in the form of Exhibit B-4 attached hereto given by the proposed transferee stating that it is not a U.S. person and certain other information, then the Note Registrar shall cancel such Rule 144A Definitive
     Note in accordance with Section 2.9 hereof, record the transfer in the Note
     Register in accordance with Section 2.5(a) hereof and instruct the
     Depository to increase the principal amount of the Temporary Regulation S
     Global Note or Regulation S Global Note by the aggregate principal amount of the Rule 144A Definitive Note to be exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Temporary Regulation S
     Global Note or Regulation S Global Note of the same Class equal to the amount specified in the instructions received pursuant to clause (A) above.
     Notwithstanding anything else in this Section 2.5(g)(i), prior to the
     Exchange Date a Rule 144A Definitive Note may only be exchanged or transferred for an equivalent beneficial interest in the corresponding
     Temporary Regulation S Global Note. In addition, each transferee holding
     Class B Notes as Temporary Regulation S Global Notes or Regulation S Global
     Notes shall make the representations relating to investments by Benefit
     Plan Investors and Controlling Persons (including, without limitation,
     Benefit Plan Investors or Controlling Persons investing indirectly through an insurance company general account) as provided in Section 2.5(c) hereof.

          (ii) Rule 144A Definitive Note to Rule 144A Definitive Note. If a
     Holder of one or more Rule 144A Definitive Notes wishes at any time to exchange such Rule 144A Definitive Notes for one or more Rule 144A
     Definitive Notes of the same Class of different Aggregate Principal
     Amounts, such Holder may exchange or cause the exchange of such Rule 144A
     Definitive Note for Rule 144A Definitive Notes bearing the same designation as the Rule 144A Definitive Notes endorsed for exchange as provided below.
     Upon receipt by the Note Registrar of (A) such Holder's Rule 144A
     Definitive Notes properly endorsed for such exchange and (B) written instructions from such Holder designating the number and principal amounts of the Rule 144A Definitive Notes to be issued (the Aggregate Principal
     Amounts being equal to the Aggregate Principal Amount of the Rule 144A
     Definitive Notes surrendered for exchange), then the Note Registrar shall cancel such Rule 144A Definitive Notes in accordance with Section 2.9 hereof, record the exchange in the Note Register in accordance with Section
     2.5(a) hereof and, upon execution by the Co-Issuers, authenticate and deliver one or more Rule 144A Definitive Notes bearing the same designation as the Rule 144A Definitive Notes endorsed for exchange, registered in the same name as the Rule 144A Definitive Notes surrendered by such Holder, in different Aggregate Principal Amounts designated by such Holder and in
     Authorized Denominations. In addition, each transferee holding Class B
     Notes as Rule 144A Definitive Notes shall make the representations relating to investments by Benefit Plan Investors and Controlling Persons
     (including, without limitation, Benefit Plan Investors or Controlling
     Persons investing indirectly through an insurance company general account)
     as provided in Section 2.5(c) hereof.

          (iii) Temporary Regulation S Global Note or Regulation S Global Note
     to Rule 144A Definitive Note. If a Holder of a beneficial interest in a
     Global Note wishes at any time to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a Rule 144A
     Definitive Note of the same Class, such Holder may, subject to the rules and procedures of Euroclear, Clearstream and/or the Depository, as the case may be, transfer, or cause the transfer of such interest for an equivalent beneficial interest in one or more such Rule 144A

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[**] CONFIDENTIAL TREATMENT REQUESTED

     Definitive Notes of the same Class as described below. Upon receipt by the
     Note Registrar of (A) instructions given in accordance with the
     Depository's procedures from an Agent Member, or instructions from
     Euroclear, Clearstream and/or the Depository, as the case may be, directing the Trustee to deliver one or more such Rule 144A Definitive Notes, designating the registered name or names, address, payment instructions, the Class and the number and principal amounts of the Rule 144A Definitive
     Notes to be executed and delivered (the Class and the aggregate principal amounts of such Rule 144A Definitive Notes being equal to the aggregate principal amount of the Global Note to be transferred), in authorized denominations, (B) a certificate in the form of Exhibit B-2 attached hereto given by the Holder of such beneficial interest and stating that, in the case of an exchange, the Holder is a Qualified Institutional Buyer, an
     Institutional Accredited Investor or, in the case of a transfer, the Person transferring such interest in such Global Note reasonably believes that the
     Person acquiring such Rule 144A Definitive Note is a Qualified
     Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a certificate in the form of Exhibit B-3 attached hereto given by the proposed transferee stating that it is a Qualified Institutional Buyer or an Institutional Accredited Investor and certain other information, then the Note Registrar shall instruct the Depository to reduce, or cause to be reduced, the applicable Global Note by the aggregate principal amount of the beneficial interest in such Global Note to be transferred and the Note
     Registrar shall record the transfer in the Note Register in accordance with
     Section 2.5(a) and upon execution by the Co-Issuers authenticate and deliver one or more Rule 144A Definitive Notes of the appropriate Class registered in the names specified in the certificate described in clause
     (B) above in principal amounts designated by the transferee (the aggregate of such amounts being equal to the beneficial interest in the Global Notes to be transferred) and in Authorized Denominations. In addition, each transferee holding Class B Notes as Rule 144A Definitive Notes shall make the representations relating to investments by Benefit Plan Investors and
     Controlling Persons (including, without limitation, Benefit Plan Investors or Controlling Persons investing indirectly through an insurance company general account) as provided in Section 2.5(c) hereof.

          If a Holder of a beneficial interest in a Global Note wishes at any time to exchange such interest in a Global Note for one or more Rule 144A
     Definitive Notes of the applicable Class, such Holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in one or more such Rule 144A Definitive Notes as provided below. Upon receipt by the Note Registrar of (A) instructions given in accordance with the
     Depository's procedures from an Agent Member, or instructions from
     Euroclear, Clearstream and/or the Depository, as the case may be, directing the Trustee to deliver one or more Rule 144A Definitive Notes, (B) written instructions from such Holder designating the registered name or names, address and payment instructions of such Holder and the Class and the number and principal amounts of the applicable Rule 144A Definitive Notes to be executed and delivered to such Holder (the Class and the aggregate principal amounts of such Rule 144A Definitive Notes being the same as the beneficial interest in the Global Note to be exchanged) and (C) a certificate in the form of Exhibit B-3 attached hereto given by the proposed transferee stating that it is a Qualified Institutional Buyer or an Institutional Accredited Investor and certain other information, then the Note Registrar shall instruct the Depository to reduce the Global Note by the aggregate principal amount of the beneficial interest in the Global
     Note to be exchanged, shall record the exchange in the Note Register in accordance with Section 2.5(a) and upon execution by the Co-Issuers authenticate and deliver one or more Rule 144A Definitive Notes of the appropriate Class registered as specified in the instructions described in clause (A) above, in Authorized Denominations.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (iv) Funding Note to Funding Note. If a Holder of a Funding Note
     wishes at any time to transfer such Funding Note to another Person, such
     Holder, may transfer, or cause the transfer of, such Funding Note. Upon receipt by the Note Registrar of (A) such Holder's Funding Note properly endorsed for assignment to the transferee and (B)(1) in the case of a transfer pursuant to Rule 144A, a certificate in the form of Exhibit B-3 attached hereto given by the proposed transferee stating that it is a
     Qualified Institutional Buyer or an Institutional Accredited Investor and
     certain other information or (2) in the case of a transfer pursuant to
     Regulation S, a certificate in the form of Exhibit B-4 attached hereto given by the proposed transferee stating that it is not a U.S. person and certain other information, then the Note Registrar shall cancel such
     Funding Note in accordance with Section 2.9 hereof, record the transfer in the Note Register in accordance with Section 2.5(a) hereof and, upon execution by the Co-Issuers, authenticate and deliver one or more Funding
     Notes bearing the same designation as the Funding Notes endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Funding Notes surrendered by the transferor), and in
     Authorized Denominations.

          If a Holder of one or more Funding Notes wishes at any time to exchange such Funding Notes for one or more Funding Notes of different
     Aggregate Principal Amounts, such Holder may exchange or cause the exchange of such Funding Notes bearing the same designation as the Funding Notes endorsed for exchange as provided below. Upon receipt by the Note Registrar of (A) such Holder's Funding Notes properly endorsed for such exchange and
     (B) written instructions from such Holder designating the number and principal amounts of the Funding Notes to be issued (the Aggregate
     Principal Amounts being equal to the Aggregate Principal Amount of the
     Funding Notes surrendered for exchange), then the Note Registrar shall cancel such Funding Notes in accordance with Section 2.9 hereof, record the exchange in the Note Register in accordance with Section 2.5(a) hereof and, upon execution by the Co-Issuers, authenticate and deliver one or more
     Funding Notes bearing the same designation as the Funding Notes endorsed for exchange, registered in the same name as the Funding Notes surrendered by such Holder, in different Aggregate Principal Amounts designated by such
     Holder and in Authorized Denominations.

          (h) No transfer of any Note or Funding Note will be effective, and
(based on the certifications in the applicable Transferee Certificate) the
Trustee will not recognize any such transfer, if it would result in more than
100 Holders to, collectively, beneficially own and control, directly or indirectly the Notes and Funding Notes.

          (i) If Notes or Funding Notes are issued upon the transfer, exchange or replacement of Notes or Funding Notes bearing the applicable legends set forth in the Exhibits attached hereto and if a request is made to remove such applicable legend on such Notes or Funding Notes, the Notes or Funding Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the
Co-Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Co-Issuers (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the
Securities Act, the Investment Company Act, ERISA or the Code or any other applicable law. Upon provision of such satisfactory evidence, the Trustee or an
Authenticating Agent, at the written direction of the Co-Issuers, shall, after due execution by the Co-Issuers, authenticate and deliver Notes or Funding Notes that do not bear such applicable legend.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (j) No transfer of a Note may be made (i) to a transferee that was organized or reorganized for the specific purpose of acquiring such Note, (ii)
to a transferee if additional capital or similar contributions were specifically solicited from any Person owning an equity or similar interest in the transferee for the purpose of enabling the transferee to purchase such Note, (iii) an investment company registered under the Investment Company Act or (iv) if any
Person owning any equity or similar interest in the transferee has the ability to control any investment decision of the transferee or to determine, on an investment-by-investment basis, the amount of such Person's contribution to any investment made by the transferee. Any purported transfer that is not in compliance with this Section 2.5 will be void.

          (k) On or after the Exchange Date, a Temporary Regulation S Global
Note may be exchanged for a corresponding Regulation S Global Note in the form of Exhibit A-3 attached hereto. Any such Regulation S Global Note shall be so issued and delivered in exchange for a Temporary Regulation S Global Note if there shall have been presented to the Trustee a certification that the beneficial interests in such Temporary Regulation S Global Note are owned by
Persons who are not U.S. persons (as defined in Regulation S).

          (l) The Issuer shall have the right under this Indenture to compel any
Holder of Definitive Notes that is a U.S. Person and was not a Qualified
Institutional Buyer or an Institutional Accredited Investor at the time of acquisition of such Notes to sell its interest in the Notes (A) to a person who is a Qualified Institutional Buyer or an Institutional Accredited Investor in a
transaction meeting the requirements of Rule 144A or (B) to a person who is not a U.S. Person in a transaction meeting the requirements of Regulation S, and, if the holder does not comply with such demand made pursuant to this paragraph (l)
within 30 days thereof, the Issuer may sell such Holder's interest in the Note.

          (m) So long as a Temporary Regulation S Global Note or Regulation S
Global Note remains outstanding, transfer of beneficial interests therein shall only be made in accordance with Section 2.2(c) hereof. On or after the Exchange
Date, interests in a Temporary Regulation S Global Note may be exchanged for interests in the corresponding Regulation S Global Note in the form of the applicable portion of Exhibit A hereto.

          (n) Any purported transfer of a Note or Funding Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

          Section 2.6 Mutilated, Destroyed, Lost or Stolen Notes.

          If (i) any mutilated or defaced Note or Funding Note is surrendered to the Trustee, Transfer Agent, Co-Issuer or Issuer, or the Holder of a Funding
Note or Note of any Class certifies to the Trustee, Transfer Agent, Co-Issuer or
Issuer that the Note or Funding Note, as applicable, has been destroyed, lost or stolen, and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be reasonably required by them to save each of them harmless
(an unsecured indemnity agreement of an Institutional Investor organized under the laws of the United States of America or any state in the United States of
America with a net worth of at least U.S.$200,000,000 being deemed sufficient to satisfy such security or indemnity requirement), then, in the absence of notice to the Co-Issuers or the Trustee that such Note or Funding Note, as applicable, has been acquired by a bona fide or protected purchaser, the Co-Issuers shall execute and, upon a written request therefor by the Co-Issuers, the Trustee or an Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, defaced, destroyed, lost or stolen Note or Funding
Note, a new Note or Funding Note, as applicable, of the same Class, tenor and principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note or Funding Note, as applicable, and bearing a number not

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[**] CONFIDENTIAL TREATMENT REQUESTED

contemporaneously outstanding. If, after the delivery of such new Note or
Funding Note a bona fide or protected purchaser of the original Note or Funding
Note, as applicable, in lieu of which such new Note or Funding Note was issued presents such original Note or Funding Note, as applicable, for payment, transfer or exchange, the Co-Issuers and the Trustee shall be entitled to recover such new Note or Funding Note from the Person to whom it was delivered or any Person taking title therefrom, except a bona fide or protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the
Co-Issuers or the Trustee in connection therewith. If any such mutilated, defaced, destroyed, lost or stolen Note or Funding Note shall have become or shall be about to become due and payable in full or shall have been called for redemption in full, instead of issuing a new Note or Funding Note, as applicable, the Co-Issuers may pay such Note or Funding Note without surrender thereof, except that any mutilated or defaced Note or Funding Note shall be surrendered.

          Upon the issuance of any new Note or Funding Note under this Section
2.6, the Issuer, the Co-Issuer or the Trustee may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section 2.6 in exchange for or in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuers, and such new Note shall be entitled, subject to the first paragraph of this Section
2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

          The provisions of this Section 2.6 are exclusive and shall preclude
(to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

          Section 2.7 Payments on the Notes.

          (a) Subject to the Priority of Payments, each Class of Notes
(including the Funding Notes, if any) will provide for (i) the payment of
Periodic Interest on each Payment Date through the Final Maturity Date for such
Class and (ii) the payment of principal on each Payment Date occurring after the
Reinvestment Period, and no principal will be payable in respect of any Class of
Notes on any Payment Date occurring during the Reinvestment Period, except in the event of (A) a Principal Prepayment, (B) a Withholding Tax Redemption of the
Notes, (C) a Ramp-Up Confirmation Failure, (D) payment of any Class B Cumulative
Periodic Rate Shortfall Amount or (E) a liquidation of the Collateral following an Event of Default. All Outstanding principal of each Class of Notes will be payable (unless sooner paid on an earlier Final Maturity Date) on the Stated
Maturity Date for such Class of Notes.

          (b) To the extent Periodic Interest for any Periodic Interest Accrual
Period is not paid on the Class B Notes on any Payment Date on which any ABCP
Note or Funding Note, as applicable, Class A-1 Note or Class A-2 Note remains
Outstanding because insufficient funds are available for such purpose in accordance with the Priority of Payments in Section 11.1(b) hereof, the amount of such shortfall shall not be deemed due and payable hereunder, but the Class B
Cumulative Periodic Rate Shortfall Amount will be increased by the amount of such interest shortfall, which will not be payable as Periodic Interest on any subsequent Payment Date. The Class B Cumulative Periodic Rate Shortfall Amount
as of any Payment Date shall be treated as principal and shall accrue interest for each subsequent Periodic Interest Accrual Period at the Applicable Periodic
Rate for the Class B Notes, and such accrued interest shall be payable on any subsequent Payment Date pursuant to the Priority of

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[**] CONFIDENTIAL TREATMENT REQUESTED

Payments as interest on the Class B Notes or added to the Class B Cumulative
Periodic Rate Shortfall Amount as aforesaid.

          (c) Payments in respect of interest on and principal of any Note shall be made by the Issuer, in U.S. dollars to the Depository or its designee with respect to a Global Note and to the Holder or its nominee with respect to a
Definitive Note, by wire transfer, as directed by the Holder, in immediately available funds to a U.S. dollar account maintained by the Depository or its nominee with respect to a Global Note, and to the Holder or its designee with respect to a Definitive Note; provided that (i) in the case of a Definitive
Note, the Holder thereof shall have provided written wiring instructions to the
Trustee and, if such payment is to be made by a Paying Agent, to such Paying
Agent, on or before the related Record Date; and (ii) if appropriate instructions for any such wire transfer are not received at least 15 Business
Days prior to the relevant Payment Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the
Note Register. Upon final payment due on the Maturity of a Note or Funding Note, if any, the Holder thereof shall present and surrender such Note or Funding
Note, as applicable, at the Corporate Trust Office of the Trustee or at the
office of any Paying Agent on or prior to such Maturity; provided that, if the
Trustee and the Co-Issuers shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note or Funding Note, then, in the absence of notice to the Co-Issuers or the Trustee that the applicable Note or Funding Note has been acquired by a bona fide or protected purchaser, such final payment shall be made without presentation or surrender. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes or Funding Notes, as applicable, shall be given or made only to or upon the order of the registered Holders. Neither the Co-Issuers, the Trustee, nor any Paying Agent shall have any responsibility or liability for any aspects of the records maintained by Euroclear, Clearstream or any of the Agent Members
relating to or for payments made thereby on account of beneficial interests in a
Global Note. In the case where any final payment of principal and interest is to be made on any Note or Funding Note (other than on the Stated Maturity Date thereof), the Co-Issuers or, upon Issuer Request, the Trustee, in the name and at the expense of the Co-Issuers, shall, not more than 30 nor less than ten (10)
days prior to the date on which such payment is to be made, mail (by first-class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Note Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$100,000 original principal amount of Notes or Funding Notes and the place where such Notes or
Funding Notes may be presented and surrendered for such payment.

          (d) Payments in respect of interest on, principal of or any other amounts payable on or in respect of the Notes of any Class (including the
Funding Notes, if any) on any Payment Date shall be paid to the Holders of the
Notes of such Class or Funding Notes as of the related Record Date.

          (e) Interest on the Notes and Funding Notes shall be computed for each
Periodic Interest Accrual Period on the basis of a 360-day year and the actual number of days in which the respective Notes or Funding Notes, as applicable, were Outstanding in such Periodic Interest Accrual Period.

          (f) If any Payment Date or any other date for the payment of the principal of, or interest on, or any other amount payable on or in respect of any Note or Funding Note is not a Business Day, then payment need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date or other date for the payment of the principal of, or interest on, or any other amount payable on or in respect of, any Note or Funding Note, as the case may be, and additional interest shall accrue for any additional days that payment is delayed as a result thereof.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (g) Subject to Section 7.3 hereof, principal of, interest on and all other amounts payable on or in respect of the Notes and Funding Notes and any other obligations of the Co-Issuers under this Indenture will constitute limited recourse obligations of the Issuer and non-recourse obligations of the Co-Issuer payable solely from the Collateral, and following realization of the Collateral any obligations of the Co-Issuers and any claim against the Co-Issuers in respect of the Notes or under this Indenture shall be extinguished and shall not thereafter revive. None of the Issuer, the Co-Issuer or the Collateral Manager
or any of their respective agents, partners, beneficiaries, officers, directors, employees or any Affiliate of any of them or any of their respective successors or assigns shall be personally liable for any amounts payable, or performance due, under the Notes, Funding Notes, if any, or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the
Notes or Funding Notes or secured by this Indenture until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any
Person to name the Co-Issuers as parties defendant in any action or suit or in the exercise of any other remedy under the Notes or Funding Notes or in this
Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person.

          (h) No payment shall be made to the Holder of any beneficial interest in a Temporary Regulation S Global Note unless such Holder has provided
Euroclear or Clearstream or the participant organization through which it holds such interest with a certificate certifying that such Holder is not a U.S.
person (as defined in Regulation S).

          (i) As a condition to the payment of principal of, interest on and all other amounts payable on or in respect of the Notes and Funding Notes without the imposition of U.S. withholding tax, any Paying Agent shall require certification acceptable to it to enable the Issuer, the Co-Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Note or Funding Note, as applicable, under any present or future law or regulation of the United States of America or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

          (j) Subject to Section 7.3 hereof and notwithstanding any other provision of this Indenture, the obligations of the Co-Issuers under the Notes and the Funding Notes, this Indenture or any other Transaction Document are limited recourse obligations of the Issuer or Co-Issuers, as the case may be, payable solely from the Collateral and, following realization of the Collateral, any claims of the Noteholders, the other Secured Parties, the Paying Agents, the
Transfer Agent, the Fiscal Agent, the Note Registrar, the Share Registrar, the
Custodian, the Calculation Agent, the Authentication Agent and any other parties to the Transaction Documents shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, member, director, employee, security holder or incorporator of either of the Co-Issuers or their respective successors or assigns for any amounts payable under the Notes, the
Funding Notes, this Indenture or any other Transaction Document. It is understood that the foregoing provisions of this paragraph (l) shall not (i)
prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii)
constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or Funding Notes, if any, or secured by this Indenture or payable under any other Transaction Document until such Collateral has been realized, whereupon any such outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this paragraph (l) shall not limit the right of any Person to name the Issuer or the
Co-Issuer as a party defendant in any Proceeding or in the

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exercise of any other remedy under the Notes, the Funding Notes, if any, or this
Indenture or any other Transaction Document, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

          Section 2.8 Persons Deemed Owners.

          Except as may be otherwise expressly agreed in writing, the
Co-Issuers, the Trustee and the Collateral Manager and any agent of the
Co-Issuers, the Trustee and the Collateral Manager shall treat the Person in whose name any Note or Funding Note is registered as it appears on the Note
Register as of the applicable Record Date as the owner of such Note or Funding
Note, as applicable, for the purpose of receiving payments of principal of and interest on such Note or Funding Note and for all other purposes whatsoever
(whether or not such Note or Funding Note is overdue), and none of the Issuer, the Co-Issuer, the Trustee or the Collateral Manager, or any agent of any of them, shall be affected by notice to the contrary.

          Section 2.9 Cancellation.

          All Notes and Funding Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed destroyed, lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee on behalf of the Issuer and shall be promptly canceled by it. No Notes or Funding
Notes shall be authenticated in lieu of or in exchange for any Notes or Funding
Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes or Funding Notes held by the Trustee shall be handled by the Trustee in accordance with its standard retention policy unless the Collateral Manager shall direct by a Collateral Manager Order that they be returned to the Issuer.

          Section 2.10 Definitive Notes.

          (a) A Global Note deposited with the Depository pursuant to Section
2.2 hereof shall be transferred in the form of a Definitive Note to the beneficial owners thereof only if such transfer complies with Section 2.5 of this Indenture and either (i) the Depository notifies the Co-Issuers that it is unwilling or unable to continue as depository for such Global Note or if at any time the Depository, Clearstream or Euroclear, as applicable, ceases to be a
Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after such notice or (ii) as a result of any amendment to or change in the laws or regulations of the Cayman Islands, or of any authority therein or thereof having power to tax, or in the interpretation or administration of such laws or regulations which become effective on or after the Execution Date, the Issuer, the Trustee, the
Fiscal Agent or the Paying Agent becomes aware that it is or will be required to make any deduction or withholding from any payment in respect of the Global
Notes which would not be required if the Global Notes were not represented by a global certificate, definitive physical certificates will be issued in exchange for the applicable Global Notes to the beneficial owners thereof.

          Any Global Note that is transferable in the form of a Definitive Note to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depository to the New York Presenting Agent to be so
transferred, in whole or from time to time in part, without charge, and the
Co-Issuers shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal Aggregate Principal
Amount of definitive physical certificates (pursuant to the instructions of the
Depository) in Authorized Denominations. Any Definitive Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by
Section 2.5(m) hereof, bear the legends set forth in the applicable Exhibit hereto and shall be subject to the transfer restrictions referred to in such legends.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          Subject to the provisions of paragraph (b) of this Section 2.10, the
Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent
Members, to take any action which a Holder is entitled to take under this
Indenture or the Notes.

          In the event of the occurrence of either of the events specified subclauses (i) and (ii) of subsection (a) of this Section 2.10, the Co-Issuers will promptly make available to the Trustee a reasonable supply of Definitive
Notes in definitive, fully registered form without interest coupons. The
Definitive Notes shall be in substantially the same form as the Exhibits to this
Indenture with such changes therein as the Co-Issuers and Trustee shall agree and the Co-Issuers or the Issuer, as applicable, shall execute, and the Trustee shall authenticate and deliver, in exchange for the Global Note or Global Notes, as the case may be, the same Aggregate Principal Amount of Definitive Notes of
Authorized Denominations.

          All Notes sold to U.S. Persons shall be issued in the form of
Definitive Notes.

          Section 2.11 Notes Beneficially Owned by Persons Not Qualified
Institutional Buyers or Institutional Accredited Investors.

          (a) Notwithstanding anything to the contrary elsewhere in this
Indenture, any transfer of a Rule 144A Definitive Note to a U.S. person (as defined in Regulation S) that is not a Qualified Institutional Buyer or an
Institutional Accredited Investor shall be null and void, and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

          (b) If any U.S. person (as defined in Regulation S) that is not a
Qualified Institutional Buyer or an Institutional Accredited Investor shall become the owner of a beneficial interest in any Rule 144A Definitive Note (any such person, a "Non-Permitted Holder"), the Issuer or the Trustee on its behalf shall, promptly after discovery that such person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice by the Trustee or the
Co-Issuer to the Issuer), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest to a Person that is not a
Non-Permitted Holder within 30 days of the date of such notice. If such
Non-Permitted Holder fails to so transfer its Notes, the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or such Non-Permitted Holder's interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Trustee acting on behalf of the Issuer, shall select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. However, the Issuer or the
Trustee may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other
Person in the chain of title from the Holder to the Non-Permitted Holder, by their acceptance of an interest in the Notes, agree to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale, shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

          Section 2.12 Tax Treatment.

          Each Holder shall timely furnish the Issuer or its agents any U.S.
Federal income tax form or certification (such as Internal Revenue Service
("IRS") Form W-8BEN (Certification of Foreign Status) (with Part III marked),
IRS Form W-8IMY (Certification of Foreign Intermediary Status of

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[**] CONFIDENTIAL TREATMENT REQUESTED

Beneficial Ownership), IRS Form W-9 (Request for Taxpayer Identification Number
and Certification) or IRS Form W-8ECI (Certification of Foreign Person's Claim
for Exemption from Withholding on Income Effectively Connected with Conduct of a
U.S. Trade or Business) or any successors to such IRS forms) that the Issuer or its agents may reasonably request and shall update or replace such form or certification in accordance with its terms or its subsequent amendments or upon reasonable request.

          For U.S. Federal income tax purposes, the Issuer and each Holder of any Note or Funding Note, by acceptance of such Note or Funding Note, each agree to treat such Note or Funding Note as debt of the Issuer for U.S. Federal, state and local income and franchise tax purposes.

          Section 2.13 No Gross Up.

          The Issuer shall not be obligated to pay any additional amounts to the
Holders or beneficial owners of the Notes or Funding Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

                                   ARTICLE III

                   CONDITIONS PRECEDENT AND SECURITY INTERESTS

          Section 3.1 General Provisions.

          (a) (i) Execution Date. On the Execution Date, all of the Transaction
Documents will be executed by the Co-Issuers and the obligation of the
Co-Issuers to execute and deliver to the Trustee for authentication on behalf of the Co-Issuers, the Class A Notes and Class B Notes on the Closing Date shall be subject to the receipt, as applicable, by the Trustee of the following:

          (1) Officers' Certificates of the Co-Issuers Regarding Corporate
     Matters. An Officer's Certificate of each of the Co-Issuers (A) evidencing the authorization by Board Resolution of the execution and delivery of this
     Indenture and the other Transaction Documents to which it is a party and
     (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Execution Date and (3) the
     Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

          (2) Governmental Approvals. From each of the Co-Issuers either (x) a certificate or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to each of the Co-Issuers that the authorization, approval or consent of no other governmental body is required for the valid issuance of the Securities
     (other than the Funding Notes), or (y) an Opinion of Counsel to each of the
     Co-Issuers to the effect that no consent or approval of, or other action by, any administrative or governmental body which has not been obtained or taken is required for the valid issuance of the Securities (other than the
     Funding Notes).

          (3) Co-Issuers' U.S. Counsel Opinion. An opinion of Milbank, Tweed,
     Hadley & McCloy LLP, special U.S. counsel to the Co-Issuers, dated the
     Execution Date, substantially in the form of Exhibit C-1 attached hereto.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (4) Counterparty Opinion. An opinion of Milbank, Tweed, Hadley &
     McCloy LLP, counsel to the Counterparty, dated the Execution Date, substantially in the form of Exhibit C-2 hereto.

          (5) Internal Counterparty Opinion. An opinion of internal counsel to the Counterparty, dated the Execution Date, substantially in the form of
     Exhibit D hereto.

          (6) Issuer's Cayman Counsel Opinion. An opinion of Maples and Calder,
     Cayman Islands counsel to the Issuer, dated the Execution Date, substantially in the form of Exhibit E attached hereto.

          (7) Collateral Manager's Counsel Opinion. An opinion of counsel to the
     Collateral Manager, dated the Execution Date, substantially in the form of
     Exhibit F attached hereto.

          (8) Trustee's Counsel Opinion. An opinion of Gardere Wynne Sewell LLP, counsel to the Trustee, dated the Execution Date, substantially in the form of Exhibit G attached hereto.

          (9) Officer's Certificates of Co-Issuers Regarding Indenture. An
     Officer's Certificate or Certificates stating that neither of the
     Co-Issuers is in Default under this Indenture and that the issuance of the
     Preferred Shares and the issuance of the Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the respective Co-Issuer's organizational documents and any indenture or other agreement or instrument to which the Issuer or the
     Co-Issuer, as applicable, is a party or by which the Issuer or the
     Co-Issuer, as applicable, is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer or the
     Co-Issuer, as applicable, is a party or by which the Issuer or the
     Co-Issuer, as applicable, is bound or to which the Issuer or the Co-Issuer, as applicable, is subject and that all conditions precedent provided in this Section 3.1(a)(i) hereof have been complied with. The Officer's
     Certificate of the Issuer shall also state that, to the best of the
     Officer's knowledge, all of its representations and warranties contained herein are true and correct as of the Execution Date.

          (10) Transaction Documents. An executed counterpart of each of the
     Transaction Documents;

          (11) UCC-1s. UCC-1 Financing Statements naming the Issuer as debtor and the Trustee as secured party, suitable for filing in the District of
     Columbia;

          (12) Irish Listing. An Officer's Certificate of the Issuer to the
     effect that application will be made to the Irish Stock Exchange to admit the Notes to the Daily Official List.

          (13) Rating Letters. An Officer's Certificate of the Issuer to the
     effect that attached thereto is a true and correct copy of: (A) a letter signed by Moody's confirming that the ABCP Notes have been rated "P-1"
     (short-term) by Moody's, the Class A-1 Notes have been rated "Aaa" by
     Moody's, the Class A-2 Notes have been rated "Aaa" by Moody's and the Class
     B Notes have been rated at least "A2" by Moody's (provided such rating of the Class B Notes addresses the ultimate receipt of principal payments based on expected loss posed to Class B Noteholders relative to the promise of receiving the present value of such payments using the discount rate of zero and does not address any other payments, including payment of interest); (B) a letter signed by S&P confirming that the ABCP Notes have been rated "A-1+" (short-term) by S & P; and (C) a letter signed by Fitch confirming that the ABCP Notes have been rated "F1+" (short-term) by Fitch, the Class A-1 Notes have been rated "AAA" by Fitch, the Class A-2 Notes

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[**] CONFIDENTIAL TREATMENT REQUESTED

     have been rated "AAA" by Fitch and the Class B Notes have been rated at least "A-" by Fitch (provided such rating of the Class B Notes addresses the ultimate receipt of scheduled principal payments and does not address payment of interest) and that, in each case, such ratings are in full force and effect on the Execution Date.

          (14) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (14) shall imply or impose a duty on the part of the Trustee to require any other documents.

          (ii) Closing Date Issuance of Notes. On the Closing Date, all of the
Class A-1 Notes, the Class A-2 Notes and the Class B Notes will be executed by the Co-Issuers and delivered to the Trustee for authentication on behalf of the
Co-Issuers, and thereupon the same shall be authenticated and delivered by the
Trustee (or an Authenticating Agent on its behalf) upon Issuer Request and upon compliance with the conditions of Section 3.2 hereof and upon receipt, as applicable, by the Trustee of the following:

          (1) Officers' Certificates of the Co-Issuers Regarding Corporate
     Matters. An Officer's Certificate of each of the Co-Issuers (A) evidencing the authorization by Board Resolution of the execution, authentication and delivery of the Notes (other than the Funding Notes) and, in the case of the Issuer, the issuance of the Preferred Shares and specifying the Stated
     Maturity Dates, original Aggregate Principal Amount and Applicable Periodic
     Rate of each Class of Notes to be authenticated and delivered and the
     Scheduled Preferred Shares Redemption Date, (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof,
     (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon and (C) in the case of the Issuer, evidencing the issuance, terms and number of Preferred Shares issued on the Closing Date, and that each of the foregoing is in accordance with the terms of the
     Preferred Share Documents.

          (2) Issuer's Cayman Counsel Opinion. A bring-down opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Closing Date.

          (3) [Reserved].

          (4) Trustee's Counsel Opinion. A bring-down opinion of Gardere Wynne
     Sewell LLP, counsel to the Trustee, dated the Closing Date.

          (5) Officer's Certificates of Co-Issuers Regarding Indenture. An
     Officer's Certificate or Certificates stating that neither of the
     Co-Issuers is in Default under this Indenture and that the issuance of the
     Preferred Shares and the issuance of the Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the respective Co-Issuer's organizational documents and any indenture or other agreement or instrument to which the Issuer or the
     Co-Issuer, as applicable, is a party or by which the Issuer or the
     Co-Issuer, as applicable, is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer or the
     Co-Issuer, as applicable, is a party or by which the Issuer or the
     Co-Issuer, as applicable, is bound or to which the Issuer or the Co-Issuer, as applicable, is subject and that all conditions precedent provided in this Section 3.1(a)(ii) hereof and all requirements under Sections 3.2 and
     3.3 hereof and all conditions precedent otherwise provided in this
     Indenture relating to the authentication and delivery of the Notes applied for by it and, with respect to the Issuer only, all conditions precedent provided in the Preferred Share Documents for the issuance of the Preferred
     Shares have been complied with, and that all

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[**] CONFIDENTIAL TREATMENT REQUESTED

     expenses due or accrued with respect to the offering of the Notes and, with respect to the Issuer only, the Preferred Shares, or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer's Certificate of the Issuer shall also state that, to the best of the Officer's knowledge, all of its representations and warranties contained herein are true and correct as of the Closing Date.

          (6) Accountants' Certificate. An Accountants' Certificate in form and substance acceptable to the Issuer and the Collateral Manager (A)
     confirming the information (including the margin) with respect to each
     Initial Collateral Debt Security set forth on the Schedule of Collateral
     Debt Securities attached as Schedule 1 hereto and the appendix thereto and the information provided by the Issuer with respect to every other asset included in the Collateral, by reference to such sources as shall be specified therein and (B) providing calculation of each of the Portfolio
     Percentage Limitations, the Principal Coverage Tests and the Collateral
     Quality Tests and specifying the procedures undertaken by them to review data and computations relating to the foregoing.

          (7) Issuer Order for Authentication of Notes. An Issuer Order signed by the Co-Issuers directing the Trustee to authenticate the Notes in the amounts set forth therein, registered in the name(s) set forth therein or as otherwise provided to the Trustee by the Co-Issuers or at their direction and to make delivery thereof to the Co-Issuers or as they may otherwise direct therein;

          (8) Certificate of Collateral Manager Regarding Collateral. An
     Officer's Certificate from the Collateral Manager dated the Closing Date, to the effect that, in the case of each Collateral Debt Security pledged to the Trustee for inclusion in the Collateral, on the Closing Date and immediately prior to the delivery thereof on the Closing Date:

               (A) the Issuer is the owner of such Collateral Debt Security free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing
          Date and except for those Granted pursuant to this Indenture;

               (B) the Issuer has acquired its ownership in such Collateral Debt
          Security in good faith without notice of any adverse claim, except as described in paragraph (A) above;

               (C) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Debt Security (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released prior to the Closing Date or is being released on the
          Closing Date) other than interests Granted pursuant to this Indenture;

               (D) the Issuer has full right, and has received all consents and approvals required by the related Underlying Instruments, to Grant a security interest in and assign and pledge such Collateral Debt
          Security to the Trustee;

               (E) the information set forth with respect to such Collateral
          Debt Security in the Schedule of Collateral Debt Securities attached as Schedule 1 hereto is correct;

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (F) to the best knowledge of the Collateral Manager, such
          Collateral Debt Security satisfies the requirements of the definition of the term "Collateral Debt Security" and of Section 3.1(a)(ii)(11);

               (G) upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Debt Securities and other Collateral; and

               (H) such Collateral Debt Security constitutes a securities entitlement, instrument, general intangible or deposit account under the UCC.

          (9) Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed by an Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of [**] from the proceeds of the issuance of the
     Notes and the Preferred Shares into the Collection Account.

          (10) Preferred Shares. Copies of executed share certificates in respect of the Preferred Shares.

          (11) Grant of Collateral Debt Securities and Collateral. (A) The Grant
     pursuant to the Granting Clause of this Indenture of all of the Issuer's right, title and interest in and to the Collateral Debt Securities pledged to the Trustee for inclusion in the Collateral on the Closing Date securing the Notes and Delivery of such Collateral Debt Securities (including any promissory notes and all other Underlying Instruments related thereto to the extent received by the Issuer) to the Trustee or the Custodian as contemplated by Section 3.4 hereof and (B) evidence of the registration on the Issuer's Register of Mortgages and Charges of the security interest
     Granted by the Issuer hereunder.

          (12) Accounts. The Accounts shall have been established pursuant to
     Section 10.2 hereof, and the Trustee shall have certified thereto by causing the execution and delivery of a certificate of an Authorized
     Officer of the Trustee.

          (13) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (13) shall imply or impose a duty on the part of the Trustee to require any other documents.

          (b) Put Agreement Termination Date Issuance of Funding Notes. On the
Put Agreement Termination Date, the Funding Notes will be executed by the
Co-Issuers and delivered to the Trustee for authentication on behalf of the
Co-Issuers, in the amount and with the interest rate set forth in Section 2.3 hereof, and thereupon the same shall be authenticated and delivered by the
Trustee (or an Authenticating Agent on its behalf) upon Issuer Request and upon receipt by the Trustee of the following:

          (i) Officer's Certificates of Co-Issuers Regarding Funding Notes. An
     Officer's Certificate of each of the Co-Issuers evidencing the execution, authentication and delivery of the Funding Notes and specifying the Stated
     Maturity Date, original Aggregate Principal Amount and Applicable Periodic
     Rate of the Funding Notes to be authenticated and delivered.

          (ii) Governmental Approvals. From each of the Co-Issuers either (x) a certificate other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to each of the Co-Issuers that the authorization, approval or consent of no other governmental body is required for the valid issuance of the Funding Notes, or (y) an Opinion of Counsel to each of the Co-Issuers to the effect that no consent or approval of, or other

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[**] CONFIDENTIAL TREATMENT REQUESTED

     action by, any administrative or governmental body which has not been obtained or taken is required for the valid issuance of the Funding Notes.

          (iii) Co-Issuers' U.S. Counsel Opinion. An opinion of Milbank, Tweed,
     Hadley & McCloy LLP, Schulte Roth & Zabel LLP or any other nationally recognized U.S. counsel satisfactory to the Trustee, counsel to the
     Co-Issuers, dated the Put Agreement Termination Date, substantially in the form of Exhibit C-1 attached hereto.

          (iv) Trustee's Counsel Opinion. An opinion of Gardere Wynne Sewell LLP or any other nationally recognized U.S. counsel satisfactory to the
     Trustee, counsel to the Trustee, dated the Put Agreement Termination Date, substantially in the form of Exhibit G attached hereto.

          (v) Officer's Certificates of Co-Issuers Regarding Indenture. An
     Officer's Certificate or Certificates stating that neither of the
     Co-Issuers is in Default under Section 5.1(e), (g), (h) or (i) hereof and that the issuance of the Funding Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the respective Co-Issuer's organizational documents and any indenture or other agreement or instrument to which the Issuer or the Co-Issuer, as applicable, is a party or by which the Issuer or the Co-Issuer, as applicable, is bound or any order of any court or administrative agency entered in any Proceeding to which the Issuer or the Co-Issuer, as applicable, is a party or by which the Issuer or the Co-Issuer, as applicable, is bound or to which the Issuer or the Co-Issuer, as applicable, is subject and that all conditions precedent provided in this
     Section 3.1(b) and all conditions precedent otherwise provided in this
     Indenture relating to the authentication and delivery of the Funding Notes applied for have been complied with and that all expenses due or accrued with respect to the issuance of the Funding Notes have been paid or reserves therefor have been made. The Officer's Certificate of the Issuer shall also state that, to the best of the Officer's knowledge, all of its representations and warranties contained herein are true and correct as of the Put Agreement Termination Date.

          (vi) Issuer Order for Authentication of the Funding Notes. An Issuer
     Order signed by the Co-Issuers directing the Trustee to authenticate the
     Funding Notes in the amounts set forth therein, registered in the name(s)
     set forth therein or as otherwise provided to the Trustee by the Co-Issuers or at their direction and to make delivery thereof to the Co-Issuers or as they may otherwise direct therein.

          (vii) Officer's Certificate Regarding Put Agreement. An Officer's
     Certificate or Certificates stating that the Conditions to Purchase under the Put Agreement are satisfied.

          Section 3.2 Representations as to Collateral.

          (a) The Issuer hereby represents and warrants to the Secured Parties as follows (which representations shall be deemed to be repeated on each day on which the Issuer acquires new Collateral):

          (i) This Indenture creates a valid and continuing security interest
     (as defined in the applicable Uniform Commercial Code) in the Collateral in favor of the Trustee, which security interest is prior to all other liens, charges, claims, security interests, mortgages and other encumbrances, and is enforceable as such as against creditors of and purchasers from the
     Issuer.

          (ii) The Issuer has good and marketable title and is the owner of each item of Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever except

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[**] CONFIDENTIAL TREATMENT REQUESTED

     for (1) those which are being released on the Closing Date and (2) those granted pursuant to this Indenture.

          (iii) The Issuer has not assigned, pledged or otherwise encumbered any interest in the Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released prior to the Closing
     Date or is being released on the Closing Date) other than interests granted pursuant to this Indenture.

          (iv) The Issuer has full right, and has received all consents and approvals required by the related Underlying Instruments, to grant a security interest in its rights in the Collateral to the Trustee.

          (v) Each Collateral Debt Security included in the Collateral satisfied the requirements of the definition of the term "Collateral Debt Security"
     as of the date the Issuer committed to purchase the same.

          (vi) All Collateral Debt Securities (other than "general intangibles"
     within the meaning of the applicable Uniform Commercial Code), Equity
     Securities and Eligible Investments have been and will have been credited to one of the Accounts. The securities intermediary for each Account has agreed to treat all assets credited to the Accounts as "financial assets"
     within the meaning of the applicable Uniform Commercial Code.

          (vii) The Issuer has pledged to the Trustee all of the Issuer's right, title and interest in and to each Collateral Debt Security included in the
     Collateral pursuant to the Granting Clauses of this Indenture and has delivered each such Collateral Debt Security (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) to the Trustee or the Custodian as contemplated by Section
     3.4 hereof.

          (viii) The Collateral constitutes "general intangibles", "certificated securities", "instruments", "securities entitlements", "uncertificated securities", each within the meaning of the applicable Uniform Commercial
     Code, and/or such other category of collateral under the applicable Uniform
     Commercial Code as to which the Issuer has complied with its obligations under Section 3.2(b) hereof.

          (ix) The Issuer has caused the filing of appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the portion of the Collateral pledged to the Trustee hereunder that may be perfected by the filing of Financing Statements. All financing statements filed in connection herewith contain a statement to the following effect:
     "A security interest in any collateral described in this financing statement will violate the rights of the secured party named herein".

          (x) The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (1)
     relating to the security interest granted to the Trustee hereunder, (2)
     that has been terminated or (3) that names the Trustee as the secured party. On the date of this Indenture, the Issuer is not aware of any judgment, Pension Benefit Guaranty Corporation or tax lien filings against the Issuer.

          (xi) The Issuer has delivered to the Trustee a fully executed agreement pursuant to which the securities intermediary for each Account has agreed to comply with all instructions

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[**] CONFIDENTIAL TREATMENT REQUESTED

     originated by the Trustee directing disposition of the funds in such
     Account without further consent by the Issuer.

          (xii) Notwithstanding anything contained herein to the contrary, all original executed copies of each "instrument" (as defined in each applicable Uniform Commercial Code) that constitutes or evidences the
     Collateral have been delivered to the Custodian, to the extent received by the Issuer. The Issuer has received a written acknowledgment from the
     Custodian that the Custodian is holding all such instruments that constitute or evidence the Collateral solely on behalf and for the benefit of the Trustee. None of such instruments that constitute or evidence the
     Collateral has any marks or notations indicating that they are then pledged to any Person other than the Trustee.

          (xiii) The Accounts are not in the name of any person other than the
     Issuer or the Trustee. The Issuer has not consented to the securities intermediary of any Account to comply with instructions of any person other than the Trustee.

          (xiv) All "certificated securities" (as defined in each applicable
     Uniform Commercial Code) that constitute or evidence the Collateral have been delivered to the Custodian, to the extent received by the Issuer, registered in the name of the Custodian or indorsed to the Custodian. The
     Issuer has received a written acknowledgment from the Custodian that the
     Custodian is holding all such certificated securities that constitute or evidence the Collateral solely on behalf and for the benefit of the
     Trustee.

          (xv) The Issuer has caused all "uncertificated securities" (as defined in each applicable UCC) that constitute or evidence the Collateral to be registered in the name of the Custodian.

          (xvi) Upon grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral.

          (b) If the Issuer acquires Collateral that is not "general intangibles", "certificated securities", "instruments", "securities entitlements", "uncertificated securities", each within the meaning of the applicable Uniform Commercial Code, and/or another category of collateral under the applicable Uniform Commercial Code as to which the Issuer has complied with its obligations under this Section 3.2(b), then on or prior to the date on which the Issuer acquires such Collateral, the Issuer (or the Collateral Manger on behalf of the Issuer) shall notify Moody's, S&P and Fitch of its acquisition or intended acquisition of such Collateral and the Issuer shall represent to
Moody's, S&P, Fitch and the Trustee (for the benefit of the Secured Parties) as to the category of such Collateral under the applicable Uniform Commercial Code and shall make such further representations as to the perfection and priority of the security interest in such Collateral Granted hereunder as shall be acceptable to Moody's, S&P and Fitch.

          Section 3.3 Purchase of Initial Collateral Debt Securities.

          (a) On the Closing Date, the Issuer shall Deliver to the Trustee the
Initial Collateral Debt Securities acquired on or before the Closing Date for inclusion in the Collateral, and such Initial Collateral Debt Securities, together with the Initial Collateral Debt Securities with respect to which the
Issuer has, on or before the Closing Date, made a firm commitment to acquire after the Closing Date, shall satisfy the definition of Collateral Debt
Securities.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (b) The Collateral Manager shall cause to be delivered to the Trustee on the Closing Date Schedule 1 hereto listing all Initial Collateral Debt
Securities purchased pursuant to Section 3.3(a) hereof, accompanied by a certificate of the Collateral Manager certifying that such listing is said
Schedule 1.

          (c) During the Ramp-Up Period, (i) upon receipt by the Trustee of a
Collateral Manager Order with respect thereto, funds on deposit in the
Collection Account may be withdrawn from the Collection Account on any Business
Day for the purpose of purchasing an Initial Collateral Debt Security in compliance with the Reinvestment Criteria and (ii) the Issuer will Deliver to the Trustee the Initial Collateral Debt Securities acquired after the Closing
Date for inclusion in the Collateral.

          Section 3.4 Custodianship; Transfer of Collateral Debt Securities and
Eligible Investments.

          (a) The Issuer shall cause each Collateral Debt Security and each
     Eligible Investment relating to, or purchased or made, as the case may be, with, funds from, an Account to be Delivered to the Trustee by causing the
     Custodian or any other Securities Intermediary then maintaining such
     Account to create a Security Entitlement in such Account in favor of the
     Trustee with respect to such Collateral Debt Security or Eligible
     Investment by indicating by book-entry that such Collateral Debt Security or Eligible Investment has been credited to such Account.

          (b) The Trustee shall only invest in Eligible Investments at the written direction of the Collateral Manager and the Collateral Manager
     shall only direct such investment where the applicable Securities
     Intermediary agrees to credit to the applicable Account.

          (c) The Accounts shall only be established and maintained at (i) the
     Trustee or (ii) financial institutions which are Securities Intermediaries and which have capital and surplus of at least U.S.$200,000,000 and which are not an Affiliate of the Issuer or the Co-Issuer and which have a long-term debt rating of at least "A2" (not on watch for downgrade) by
     Moody's, at least "AA" by S&P and at least "A" by Fitch.

          Notwithstanding any of the foregoing, any Delivery shall include the taking of such steps as are necessary to ensure that all payments with respect to any item of the Collateral shall be made directly to the Trustee or to the
Custodian for credit to an Account.

          Section 3.5 Collateral Debt Securities Delivered After the Closing
Date.

          Upon the delivery to the Trustee of any Collateral Debt Security after the Closing Date, the Issuer (or the Collateral Manager on behalf of the Issuer)
shall deliver to the Trustee an Officer's Certificate, dated as of the date of the acquisition of such Collateral Debt Security, confirming, with respect to such Collateral Debt Security, the satisfaction of the Collateral Quality Tests.
In addition, with respect to the Ramp-Up End Date:

          (a) The Issuer shall cause to be delivered to the Trustee on the
     Ramp-Up End Date an amended Schedule 1 of Collateral Debt Securities listing all Collateral Debt Securities granted to the Trustee from and including the Closing Date through the Ramp-Up End Date, which schedule shall supersede any prior schedule of Collateral Debt Securities delivered to the Trustee;

          (b) The Issuer shall request each of the Rating Agencies to confirm the ratings assigned to ABCP Notes and to the Notes on the Closing Date;
     and

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (c) The Issuer shall cause to be delivered to the Trustee within 20
     Business Days after the Ramp-Up End Date an Accountants' Certificate dated as of the Ramp-Up End Date and substantially in the form of the certificate delivered as of the Closing Date pursuant to the requirements of Section
     3.1(a)(ii)(6) hereof which certificate shall include a confirmation that the Portfolio Percentage Limitations have been satisfied as of the Ramp-Up
     End Date.

          Section 3.6 Reinvestment Period: Ramp-Up End Date.

          The Issuer agrees (i) to use all commercially reasonably efforts to purchase Collateral Debt Securities during the Reinvestment Period in such a manner as to satisfy the criteria set forth in Article XII during the Ramp-Up
Period and to satisfy the additional criteria set forth below on the earlier of the dates set forth below and the date on which the Aggregate Principal Amount of Collateral Debt Securities specified below has been purchased (each such date other than the Closing Date, a "Ramp-Up Test Date"), satisfy the (x) Minimum
Coupon Test and (y) Weighted Average Life Test, and (ii) to notify Moody's promptly in the event any of such criteria are not satisfied. As of any date prior to the Ramp-Up End Date, if any of the criteria specified with respect to the next succeeding Ramp-Up Test Date are not satisfied, the Issuer may proceed to purchase additional Collateral Debt Securities only if it obtains a Rating
Agency Confirmation from Moody's, in connection with which, it may propose a reasonable plan to Moody's, based on the then prevailing market conditions, to satisfy the conditions set forth with respect to the next succeeding Ramp-Up
Test Date as provided in this Section 3.6, as more specifically stated in the chart below.

------------------------------------------------------------------------------------------------------
Closing Date / Days Following   Minimum Aggregate                             Maximum Moody's Weighted
       the Closing Date          Principal Amount   Minimum Diversity Score     Average Rating Factor
------------------------------------------------------------------------------------------------------

         Closing Date                  [**]                   [**]                      [**]
------------------------------------------------------------------------------------------------------
              60                       [**]                   [**]                      [**]
------------------------------------------------------------------------------------------------------
             120                       [**]                   [**]                      [**]
------------------------------------------------------------------------------------------------------
             180                       [**]                   [**]                      [**]
------------------------------------------------------------------------------------------------------

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

          Section 4.1 Satisfaction and Discharge of Indenture.

          This Indenture shall be discharged and shall cease to be of further effect with respect to the obligations of the Co-Issuers under the Notes and the
Collateral securing the obligations of the Issuer under the Notes except as to
(i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of the
Noteholders to receive payments of principal thereof and interest thereon and other payments payable to such Noteholders, in each case as provided herein,
(iv) the rights and immunities of the Trustee hereunder and the obligations of the Trustee with respect to any funds or obligations deposited with the Trustee pursuant to clause (a)(ii) of this Section 4.1 and (v) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (a)  either:

               (i) all Notes theretofore authenticated and delivered (other than
          (A) Notes that have been mutilated, defaced, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 hereof and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3 hereof) have been delivered to the Trustee for cancellation; or

               (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity Date within one (1) year, or (C) are to be called for redemption in whole pursuant to Article IX hereof and the Issuer or the Co-Issuer, in the case of clauses (A), (B) or (C) of this subsection (ii), has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America;
          provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated not less than "Aaa" by Moody's and not less than "AAA" by
          Fitch in an amount sufficient, as verified in writing to the Trustee
          (and upon which writing the Trustee may conclusively rely) by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness of such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of
          Notes that have become due and payable), on the Stated Maturity Date, the Redemption Date or such other date on which the Notes are to be paid in full, as the case may be; provided that this subsection (ii)
          shall not apply if an election to act in accordance with the provisions of Section 5.5(a) hereof shall have been made and not rescinded;

          (b) the Issuer has paid or caused to be paid all other sums payable hereunder (including, without limitation, the Trustee Fee, the Trustee
     Expense, the Fiscal Agent Fee, the Fiscal Agent Expense, the Administrative
     Expenses of the Collateral Administrator, the Administrative Expenses of
     the Issuing and Paying Agent and amounts payable pursuant to the Collateral
     Management Agreement) by the Issuer and no other amounts will become due and payable by the Issuer; and

          (c) the Co-Issuers have delivered to the Trustee (and the Trustee shall forward to the Rating Agencies) Officer's Certificates and an Opinion
     of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee, the rights and obligations (if any)
of the Co-Issuers, the Trustee, the Collateral Manager, the Counterparty and the
Noteholders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18,
6.6, 6.7 (as limited by Section 6.7(b) hereof), 6.14, 7.1, 7.3, and 13.1 hereof shall survive.

          Section 4.2 Application of Trust Money.

          All Moneys deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust by the Trustee and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Person entitled thereto of the principal and interest and other amounts in accordance with the priority of Section 11.1 hereof for whose payment such Money has been deposited with the Trustee, and such Money

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[**] CONFIDENTIAL TREATMENT REQUESTED

will be held in a segregated trust account identified as being held in trust for the benefit of the Noteholders. Except as specifically provided herein, the
Trustee shall not be responsible for payment of interest upon any Money deposited with it.

          Section 4.3 Repayment of Money Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Money then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the
Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments, and thereupon such
Paying Agent shall be released from all further liability with respect to such
Moneys.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

          Section 5.1 Events of Default.

          "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) (i) a default in the payment, when due and payable, of any interest on the ABCP Notes or (ii) if no ABCP Notes are Outstanding, a
     default for three (3) Business Days in the payment, when due and payable, of any Periodic Interest on the Funding Notes, if any, or, if no Funding
     Notes are Outstanding, the most senior Class of Notes or, with respect to the Funding Notes or Notes, as applicable, in the case of a default in payment due solely to an administrative error or omission by the Trustee, the Administrator or the Note Registrar, such default continues for a period of five (5) Business Days;

          (b) (i) a default in the payment of principal of, or the Redemption
     Price of, any Note or Funding Note, if any, on its Stated Maturity Date or
     on any Redemption Date or (ii) a default in the payment of the ABCP
     Principal Component Amount of any ABCP Note on its ABCP Note Maturity after the payments received from the Counterparty under the Put Agreement (or with respect to the Funding Notes or Notes, as applicable, in the case of a default in payment resulting solely from an administrative error or omission by the Trustee, the Administrator, the Paying Agent, the Irish
     Paying Agent or the Note Registrar, such default continues for a period of three (3) Business Days);

          (c) the failure to apply, within three (3) Business Days following any
     Payment Date, Redemption Date or any other date on which the Notes are paid in full, available amounts in accordance with the Priority of Payment provisions set forth in Section 11.1(b) hereof, including, without limitation, to the payment of the amount, if any, due to be paid to the
     Fiscal Agent for distribution to the Preferred Shareholders with respect to any Preferred Share on the Final Preferred Shares Redemption Date;

          (d) the failure to maintain an Aggregate Collateral Balance at least equal to [**] of the Aggregate ABCP Principal Component Amount of the ABCP
     Notes or the Aggregate Principal Amount of the Funding Notes, as
     applicable, or, if there are no ABCP Notes or Funding

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[**] CONFIDENTIAL TREATMENT REQUESTED

     Notes Outstanding, the Aggregate Principal Amount of the Class A Notes or,
     if there are no Class A Notes Outstanding, the Aggregate Principal Amount
     of the Class B Notes;

          (e) either of the Co-Issuers or the pool of the Collateral becoming an investment company required to be registered under the Investment Company
     Act and such condition continues for a period of 45 days after the
     Regulatory Determination Date;

          (f) a default in any material respect in the performance of any covenant or other agreement of the Co-Issuers in this Indenture (it being understood that the non-compliance with any of the Collateral Quality
     Tests, the Portfolio Percentage Limitations, the Principal Coverage Tests
     will not constitute a default or breach), or the failure of any representation or warranty of the Co-Issuers made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection with this Indenture to be correct in all material respects when the same shall have been made, and such default or breach shall continue unremedied, or such representation or warranty shall continue to be untrue, for a period of 30 days (or, in the case of default, breach or failure of a representation or warranty regarding the security interest in the
     Collateral, 15 days) after notice to the Co-Issuers and the Collateral
     Manager by the Trustee or to the Co-Issuers, the Collateral Manager and the
     Trustee by the Counterparty (provided that the Put Agreement has not expired by its terms) or the Holders of at least 25% in Aggregate Principal
     Amount of the Notes, in each case specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a
     "Notice of Default"; provided that, for the avoidance of doubt, the failure to satisfy any of the Reinvestment Criteria on the Closing Date or the
     Ramp-Up End Date or on any other date shall not constitute a Default or
     Event of Default;

          (g) the entry of a decree or order by a court having competent jurisdiction in the premises adjudging either Co-Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either Co-Issuer under the Bankruptcy Law or any other similar applicable law, or appointing a receiver, liquidator, assignee or sequestrator (or other similar official) of either Co-Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (h) the institution by the shareholders of either Co-Issuer of
     Proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency Proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by either Co-Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of either Co-Issuer or of any substantial part of its property or to the ordering of the winding up or liquidation of its affairs, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by either Co-Issuer in furtherance of any such action.

          (i) the rendering of one or more final judgments against the Issuer or the Co-Issuer which exceed, in the aggregate [**] (or such lesser amount as any Rating Agency may specify) and which remain unstayed, undischarged and unsatisfied for 30 days after such judgment(s) becomes nonappealable, unless adequate funds have been reserved or set aside for the payment thereof, and unless (except as otherwise specified in writing by each
     Rating Agency) each Rating Agency has confirmed in writing its then-current rating, if any, of each Class of Notes.

                                       85

[**] CONFIDENTIAL TREATMENT REQUESTED

          (j) other than any deduction or withholding for or on account of any tax with respect to any payment owing in respect of any Equity Security, the imposition of taxes, fees, assessments or other similar charges on the
     Issuer or the Co-Issuer in an aggregate amount in any twelve-month period in excess of [**] of the annual interest payments on all of the Collateral
     Debt Securities (or such lesser amount that is subject to receipt of Rating
     Agency Confirmation), unless (except as otherwise specified in writing by each Rating Agency) each Rating Agency has confirmed in writing its then-current rating, if any, of each Class of Notes.

          Not later than three (3) Business Days after an Authorized Officer of the Collateral Manager or a Responsible Officer of the Trustee, as the case may be, has actual knowledge of the occurrence of an Event of Default, the Trustee or the Collateral Manager, as applicable, shall notify the other party of such
Event of Default, and, not later than the Business Day following such notice, the Trustee shall notify the Noteholders, DBRS and each Rating Agency in writing of the occurrence of such Event of Default.

          Section 5.2 Acceleration of Maturity; Rescission and Annulment.

          (a) If an Event of Default (other than an Event of Default specified in Section 5.1(g) or (h) hereof) occurs and is continuing, the Trustee shall, unless otherwise directed by the Requisite Noteholders (provided that if the
Requisite Noteholder is the Counterparty, the Requisite Noteholder shall be both the Counterparty and the Holders of 66-2/3 of the Aggregate Principal Amount of
the Outstanding Class A-1 Notes for purposes of this direction), (a) declare the principal of and any accrued interest on the Notes and the ABCP Notes or Funding
Notes, as applicable, to be immediately due and payable, by a notice in writing to the Co-Issuers, the Fiscal Agent, the Issuing and Paying Agent and the
Collateral Manager and (b) terminate the Reinvestment Period, whereupon such
Notes and such ABCP Notes or Funding Notes, as applicable, will become due and payable at their Outstanding principal amounts plus accrued and unpaid interest thereon, without further action or formality. If an Event of Default specified in Section 5.1(g) or (h) hereof occurs, all unpaid principal of and any accrued and unpaid interest on the Notes and the ABCP Notes or Funding Notes, as
applicable, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If the Notes and the
ABCP Notes or Funding Notes, as applicable, are declared to be immediately due and payable or if an Event of Default specified in Section 5.1(g) or (h) hereof occurs, the Holders of the Notes and the Holders of the ABCP Notes or Funding
Notes, as applicable, or each Class of Notes and the ABCP Notes or Funding
Notes, as applicable, shall be entitled to receive, in the order of priority set forth in Section 5.7 hereof, any due and unpaid interest thereon at the
Applicable Periodic Rate (with respect to the Notes and Funding Notes, if any)
or interest rate (with respect to the ABCP Notes) together with the Aggregate
Principal Amount of such Class (with respect to the Notes and Funding Notes, if any) or the ABCP Principal Component Amount (with respect to the ABCP Notes)
subject to Section 5.5(a) hereof.

          The Preferred Shareholders shall not have any creditors' rights against the Issuer and shall not have the right to determine the remedies to be exercised under this Indenture.

          (b) At any time after such a declaration of acceleration of maturity has been made and before (a) a judgment or decree for payment of the Money due has been obtained by the Trustee and (b) the sale of all or a portion of the
Collateral has occurred, in each case, as provided in this Article V, the
Requisite Noteholders, by written notice (provided that if the Requisite
Noteholder is the Counterparty, the Requisite Noteholder shall be both the
Counterparty and the Holders of 66-2/3 of the Aggregate Principal Amount of the
Outstanding Class A-1 Notes for purposes of this notice) to the Trustee and the
Co-Issuers, may rescind and annul such declaration and its consequences if:

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          (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay: (A) all overdue amounts payable on or in respect of the Notes and
     ABCP Notes or Funding Notes, as applicable, (other than amounts due solely as a result of the acceleration), (B) to the extent that payment of interest on such amount is lawful, interest on such overdue amounts at the
     Applicable Periodic Rate or interest rate, as applicable, and (C) all unpaid Aggregate Fees and Expenses and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (ii) the Trustee has determined that all Events of Default, other than the nonpayment of such amount that has become due solely by such acceleration, have been (A) cured, and the Requisite Noteholders by written notice to the Trustee have agreed with such determination or (B) waived as provided in Section 5.14 hereof (provided that if the Requisite Noteholder is the Counterparty, the Requisite Noteholder shall be both the
     Counterparty and the Holders of 66-2/3 of the Aggregate Principal Amount of
     the Outstanding Class A-1 Notes for purposes of this notice or waiver).

          At any such time as the Trustee shall rescind and annul such declaration and its consequences, the Trustee shall preserve the Collateral in accordance with the provisions of Section 5.5 hereof.

          Any revocation or annulment of a declaration of acceleration will not extend to any subsequent declaration of acceleration.

          Section 5.3 Proceedings.

          Notwithstanding anything to the contrary contained herein, the
Co-Issuers covenant that, if an Event of Default shall occur in respect of the payment of any principal of or interest on any of the Notes, the Co-Issuers will, upon demand of the Trustee on behalf of any affected Holder of a Note or any Holder of an ABCP Note or Funding Note, as applicable, pay to the Trustee, for the benefit of such Person, the whole amount, if any, then due and payable on such Note or ABCP Note or Funding Note, as applicable, for principal and interest, with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable interest rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Holder and their respective agents and counsel.

          If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree and may enforce the same against the Co-Issuers or any other obligor upon the Notes and collect the Money adjudged or decreed to be payable in the manner provided by law out of the Collateral.

          Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing and the Notes and the ABCP Notes or
Funding Notes, as applicable, have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, or at any time on or after the Final Maturity Date, the Trustee shall, upon the written direction of the Requisite Noteholders, proceed to protect and enforce its rights, and the rights of the Counterparty and/or the Holders by such appropriate Proceedings, in its own name and as trustee of an express trust, as the Trustee may be directed by the Requisite Noteholders, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or for collection of sums due and unpaid, or to enforce any other proper remedy

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[**] CONFIDENTIAL TREATMENT REQUESTED

or legal or equitable right vested in the Trustee by this Indenture or by law, but subject, however, to the terms of Section 5.4 hereof. The reasonable compensation, costs, expenses, disbursements and advances incurred or paid by the Trustee and its agents and counsel in connection with any such Proceeding, including, without limitation, the exercise of any remedies pursuant to Section
5.4 hereof, shall be reimbursed to the Trustee pursuant to Section 6.7 hereof.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(g) or 5.1(h) hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services rendered are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

          In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the
Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such
Proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the ABCP Notes or the
     Funding Notes, as applicable, and the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Counterparty and the Collateral Manager (including any claim for reasonable compensation to the Trustee, the Counterparty and the
     Collateral Manager and each predecessor Trustee, Counterparty and
     Collateral Manager and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred by the Trustee,
     Counterparty and Collateral Manager and each predecessor Trustee,
     Counterparty and Collateral Manager) and of the Noteholders and the ABCP
     Noteholders or the Funding Noteholders, as applicable, allowed in any
     Proceedings relative to the Issuer, the Co- Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

          (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes, the Holders of the ABCP Notes or the
     Holders of the Funding Notes, as applicable, and the Counterparty in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

          (c) to collect and receive any Monies or other property payable to or deliverable on any such claims and to distribute all amounts received with respect to the claims of the ABCP Noteholders or the Funding Noteholders, as applicable, of the Counterparty, of the Noteholders and of the Trustee
     on their behalf; and any trustee, receiver or liquidator or other similar official is hereby authorized by each of the ABCP Noteholders or the
     Funding Noteholders, as applicable, the Counterparty and the Noteholders to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the ABCP Noteholders or the
     Funding Noteholders, the Counterparty and the Noteholders, as applicable, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each

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[**] CONFIDENTIAL TREATMENT REQUESTED

     predecessor Trustee and their respective agents, attorneys and counsel and all other reasonable expenses and liabilities incurred by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt, on behalf of any ABCP
Noteholder or any Funding Noteholder, as applicable, the Counterparty or any
Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the ABCP Notes or the Funding Notes, as applicable, the Put Agreement or the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any ABCP Noteholder, or Funding Noteholder, as applicable, the Counterparty or any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar
Person.

          All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Securities or the production thereof in any trial or other
Proceedings relative thereto, and any action or Proceedings instituted by the
Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys and counsel, shall be for the ratable benefit of the Holders of the ABCP Notes or the Holders of the Funding Notes, as
applicable, the Counterparty and the Holders of the Notes of each Class payable to such Person in accordance with the Priority of Payments.

          In any Proceedings brought by the Trustee on behalf of the Holders of the Notes (including any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes.

          Notwithstanding anything in this Section 5.3 to the contrary, the
Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless either of the conditions specified in Section 5.5(a) hereof is met.

          Section 5.4 Remedies.

          (a) If an Event of Default shall have occurred and be continuing and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled or at any time on or after the
Final Maturity Date, the Trustee, upon written direction of the Requisite
Noteholders, shall do one or more of the following:

          (i) institute Proceedings for the collection of all amounts then payable on the Notes or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained and collect from the Collateral
     Moneys adjudged due;

          (ii) sell or liquidate or cause the sale of all or a portion of the
     Collateral or rights of interest therein at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

          (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

          (iv) exercise any remedies of a secured party under the applicable UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee, the Counterparty or the Holders of the Notes
     hereunder; or

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (v) exercise any other rights and remedies that may be available at law or in equity;

provided that (x) the Trustee may not sell or liquidate the Collateral or any portion thereof or any rights or interests therein, or institute Proceedings in the furtherance thereof unless such sale or liquidation has been made in accordance with Section 5.5(a) hereof; and (y) the Trustee shall, on behalf of the Issuer, send notice to the Counterparty, each of the Noteholders, the
Issuing and Paying Agent (for forwarding to the ABCP Noteholders) and each of the Funding Noteholders, if any, of any proposed sale or liquidation of the
Collateral together with a brief description thereof. If any sale or liquidation of the Collateral or any portion thereof is effected pursuant to the first proviso to the preceding sentence, the Trustee will sell or liquidate the
Collateral, or such portion thereof, in accordance with Section 5.17 hereof at one or more public or private sales conducted in any manner permitted by law.

          (b) If an Event of Default as described in Section 5.1(f) hereof has occurred and is continuing, the Trustee shall, upon direction of the Requisite
Noteholders, institute a Proceeding to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under said Section 5.1(f), and enforce any decree or order arising from such Proceeding.

          (c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder, any ABCP Noteholder or any
Funding Noteholder, as applicable, the Collateral Manager, the Counterparty or any of their respective affiliates may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

          Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

          Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee, the
Counterparty, the Noteholders and the ABCP Noteholders or the Funding
Noteholders, as applicable, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns and against any and all Persons claiming through or under them.

          (d) Notwithstanding any other provision of this Indenture, none of the
Secured Parties (other than the Noteholders or Funding Noteholders (as to which
Article XIII applies)) may, prior to the date which is one (1) year and one (1)
day or, if longer, the applicable preference period then in effect, after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under Federal or state bankruptcy or similar laws. Nothing in this
Section 5.4 shall preclude, or be deemed to stop, any Secured Party (i) from taking any action prior to the expiration of the aforementioned one (1) year and one (1) day period (or, if longer, the applicable preference period then in effect) in (x) any case or proceeding voluntarily filed or commenced by the
Issuer or the Co-Issuer or (y) any involuntary insolvency proceeding filed or commenced by a Person other than a Secured Party or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          Section 5.5 Optional Preservation of Collateral.

          (a) If an Event of Default has occurred and is continuing or if the
Final Maturity Date has occurred, the Trustee shall retain the Collateral securing the ABCP Notes or the Funding Notes, as applicable, and the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the
Collateral, the ABCP Notes or the Funding Notes, as applicable, and the Notes in accordance with the Priority of Payments and the provisions of Article X and
Article XII hereof unless:

          (i) the Trustee determines that the anticipated net proceeds of the liquidation of such Collateral would be sufficient to discharge in full, without duplication, the amounts then due and unpaid on the ABCP Notes and the Notes and the Funding Notes, if any, for principal and interest, due and unpaid Administrative Expenses, due and unpaid Collateral Management
     Fees and any amounts required to be paid under the Put Agreement and the
     Requisite Noteholders agree in writing with such determination; or

          (ii) the Requisite Noteholders direct such liquidation.

          The Trustee shall give written notice of the retention of the
Collateral to the Issuer. If the Notes have been declared due and payable pursuant to Section 5.2 hereof or if the Final Maturity Date has occurred, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

          (b) Nothing contained in Section 5.5(a) hereof shall be construed to require the Trustee to preserve the Collateral securing the ABCP Notes or the
Funding Notes, as applicable, and the Notes if prohibited by applicable law.

          (c) In determining whether the condition specified in Section
5.5(a)(i) hereof exists, the Trustee shall obtain bid prices with respect to each security contained in the Collateral from two nationally recognized dealers, as selected by the Collateral Manager in writing, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security.
For the purposes of making the determinations required pursuant to Section
5.5(a)(i) hereof, the Trustee shall apply the standards set forth in Section
9.4(b)(i) or (b)(ii) hereof. In addition, for the purposes of determining issues relating to the market value of the Collateral Debt Securities and the execution of a sale or liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) hereof exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation.

          The Trustee shall deliver to the Noteholders (with a copy to the
Collateral Manager, the Counterparty and the Issuing and Paying Agent) a report stating the results of any determination required pursuant to Section 5.5(a)(i)
hereof no later than ten (10) days after making such determination. The Trustee shall make the determinations required by Section 5.5(a)(i) hereof within 30 days after an Event of Default and at the request of the Requisite Noteholders at any time during which the Trustee retains the Collateral pursuant to Section
5.5(a) hereof. In the case of each calculation made by the Trustee pursuant to
Section 5.5(a)(i) hereof, the Trustee shall obtain a letter of an Independent certified public accountant of national standing confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          Section 5.6 Trustee May Enforce Claims Without Possession of Notes.

          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the
Notes or the production thereof in any Proceeding relating thereto, and any such
Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

          In any Proceedings brought by the Trustee (and any Proceedings involving the interpretation of any provision of this Indenture to which the
Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes.

          Section 5.7 Application of Money Collected.

          Any Money collected by the Trustee pursuant to this Article V and any
Money that may then be held or thereafter received by the Trustee hereunder shall be applied, subject to Section 13.1 hereof and in accordance with the provisions of Section 11.1 hereof, at the date or dates fixed by the Trustee.

          Section 5.8 Limitation on Suits.

          Neither the Counterparty nor the Holder of any Note, ABCP Note or
Funding Note, as applicable, shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) the Counterparty or such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the Counterparty or, if no ABCP Notes are Outstanding or a
     Counterparty Default has occurred and is continuing, the Funding
     Noteholders of at least 25% of the Aggregate Principal Amount of the
     Funding Notes, or, if no Funding Notes are Outstanding, the Noteholders of
     at least 25% of the Aggregate Principal Amount of the most senior Class of
     Notes then Outstanding shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) the Counterparty or such Holder or Holders have offered to the
     Trustee reasonable security or indemnity (similar in all material respects with the indemnity provided as set forth in Section 6.7 hereof) against the costs, expenses (including reasonable attorneys' fees) and liabilities to be incurred in compliance with such request (an unsecured indemnity agreement of an Institutional Investor organized under the laws of the
     United States of America or any state in the United States of America with a net worth of at least U.S.$200,000,000 being deemed sufficient to satisfy such security or indemnity requirement);

          (d) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceedings; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Requisite Noteholders or any other relevant Persons that control the exercised remedies hereunder.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          It being understood and intended that no one or more Holders of Notes,
ABCP Notes or Funding Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, ABCP Notes or
Funding Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of Notes, ABCP Notes or Funding Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of
Notes, ABCP Notes or Funding Notes of the same Class, subject to and in accordance with the Priority of Payments.

          In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of ABCP Notes or
Funding Notes, as applicable, or if no ABCP Notes or Funding Notes are
Outstanding, two or more groups of Holders of Notes of the most senior Class of
Notes then Outstanding, each representing less than a Majority of the ABCP Notes or Funding Notes, or Notes of the most senior Class of Notes then Outstanding, as applicable, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

          Section 5.9 Unconditional Rights of Noteholders to Receive Principal
and Interest.

          (a) Notwithstanding any other provision in this Indenture, but subject to the provisions of Sections 2.7, 5.7, 5.8 and 11.1 hereof, the Holders of the
Funding Notes shall have the right, which is absolute and unconditional, to receive the accrued and unpaid interest thereon at the Applicable Periodic Rate and the Aggregate Principal Amount of such Class as such principal and/or interest becomes due and payable in accordance with the Priority of Payments and
Section 13.1 hereof. Furthermore, the Holder of any Funding Notes shall have the right, which is absolute and unconditional, to (subject to Section 5.8 hereof)
institute suit against the Co-Issuers for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

          (b) Notwithstanding any other provision in this Indenture, but subject to the provisions of Sections 2.7, 5.7, 5.8 and 11.1 hereof, the Holder of any
Note shall have the right, which is absolute and unconditional, to receive payment of the principal of such Note or to receive payment of the interest on such Note as such principal and/or interest becomes due and payable in accordance with Article XIII and the Priority of Payments. Holders of Class A-1
Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no ABCP Note or Funding Note, as applicable, remains Outstanding, which right shall be subject to the provisions of Section
5.8 hereof, and shall not be impaired without the consent of any such Holder.
Holders of Class A-2 Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no ABCP Note or Funding Note, as applicable, or Class A-1 Note remains Outstanding, which right shall be subject to the provisions of Section 5.8 hereof, and shall not be impaired without the consent of any such Holder. Holders of Class B Notes shall have no right to institute Proceedings for the enforcement of any such payment until such time as no ABCP Note or Funding Note, as applicable, Class A-1 Note or
Class A-2 Note remains Outstanding, which right shall be subject to the provisions of Section 5.8 hereof, and shall not be impaired without the consent of any such Holder. For so long as any ABCP Note or Funding Note, as applicable, remains Outstanding, the Class A-1 Notes shall not be entitled to any payment of principal on a claim against the Co-Issuers unless there are sufficient funds to make payments on the Class A-1 Notes in accordance with the Priority of
Payments. For so long as any ABCP Note or Funding Note, as applicable, or Class
A-1 Note remain Outstanding, the Class A-2 Notes shall not be entitled to any payment of principal on a claim against the Co-Issuers unless there are sufficient funds to make payments on the Class A-2 Notes in accordance with the
Priority of Payments. For so long as any ABCP Note or Funding Note, as applicable, Class A-1 Note or Class A-2 Note remain Outstanding, the Class B
Notes

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[**] CONFIDENTIAL TREATMENT REQUESTED

shall not be entitled to any payment on a claim against the Co-Issuers unless there are sufficient funds to make payments on the Class B Notes in accordance with the Priority of Payments.

          Section 5.10 Restoration of Rights and Remedies.

          If the Trustee, the Counterparty, any Funding Noteholder or Noteholder
has instituted any Proceeding to enforce any right or remedy under this
Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee, to the Counterparty or to such
Funding Noteholder or Noteholder, then and in every such case the Issuer, the
Co-Issuer, the Trustee, the Counterparty, the Funding Noteholders and the
Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Counterparty, the Funding
Noteholders and the Noteholders shall continue as though no such Proceeding had been instituted.

          Section 5.11 Rights and Remedies Cumulative.

          No right or remedy herein conferred upon or reserved to the Trustee, to the Counterparty or to the Holders of the Funding Notes or Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 5.12 Delay or Omission Not Waiver.

          No delay or omission of the Trustee, of the Counterparty or of any
Holder of any Funding Note or Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee, to the Counterparty or
to the Funding Noteholder or Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, by the Counterparty or by the Funding Noteholders or Noteholders.

          Section 5.13 Control by Requisite Noteholders.

          The Requisite Noteholders shall have the right (a) to cause the institution of and direct the time, method and place of conducting any
Proceeding for any remedy available to the Trustee or (b) subject to Section
6.3(e) hereof, to direct the Trustee with respect to its exercise of any right, remedy, trust or power conferred on the Trustee; provided that:

          (i) such direction shall not be in conflict with any rule of law or with any express provision of this Indenture (including, without limitation, any provision hereof which expressly provides for a greater percentage of, or an additional Class of, ABCP Noteholders, Funding
     Noteholders or Noteholders to effect an action hereunder and any provision providing express personal protection to the Trustee or a limitation on the liability of the Issuer as set forth herein) and

          (ii) the Trustee may take any other action deemed proper by the
     Trustee which is not inconsistent with such direction; provided that, subject to Section 6.1 hereof, the Trustee need not take any action that it reasonably determines might involve it in liability unless the Trustee has received security or indemnity (similar in all material respects with the indemnity provided as set forth in Section 6.7 hereof) against such liability reasonably satisfactory to it (an unsecured

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[**] CONFIDENTIAL TREATMENT REQUESTED

     indemnity agreement of an Institutional Investor organized under the laws of the United States of America or any state in the United States of
     America with a net worth of at least U.S.$200,000,000 being deemed sufficient to satisfy such security or indemnity requirement), and during the continuance of an Event of Default that has not been cured, the Trustee shall, prior to the receipt of directions, if any, from the Requisite
     Noteholders and any other relevant ABCP Noteholders, Funding Noteholders or
     Noteholders, exercise such of the rights and powers expressly vested in it by this Indenture and use the same degree of care and skill in its exercise, with respect to such Event of Default, as is required by Section
     6.1(b) hereof.

          Section 5.14 Waiver of Past Defaults.

          (a) Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, the Requisite Noteholders may waive any past Default and its consequences (provided that if the Requisite Noteholder is the Counterparty, the Requisite Noteholder shall be both the Counterparty and the Holders of 66-2/3 of the Aggregate Principal Amount of the Outstanding Class
A-1 Notes for purposes of this waiver), except a Default:

          (i) in the payment of the principal of or interest on any ABCP Note or
     Funding Note, as applicable, or any Note,

          (ii) consisting of a failure on any Payment Date, as described in
     Section 5.1(c) hereof, to disburse amounts available in the Collection
     Account in accordance with the Priority of Payments and continuation of such failure for a period of five (5) Business Days;

          (iii) consisting of the occurrence of certain events of bankruptcy or insolvency of the Issuer or the Co-Issuer, as described in Sections 5.1(g)
     and 5.1(e) hereof; or

          (iv) in respect of a covenant or provision hereof that under Section
     8.2(a) hereof cannot be modified or amended without the consent of the
     Holder of each Outstanding Note (including the Funding Notes, if any)
     affected.

          (b) In the case of any such waiver, the Issuer, the Co-Issuer, the
Trustee, the Counterparty, the Funding Noteholders and the Holders of the Notes
shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. Upon such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. The Trustee shall promptly give written notice of such waiver to the Issuer, the Collateral
Manager, the Fiscal Agent, the Issuing and Paying Agent, DBRS and each of the
Rating Agencies.

          Section 5.15 Undertaking for Costs.

          All parties to this Indenture agree, the Counterparty agrees and each
Holder of any Funding Note or ABCP Note, as applicable, or Note by his acceptance thereof shall be deemed to have agreed that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 5.15 shall not apply to any suit instituted by the

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Trustee, to any suit instituted by any Funding Noteholders or ABCP Noteholders, as applicable, or Noteholders or group of Funding Noteholders or ABCP
Noteholders, as applicable, or Noteholders holding in the aggregate more than
10% in Aggregate Principal Amount of the Funding Notes, ABCP Notes or Notes, as
applicable, to any suit instituted by the Counterparty or to any suit instituted by any Funding Noteholder or ABCP Noteholder, as applicable, or Noteholder for the enforcement of the payment of the principal of or interest on any Funding
Note, ABCP Note or Note, as applicable, on or after the Stated Maturity Date or
ABCP Note Maturity (or, in the case of Redemption or Auction Call Redemption, on or after the applicable Redemption Date or relevant Payment Date, as applicable)
for such Funding Note, ABCP Note or Note, as applicable.

          Section 5.16 Waiver of Stay or Execution Laws.

          Each of the Co-Issuers covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or execution law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of or the exercise of any remedies under this
Indenture, and each of the Co-Issuers (to the extent that it may lawfully do so)
hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Counterparty or any Noteholder but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 5.17 Sale of Collateral.

          (a) The power to effect any sale (a "Sale") of any portion of the
Collateral pursuant to Sections 5.4 and 5.5 hereof shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes under this Indenture with respect thereto shall have been paid. The Trustee shall, upon direction of the Requisite Noteholders, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided that, if the Sale is rescheduled for a date more than five (5) Business Days after the date of the determination by the Trustee pursuant to Section 5.5 hereof, such Sale shall not occur unless and until the
Trustee has again made the determination required by Sections 5.4 and 5.5 hereof. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct in accordance with the priorities in Section 5.7 hereof the reasonable costs, charges and expenses incurred by it (including any fees and expenses incurred in obtaining an opinion under Section 5.5(c) hereof) in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section
6.7 hereof.

          (b) The Trustee may bid for and acquire any portion of the Collateral in connection with a Sale thereof to the extent not prohibited by applicable law. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this
Indenture.

          (c) If any portion of the Collateral consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the
Trustee may seek an Opinion of Counsel or, if no such Opinion of Counsel can be obtained and with the consent of the Requisite Noteholders, seek a no-action position from the Securities and Exchange Commission or any other relevant
Federal or state regulatory authorities regarding the legality of a public or private sale of such Unregistered Securities, the cost of which in each case shall be reimbursable to the Trustee.

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          (d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a Sale thereof and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any
Moneys.

          Section 5.18 Action.

          The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture.
Neither the lien of this Indenture nor any rights or remedies of the Trustee, the Counterparty or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer and the Co-Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer and the Co-Issuer.

                                   ARTICLE VI

                                   THE TRUSTEE

          Section 6.1 Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three (3) Business Days in the case of an Officer's Certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform.
     If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the
     Noteholders, the Counterparty and the Issuer.

          (b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Requisite Noteholders, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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          (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Co-Issuer or the Collateral Manager in accordance with this Indenture and/or the Counterparty in accordance with this Indenture
     (so long the ABCP Notes have not been Defeased or a Counterparty Default has not occurred and is not continuing) and/or a Majority (or such other percentage as may be required by the terms hereof) of the Requisite
     Noteholders (or other Class if required or permitted by the terms hereof)
     relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section
5.1(e), 5.1(g), 5.1(h), 5.1(i) or 5.1(j) hereof or any Default described in
Section 5.1(f) hereof unless a Trust Officer working on this transaction in the
Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Co-Issuer, the Collateral or this Indenture. For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a
Default, such reference shall be construed to refer only to such an Event of
Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

          (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.1.

          (f) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Counterparty Default unless a Trust
Officer working on this transaction in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event constituting such a
Counterparty Default is received by the Trustee at the Corporate Trust Office.
For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such a Counterparty
Default, such reference shall be construed to refer only to such a Counterparty
Default of which the Trustee is deemed to have notice as described in this
Section 6.1.

          (g) The Trustee shall, upon reasonable (but no less than three (3)
Business Days') prior written notice to the Trustee, permit any representative of the Collateral Manager, the Counterparty or a Holder of a Note or Funding
Note, during the Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Trustee relating to the Notes or Funding Notes, as applicable, to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in

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[**] CONFIDENTIAL TREATMENT REQUESTED

making any such copies or extracts to be reimbursed to the Trustee, in the case of a Holder of Notes or Funding Notes, by such Holder) and to discuss the
Trustee's actions, as such actions relate to the Trustee's duties with respect to the Notes or Funding Notes, as applicable, with the Trustee's officers and employees responsible for carrying out the Trustee's duties with respect to the
Notes or Funding Notes, as applicable.

          Section 6.2 Notice of Default.

          Promptly (and in no event later than two (2) Business Days) after the occurrence of any Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2 hereof, the Trustee shall transmit by mail to the Collateral Manager, each
Rating Agency, DBRS, the Counterparty, the Issuing and Paying Agent (for
forwarding to the Holders of the ABCP Notes) and to all Holders of Notes and
Funding Notes, as their names and addresses appear on the Note Register, to the
Fiscal Agent (for forwarding to the Holders of the Preferred Shares), the Irish
Stock Exchange, for so long as any Class of Notes is listed on the Irish Stock
Exchange and so long as the rules of such exchange so require, and, upon written request therefor by a Beneficial Owner in the form of Exhibit I hereto certifying that it is a Beneficial Owner, to such Beneficial Owner (or its designee), notice of all Defaults hereunder known to the Trustee.

          Section 6.3 Certain Rights of Trustee.

          Except as otherwise provided in Section 6.1 hereof:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

          (c) whenever in the administration of this Indenture the Trustee shall
(i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other
Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

          (d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such
Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

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          (f) the Trustee shall not be bound to make any investigation into the facts or matters or accuracy of any mathematical calculations stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the
Trustee, in its discretion, may, and upon the written direction of the Requisite
Noteholders or a Rating Agency shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the
Trustee shall be entitled, on reasonable prior notice to the Co-Issuers and the
Collateral Manager, to examine the books and records relating to the Notes and the Collateral, personally or by agent or attorney, during the Co-Issuers' or the Collateral Manager's normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except
(i) to the extent disclosure may be required by law by any regulatory authority and (ii) except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it at the direction of the Issuer and the Issuer will provide notice to the Rating
Agencies and DBRS of its intent to direct the appointment of any such agent and such appointment shall be subject to the approval of the Rating Agencies;

          (h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and prudently believes to be authorized or within its rights or powers hereunder;

          (i) nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify any report, certificate or information received from the Issuer or Collateral Manager (unless and except to the extent otherwise expressly set forth herein); and

          (j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to United States generally accepted accounting principles
(as provided by the Financial Accounting Standards Board) ("GAAP"), the Trustee
shall be entitled to request and receive (and rely upon) instruction from the
Issuer or the accountants identified in the Accountants' Certificate (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance.

          Section 6.4 Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Notes, other than the
Certificate of Authentication thereon, shall be taken as the statements of the
Co-Issuers; and the Trustee assumes no responsibility for their correctness. The
Trustee makes no representation as to the validity or sufficiency of this
Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), the Collateral or the Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

          Section 6.5 May Hold Notes.

          The Trustee, any Paying Agent, the Note Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their
Affiliates with the same rights it would have if it were not the Trustee, any
Paying Agent, the Note Registrar or such other agent.

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          Section 6.6 Money Held in Trust.

          Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the
Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible
Investments.

          Section 6.7 Compensation and Reimbursement.

          (a)  The Issuer agrees:

          (i) to pay the Trustee on each Payment Date (in accordance with the
     Priority of Payments) reasonable compensation for all services rendered by it hereunder in accordance with its letter agreement with the Trustee
     (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (ii) except as otherwise expressly provided herein or in its letter agreement with the Trustee, to reimburse the Trustee (in accordance with the Priority of Payments) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the
     Trustee in accordance with any provision of this Indenture (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section
     5.4, 5.5, 10.5 or 10.6 hereof, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith);

          (iii) to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves (including reasonable attorney's fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

          (iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13 hereof.

          (b) The Trustee shall receive amounts pursuant to this Section 6.7 as provided in Section 11.1(b) hereof but only to the extent that funds are available for the payment thereof. Subject to Section 6.9 hereof, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder. No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee shall be payable to the
Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable on such later date on which a fee shall be payable and sufficient funds are available therefor.

          (c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this
Section 6.7 until at least one (1) year and one (1) day, or if longer the applicable preference period then in effect, after the payment in full of all
Notes issued under this Indenture and all Preferred Shares.

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          Section 6.8 Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be an
Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long-term debt rating of at least "Baa1" by
Moody's, at least "BBB+" by S&P and at least "BBB" by Fitch, a short-term debt rating of at least "P-1" by Moody's, at least "A-1+" by S&P and at least "F1" by
Fitch and having an office within the United States. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. The Trustee shall provide copies of any such reports to the Counterparty upon written request. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

          Section 6.9 Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10 hereof.

          (b) The Trustee may resign at any time by giving not less than 30 days written notice thereof to the Co-Issuers, the Collateral Manager, the
Counterparty, the Noteholders, the Issuing and Paying Agent, DBRS and each
Rating Agency. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees satisfying the requirements of
Section 6.8 hereof by written instrument, in duplicate, executed by an
Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one
copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Noteholder, the
Counterparty, the Issuing and Paying Agent and the Collateral Manager; provided that such successor Trustee shall be appointed only by a Majority of the Notes of each Class (including the Funding Notes) or, at any time when an Event of
Default shall have occurred and be continuing, by the Requisite Noteholders. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, the
Counterparty (so long the ABCP Notes have not been Defeased or no Counterparty
Default shall have occurred and is continuing) or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8 hereof.

          (c) The Trustee may be removed at any time (i) by the Requisite
Noteholders or (ii) by order of a court of competent jurisdiction, delivered to the Trustee and to the Co-Issuers.

          (d) If at any time:

          (i) the Trustee shall cease to be eligible under Section 6.8 hereof and shall fail to resign after written request therefor by the Co-Issuers or the Requisite Noteholders; or

          (ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any

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     public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a) hereof), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.13 hereof, the Requisite Noteholders or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee with the consent of the Requisite Noteholders. If the
Co-Issuers shall fail to appoint a successor Trustee within 30 days after such removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by the Requisite Noteholders by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor
Trustee shall have been so appointed by the Co-Issuers or the Requisite
Noteholders and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.13 hereof, the Requisite Noteholders or any
Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Collateral Manager, to each Rating Agency, DBRS, the Counterparty, the
Issuing and Paying Agent, the Holders of Notes as their names and addresses appear in the Note Register and to the Fiscal Agent (for forwarding to the
Holders of the Preferred Shares). Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the
Co-Issuers fail to mail such notice within ten (10) days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

          Section 6.10 Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor
Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee;
but, on request of the Co-Issuers or a Majority of any Class or the successor
Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the
Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article VI and either (a) each Rating Agency and DBRS has been notified and such successor has long-term debt rated within the four highest rating categories by each Rating Agency, or (b) if not rated within the four highest categories by each Rating Agency, each Rating Agency has confirmed that the employment of such successor would not adversely affect its rating on any Class of Outstanding
Notes then rated by such Rating Agency.

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          Section 6.11 Merger, Conversion, Consolidation or Succession to
Business of Trustee.

          Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the
Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. The Collateral Manager, DBRS and each Rating
Agency shall be notified of any merger, conversion or consolidation involving the Trustee in which the Trustee is not the surviving entity.

          Section 6.12 Co-Trustees.

          At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to Rating Agency Confirmation), jointly with the Trustee, of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 hereof and to make such claims and enforce such rights of action on behalf of the Holders of the Notes, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

          The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

          Should any written instrument from the Co-Issuers be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay (but only from and to the extent of the Collateral), to the extent funds are available therefor under Section 11.1(b)(iii) hereof, for any reasonable fees and expenses in connection with such appointment.

          Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

          (a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

          (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

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          (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this
     Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

          (d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

          (e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

          (f) any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

          Section 6.13 Certain Duties of Trustee Related to Delayed Payment of
Proceeds.

          In the event that in any month the Trustee shall not have received a payment with respect to any Pledged Obligation on its Due Date, (a) the Trustee
shall promptly notify the Issuer and the Collateral Manager in writing and (b)
unless within three (3) Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a) hereof), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a)
hereof or unless otherwise directed by the Collateral Manager on connection with any Pledged Obligation as to which the Collateral Manager is taking action under the Collateral Management Agreement, the Trustee shall request the issuer of such Pledged Obligation, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three (3) Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c) hereof, shall take such action as the Collateral Manager shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this
Indenture. In the event that the Issuer or the Collateral Manager requests a release of a Pledged Obligation and/or delivers a Collateral Debt Security in connection with any such action under the Collateral Management Agreement, such release and/or substitution shall be subject to Section 10.3 hereof and Article
XII hereof, as the case may be. Notwithstanding any other provision hereof, the
Trustee shall deliver to the Issuer or its designee any payment with respect to any Pledged Obligation or any Collateral Debt Security received after the Due
Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Collateral.

          Section 6.14 Authenticating Agents.

          Upon the request of the Co-Issuers, the Trustee shall, and if the
Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5 hereof, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section
6.14 shall be deemed to be the authentication of Notes "by the Trustee".

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          Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto, and the Trustee shall be entitled to be reimbursed for such payments (in accordance with the Priority of Payments), subject to Section 6.7 hereof. The provisions of Sections 2.9, 6.4 and 6.5 hereof shall be applicable to any Authenticating Agent.

          Section 6.15 Fiduciary for Noteholders Only; Agent for Counterparty
and Collateral Manager.

          With respect to the security interest created hereunder, the Delivery of any Pledged Obligation to the Trustee is to the Trustee as representative of the Noteholders and Funding Noteholders, if any, and agent for the other Secured
Parties. In furtherance of the foregoing, the possession by the Trustee of any
Pledged Obligation, the endorsement to or registration in the name of the
Trustee of any Pledged Obligation (including as entitlement holder of the
Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Noteholders and ABCP Noteholders or Funding Noteholders,
as applicable, and agent for the other Secured Parties. The Trustee shall owe no fiduciary duties to the Counterparty; provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

          Section 6.16 Representations and Warranties of the Trustee.

          The Trustee hereby represents and warrants as follows for the benefit of the Noteholders and Holders of the Preferred Shares:

          (a) Organization. The Trustee has been duly organized and is validly existing as a banking corporation under the laws of the State of New York and has the power to conduct its business and affairs as a trustee.

          (b) Authorization; Binding Obligations. The Trustee has the corporate power and authority to perform the duties and obligations of trustee under this Indenture. The Trustee has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Trustee pursuant hereto. Upon execution and delivery by the Trustee, this Indenture will constitute the legal, valid and binding obligation of the Trustee enforceable in accordance with its terms.

          (c) Eligibility. The Trustee is eligible under Section 6.8 hereof to serve as Trustee hereunder.

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          (d) No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Trustee to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Trustee or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Trustee is a party or by which it or any of its property is bound.

          (e) No Litigation. There are no actions, suits or proceedings pending or, to the best of the Trustee's knowledge, threatened or likely to be asserted against or affecting the Trustee before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Indenture or (ii) with respect to any other matter which in the judgment of the Trustee would, if determined adversely to the Trustee, adversely affect its ability to perform its obligations under this Indenture.

          (f) No Default. The Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any
     Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition
     (financial or otherwise) or operations of the Trustee or its properties or might have consequences that would materially and adversely affect its performance hereunder.

          Section 6.17 Eligible Investments.

          Eligible Investments acquired by the Issuer with available funds in an
Account shall be credited by the Trustee to such Account.

                                   ARTICLE VII

                                    COVENANTS

          Section 7.1 Payment of Principal and Interest.

          The Co-Issuers, to the extent funds are available pursuant to the
Priority of Payments, will duly and punctually pay the principal of and interest on the Notes and all other amounts payable on or in respect of the Notes in accordance with the terms of the Notes and this Indenture and make all other payments required by this Indenture in accordance with the terms of the Notes and this Indenture.

          The Issuer shall, subject to the Priority of Payments, reimburse the
Co-Issuer for any amounts paid by the Co-Issuer pursuant to the terms of the
Notes and this Indenture. The Co-Issuer shall not reimburse the Issuer for any amounts paid by the Issuer pursuant to the terms of the Notes or this Indenture.

          Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Co-Issuers to such Noteholder for all purposes of this Indenture.

          The Trustee hereby provides notice to each Noteholder that the failure of such Noteholder to provide the Trustee with the appropriate tax certification may result in amounts being withheld from payments to such Noteholder under this
Indenture.

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          Section 7.2 Maintenance of Office or Agency.

          The Co-Issuers hereby appoint the Trustee as a Paying Agent for the payment of principal of and interest on the Notes, and the Co-Issuers hereby appoint the Trustee (New York Office), 4 New York Plaza, Ground Floor, New York,
New York 10004, Attention: ITS - Houston - Grenadier Funding, Limited, as the
Issuer's agent where notices and demands to or upon the Issuer in respect of the
Notes and this Indenture may be served and where Notes may be surrendered for registration of transfer or exchange (the "New York Presenting Agent"). The
Trustee will always maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York, where Notes may be presented or surrendered for payment. The Trustee hereby initially appoints the New York
Presenting Agent as such office or agency. In addition, so long as any Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, the Co-Issuers will maintain in Ireland a paying agent; provided that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax. The Co-Issuers hereby appoint, for so long as any Notes are listed on the Irish Stock Exchange, Ernst & Young, Harcourt Centre, Harcourt
Street, Dublin 2, Ireland as Irish Paying Agent for the payment of principal and interest on such Notes. In the event that the Irish Paying Agent is replaced at any time during such period, the Irish Stock Exchange will be informed by the
Issuer of the appointment of any replacement as promptly as practicable after such appointment.

          The Trustee will give prompt written notice to the Co-Issuers, the
Fiscal Agent, the Collateral Manager, the Issuing and Paying Agent, the
Counterparty, the Funding Noteholders, if any, and the Noteholders of any change in the location of any such agent. If at any time the Trustee shall fail to maintain any such office or agency, presentations and surrenders may be made or served at the Corporate Trust Office.

          Section 7.3 Money for Note Payments To Be Held in Trust.

          All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account shall be made on behalf of the Co-Issuers by the Trustee or a Paying Agent.

          When the Co-Issuers shall have a Paying Agent that is not also the
Note Registrar, they shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

          Whenever the Co-Issuers shall have a Paying Agent other than the
Trustee, they shall, on or before the Business Day next preceding each Payment
Date, Redemption Date or other date payments on the Notes are due, as the case may be, direct the Trustee to deposit on such date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Collection Account), such sum to be held in trust for the benefit of the Persons entitled thereto.
Any Moneys deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X hereof.

          The initial Paying Agent shall be as set forth in Section 7.2 hereof.
Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that, (x) so long as the
Notes are rated, either (i) any additional or successor Paying Agent for the
Notes shall have a long-term debt rating of at least "A1" (not on negative credit watch), "A" and "A" by Moody's, S&P and Fitch respectively, or a short-term debt rating of at least "P-1" (not on negative credit watch), "A-1+"
and "F1" by Moody's, S&P and Fitch, respectively, or (ii) a Rating Agency
Confirmation is received from each Rating Agency. In the event that such successor Paying Agent ceases to have a long-term debt rating of at least "A1"
(not on negative credit watch), "A" and "A" by Moody's, S&P and Fitch respectively, or a short-term debt rating of at least "P-1" (not on negative

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credit watch), "A-1+" and "F1" by Moody's, S&P and Fitch, respectively, and
Rating Agency Confirmations are not received from each Rating Agency, the
Co-Issuers shall promptly remove such Paying Agent and appoint a successor
Paying Agent. The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by Federal and/or state and/or national banking authorities; and (y) no paying agent shall be appointed in a jurisdiction that subjects payments on the Notes to withholding tax. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and, if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent shall:

          (a) allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date, Redemption Date or other date payments on the Notes are due among such Holders in the proportion specified in the applicable report, in each case to the extent permitted by applicable law;

          (b) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (c) if such Paying Agent is not the Trustee, immediately resign as a
     Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be satisfied by a Paying Agent at the time of its appointment;

          (d) if such Paying Agent is not the Trustee, immediately give the
     Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made;
     and

          (e) if such Paying Agent is not the Trustee, at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying
     Agent.

          The Issuer and the Co-Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer and the Co-Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer and the Co-Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

          Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two (2) years after such principal or interest has become due and payable shall be paid to the
Co-Issuers, on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Co-Issuers for payment of such amounts, and all liability of the Trustee or such Paying Agent with respect to such trust Money (but only to the extent of the amounts so paid to the
Co-Issuers) shall thereupon cease. The Trustee or such Paying Agent, before being required to make any

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such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Moneys due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

          Section 7.4 Existence of Co-Issuers.

          (a) Each of the Co-Issuers will maintain in full force and effect its existence, rights and franchises as a company or corporation organized under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Funding Notes, if any, the
Preferred Shares, the Put Agreement or any of the Pledged Obligations or other property included in the Collateral; provided that the Issuer and the Co-Issuer each shall be entitled to (and at the direction of the Holders of 66-2/3% in number of the Preferred Share shall) change its jurisdiction of incorporation from the Cayman Islands and Delaware, respectively, to any other jurisdiction reasonably selected by the Issuer (or by the Holders of 66-2/3% in number of the
Preferred Shares) so long as (i) such change is not disadvantageous in any material respect to the Noteholders, (ii) 30 days prior written notice of such change shall have been given by the Issuer to the Trustee and by the Trustee to the Noteholders, the Funding Noteholders, if any, the Collateral Manager, the
Counterparty, the Fiscal Agent, DBRS and the Rating Agencies prior to the 15th day following such notice, (iii) on or prior to the 15th day following such notice by the Trustee, the Trustee shall not have received written notice from
Requisite Noteholders objecting to such change, (iv) a Rating Agency
Confirmation is received from each Rating Agency and (v) the Trustee has been provided with an Opinion of Counsel relating to tax matters to the effect that the change in jurisdiction will not cause a Withholding Tax Event to occur and an Opinion of Counsel relating to perfection matters to the effect that the
Trustee will continue to have a perfected first priority security interest in the Collateral. Each of the Co-Issuers shall comply with its charter documents and shall not amend its charter documents in any manner that would have a material adverse effect on the rights of the Counterparty, of the Noteholders of any Class, the Funding Noteholders, if any, or of the Preferred Shareholders.
The Board of Directors of each of the Co-Issuers will at all times have at least one member who is Independent of the Collateral Manager. The Issuer shall be entitled to take any action required by this Indenture in the United States of
America notwithstanding any provision of this Indenture requiring the Issuer to take such action outside the United States of America so long as prior to taking any such action the Issuer receives an Opinion of Counsel to the effect that it is not necessary to take such action outside the United States of America or any political subdivision thereof in order to prevent the Issuer from becoming subject to any U.S. Federal, state or local withholding or other taxes.

          (b) The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including holding regular board of directors' and shareholders', or other similar, meetings) are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (other than the Co-Issuer), (ii) the Co-Issuer shall not have any subsidiaries, (iii) neither the Issuer nor the Co-Issuer shall conduct business under any assumed name and (iv) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors), (B) engage in any transaction with any shareholder that would constitute a conflict of interest
(provided that none of the Administration Agreement, the Fiscal Agency Agreement
or the transactions relating to the offering and sale of the Preferred Shares shall be deemed to be such a transaction that would constitute a conflict of interest), (C) commingle any funds or assets of other entities with those of the
Issuer or the Co-Issuer, respectively,

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or (D) pay dividends or any final distribution on the Preferred Shares except in accordance with the Priority of Payments and the Preferred Share Documents.

          Section 7.5 Protection of Collateral.

          (a) The Issuer shall from time to time execute, deliver and file all such supplements and amendments hereto and all such Financing Statements, continuation statements, instruments of further assurance and other instruments and shall take such other action as may be necessary or advisable to secure the rights and remedies of the Secured Parties hereunder and to:

          (i) Grant more effectively all or any portion of the Collateral;

          (ii) maintain or preserve the lien (and the priorities thereof) of this Indenture or carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulation);

          (iv) enforce any of the Pledged Obligations or other instruments or property included in the Collateral;

          (v) preserve and defend title to the Collateral and the rights therein of the Trustee and the Secured Parties in such Collateral against the claims of all other Persons; and

          (vi) pay any and all taxes levied or assessed upon all or any part of the Collateral.

          The Issuer hereby designates the Trustee its agent and
attorney-in-fact to execute and file any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5; provided that such appointment shall not impose upon the Trustee any of the Issuer's obligations under this Section 7.5. The Issuer hereby authorizes the filing of
UCC Financing Statements listing as collateral therein "all assets" of the
Issuer.

          (b) The Trustee shall not, except in accordance with Section 10.3 hereof or any other relevant provision hereof, as applicable, permit the removal of any portion of the Collateral, transfer any such Collateral from the Account to which it is credited or cause or permit any change in the notice, delivery and/or registration made with respect to any general intangible, if after giving effect thereto the jurisdiction governing the perfection of the Trustee's security interest in such Collateral is different from the jurisdiction governing perfection at the time of delivery of the most recent Opinion of
Counsel pursuant to Section 7.6 hereof (or, if no Opinion of Counsel has yet been delivered pursuant to said Section 7.6, the Opinion of Counsel with respect to perfection delivered at the Execution Date pursuant to Section 3.1(a)(i)(3)
hereof), unless the Trustee shall have received an Opinion of Counsel to the effect that the first priority lien and security interest created by this
Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

          (c) The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Obligations.

          (d) Without at least 30 days' prior written notice to the Trustee, the
Issuer shall not change its "location" (as defined in Section 9-307 of the UCC)
or change its name from the name shown on the signature pages hereof.

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          (e) The Issuer shall enforce all of its material rights and remedies under each Transaction Document to which it is a party.

          Section 7.6 Opinions, Accountants' and Tax Certificates.

          (a) On or before March 31 in each calendar year, commencing in 2004, the Issuer shall cause to be delivered to the Trustee, the Rating Agencies, the
Counterparty and the Collateral Manager an Opinion of Counsel with respect to the laws of the State of New York stating that, in the opinion of such counsel, as of the date of such opinion, the first priority lien and security interest created by this Indenture on the Collateral remains in effect and that no further action (other than as specified in such opinion) needs to be taken
(under the applicable UCC as in effect on such date) for the continued
effectiveness and perfection of such lien over the next year (which opinion shall be subject to customary assumptions).

          (b) On or before March 31 in each calendar year, commencing in 2004, the Issuer shall cause to be delivered to the Trustee, the Rating Agencies, the
Counterparty and the Collateral Manager an Accountants' Certificate, in form and substance acceptable to the Issuer, with respect to all Collateral Debt
Securities that have been purchased since the most recent Accountants'
Certificate, (i) confirming that the requirements of Article XII hereof have or have not been satisfied in connection with the purchase of each such Collateral
Debt Security and (ii) specifying the procedures undertaken by such accountants to review data and computations relating to such information.

          (c) If required to prevent the withholding and imposition of U.S.
income tax, the Issuer shall deliver or cause to be delivered a U.S. Internal
Revenue Service Form W-8BEN (or any successor thereto) to each issuer of a
Pledged Obligation in the Collateral at the time such Pledged Obligation is purchased by the Issuer and annually thereafter.

          Section 7.7 Performance of Obligations.

          (a) The Co-Issuers, each as to itself, shall not take any action, and, where applicable, shall not consent to any action proposed to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Collateral.

          (b) The Co-Issuers may contract with other Persons, including the
Collateral Manager, for the performance by such Persons of the Co-Issuers'
obligations hereunder and under the Collateral Management Agreement.
Notwithstanding any such arrangement, the Co-Issuers shall remain primarily liable with respect thereto. With respect to any such contract, the performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Co-Issuers, and the Co-Issuers will perform punctually, and will use their best efforts to cause such Persons, including the Collateral
Manager, to perform punctually, its obligations hereunder and under the
Collateral Management Agreement.

          (c) The Co-Issuers may without the consent of any Person retain accountants and attorneys to perform the tasks required to be performed by accountants and attorneys hereunder or such other tasks as are routinely performed by accountants and attorneys for entities such as the Co-Issuers.

          Section 7.8 Negative Covenants.

          (a) The Issuer shall not and, with respect to clauses (iii), (iv) and
(v), the Co-Issuer shall not:

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          (i) acquire or commit to acquire any Collateral Debt Security or
     Eligible Investment in a manner contrary to the additional investment restrictions set forth in Exhibit J attached hereto;

          (ii) sell, assign, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture, the Fiscal Agency Agreement and the
     Collateral Management Agreement;

          (iii) claim any credit on, or make any deduction from, or dispute the enforceability of, any amount payable with respect to the Notes, other than amounts withheld pursuant to Section 6.15 hereof, or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

          (iv) (A) incur or assume or guarantee any indebtedness other than pursuant to this Indenture and the other Transaction Documents related to the issuance of the Securities and management of the Collateral, (B) incur, assume or guarantee the indebtedness of any Person, (C) issue any additional shares other than the ordinary shares and the Preferred Shares authorized to be issued pursuant to the Preferred Share Documents or (D)
     issue any additional class of Securities not otherwise contemplated by this
     Indenture;

          (v) (A) permit the validity or effectiveness of this Indenture or any
     Grant hereunder to be impaired in any material respect or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except, in each case, as may be expressly permitted hereby or thereby or by the Collateral
     Management Agreement, (B) create, permit or suffer to exist any lien, charge, adverse claim, security interest, mortgage or other encumbrance
     (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, except as may be expressly permitted hereby, or (C) take any action that would cause the lien of this
     Indenture not to constitute a valid first priority perfected security interest in the Collateral;

          (vi) amend the Collateral Management Agreement except in accordance with Article XV hereof;

          (vii) consent to the amendment of any provisions of any Transaction
     Document relating to non-petition or limited recourse;

          (viii) except for any agreements involving the purchase or sale of
     Collateral Debt Securities having customary purchase or sale terms and documented with customary documentation, enter into any material agreement unless such agreement contains "non-petition" and "limited recourse"
     provisions; or

          (ix) dissolve or liquidate in whole or in part, except as permitted hereunder.

          (b) The Co-Issuer shall not enter into any agreement, contract or indenture other than this Indenture and the other Transaction Documents to which it is a party or in connection with this Indenture and the other Transaction
Documents, shall not incur or assume any indebtedness other than pursuant to this Indenture and the other Transaction Documents to which it is a party or incur, assume or guarantee the indebtedness of any other Person and shall not own any Securities at any time. For

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purposes of this paragraph (b), "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a "security" (for purposes of the Investment Company Act or otherwise) or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

          (c) The Trustee shall not sell, transfer, exchange or otherwise dispose of, or enter into or engage in any business with respect to, any part of the Collateral, except as expressly permitted by this Indenture and except for administrative services performed for the Issuer or the Collateral Manager relating to their administrative duties hereunder or under the Collateral
Management Agreement.

          (d) Except as expressly set forth in this Indenture, the Trustee will not participate in the management or control of the Collateral Debt Securities.

          (e) Neither the Issuer nor the Co-Issuer shall enter into any material agreement after the Closing Date (other than issuing the Funding Notes as contemplated herein and replacements for other agreements provided for in this
Indenture) unless Rating Agency Confirmation has been received. Subject to
Section 7.8(a)(viii) hereof, neither the Issuer nor the Co-Issuer shall enter into any material agreements unless such agreements contain "non-petition" and
"limited recourse" provisions.

          Section 7.9 Notice of Default; Statement as to Compliance.

          (a) The Co-Issuers shall promptly notify the Trustee, the Collateral
Manager, DBRS and the Rating Agencies within ten (10) days of acquiring actual knowledge of an Event of Default.

          (b) On or before March 31 in each calendar year, commencing in 2004, or immediately if there has been a Default under this Indenture, the Issuer shall deliver to the Trustee (which shall, in turn, deliver to the Rating
Agencies), each Holder of Definitive Notes or Preferred Shares making a written request therefor and, upon written request therefor by a Beneficial Owner in the form of Exhibit I hereto certifying that it is a Beneficial Owner, to such
Beneficial Owner (or its designee) and the Counterparty an Officer's Certificate of the Issuer stating that, having made reasonable inquiries of the Collateral
Manager and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five (5) days prior to the date of the certificate, and there had not existed at any time prior thereto since the date of the last certificate (or, in the case of the first such certificate, the date hereof) any Default or Event of Default hereunder or, if such a Default or Event of Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

          Section 7.10 Co-Issuers May Not Consolidate or Merge.

          Neither the Issuer nor the Co-Issuer shall consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person, with the exception of sales and exchanges of Pledged
Obligations contemplated hereunder.

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          Section 7.11 No Other Business.

The Issuer shall not engage in any business or activity other than (i) the issuance, Defeasance and redemption of the Securities and the ordinary shares,
(ii) acquiring, owning, managing, holding, pledging and selling the Pledged
Obligations and any other instrument or property included in the Collateral in connection therewith and (iii) engaging in any other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          The Co-Issuer shall not engage in any business or activity other than
(i) the issuance, Defeasance and redemption of the ABCP Notes, the Funding
Notes, if any, and the Notes and the issuance and redemption of its common shares and (ii) engaging in any other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          The Issuer and the Co-Issuer shall not amend their Articles or certificate of incorporation and by-laws, respectively, (i) if such amendments would result in the then current rating of any Class of Notes being qualified, downgraded or withdrawn and (ii) without the prior written consent of the
Requisite Noteholders.

          Section 7.12 Calculation Agent.

          (a) The Co-Issuers hereby agree that for so long as any of the Notes remain Outstanding there will at all times be an agent appointed to calculate
One-Month LIBOR in respect of each Periodic Interest Accrual Period in accordance with the terms of Schedule 7 hereof (the "Calculation Agent"). The
Co-Issuers hereby appoint the Trustee as Calculation Agent for purposes of determining One-Month LIBOR for each Periodic Interest Accrual Period. The
Calculation Agent may be removed by the Co-Issuers at the direction of the
Collateral Manager or the holders of a Majority of the Preferred Shares at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Co-Issuers, the Co-Issuers or the Collateral Manager will promptly appoint as a replacement Calculation Agent a leading bank or financial institution which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control and is not controlled by or under common control with the Co-Issuers or their Affiliates. The
Calculation Agent may not resign its duties without a successor having been duly appointed.

          (b) The Calculation Agent hereby agrees that, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, the Calculation Agent will calculate the
Applicable Periodic Rate for the next Periodic Interest Accrual Period and the amount of interest for such Periodic Interest Accrual Period payable on the related Payment Date in respect of each U.S.$1,000,000 principal amount of the
Notes of each Class (rounded to the nearest cent, with half a cent being rounded upward) and will communicate such rates and amounts to the Co-Issuers, the
Trustee, the Collateral Manager and each Paying Agent. The Calculation Agent will also specify to the Co-Issuers the quotations upon which the Applicable
Periodic Rate with respect to each Class of the Notes is based, and in any event the Calculation Agent shall notify the Issuer before 5:00 p.m. (New York time)
on the Business Day following each applicable LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Applicable
Periodic Rate and the applicable amount of Periodic Interest with respect to each Class of the Notes or (ii) it has not determined and is not in the process of determining the Applicable Periodic Rate and the amount of Periodic Interest for such Notes, together with its reasons therefor.

          The determination of the Applicable Periodic Rate and the amount of
Periodic Interest with respect to each Class of the Notes by the Calculation
Agent shall, in the absence of manifest error, be final and binding upon all parties.

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          Section 7.13 Annual Rating Review; Notice of Rating.

          The Issuer shall solicit and pay for on or before September 30 in each year, commencing in 2004, an annual review of the ratings as assigned to each
Class of the Notes by Moody's, S&P and Fitch on the Execution Date for each
Class then rated by Moody's, S&P and Fitch. The Issuer shall deliver a copy of any such review to the Trustee, the Issuing and Paying Agent and the Fiscal
Agent, and the Trustee shall promptly deliver a copy of such review to the
Noteholders.

          The Co-Issuers shall promptly notify the Trustee (who shall promptly notify the Noteholders), the Fiscal Agent, the Collateral Manager, the Issuing
and Paying Agent and the Counterparty if at any time the then current ratings of the Notes have been, or the Co-Issuers know the then current ratings of the
Notes will be, qualified, downgraded or withdrawn.

          Section 7.14 Process Agent.

          Each of the Issuer and the Co-Issuer irrevocably designates and appoints CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York
10011, as its agent (the "Process Agent") in New York for service of all process. The Process Agent may be served in any legal suit, action or Proceeding arising with respect to this Indenture or the Notes, such service being hereby acknowledged to be effective and binding service in every respect.

          Section 7.15 Additional Covenants.

          (a) Each of the Co-Issuers shall comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations and awards (including, without limitation, any fiscal and accounting rules and regulations and any foreign or domestic law, rule or regulation), including, without limitation, in connection with the issuance, offer and sale of the Notes, to the extent failure to comply would materially adversely affect either of the Co-Issuers or the Collateral.

          (b) The Co-Issuers shall give prompt notice in writing to the Trustee
(who shall promptly forward such notice to the Holders of the Notes), the Fiscal
Agent, the Collateral Manager, the Counterparty, DBRS and the Rating Agencies
upon becoming aware of the occurrence of any Default or Event of Default under this Indenture.

          (c) Each of the Co-Issuers shall comply with the terms and conditions of this Indenture, the Notes, the ABCP Notes, the Funding Notes, if any, the
Collateral Management Agreement, the Preferred Share Documents, the Put
Agreement, the Issuing and Paying Agency Agreement and the Collateral
Administration Agreement (collectively, the "Transaction Documents") to which it is a party, to the extent failure to comply would materially adversely affect either of the Co-Issuers or the Collateral.

          (d) To the extent it may lawfully do so, each of the Co-Issuers on behalf of itself agrees it will not: (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (ii)
seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets or make a general assignment for the benefit of its creditors or (iii) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above; and, to the extent it may lawfully do so, each of the Co-Issuers agrees on behalf of itself that, subject to the Priority of Payments, it will generally pay its debts as they become due and not admit in writing its inability to pay its debts as they become due.

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          (e) The Issuer shall exercise the Put Agreement to the extent necessary to avoid an Event of Default hereunder.

          (f) The Co-Issuers shall issue Funding Notes on the Put Agreement
Termination Date having an aggregate principal amount equal to the Aggregate
ABCP Principal Component Amount of any Outstanding ABCP Notes (prior to giving effect to the issuance of the Funding Notes).

          (g) The Issuer shall make available amounts, from time to time, from the Collection Account, Spread Reserve Account and the ABCP Reserve Accounts
necessary to provide sufficient funds to be available to the Issuing and Paying
Agent to pay maturing ABCP Notes.

          (h) If Citigroup decides, in its reasonable business judgment, to seek a rating of the Funding Notes, the Issuer shall use its best efforts to obtain such rating from each of the Rating Agencies and, if successful, shall deliver an Officer's Certificate to the effect that attached thereto is a true and correct copy of: (A) a letter signed by Moody's confirming that the Funding
Notes have been rated "Aaa" by Moody's; (B) a letter signed by S&P confirming that the Funding Notes have been rated "AAA" by S&P and (C) a letter signed by
Fitch confirming that the Funding Notes have been rated "AAA" by Fitch and that, in each case, such ratings are in full force and effect on the Put Agreement
Termination Date; provided that obtaining such ratings shall not be a condition to the issuance of the Funding Notes.

          (i) Notwithstanding anything to the contrary contained in this
Indenture, no party to this Indenture (or the Collateral Manager acting on behalf of the Issuer) shall be required to take any action under this Indenture if such action would violate any applicable law, rule, regulation or court order.

          Section 7.16 ABCP Notes Issuance Covenants.

          (a) The Co-Issuers shall ensure that the Aggregate ABCP Principal
Component Amount of the Outstanding ABCP Notes shall at no time exceed the lesser of the Maximum ABCP Principal Component Amount and the Notional Amount,
as that term is defined in the Put Agreement.

          (b) The Co-Issuers shall, or shall cause the Collateral Manager on their behalf to, issue replacement ABCP Notes in the commercial paper market
(subject to clauses (f) through (h) below) or, if the commercial paper market is not available, exercise the Put Option Transaction to the extent necessary and permitted pursuant to the Put Agreement to finance the Collateral.

          (c) To the extent replacement ABCP Notes are issued by the Co-Issuers pursuant to clause (b) above, the Issuer shall, or shall cause the Collateral
Manager on their behalf to, (i) instruct (A) the Issuing and Paying Agent to deliver replacement ABCP Notes and (B) the ABCP Note Placement Agent to place any replacement ABCP Notes in the commercial paper market and (ii) determine the maturity and discount (which shall be less than the discount equivalent of the
London interbank offered rate (determined as specified in Section 3(a) of the
Put Agreement) [**] per annum) of such replacement ABCP Notes.

          (d) The Co-Issuers shall not permit any ABCP Note to have a Maturity later than 90 days after the date of issuance thereof; provided that (i) the
Maturity of any ABCP Note (except as set forth in clause (ii) below) shall not be later than the Put Agreement Termination Date (as may be extended by the
Counterparty from time to time) in effect at the time of issuance of such ABCP
Note and (ii) the Maturity of any ABCP Note purchased by the Counterparty in accordance with the Put Agreement shall not be later than the fifth day after such date of issuance (or if such fifth day is not a Business Day, the next succeeding Business Day) when no Downgrade Condition (under and as defined in the Put

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Agreement) has occurred and no Early Termination Condition (under and as defined in the Put Agreement) exists or, if sooner, the Put Agreement Termination Date.

          (e) The Co-Issuers shall not permit any ABCP Note to have a face amount that is less than U.S.$250,000 and in larger amounts in integral multiples of less than U.S.$1,000 in excess thereof.

          (f) Except as provided in the Put Agreement, the Co-Issuers shall not permit the Issuing and Paying Agent to issue, authenticate and deliver ABCP
Notes to a Person other than the Counterparty if a Downgrade Condition (under and as defined in the Put Agreement) has occurred or if an Early Termination
Condition (under and as defined in the Put Agreement) exists.

          (g) The Co-Issuers shall not permit the Aggregate ABCP Principal
Component Amount of ABCP Notes issued to have a Maturity of [**],[**] or [**]
calendar days in excess of [**],[**] and [**] of the Maximum ABCP Principal
Component Amount, respectively and, not more than [**] Aggregate ABCP Principal
Component Amount of ABCP Notes shall mature on any single day; provided that (x)
if the ABCP Notes are purchased by the Counterparty pursuant to the Put
Agreement, this clause (g) shall not be applicable and (y) if the Put Agreement has not been extended pursuant to Section 2 of such Agreement, this clause (g)
shall not be applicable for the 30-Business Day period prior to the Put
Agreement Termination Date.

          (h) If a Counterparty Default has occurred and is continuing (written notice of which shall be sent to the Issuing and Paying Agent), the Co-Issuers shall not permit the Issuing and Paying Agent to issue, authenticate and deliver
ABCP Notes.

          (i) If on any Exercise Date (under and as defined in the Put
Agreement), the conditions to exercise Transaction 2 have been met, the
Co-Issuers shall exercise their option under such Transaction 2, without giving effect to any waiver thereof.

          Section 7.17 Representations and Warranties of the Co-Issuers.

          Each of the Co-Issuers (severally and not jointly) represents and warrants to, and agrees with, the Trustee with respect to it as follows:

          (a) The Issuer has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, the
     Co-Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and each of the
     Issuer and the Co-Issuer has been duly qualified as a foreign company or corporation, as the case may be, for the transaction of business and is in good standing under the laws of all jurisdictions in which it owns or leases property of a nature or transacts business of a type that would require such qualifications.

          (b) Each of the Co-Issuers has all requisite power and authority and all requisite authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies necessary to own its properties, to conduct its business and to execute, deliver and perform this Indenture and the other agreements to which it is a party, except such as may be required under state securities or blue sky laws in connection with the purchase and distribution by the Initial
     Purchaser of the Notes and the ABCP Notes; all such authorizations, approvals, orders, licenses, certificates and permits are in full force and effect; and there are no legal or governmental proceedings pending or, to the Co-Issuers' knowledge, threatened that would result in a material modification, suspension or revocation thereof.

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          (c) The compliance by the Co-Issuers with all of the provisions of this Indenture and the other agreements to which either of them is a party, and the consummation of the transactions by the Co-Issuers herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which either of the Co-Issuers is a party or by which either of the Co-Issuers is bound or to which any of the property or assets of the Co-Issuers is subject, nor will such action result in any violation of the provisions of the organizational documents of either of the Co-Issuers or any statute applicable to either of the Co-Issuers or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Co-Issuers or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by either of the Co-Issuers of the transactions contemplated by this Indenture or the other agreements, except
     (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the
     Initial Purchaser and (ii) such recordations or filings as may be required or contemplated by this Indenture.

          (d) This Indenture has been duly authorized, executed and delivered by each Co-Issuer. This Indenture constitutes a legal, valid and binding agreement enforceable against such Co-Issuer in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

          (e) There are no actions or proceedings against, or investigations of, either Co-Issuer pending, or, to the knowledge of either Co-Issuer, threatened, before any court, administrative agency or other tribunal (i)
     asserting the invalidity of this Indenture, (ii) seeking to prevent the transactions contemplated by this Indenture or (iii) which could reasonably be expected to materially and adversely affect the performance by either of the Co-Issuers of its obligations under, or the validity or enforceability of, this Indenture.

          (f) None of the ABCP Notes, the Notes or the Preferred Shares are, and
     the Funding Notes, when issued, will not be, required to be registered pursuant to the Securities Act, neither Co-Issuer is required to be registered as an investment company pursuant to the Investment Company Act and this Indenture is not required to be qualified under the Trust
     Indenture Act of 1939, as amended.

          (g) The Issuer is not a securities intermediary, broker, commodity intermediary or "Participant" (as such term is defined in 31 C.F.R. Part
     357).

          Section 7.18 Certain Tax Matters.

          (a) The Co-Issuers do not intend for this Indenture to represent an agreement to enter into a partnership, a joint venture or any other business entity for U.S. Federal tax purposes. The Co-Issuers will not represent or otherwise hold themselves out to the Internal Revenue Service or other third parties as partners in a partnership or members of a joint venture or other business entity for U.S. Federal tax purposes.

          (b) The Co-Issuers will not file or cause to be filed any Federal, state or local partnership tax return with respect to this Indenture.

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          (c) The Issuer shall not file, or cause to be filed, any income or franchise tax return in any state of the United States of America unless it shall have obtained an Opinion of Counsel prior to such filing stating that, under the laws of such jurisdiction, the Issuer is required to file such income or franchise tax return.

          (d) The Issuer will not elect to be treated as a partnership or take any action that would cause the Issuer to be treated as other than a corporation for U.S. Federal income tax purposes.

          Section 7.19 Maintenance of Irish Stock Exchange Listing.

          So long as any of the Notes remain Outstanding, the Co-Issuers shall use all reasonable efforts to maintain the listing of such Notes on the Irish
Stock Exchange.

          Section 7.20 Removal of Collateral Manager.

          The Issuer shall terminate the Collateral Manager if directed to do so by the Requisite Noteholders or the Counterparty pursuant to the terms of the
Collateral Management Agreement.

          Section 7.21 Certain Miscellaneous Covenants.

          The purpose of all covenants and agreements made by the Co-Issuers herein are to establish the rights of the Noteholders on behalf of the
Co-Issuers and to administer the distributions on the Notes by the Co-Issuers.
Any and all rights of the Noteholders under this Indenture are derivative of such Noteholders' rights in the Notes issued by the Co-Issuers. This Indenture does not grant Noteholders any additional or direct rights with respect to the
Collateral other than those rights such Noteholders have by reason of their ownership of the Notes.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

          Section 8.1 Supplemental Indentures Without Consent of
Securityholders.

          Without the consent of the Holders of any Notes, the Funding Notes, if any, or the Preferred Shareholders but with the consent of the Collateral
Manager (such consent not to be unreasonably withheld), the Co-Issuers and the
Trustee may, any time and from time to time, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Noteholders or to surrender any right or power conferred upon the Co-Issuers;

          (b) to Grant any property to or with the Trustee;

          (c) to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of this
     Indenture as shall be necessary to facilitate the administration of the
     Collateral by more than one trustee;

          (d) to correct or amplify the description of any property at any time subject to the lien of this Indenture or to better assure, convey and confirm to the Trustee any property subject to the lien of this Indenture;

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          (e) to cure any ambiguity or correct, modify or supplement any provision which is defective or inconsistent with any other provision herein;

          (f) to make any change required by the stock exchange on which any
     Class of Securities is listed, if any, in order to permit or maintain such listing;

          (g) to prevent the Issuer, the Noteholders, the Issuing and Paying
     Agent, any Paying Agent or the Trustee from being subject to withholding or other taxes, fees or assessments or to prevent the Issuer from being treated as engaged in a U.S. trade or business for U.S. Federal income tax purposes or otherwise subject to U.S. Federal, state or local income and franchise tax on a net income tax basis or to modify any provisions included herein to support the tax opinion delivered on the Execution Date that, as evidenced by an Opinion of Counsel, are no longer necessary to prevent the Issuer, the Noteholders or the Trustee from being subject to withholding or other taxes, fees or assessments or to prevent the Issuer from being treated as engaged in a U.S. trade or business or otherwise subject to U.S. Federal, state or local income and franchise tax on a net income tax basis; provided that such Opinion of Counsel provides that the modification will not cause the Noteholders to experience any material change to the timing, character or source of the income from the Notes and will not be considered a significant modification resulting in an exchange for purposes of Treasury Regulation Section 1.1001-3;

          (h) to enter into any amendment, modification or waiver if the Issuer determines that such amendment, modification or waiver would not, upon or after becoming effective, adversely affect the rights or interests of
     Holders of the ABCP Notes, Holders of the Funding Notes, Holders of any
     Class of Notes or Holders of the Preferred Shares; or

          (i) to modify transfer restrictions on the Notes, so long as any such modifications comply with the Securities Act and the Investment Company
     Act;

provided that, in any such case, Rating Agency Confirmation shall be received with respect to such supplemental indenture prior to its execution.

          In determining whether or not the Holders of the ABCP Notes, the
Holders of the Funding Notes, the Holders of any Class of Notes or the Holders
of the Preferred Shares would be adversely affected by any such change, the
Trustee (after giving notice of such change to such Holders) may rely upon an
Opinion of Counsel or a certificate from the Issuer or the Collateral Manager
(prepared at the expense of the Person seeking the amendment), and such determination shall be binding on all present and future Holders of such
Securities.

          The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the rights, duties, liabilities or immunities of the Trustee under this Indenture or otherwise, except to the extent required by law. So long as any Notes are
Outstanding, at the cost of the Issuer, the Trustee shall provide to the
Noteholders, the Fiscal Agent, the Collateral Manager, the Counterparty and the
Rating Agencies a copy of any proposed supplemental indenture at least ten (10)
Business Days prior to the execution thereof by the Trustee and request the
Rating Agencies to determine and certify to the Trustee and the Co-Issuers whether the Rating Agency Confirmation would be obtained. The Trustee shall not execute any such supplemental indenture until the Rating Agency Confirmation is obtained. As soon as practicable after the execution by the Trustee and the
Co-Issuers of any such supplemental indenture, the Trustee, at the expense of the Co-Issuers, shall provide to the Rating Agencies, the Fiscal Agent, the
Issuing and Paying Agent, the Collateral Manager, the Counterparty, the Holders
of the Notes and the

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Irish Paying Agent (so long as any Class of Notes is listed on the Irish Stock
Exchange) a copy of the executed supplemental indenture. Any failure of the
Trustee to publish or mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

          Section 8.2 Supplemental Indentures With Consent of Securityholders.

          (a) Provided that Rating Agency Confirmation is obtained prior to its execution, with the consent of (1) if the Put Agreement has not expired by its terms, the Counterparty (or if the Put Agreement has expired by its terms, the
Holders of not less than 66-2/3% of the Aggregate Principal Amount of the Class
A-1 Notes) if the ABCP Notes are adversely affected thereby, (2) the Holders of not less than 66-2/3% of the Aggregate Principal Amount of the Notes of each
Class, including the Funding Notes, if any, adversely affected thereby, (3) the written consent of Holders of not less than 66-2/3% of the Outstanding number of
Preferred Shares (if adversely affected thereby) and (4) the Collateral Manager
(such consent not to be unreasonably withheld), the Trustee and the Co-Issuers may enter into one or more indentures supplemental hereto (each, an "Amendment")
to add provisions to, or change in any manner or eliminate any of the provisions of, this Indenture. The Trustee may, consistent with the written advice of legal counsel, at the expense of the Issuer, determine whether or not the Holders of
Notes, ABCP Notes and Funding Notes, if any, or the Holders of the Preferred
Shares would be adversely affected by such Amendment (after giving notice of such Amendment to such Holders). The Trustee's determination that an Amendment will not adversely affect a Class of Notes, ABCP Notes or Funding Notes, as applicable, shall be conclusive and binding on all such present and future
Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in Section 8.3 hereof.

          Notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall, without the written consent of the Counterparty, if the ABCP Notes are adversely affected thereby, the Holders of 100% of the
Outstanding Aggregate Principal Amount of each adversely affected Class of Notes and the Funding Notes, if any, the consent of the Holders of 100% of the
Outstanding number of Preferred Shares (if adversely affected thereby), the
Collateral Manager (such consent not to be unreasonably withheld) and Rating
Agency Confirmation:

          (i) change the Stated Maturity Date or Payment Date of any Note and
     Funding Note, if any, or the scheduled Redemption Date of the principal of or the due date of any installment of interest on the Notes and the Funding
     Notes, if any, or reduce the principal amount thereof or the rate of interest thereon or the Redemption Price with respect thereto or change the time, amount or priority of any other amount payable in respect of any Note and Funding Note, if any, or any dividend or other distribution payable in respect of the Preferred Shares or change the Scheduled Preferred Shares
     Redemption Date or change any place where, or the coin or currency in which, distributions with respect to any Security are payable or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof;

          (ii) reduce the percentage of the Aggregate Principal Amount of Notes and Funding Notes, if any, or number of Preferred Shares whose consent is required for the execution of any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences provided for in this Indenture;

          (iii) impair or adversely affect the Collateral in any material respect, except as otherwise permitted by this Indenture;

          (iv) except as otherwise provided in this Indenture or as required by applicable law, permit the creation of any lien with respect to any part of the Collateral (other than the lien of this

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[**] CONFIDENTIAL TREATMENT REQUESTED

     Indenture) or terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder, ABCP Noteholder or Funding
     Noteholder of the security afforded by the lien of this Indenture;

          (v) reduce the percentage of the Aggregate Principal Amount of Notes and Funding Notes, if any, held by Noteholders or Funding Noteholders, as applicable, whose consent is required to direct the Trustee to preserve the
     Collateral or to rescind the Trustee's election to preserve the Collateral pursuant to Section 5.5 hereof or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5 hereof;

          (vi) modify any of the provisions of this Section 8.2 or Section 5.14 hereof, except to increase the percentage of the Aggregate Principal Amount of Notes, Funding Notes, if any, or number of Preferred Shares held by
     Noteholders, Funding Noteholders or Preferred Shareholders, as applicable, whose consent is required to exercise certain rights set forth in such
     Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding
     Note, Funding Note and each Outstanding Preferred Share affected thereby;

          (vii) modify the provisions of Articles XI or XIII hereof or the definition of the term "Holder" or of the term "Outstanding";

          (viii) amend any provision of this Indenture or any other agreement contemplated by this Indenture and to which the Issuer is a party relating to the institution of Proceedings for the Issuer or the Co-Issuer to be
     adjudicated as bankrupt or insolvent, or the consent by the Issuer or the
     Co-Issuer to the institution of bankruptcy or insolvency Proceedings against it, or the filing with respect to the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization, arrangement, moratorium or liquidation Proceedings or other Proceedings under the
     Bankruptcy Law or any other similar applicable laws, or the consent by the
     Issuer or the Co-Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator
     (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively; or

          (ix) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of principal of or interest on or other amount in respect of any Note or Funding Note, if any, or modify any amount distributable to the Fiscal Agent for payment to the Holders of the Preferred Shares on any Payment Date or to affect the right of the Noteholders, Funding Noteholders or Preferred Shareholders to
     the benefit of any provisions for the redemption of such Notes or Funding
     Notes, as applicable, contained herein or to affect the rights of the
     Preferred Shareholders to the benefit of any provisions for the redemption of Preferred Shares contained in the Fiscal Agency Agreement;

provided that no supplemental indenture may (i) reduce the Deferred Structuring
Fee, or postpone the payment thereof, or in any manner materially and adversely affect the rights of the Structuring Agent without the consent of the
Structuring Agent and (ii) affect the amount, timing or priority under the
Priority of Payments of any fees or other amounts payable to the Collateral
Manager unless the Collateral Manager has consented to such supplemental indenture in writing, which consent may be withheld for any reason by the
Collateral Manager.

          (b) Not later than 15 Business Days prior to the execution of any proposed supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Noteholders, the Funding
Noteholders, if any, the Fiscal Agent, the Issuing and Paying Agent,

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the Collateral Manager, the Counterparty and the Rating Agencies a copy of such supplemental indenture and shall request the Rating Agencies to determine and certify to the Trustee and the Co-Issuers whether Rating Agency Confirmation would be obtained.

          It shall not be necessary in connection with any consent of the
Counterparty, Noteholders, Funding Noteholders, if any, or Preferred
Shareholders under this Section 8.2 for the Counterparty, Noteholders, Funding
Noteholders, if any, and the Preferred Shareholders to approve the specific form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Promptly after the execution by the Co-Issuers and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Co-Issuers, shall mail to the Holders of the Notes, the Holders of the
Funding Notes, if any, the Fiscal Agent, the Issuing and Paying Agent, the
Collateral Manager, the Counterparty and the Rating Agencies a copy thereof. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

          Section 8.3 Execution of Supplemental Indentures.

          In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3 hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent applicable thereto under this Indenture have been satisfied. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. No supplemental indenture may be entered into unless the Trustee has received a Rating Agency Confirmation from each Rating Agency.

          The Issuer shall, or shall cause the Administrator to, give prior notice to the Counterparty, the Collateral Manager, the Fiscal Agent, the
Issuing and Paying Agent, the Paying Agents, the Trustee, DBRS and each of the
Rating Agencies of any amendment, change, modification or alteration of this
Indenture and provide copies of such amendment, change, modification or alteration to the Counterparty, the Collateral Manager, the Fiscal Agent, the
Issuing and Paying Agent, the Paying Agents, the Trustee each of the Rating
Agencies and the Irish Stock Exchange (for so long as any Notes or the Preferred
Shares are listed thereon).

          Notwithstanding anything in Sections 8.1 and 8.2 hereof to the contrary, (provided that the Put Agreement has not expired by its terms) no amendment or supplement to this Indenture shall be effective unless and until, if such amendment or supplement could reasonably be expected to have a material adverse effect on the Counterparty, the Counterparty has received written notice of such amendment or supplement and has consented thereto in writing.

          Section 8.4 Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article
VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and
every Holder of Notes, ABCP Notes and Funding Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

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          Section 8.5 Reference in Notes to Supplemental Indentures.

          Notes (including the Funding Notes, if any) executed, authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article
II hereof of Notes (including the Funding Notes, if any) originally issued hereunder after the execution of any supplemental indenture pursuant to this
Article VIII may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes (including the
Funding Notes, if any), so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee or its
Authenticating Agent in exchange for Outstanding Notes (including the Funding
Notes, if any).

                                   ARTICLE IX

                   PRINCIPAL PREPAYMENTS; REDEMPTION OF NOTES

          Section 9.1 Principal Prepayment.

          So long as any Notes are Outstanding, if any Principal Coverage Test
is not satisfied as of any Calculation Date, the principal of all or a portion of the ABCP Notes and/or the most senior Class or Classes of Notes (including the Funding Notes, if any) then Outstanding shall be Defeased and/or prepaid by the Issuer at a price of par on the Payment Date related to such Calculation
Date pursuant to the Priority of Payments to the extent of Available Funds in the amount necessary to satisfy the respective Principal Coverage Tests as of such Calculation Date (such prepayment, a "Principal Prepayment").

          Section 9.2 Notice to Trustee, Rating Agencies and Collateral Manager.

          If any Principal Prepayment is required pursuant to Section 9.1 hereof, the Issuer shall, not later than the third Business Day after the related Calculation Date, notify in writing the Trustee (who shall promptly forward such notice to the Holders of the Notes), the Fiscal Agent, the Issuing
and Paying Agent, DBRS, the Rating Agencies, the Counterparty and the Collateral
Manager that such Defeasance and/or prepayment is required and the principal amount of any ABCP Note and/or any Class or Classes of Notes (including the
Funding Notes, if any) required to be Defeased and/or prepaid in whole or in part in accordance with the provisions of Section 11.1 hereof.

          Section 9.3 Optional Redemption and Withholding Tax Redemption.

          (a) Optional Redemption: During the Call Period, the Securities shall be subject to Optional Redemption, in whole but not in part, on any Optional
Redemption Date by the Co-Issuers, at the direction of the Holders of not less than a Majority of the Outstanding Preferred Shares, from Sale Proceeds and all other funds in the Accounts (after the payment of, or establishment of a reasonable reserve for, all administrative and other fees and expenses, the
Collateral Management Fee and any other amount payable under this Indenture pursuant to the Priority of Payments); provided that (i) Sale Proceeds from the liquidation of the Collateral in connection with any proposed redemption, together with all other funds (as determined by the Trustee), are expected to be sufficient to pay in full the Total Redemption Amount and any Premium Present
Value payable pursuant to the Put Agreement, (ii) the Notes, the Funding Notes,
if any, and the Preferred Shares are simultaneously redeemed and the ABCP Notes are simultaneously Defeased and (iii) the Collateral Management Fee and any
expenses or amounts payable by the Issuer pursuant to the Priority of Payments are paid or provided for. The ABCP Notes, the

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Funding Notes and each Class of Notes Defeased or redeemed, as applicable, in connection with an Optional Redemption will be Defeased or redeemed at its applicable Redemption Price.

          (b) Withholding Tax Redemption. In addition, upon the occurrence and during the continuation of a Withholding Tax Event, the Issuer is required to conduct a Withholding Tax Redemption, if so directed in writing by the Holders of not less than a Majority of the Outstanding Preferred Shares, on any
Withholding Tax Redemption Date; provided that (i) Sale Proceeds from the liquidation of the Collateral in connection with any proposed redemption, together with all other funds (as determined by the Trustee), are expected to be sufficient to pay in full the Total Redemption Amount and any Premium Present
Value payable pursuant to the Put Agreement, (ii) the Notes, the Funding Notes,
if any and the Preferred Shares are simultaneously redeemed and the ABCP Notes are simultaneously Defeased and (iii) the Collateral Management Fee and any
expenses or amounts payable by the Issuer pursuant to the Priority of Payments are paid or provided for. The ABCP Notes, the Funding Notes and each Class of
Notes Defeased or redeemed, as applicable, in connection with a Withholding Tax
Redemption will be Defeased or redeemed at its applicable Redemption Price.

          Section 9.4 Redemption Procedures.

          (a) In the event of a Redemption, the Collateral Manager will direct the Trustee to sell Collateral Debt Securities in accordance with Section
12.1(g) hereof; provided that (i) the Sale Proceeds therefrom and all other funds in the Accounts (after the payment of, or establishment of a reasonable reserve for, all administrative and other fees and expenses, including the
Collateral Management Fee, and other amounts payable by the Issuer and the
Co-Issuer, as the case may be, pursuant to the Priority of Payments) are expected to be at least sufficient to pay the Total Redemption Amount; and (ii)
such Sale Proceeds are received by the Trustee at least one (1) Business Day prior to the scheduled Redemption Date and are used, to the extent necessary, to make such payments. The Issuer may not determine to effect a Redemption unless such amounts are expected to be at least equal to the Total Redemption Amount.

          (b) The ABCP Notes, the Funding Notes and the Notes shall not be optionally Defeased or redeemed, as applicable, unless either:

          (i) at least seven (7) Business Days before the scheduled Redemption
     Date, the Collateral Manager shall have furnished to the Trustee and the
     Issuing and Paying Agent evidence, in form satisfactory to the Trustee and the Issuing and Paying Agent, that the Collateral Manager on behalf of the
     Issuer has entered into a binding agreement or agreements with an institution or institutions (or guarantor or guarantors of the obligations), (A) with regard to which Rating Agency Confirmation has been received, or (B)(1) whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from Moody's of at least "A1" (not on negative credit watch), or whose short-term unsecured debt obligations have a credit rating from Moody's of at least "P-1" (not on negative credit watch), (2) whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from S&P of at least "A-1+" and (3) whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating from Fitch of at least "A" or whose short-term unsecured debt obligations have a credit rating from Fitch of at least "F1", in each case, to purchase, not later than the Business Day immediately preceding the Redemption Date, in immediately available funds, all or part of the
     Collateral Debt Securities at a purchase price at least equal to an amount sufficient, together with the Eligible Investments maturing on or prior to the scheduled

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     Redemption Date to at least equal the Total Redemption Amount and any
     Premium Present Value payable pursuant to the Put Agreement, or

          (ii) at least ten (10) Business Days prior to the scheduled Redemption
     Date and prior to selling any Collateral Debt Securities and/or Eligible
     Investments, the Collateral Manager shall certify to the Trustee, the
     Issuing and Paying Agent and to each of the Rating Agencies that the expected proceeds from such sale together with the Eligible Investments maturing on or prior to the scheduled Redemption Date will be deposited into the Collection Account not later than the Business Day immediately preceding the scheduled Redemption Date, in immediately available funds, and will equal or exceed the Total Redemption Amount and any Premium
     Present Value payable pursuant to the Put Agreement.

          (c) Amounts due and payable on the ABCP Notes, the Notes and the
Funding Notes, if any, on or prior to a Redemption Date shall continue to be payable to the Holders of such ABCP Notes, Notes or Funding Notes, as applicable, as of the relevant payment date or Record Date, as applicable, according to their terms. The Defeasance or redemption of any ABCP Notes, Notes or Funding Notes pursuant to this Article IX shall be evidenced by a Collateral
Manager Order directing the Trustee to make the payment to the Paying Agent of the Redemption Price pursuant to the Priority of Payments. The Issuer shall deposit, or cause to be deposited, the funds required for a Redemption in the
Collection Account on or before the Business Day prior to any such Redemption
Date. Collateral Principal Collections and Collateral Interest Collections
received in connection with any Defeasance or redemption shall be payable as set forth in the Priority of Payments.

          (d) In the event of any Defeasance and Redemption, as applicable, pursuant to this Article IX, the Issuer shall, at least 45 days prior to such
Redemption Date (unless the Trustee agrees to a shorter notice period), notify the Trustee, the Counterparty, the Fiscal Agent and the Issuing and Paying Agent
of such Redemption Date, the applicable Record Date, the principal balance of
Notes and Funding Notes, if any, to be redeemed on such Redemption Date, the principal balance of ABCP Notes to be Defeased on such Redemption Date and the applicable Redemption Price, as the case may be, as determined by the Collateral
Manager, in accordance with this Article IX.

          (e) Notice of Defeasance and Redemption, as applicable, pursuant to this Article IX shall be given in accordance with Section 9.5 hereof, mailed not less than ten (10) Business Days prior to the applicable Optional Redemption
Date or Withholding Tax Redemption Date, as the case may be, to the Issuing and
Paying Agent (with respect to the ABCP Notes) and each Holder of Funding Notes,
Notes and Preferred Shares to be Defeased or redeemed pursuant to this Article
IX.

          (f) All notices of Defeasance and redemption, as applicable, shall state:

          (i) the applicable Redemption Date;

          (ii) the Redemption Price for the ABCP Notes or Funding Notes, as
     applicable, and such Class of Notes and the redemption price for the
     Preferred Shares;

          (iii) that all the ABCP Notes or Funding Notes, as applicable, and
     Notes of the relevant Class are being Defeased or paid in full and that interest on the Funding Notes and Notes shall cease to accrue on the date specified in the notice; and

          (iv) the place or places where such ABCP Notes or Funding Notes, as applicable, and Notes to be Defeased or redeemed are to be Defeased or surrendered for payment of the

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[**] CONFIDENTIAL TREATMENT REQUESTED

     Redemption Price, as applicable, which shall be the office of the Note
     Registrar or the office of any Paying Agent.

          (g) Any such notice of Defeasance and Redemption, as applicable, may be withdrawn by the Issuer up to the sixth Business Day prior to the Redemption
Date, as the case may be, by written notice to the Trustee, the Rating Agencies,
DBRS, the Counterparty and the Collateral Manager only if the Collateral Manager shall be unable to deliver such sale agreement or agreements or certifications, as the case may be, in form satisfactory to the Trustee. Notice of any such withdrawal shall be given, at the cost of the Co-Issuers, by the Trustee to each
Holder of Funding Notes and Notes at such Holder's address in the Note Register maintained by the Note Registrar under this Indenture and to the Fiscal Agent by overnight courier guaranteeing next day delivery (or second day delivery outside the United States of America) not later than the third Business Day prior to such Optional Redemption Date or Withholding Tax Redemption Date, as the case may be.

          (h) Notice of Defeasance and Redemption, as applicable, shall be given by the Trustee, at the Co-Issuers' request, in the name and at the expense of the Co-Issuers. Failure to give notice of Defeasance or Redemption, or any defect therein, to any Holder of any ABCP Note, Funding Note or Note selected for Defeasance or Redemption, as applicable, shall not impair or affect the validity of the Defeasance or Redemption of any other ABCP Notes, Funding Notes or Notes.

          (i) Notice of Defeasance and Redemption, as applicable, having been given as aforesaid, the ABCP Notes or Funding Notes and the Notes to be Defeased
or redeemed shall, on the Optional Redemption Date or the Withholding Tax
Redemption Date, as the case may be, become due and payable at the Redemption
Price therein specified, and from and after the Optional Redemption Date or the
Withholding Tax Redemption Date, as the case may be (unless the Issuer shall default in the payment of such Redemption Price), the Funding Notes and Notes shall cease to bear interest on such Optional Redemption Date or Withholding Tax
Redemption Date, as the case may be. Upon final payment on an ABCP Note, Funding
Note or Note to be Defeased or redeemed in full, the Holder shall present and surrender such Funding Note or Note at the place specified in the notice of
Redemption on or prior to such Redemption Date; provided that, if there is delivered to the Co-Issuers such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Funding Note or Note, then, in the absence of notice to the Co-Issuers that the applicable Funding Note or Note has been acquired by a bona fide or protected purchaser, such final payment shall be made without presentation or surrender.

          Section 9.5 Notice of Optional Redemption or Withholding Tax
Redemption.

          In connection with any Defeasance or Redemption, prior to giving such notice to the Noteholders, the Funding Noteholders and the ABCP Noteholders, the
Co-Issuers shall provide such information to the Trustee (with a copy to the
Fiscal Agent and the Issuing and Paying Agent) as the Trustee requires in order to satisfy itself of the matters referred to in the relevant Sections above, including, without limitation, the amount of such Defeasance or redemption or repayment, and the Issuing and Paying Agent shall duly proceed to Defease the
ABCP Notes and the Trustee shall duly proceed to redeem or repay such Notes and
Funding Notes, if any, accordingly.

          Section 9.6 Auctions.

          (a) In accordance with the Auction Procedures, the Trustee shall, at the expense of the Issuer and with the assistance of the Collateral Manager, conduct an Auction of the Collateral Debt Securities if, on or prior to the
Payment Date occurring in August, 2013, the Notes have not been redeemed in full and the Preferred Shares have not been redeemed. The Auction shall be conducted not

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later than 60 days prior to (1) the Payment Date occurring in August, 2013 and
(2) if the Notes are not redeemed in full on the Payment Date in August, 2013, on each Payment Date occurring in January and July thereafter until all of the
Collateral Debt Securities are sold, the Outstanding ABCP Notes are Defeased and the Notes and the Funding Notes, if any, are redeemed in full (each such date, an "Auction Date"). Any of the Collateral Manager, the Preferred Shareholders,
the Trustee, the Issuing and Paying Agent, the Counterparty or their respective affiliates may, but shall not be required to, bid at the Auction. The Trustee shall sell and transfer the Collateral Debt Securities at the Auction; provided that:

          (i) the Auction has been conducted in accordance with the Auction
     Procedures (including clause (b)(ii) of the Auction Procedures which requires that the minimum purchase price of the Collateral Debt Securities sold at Auction when aggregated with available funds held in the Accounts will equal the Total Redemption Amount);

          (ii) the Trustee has received bids for the Collateral Debt Securities from at least two prospective purchasers (including the winning bidder)
     identified on a list of qualified bidders (such bidders, "Qualified
     Bidders") provided by the Collateral Manager to the Trustee;

          (iii) the Collateral Manager identifies the highest bidder(s)
     providing the Highest Auction Price and certifies that the Highest Auction
     Price would result in the sale of the Collateral Debt Securities for a purchase price (paid in cash) which together with the balance of all
     Eligible Investments held by the Issuer will be at least equal to the Total
     Redemption Amount; and

          (iv) the highest bidder(s) enter(s) into a written agreement with the
     Issuer (which the Issuer shall execute if the conditions set forth above and in the Auction Procedures are satisfied which execution shall constitute certification by the Issuer that such conditions have been satisfied) that obligates the highest bidder(s) to purchase all of the
     Collateral Debt Securities and provides for payment in full (in cash) of the purchase price to the Trustee on or prior to the fifth Business Day following the relevant Auction Date.

          If all of the conditions set forth in provisos (i) through (iv) have been met, the Trustee shall sell and transfer the Collateral Debt Securities, without representation, warranty or recourse, to such highest bidder(s) in accordance with and upon completion of the Auction Procedures. The Trustee shall deposit the purchase price for the Collateral Debt Securities in the Collection
Account, and the ABCP Notes shall be Defeased and the Notes, the Funding Notes, if any, and the Preferred Shares shall be redeemed on the Payment Date immediately following the relevant Auction Date (such redemption, the "Auction
Call Redemption"). If any of the foregoing conditions are not met with respect to any Auction or if any of the highest bidder(s) identified by the Collateral
Manager fail to pay the purchase price before the sixth Business Day following the relevant Auction Date, (a) the Auction Call Redemption shall not occur on the Payment Date following the relevant Auction Date, (b) the Trustee shall give notice of the withdrawal, (c) subject to clause (d), the Trustee shall decline to consummate such sale and may not solicit any further bids or otherwise negotiate any further sale of Collateral Debt Securities in relation to such
Auction and (d) unless the Notes and the Funding Notes are redeemed in full prior to the next succeeding Auction Date, the Trustee shall conduct another
Auction on the next succeeding Auction Date.

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                                    ARTICLE X

                       ACCOUNTS, ACCOUNTINGS AND RELEASES

          Section 10.1 Collection of Money.

          Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this
Indenture, including all payments due on the Pledged Obligations included in the
Collateral, in accordance with the terms and conditions of such Pledged
Obligations. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture.

          The Accounts established by the Trustee pursuant to this Article X may include any number of sub-accounts requested by the Collateral Manager or the
Issuer for convenience in administering Collateral Debt Securities and Accounts.
In addition, all Cash deposited in the Accounts established pursuant to this
Article X shall be invested in Eligible Investments in accordance with the procedures set forth in Section 10.2(b) hereof and any restrictions applicable to such Accounts.

          Section 10.2 Accounts.

          (a) The Trustee shall, prior to the Closing Date, establish segregated, trust accounts with the Custodian which shall be designated the
"Interest Collection Account" and the "Principal Collection Account"
(collectively, the "Collection Account") which shall be in the name of the
Trustee for the benefit of the Secured Parties and as to which the Trustee shall be the entitlement holder and customer and over which the Trustee shall have exclusive control. The Trustee may establish any number of sub-accounts within each Account for the convenience in administration of the Collateral or shall establish sub-accounts at the request of the Issuer or the Collateral Manager.

          (i) Any Cash held in the Collection Account in excess of immediate
     Cash needs shall be invested in Eligible Investments at the written direction of the Collateral Manager.

          (ii) The Trustee shall from time to time deposit into the Collection
     Account (A) all Collections, (B) all amounts required to be deposited pursuant to Sections 10.2(g), 10.2(h) and 10.3(e) hereof and (C) the proceeds of the original issuance of the ABCP Notes, the Funding Notes, if any, the Notes and the Preferred Shares, the proceeds of the replacement
     ABCP Notes (except to the extent deposited in the ABCP Principal Reserve
     Account and used to pay maturing ABCP Notes), as well as Collateral
     Principal Collections received in respect of Collateral Debt Securities during the Ramp-Up Period, to be used for the purchase of Collateral Debt
     Securities (other than Margin Stock) and to pay fees and expenses during the Ramp-Up Period.

          (iii) In addition, the Issuer may, but under no circumstances shall be required to, deposit from time to time such Moneys in the Collection
     Account as it deems, in its sole discretion, to be advisable.

          (iv) The Trustee shall give to the Issuer prompt notice if the
     Collection Account or any funds on deposit therein, or otherwise to the credit of the Collection Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

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          (v) All Moneys deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the
     Collateral and shall be applied in the manner set forth herein.

          During the Reinvestment Period, the Collateral Manager may reinvest
Collateral Principal Collections (including Sale Proceeds) and accrued interest thereon in Substitute Collateral Debt Securities as permitted under and in accordance with the requirements of Article XII or temporarily reinvest such amounts in Eligible Investments pursuant to Section 10.2(b) hereof pending reinvestment in Substitute Collateral Debt Securities or Defease ABCP Notes in
accordance with the Priority of Payments or by deposit in the ABCP Principal
Reserve Account pursuant to an Issuer Order.

          There will be no reinvestment in Substitute Collateral Debt Securities after the Reinvestment Period, except that on the first Payment Date following the end of the Reinvestment Period, at the option of the Collateral Manager, an amount equal to the lesser of (1) Collateral Principal Collections received during the related Due Period (which is the last Due Period during the
Reinvestment Period) that were not reinvested in Substitute Collateral Debt
Securities in that Due Period and (2) the amount of Available Funds remaining in the Collection Account after the payment of the items in clauses (i) through
(iv) in the Priority of Payments may be retained in the Collection Account and applied to the purchase of Substitute Collateral Debt Securities during the first Due Period following the Reinvestment Period.

          (b) Upon Collateral Manager Order (which may be in the form of standing instructions) or, after the occurrence of an Event of Default, only upon direction of the Requisite Noteholders, any portion of the Moneys in the
Accounts in excess of [**] shall be invested by the Trustee as directed in such
Collateral Manager Order (or by the Requisite Noteholders, if applicable) in one or more Eligible Investments which mature on or before one (1) Business Day prior to the next occurring Payment Date. If, prior to the occurrence of an
Event of Default, the Collateral Manager shall not have given directions pursuant to this Section 10.2(b) with respect to any amounts in excess of such sum for five (5) consecutive days, the Trustee shall seek instructions from the
Issuer. If the Trustee does not thereupon receive instructions within three (3)
Business Days or if, after the occurrence of an Event of Default, the Requisite
Noteholders shall not have given directions pursuant to this Section 10.2(b)
with respect to any amounts in excess of [**] for five (5) consecutive days, the
Trustee shall invest and reinvest such Moneys as fully as practicable in investments described in paragraph (b) of the definition of Eligible Investments and maturing not later than the earliest of (i) 30 days after the date of such investment, (ii) the Business Day prior to the next Payment Date or (iii) one
(1) day after the date of such investment, in the event of investments made in
Eligible Investments after the occurrence of an Event of Default. Funds unclaimed hereunder shall be invested in such Eligible Investments as are described in paragraph (a), (b), (c), (d), (e), (f), (g) or (h) of the definition thereof and, in the case of unclaimed funds, shall mature on the
Business Day preceding each annual anniversary of the last occurring Payment
Date.

          (c) The Trustee shall, on or prior to the Closing Date, establish a segregated, securities trust account with the Custodian which shall be designated as the "Custodial Account" which shall be in the name of the Trustee for the benefit of the Secured Parties and as to which the Trustee shall be the entitlement holder and customer and over which the Trustee shall have exclusive control. All Collateral Debt Securities shall be credited to the Custodial
Account. The Trustee agrees to give the Co-Issuers and the Collateral Manager prompt notice if the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Custodial Account shall remain at all times with the
Trustee or a financial institution having a long-term debt rating by Moody's of at least "A2" (not on negative credit watch), S&P of at least "AA" and Fitch of at least "A".

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          (d) (i) On or before the Closing Date, the Trustee shall establish a segregated, trust account designated as the "Note Interest Reserve
     Account", which shall be in the name of the Trustee for the benefit of the
     Secured Parties and as to which the Trustee shall be the entitlement holder and customer and over which the Trustee shall have exclusive control. On each Payment Date, the Trustee shall deposit into the Note Interest Reserve
     Account the Note Interest Reserve Amount, if any, in accordance with
     Section 11.1(b) hereof. Funds held in the Note Interest Reserve Account shall be invested by the Trustee, as directed in writing by the Issuer or the Collateral Manager, in Eligible Investments. Eligible Investments in
     the Note Interest Reserve Account shall mature no later than one (1)
     Business Day prior to each Payment Date. On the Business Day preceding each
     Payment Date, all amounts in the Note Interest Reserve Account shall be deposited into the Collection Account. All amounts on deposit in the Note
     Interest Reserve Account shall be treated as Collateral Interest
     Collections. The Trustee shall give to the Issuer prompt notice if the Note
     Interest Reserve Account or any funds on deposit therein, or otherwise to the credit of the Note Interest Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

          (ii) On or before the Closing Date, the Trustee shall establish a segregated, trust account designated as the "Expense Reserve Account", which shall be in the name of the Trustee for the benefit of the Secured
     Parties and as to which the Trustee shall be the entitlement holder and customer and over which the Trustee shall have exclusive control. The
     Trustee may, from time to time and at any time, withdraw amounts from the
     Expense Reserve Account to pay accrued and unpaid Administrative Expenses of the Co-Issuers. All amounts remaining on deposit in the Expense Reserve
     Account at the time when substantially all of the Issuer's assets have been sold or otherwise disposed of will be deposited by the Trustee into the
     Collection Account as Collateral Interest Collections for distribution in accordance with the Priority of Payments on the immediately succeeding
     Payment Date. Funds held in the Expense Reserve Account shall be invested by the Trustee, as directed in writing by the Issuer or the Collateral
     Manager, in Eligible Investments. Eligible Investments in the Expense
     Reserve Account shall mature no later than one (1) Business Day prior to each Payment Date. The Trustee shall give to the Issuer prompt notice if the Expense Reserve Account or any funds on deposit therein, or otherwise to the credit of the Expense Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

          (iii) Any deposit required pursuant to Section 11.1(b) hereof shall be immediately deposited into the Note Interest Reserve Account or the Expense
     Reserve Account, as applicable. All such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the
     Note Interest Reserve Account or the Expense Reserve Account, as
     applicable, as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2. By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral
     Manager on behalf of the Issuer) shall at all times direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, invest all funds received into the Note Interest Reserve Account or the Expense Reserve
     Account, as applicable, during a Due Period, and amounts received in prior
     Due Periods and retained in the Note Interest Reserve Account and the
     Expense Reserve Account, as applicable, as so directed in Eligible
     Investments maturing no later than the Business Day immediately preceding the next Payment Date.

          (iv) If, prior to the occurrence of an Event of Default, the Issuer
     (or the Collateral Manager on behalf of the Issuer) shall not have given any investment directions (which may be in the form of standing instructions), the Trustee shall seek instructions from the Issuer (or the

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     Collateral Manager on behalf of the Issuer) within three (3) Business Days after transfer of such funds to the Note Interest Reserve Account or the
     Expense Reserve Account, as applicable. If the Trustee does not thereupon receive written instructions from the Issuer (or the Collateral Manager on behalf of the Issuer) within five (5) Business Days after transfer of such funds to the Note Interest Reserve Account or the Expense Reserve Account,
     as applicable, it shall invest and reinvest the funds held in the Note
     Interest Reserve Account or the Expense Reserve Account, as applicable, as fully as practicable, but only in one or more Eligible Investments of its selection maturing no later than the Business Day immediately preceding the next Payment Date. If, after the occurrence of an Event of Default, the
     Issuer (or the Collateral Manager on behalf of the Issuer) shall not have given investment directions to the Trustee pursuant to this Section 10.2 for three (3) consecutive days, the Trustee shall invest and reinvest such
     Money as fully as practicable in Eligible Investments of its selection maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the Business Day immediately preceding the next Payment
     Date. All interest and other income from such investments shall be deposited in the Note Interest Reserve Account or the Expense Reserve
     Account, as applicable, any gain realized from such investments shall be credited to the Note Interest Reserve Account or the Expense Reserve
     Account, as applicable, and any loss resulting from such investments shall be charged to the Note Interest Reserve Account or the Expense Reserve
     Account, as applicable. The Trustee shall not in any way be held liable by reason of any insufficiency of such Note Interest Reserve Account or
     Expense Reserve Account, as applicable, resulting from any loss relating to any such Eligible Investment, except with respect to investments in obligations of the Trustee or any Affiliate thereof that the Collateral
     Manager has not directed the Trustee to invest in.

          (v) On the Business Day prior to each Payment Date, the Trustee shall transfer to the Collection Account the balance of the Note Interest Reserve
     Account (including reinvestment income) for distribution as Collateral
     Interest Collections in accordance with the Priority of Payments on the related Payment Date.

          (vi) If a Redemption or an Auction Call Redemption occurs or an Event of Default under this Indenture occurs and the Notes are accelerated, any amounts remaining in any of the Note Interest Reserve Account or the
     Expense Reserve Account will be available for distribution in accordance with the Priority of Payments.

          (e) (i) On or before the Closing Date, the Trustee shall establish a segregated, trust account designated as the "ABCP Interest Reserve
     Account", which shall be in the name of the Trustee for the benefit of the
     Secured Parties and as to which the Trustee shall be the entitlement holder and customer and over which the Trustee shall have exclusive control. The
     Trustee shall, from time to time, withdraw amounts from the ABCP Interest
     Reserve Account pursuant to Section 8 of the Issuing and Paying Agency
     Agreement for use by the Issuing and Paying Agent pursuant to said Section
     8 of the Issuing and Paying Agency Agreement (for deposit into the CP
     Account for further use by the Issuing and Paying Agent to pay the interest component of maturing ABCP Notes). The Issuer (or the Collateral Manager on
     behalf of the Issuer) shall cause the deposit of all amounts received from the Counterparty under the Transaction 1 directly into the ABCP Interest
     Reserve Account on the same day any such amounts are paid by the
     Counterparty. On each Payment Date, the Trustee shall (A) transfer all amounts on deposit in the ABCP Interest Reserve Account into the Collection
     Account to be applied as Collateral Interest Collections on such Interest
     Payment Date in accordance with Section 11.1(b) hereof and (B) deposit into the ABCP Interest Reserve Account amounts required to be deposited therein in accordance with Section 11.1(b) hereof and the Interest Swap
     Transaction. All amounts remaining on deposit in the ABCP Interest Reserve
     Account on the Payment Date which is the Final Maturity Date for the
     Funding Notes, if any, or the Class A Notes will be distributed by the

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     Trustee to the Counterparty to fulfill the Issuer's payment obligations under Section 3 of the Put Agreement. Any remaining funds will be deposited into the Collection Account to be distributed pursuant to the Priority of
     Payments. Funds held in the ABCP Interest Reserve Account shall be invested by the Trustee, as directed in writing by the Issuer or the Collateral
     Manager, in Eligible Investments. Eligible Investments in the ABCP Interest
     Reserve Account shall have maturities sufficient to ensure that there are proceeds available to pay any ABCP Notes which have a Maturity during such
     Due Period. The Trustee shall give to the Issuer prompt notice if the ABCP
     Interest Reserve Account or any funds on deposit therein, or otherwise to the credit of the ABCP Interest Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

          (ii) On or before the Closing Date, the Trustee shall establish a segregated, trust account designated as the "ABCP Principal Reserve
     Account", which shall be in the name of the Trustee for the benefit of the
     Secured Parties and as to which the Trustee shall be the entitlement holder and customer and over which the Trustee shall have exclusive control. The
     Trustee shall, from time to time, withdraw amounts from the ABCP Principal
     Reserve Account pursuant to Section 8 of the Issuing and Paying Agency
     Agreement for use by the Issuing and Paying Agent pursuant to said Section
     8 of the Issuing and Paying Agency Agreement (for deposit into the CP
     Account for further use by the Issuing and Paying Agent to pay maturing
     ABCP Notes). The Issuer (or the Collateral Manager on behalf of the Issuer)
     shall cause the deposit of all amounts received from the Counterparty under the Transaction 2 directly into the ABCP Principal Reserve Account on the same day any such amounts are paid by the Counterparty. On each Payment
     Date, the Trustee shall (A) withdraw all amounts on deposit in the ABCP
     Principal Reserve Account and transfer such amounts into the Collection
     Account to be applied as Collateral Principal Collections in accordance with Section 11.1(b) hereof and (B) after such withdrawal, deposit into the
     ABCP Principal Reserve Account amounts required to be deposited therein in accordance with Section 11.1(b) hereof and the Put Option Transaction. The
     Trustee shall, from time to time, pursuant to an Issuer Order, transfer amounts representing Collateral Principal Collections from the Collection
     Account into the ABCP Principal Reserve Account. Funds held in the ABCP
     Principal Reserve Account shall be invested by the Trustee, as directed in writing by the Issuer or the Collateral Manager, in Eligible Investments.
     Eligible Investments in the ABCP Principal Reserve Account shall have maturities sufficient to ensure that there are proceeds available to pay any ABCP Notes which have a Maturity during such Due Period. The Trustee shall give to the Issuer prompt notice if the ABCP Principal Reserve
     Account or any funds on deposit therein, or otherwise to the credit of the
     ABCP Principal Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

          (iii) On or before the Closing Date, the Trustee shall establish a segregated, trust account designated as the "Spread Reserve Account", which shall be in the name of the Trustee for the benefit of the Secured Parties and as to which the Trustee shall be the entitlement holder and customer and over which the Trustee shall have exclusive control. The Trustee shall, from time to time, withdraw amounts from the Spread Reserve Account pursuant to Section 8 of the Issuing and Paying Agency Agreement for use by
     the Issuing and Paying Agent pursuant to said Section 8 of the Issuing and
     Paying Agency Agreement (for deposit into the CP Account for further use by the Issuing and Paying Agent to pay interest on maturing ABCP Notes). On each Payment Date, the Trustee shall deposit into the Spread Reserve
     Account amounts required to be deposited therein in accordance with Section
     11.1(b) hereof. Funds held in the Spread Reserve Account shall be invested by the Trustee, as directed in writing by the Issuer or the Collateral
     Manager, in Eligible Investments. Eligible Investments in the Spread
     Reserve Account shall have maturities sufficient to ensure that there are proceeds available to pay any ABCP Notes which have a Maturity during each
     Due Period. The Trustee shall give to the Issuer prompt notice if the

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     Spread Reserve Account or any funds on deposit therein, or otherwise to the credit of the Spread Reserve Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

          (f) The obligations purchased with the Moneys in each Account shall be deemed a part of such Account, and the amount of Money credited to such Account shall be deemed to be the aggregate Balance of such obligations. Monthly statements of the earnings or losses, disbursements and deposits and any other changes in the fund balances shall be submitted by the Trustee to the Issuer and the Collateral Manager. All Accounts shall remain at all times with the Trustee or with a financial institution having a long-term debt rating of at least "A2"
(not on negative credit watch), at least "AA" and at least "A" by Moody's, S&P and Fitch, respectively, and a short-term unsecured debt rating of at least
"P-1" (not on negative credit watch), at least "A-1+" and at least "F1" by
Moody's, S&P and Fitch, respectively (an "Eligible Financial Institution"), and, if such financial institution ceases to be an Eligible Financial Institution due to a downgrade below such ratings, the Issuer shall replace such financial institution with an institution which is currently an Eligible Financial
Institution within 30 days of receiving notice of such downgrade.

          (g) If at any time it shall become necessary that some or all of the
Eligible Investments purchased with the Moneys in any Account be redeemed or sold in order to raise Moneys necessary to comply with the provisions of this
Indenture, the Trustee shall so redeem or sell such Eligible Investments;
provided that the Trustee provides notice of such redemption or sale to the
Issuer and the Collateral Manager.

          (h) All income or other gain from investments of Moneys deposited in any Account shall be deposited by the Trustee in such Account (or such other
Account as expressly provided by the terms of this Indenture) immediately upon receipt, and any loss resulting from such investments shall be charged to such
Account (or such other Account as expressly provided by the terms of this
Indenture). Subject to Section 6.1 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Eligible Investment included therein, except with respect to investments in the obligations of JPMorgan Chase Bank, in its individual capacity, and its Affiliates that the Collateral Manager has not directed the
Trustee to invest in.

          (i) Procedures Relating to the Establishment of Accounts Controlled by
the Trustee. Notwithstanding anything contained herein, the Trustee hereby agrees that, with respect to each of the Accounts, it will cause the Custodian and each other Securities Intermediary establishing such Account to enter into an agreement substantially in the form of the Account Agreement whereby each such Securities Intermediary agrees that it will (i) treat the Trustee as entitled to exercise the rights that comprise the Financial Assets credited to the Accounts; (ii) act only on entitlement orders and other instructions originated by the Trustee, without further consent by the Issuer; (iii) not agree, subject to clause (ii) of this Section 10.2(i), with any Person to act on entitlement orders or other instructions by any Person other than the Trustee;
(iv) treat each item of property credited to such Account as a Financial Asset for purposes of the applicable UCC; and (v) select the law of the State of New
York or another law satisfactory to the Issuer and the Trustee to govern such
Account. Without limiting the foregoing, the parties hereto agree to take such different or additional action, including without limitation the execution and delivery of any amendment, as the Issuer may reasonably request in order to maintain the perfection and priority of the security interest of the Trustee in the event of any change in applicable law or regulation, including without limitation Articles 8 and 9 of the applicable UCC.

          (j) All Collateral Principal Collections received after the Ramp-Up
End Date which have not immediately thereafter been reinvested in Substitute
Collateral Debt Securities shall be deposited into the Principal Collection
Account upon receipt. During the Reinvestment Period, the Collateral

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Manager may, on behalf of the Issuer, by delivery to the Trustee of an Officer's
Certificate (duly executed by an Authorized Officer of the Collateral Manager),
direct the Trustee to, and upon receipt of such Officer's Certificate the
Trustee shall, withdraw Collateral Principal Collections on deposit in the
Principal Collection Account and invest such withdrawn amounts in Substitute
Collateral Debt Securities as selected by the Collateral Manager as permitted under this Indenture. Notwithstanding the foregoing, the delivery to the Trustee of a trade ticket signed by an Authorized Officer of the Collateral Manager shall be deemed the certification of the Collateral Manager of the statements described in the preceding sentence in lieu of the delivery of the formal
Officer's certificate described therein.

          (k) All Collateral Interest Collections shall be deposited into the
Interest Collection Account. The Collateral Manager may direct the Trustee to withdraw Collateral Interest Collections from the Interest Collection Account in accordance with Section 11.1(b) of this Indenture.

          (l) Notwithstanding the foregoing, no funds in any Account may be used to purchase or carry Margin Stock.

          Section 10.3 Release of Collateral Debt Securities.

          (a) If no Event of Default has occurred and is continuing and subject to Article XII hereof, the Collateral Manager may, by Collateral Manager Order
delivered to the Trustee at least five (5) Business Days prior to the settlement date set for the sale of a security and certifying that it has determined that such Collateral Debt Security has become a Credit Risk Security (which certification shall contain a short statement of the reason for such determination), a Credit Improved Security, a Defaulted Security or an Equity
Security or is to be sold pursuant to Section 12.1 hereof and in each case that the Collateral Manager has directed the Trustee to sell such security pursuant to said Section 12.1, direct the Trustee to release from the lien of this
Indenture the security or securities specified in such Collateral Manager Order, and, upon receipt of such Collateral Manager Order, the Trustee shall deliver such security, if in physical form, duly endorsed to the broker or purchaser designated in such Collateral Manager Order or, if such security is a Clearing
Corporation Security, cause an appropriate transfer thereof to be made, in each case, against receipt of the sales price therefor as set forth in such
Collateral Manager Order; provided that the Trustee may deliver any such security in physical form for examination in accordance with street delivery custom.

          (b) If no Event of Default has occurred and is continuing and subject to the provisions of Article XII hereof, the Collateral Manager may, by
Collateral Manager Order delivered to the Trustee on or before the date set for redemption or payment in full of a Collateral Debt Security and certifying that such Collateral Debt Security to be released is being redeemed or paid in full, direct the Trustee to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be presented to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

          (c) If no Event of Default has occurred and is continuing and subject to the provisions of Article XII hereof, the Collateral Manager may, by
Collateral Manager Order delivered to the Trustee on or before the date set for an exchange, tender or sale of a Collateral Debt Security, certifying that such
Collateral Debt Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee to deliver such security, if in physical form, duly endorsed, or, if such security is a
Clearing Corporation Security, to cause it to be delivered, in accordance with such Collateral Manager Order, in each case against receipt of payment and/or exchange therefor.

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          (d) If no Event of Default has occurred and is continuing and subject to Article XII, the Collateral Manager may, by Collateral Manager Order
delivered to the Trustee at least two (2) Business Days prior to the applicable date of delivery of a security to a Synthetic Security Counterparty pursuant to a Synthetic Security certifying the delivery required, direct the Trustee to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Collateral Manager Order.

          (e) The Trustee shall deposit in the Principal Collection Account or the Interest Collection Account, as applicable, (x) all proceeds received by it from the disposition of a Collateral Debt Security (other than Collateral
Principal Collections received in respect of Collateral Debt Securities during the Ramp-Up Period), (y) all Reinvestment Income with respect to such Collection
Account and (z) all proceeds received by it from the disposition of an Eligible
Investment in such Collection Account.

          (f) The Trustee shall, upon receipt of a Collateral Manager Order at such time as there are no Notes Outstanding and all obligations of the Issuer under or pursuant to this Indenture have been satisfied, release the Collateral from the lien of this Indenture.

          Section 10.4 Reports by Trustee.

          (a) Upon the receipt of a written request, the Trustee shall supply to the Issuer, the Collateral Manager, the Counterparty, Citigroup, the Fiscal
Agent, the Issuing and Paying Agent and the Paying Agent at least three (3) days prior to the date required hereunder for delivery of each Note Valuation Report and each Monthly Report all information that is in the possession of the Trustee hereunder with respect to the Pledged Obligations and the Accounts and reasonably required for the preparation of the Note Valuation Report and Monthly
Report. The Trustee shall supply in a timely fashion to the Issuer, the Fiscal
Agent, the Issuing and Paying Agent, Citigroup, the Collateral Manager and the
Counterparty any other information that the Issuer, the Fiscal Agent, the
Issuing and Paying Agent, Citigroup, the Collateral Manager and/or the
Counterparty may reasonably request from time to time that is in the possession of the Trustee and required to be provided by Section 10.5 hereof. The Trustee shall promptly forward to the Issuer and the Collateral Manager copies of any and all notices and other writings received by it from the obligor of any
Pledged Obligation or from any clearing agency with respect to any Pledged
Obligation advising the holders of such obligation of any rights that the holders might have with respect thereto (including, without limitation, notices of calls and redemptions) as well as all periodic financial reports received from such obligors and clearing agencies with respect to such obligors.

          (b) Promptly following receipt of any request therefor from the
Trustee from time to time and subject to any restrictions in the Underlying
Instruments of any Collateral Debt Securities, the Issuer and the Collateral
Manager shall deliver to the Trustee any information in the possession of such
Person with respect to the Pledged Obligations or other information reasonably needed to enable the Trustee to perform its obligations under this Indenture, to the extent such information has been reasonably requested in writing by the
Trustee. Subject to any restrictions in the Underlying Instruments of any
Collateral Debt Securities, each of the Issuer and Collateral Manager shall forward promptly to the Trustee copies of all notices and other writings received by it from the issuers of any Pledged Obligations (including, without limitation, notices of calls and redemptions of securities) as well as all periodic financial reports received with respect thereto.

          (c) Notwithstanding anything to the contrary contained herein, the
Trustee agrees to provide to the Fiscal Agent and the Issuing and Paying Agent in a timely fashion any information concerning the Collateral that is in the possession of the Trustee and is reasonably requested by the Fiscal

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Agent on behalf of the Preferred Shareholders or the Issuing and Paying Agent on
behalf of the ABCP Noteholders.

          Section 10.5 Accountings.

          (a) Monthly. With respect to each Payment Date, commencing with the
Payment Date immediately following the Ramp-Up End Date, the Issuer shall compile, or shall cause to be compiled, and provide to the Counterparty, the
Fiscal Agent, the Issuing and Paying Agent, the Collateral Manager, each ABCP
Note Placement Agent, the Rating Agencies (so long as any Notes are rated), the
Holders of Definitive Notes or Preferred Shareholders who make a written request therefor, and, upon written request therefor by a Beneficial Owner in the form of Exhibit I hereto certifying that it is a Beneficial Owner, to such Beneficial
Owner (or its designee) a monthly report (the "Monthly Report"), which shall contain the following information and instructions with respect to the Pledged
Obligations included in the Collateral, determined as of the related Calculation
Date:

          (i) the Aggregate Principal Amount of the Collateral Debt Securities,
     the Aggregate Principal Amount of the Initial Collateral Debt Securities
     and, with respect to each Collateral Debt Security, the Principal Balance, the annual coupon rate or spread to the relevant floating rate index, the frequency of coupon payments, the amount of principal payments received, the maturity date, the Weighted Average Life, the issuer, the country in which the issuer is incorporated or organized, the Weighted Average Spread, the Moody's Industry Classification Group, the S&P Industry Classification
     Group, the Fitch Industry Classification Group, the Moody's Rating, the S&P
     Rating and the Fitch Rating of such Collateral Debt Security (provided that, if any Moody's Rating, S&P Rating or Fitch Rating for any Collateral
     Debt Security is set forth in any Payment Date Reports and such rating is an "estimated", "shadow", "private" or "confidential" rating, such rating shall be identified as "estimated", "shadow rated", "private" or
     "confidentially provided", shall be disclosed with an asterisk in the place of the applicable estimated, shadow, private or confidential rating and shall include the date as of which such rating was first provided by
     Moody's, S&P or Fitch, as the case may be, to the Issuer);

          (ii) the Balance of the Eligible Investments in the Collection
     Account, the Principal Balance of each Eligible Investment in the
     Collection Account, the Note Interest Reserve Account, the Expense Reserve
     Account, the ABCP Interest Reserve Account and the ABCP Principal Reserve
     Account, the annual interest rate, the maturity date, the Moody's Rating, the S&P Rating, the Fitch Rating and the issuer of each Eligible Investment included in the Collateral;

          (iii) the nature, source and amount of any Collections in the
     Collection Account, including Collateral Interest Collections, Collateral
     Principal Collections and Sale Proceeds received since the date of the last
     Payment Date Report;

          (iv) the Principal Balance and identity of each Collateral Debt
     Security that was released for sale indicating the reason for such sale and the amount and identity of each Collateral Debt Security that was Granted since the date of the last Payment Date Report;

          (v) the identity and Principal Balance of each Collateral Debt
     Security that became a Defaulted Security, an Equity Security, a Written
     Down Security, or, except with respect to Defaulted Securities, a
     Collateral Debt Security whose Moody's Rating has been reduced below "A3", whose S&P Rating has been reduced below "A-" or whose Fitch Rating has been reduced below "A-" since the last Payment Date Report, and the identity and
     Principal Balance of each Collateral Debt Security that was a Defaulted
     Security, an Equity Security or a Written Down

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     Security or, except with respect to Defaulted Securities, a Collateral Debt
     Security whose Moody's Rating was below "A3", whose S&P Rating was below
     "A-" or whose Fitch Rating was below "A-" as of the last Payment Date
     Reports and that remains a Defaulted Security, an Equity Security, a
     Written Down Security or a Collateral Debt Security (other than a Defaulted
     Security) with a Moody's Rating below "A3", a S&P Rating below "A-" or a
     Fitch Rating below "A-" and the Market Value of each Defaulted Security;

          (vi) the purchase price of each Pledged Obligation Granted and the sale price of each Pledged Obligation subject to a sale since the date of the last Payment Date Reports and whether such Pledged Obligation is a
     Collateral Debt Security, an Eligible Investment or an Equity Security;

          (vii) a calculation showing whether or not the Issuer is in compliance with each of the Principal Coverage Tests, the Portfolio Percentage
     Limitations and the Collateral Quality Tests (including, with respect to the S&P CDO Monitor Test, the break-even loss rate and stressed default rate for each Class of Notes then Outstanding, the weighted average rating, expected portfolio default rate, annualized expected portfolio default rate, standard deviation of portfolio default rate, ratio of standard deviation of portfolio with correlation to without, the weighted average correlation and/or such other information required to be computed with respect to the S&P CDO Monitor Test), accompanied by a list setting forth the applicable maximum or minimum value, percentage or ratio which must be maintained pursuant to this Indenture with respect to each of the Principal
     Coverage Tests, the Portfolio Percentage Limitations and the Collateral
     Quality Tests and a list setting forth the results of the calculation of each of the Principal Coverage Tests, the Portfolio Percentage Limitations
     and the Collateral Quality Tests with respect to the Collateral Debt
     Securities;

          (viii) the identity of each Collateral Debt Security that was upgraded or downgraded or placed on watch for upgrade or downgrade by any Rating
     Agency since the date of the last Payment Date Report;

          (ix) the amount of Purchased Accrued Interest for the related Payment
     Date;

          (x) a description of any transactions with the Collateral Manager, the
     Collateral Administrator and the Trustee and any Affiliates thereof; and

          (xi) such other information as the Trustee may reasonably request.

          The Issuer may retain agents and take such actions as it considers appropriate to assist the Issuer in preparing any notice or other report required under this Article X.

          Upon receipt of each Monthly Report, the Trustee shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three (3) Business Days after receipt of such Monthly Report, notify the Issuer, the Counterparty, the Rating
Agencies and the Collateral Manager in writing if such information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Collateral and detail any discrepancies. If any discrepancy exists, the Trustee and the Issuer, or the Collateral Manager on behalf of the
Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall cause the Independent accountants appointed by the Issuer pursuant to Section 10.6 hereof to review such Monthly Report and the Trustee's records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee's records, the Monthly
Report or the Trustee's records shall be revised accordingly and, as so revised, shall be utilized

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in making all calculations pursuant to this Indenture. The Rating Agencies and the Noteholders that have previously requested copies of the Monthly Reports shall be notified of any such revisions promptly in writing.

          (b) Payment Date Accounting. With respect to each Payment Date, the
Issuer shall render an accounting (the "Note Valuation Report" and, together with the Monthly Report, the "Payment Date Reports"), determined as of the related Calculation Date and delivered, after the reconciliation process described in this Section 10.5(b), to the Noteholders making written requests therefor, upon written request therefor by a Beneficial Owner in the form of
Exhibit I hereto certifying that it is a Beneficial Owner, to such Beneficial
Owner (or its designee), the Trustee, the Fiscal Agent, the Issuing and Paying
Agent, each ABCP Note Placement Agent, the Collateral Manager, the Counterparty
and each Rating Agency not later than the Business Day preceding such Payment
Date. The Note Valuation Report shall contain the following information:

          (i) a calculation in reasonable detail necessary to determine compliance with each of the Principal Coverage Tests, the Portfolio
     Percentage Limitations and the Collateral Quality Tests (including, with respect to the S&P CDO Monitor Test, the break-even loss rate and stressed default rate for each Class of Notes then Outstanding, the weighted average rating, expected portfolio default rate, annualized expected portfolio default rate, standard deviation of portfolio default rate, ratio of standard deviation of portfolio with correlation to without, the weighted average correlation and/or such other information required to be computed with respect to the S&P CDO Monitor Test);

          (ii) a calculation in reasonable detail necessary to determine the
     Average Life (on each asset and on an aggregate basis) of all Collateral
     Debt Securities;

          (iii) the Applicable Periodic Rate in respect of the Funding Notes (if any), the Class A-1 Notes, the Class A-2 Notes and the Class B Notes and
     the amount of Periodic Interest payable to the Holders of the Funding Notes
     (if any), the Class A-1 Notes, the Class A-2 Notes and the Class B Notes
     for such Payment Date (in the aggregate and by Class);

          (iv) the Aggregate Fees and Expenses payable on the next Payment Date on an itemized basis;

          (v) the Aggregate Fees and Expenses paid during a period of twelve months ending on the next Payment Date on an itemized basis;

          (vi) for the Collection Account:

               (1) the Balance on deposit in the Collection Account at the end of the related Due Period;

               (2) the amounts payable from the Collection Account pursuant to each priority in the Priority of Payments on the next Payment Date;
          and

               (3) the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date;

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          (vii) for the Note Interest Reserve Account:

               (1) the Balance on deposit in the Note Interest Reserve Account at the end of the related Due Period;

               (2) the amount payable from the Note Interest Reserve Account pursuant to the Priority of Payments on the next Payment Date;

               (3) the Note Interest Reserve Amount to be paid into the Note
          Interest Reserve Account on the next Payment Date; and

               (4) the Balance remaining in the Note Interest Reserve Account immediately after all payments and deposits to be made on such Payment
          Date;

          (viii) for the Expense Reserve Account, the amount to be paid into the
     Expense Reserve Account on the next Payment Date;

          (ix) for the Spread Reserve Account:

               (1) the Balance on deposit in the Spread Reserve Account at the end of the related Due Period;

               (2) the amount payable from the Spread Reserve Account pursuant to the Priority of Payments on the next Payment Date;

               (3) the Spread Reserve Required Amount to be paid into the Spread
          Reserve Account on the next Payment Date; and

               (4) the Balance remaining in the Spread Reserve Account
          immediately after all payments and deposits to be made on such Payment
          Date;

          (x) the amount of (1) Excess Funds, if any, to be paid to (A) the
     Holders of the Preferred Shares on the related Payment Date and (B) the
     Holders of the Class B Notes on the related Payment Date and (2) principal payments to be paid on any Class of Notes on the related payment date;

          (xi) the amount of the Collateral Management Fee;

          (xii) the amount of any Collateral Management Fee accrued but unpaid from prior Payment Dates;

          (xiii) for the ABCP Interest Reserve Account, the amount to be paid into the ABCP Interest Reserve Account on the next Payment Date;

          (xiv) for the ABCP Principal Reserve Account, the amount to be paid into the ABCP Principal Reserve Account on the next Payment Date; and

          (xv) such other information as the Collateral Manager, the Trustee or the Counterparty may reasonably request.

          Upon receipt of each Note Valuation Report, the Trustee shall compare the information contained therein to the information contained in its records with respect to the Collateral and shall,

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within three (3) Business Days after receipt of such Note Valuation Report, notify the Issuer, the Counterparty, the Rating Agencies and the Collateral
Manager in writing if such information contained in the Note Valuation Report does not conform to the information maintained by the Trustee with respect to the Collateral and detail any discrepancies. If any discrepancy exists, the
Trustee and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall cause the Independent accountants appointed by the
Issuer pursuant to Section 10.6 hereof to review such Note Valuation Report, the
Trustee's records, the Issuer's records and the Collateral Manager's records to determine the cause of such discrepancy. If such review reveals an error in the
Note Valuation Report, the Trustee's records, the Issuer's records or the
Collateral Manager's records, the Note Valuation Report, the Trustee's records, the Issuer's records or the Collateral Manager's records, as the case may be, shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture. The Rating Agencies and the Noteholders that have previously requested copies of the Note Valuation Reports shall be notified of any such revisions promptly in writing.

          (c) ABCP Noteholder Monthly Report. On or before each Payment Date, commencing with the Payment Date immediately following the Closing Date, the
Issuer shall compile, or shall cause to be compiled, and provide to the Trustee, the Counterparty, the Collateral Manager, Citigroup, the Issuing and Paying
Agent, and any ABCP Noteholder who makes a written request therefore a monthly report, which shall contain the information set forth in Schedule 8 hereto, determined as of the related Calculation Date.

          (d) Payment Date Instructions. The Note Valuation Report referred to in paragraph (b) of this Section 10.5 shall contain instructions to the Trustee to withdraw on or before the Payment Date relating to such Note Valuation Report the Available Funds from the Collection Account and make the payments set forth in the Note Valuation Report in the manner specified, and in accordance with the priorities established, in Article XI hereof.

          (e) Non-Receipt of Information. If the Trustee shall not have received any accounting provided for in this Section 10.5 hereof on the first Business
Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Issuer thereof, and the Issuer shall use its best efforts to cause such accounting to be delivered to the Trustee within five (5) Business
Days.

          (f) Required Contents of Certain Reports. Each Payment Date Report
sent to any Holder of a Note or Funding Note shall contain, or be accompanied by, the following notice:

          The Notes and Funding Notes may be (a)(i) beneficially owned only by
Persons that are not U.S. persons (within the meaning of Regulation S under the
United States Securities Act of 1933, as amended) or (ii) owned only by Persons that are U.S. persons, that are (x) institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (y)
qualified institutional buyers within the meaning of Rule 144A under the
Securities Act and (b) can make the representations set forth in Exhibit A-1 attached hereto. Ownership interests in any Rule 144A Definitive Notes may be transferred only to a Person that meets the qualifications set forth in clause
(a)(ii)(x) or (a)(ii)(y) of the preceding sentence and that can make the representations referred to in clause (b) of the preceding sentence. Beneficial ownership interests in any Regulation S Global Notes may be transferred only to a Person that meets the qualifications set forth in clauses (a)(i) of the preceding sentence and that can make the representations referred to in clause
(b) of the preceding sentence. The Issuer has the right to compel any beneficial owner of an interest in or owner of a Note that does not meet either of such qualifications set forth above to sell its interest in such Note or may sell such interest on behalf of such owner.

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          (g) Redemption Date Instructions. Not later than five (5) Business
Days after receiving a Collateral Manager Request requesting information regarding a redemption of the Notes of a Class (including the Funding Notes, if any) as of a proposed Redemption Date set forth in such Collateral Manager
Request, the Trustee, the Collateral Manager and the Counterparty shall provide the necessary information (to the extent it is available to the Trustee, the
Collateral Manager or the Counterparty, as applicable) to the Issuer and the
Issuer shall compute the following information and provide such information in a statement (the "Redemption Date Statement") delivered to the Trustee, the
Counterparty, the Paying Agent, the Fiscal Agent, the Issuing and Paying Agent
each Rating Agency and, so long as the Notes are listed on the Irish Stock
Exchange, the Irish Listing Agent:

          (i) (A) the Outstanding Aggregate ABCP Principal Component Amount of
     the ABCP Notes to be Defeased as of such Redemption Date and (B) the
     Outstanding Aggregate Principal Amount of the Notes (including the Funding
     Notes, if any) of the Class or Classes to be redeemed as of such Redemption
     Date;

          (ii) the amount of accrued interest due on such ABCP Notes and on such
     Notes and Funding Notes, if any, as of the last day of the Periodic
     Interest Accrual Period immediately preceding such Redemption Date;

          (iii) the amount due and payable to the Collateral Manager;

          (iv) the amount due and payable to the Counterparty;

          (v) the amount in the Accounts available for application to the defeasance of the ABCP Notes and the redemption of such Notes (including the Funding Notes, if any); and

          (vi) all accrued and unpaid expenses of the Co-Issuers.

          Section 10.6 Reports by Independent Accountants.

          (a) The Issuer shall appoint a firm of Independent certified public accountants of recognized national reputation to prepare and deliver the reports or certificates of such accountants required by this Indenture. Upon any resignation by such firm or termination of such firm by the Issuer or the
Collateral Manager (in its sole discretion), the Issuer shall promptly appoint a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall not have appointed a successor within 30 days of any firm being terminated or resigning from the position of Independent certified public accountants to the Issuer, the
Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer, and any fees not so paid by the Issuer shall be paid by the Trustee on behalf of the Issuer, to the extent of Available Funds therefor in the Collection Account pursuant to and subject to terms of Section 11.1 hereof. Any engagement letter appointing such Independent certified public accountants shall contain appropriate limited recourse and non-petition language as against the Issuer equivalent to that contained in this Indenture.

          (b) On or before the 90th day after the end of each calendar year
(commencing with the year ending December 31, 2004), the Issuer shall cause to be delivered to the Trustee, the Fiscal Agent, the Collateral Manager, the
Counterparty, each Holder of Definitive Notes or Preferred Shareholder upon written request therefor, upon written request therefor by a Beneficial Owner in the form of Exhibit I hereto certifying that it is a Beneficial Owner, to such
Beneficial Owner (or its designee) and the Rating Agencies an Accountants'
Certificate from the firm of Independent certified

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public accountants appointed in accordance with this Indenture indicating (i)
that such firm has reviewed each Note Valuation Report received since the last review (or since the Closing Date, in the case of the first such review) and specifying the procedures undertaken by them to review data and computations relating to such information, (ii) that the calculations within each such Note
Valuation Report have been performed in accordance with the applicable provisions of this Indenture and (iii) the Aggregate Principal Amount of the
Collateral Debt Securities, Eligible Investments and Equity Securities securing the Notes as of the immediately preceding Calculation Date.

          Section 10.7 Reports to the Rating Agencies.

          In addition to the information and reports specifically required to be provided to the Rating Agencies pursuant to the terms of this Indenture, the
Issuer (or the Collateral Manager on behalf of the Issuer) shall provide the
Rating Agencies with all information or reports delivered to the Trustee hereunder and such additional information as the Rating Agencies may from time to time reasonably request and the Issuer determines in its reasonable discretion may be obtained and provided without unreasonable burden or expense.
The Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly notify the Trustee in writing if any rating on the Notes has been qualified, downgraded or withdrawn. Upon receipt of such notice, the Trustee, in the name and at the expense of the Co-Issuers, shall notify the Irish Stock Exchange, so long as any Notes are listed on such exchange, of any such qualification, downgrade or withdrawal.

          The Issuer shall provide the Rating Agencies and DBRS notice of the following events: (i) removal of the Collateral Manager pursuant to the terms of the Collateral Manager Agreement and the Trustee pursuant to the terms of this
Indenture, (ii) appointment of any successor Collateral Manager pursuant to the terms of the Collateral Management Agreement, any successor Trustee pursuant to the terms of this Indenture and any successor Counterparty pursuant to the term of the Put Agreement, (iii) any modification of, or amendment to, the organizational documents of the Issuer and the Co-Issuer, (iv) any other event of a similar nature as set forth in clauses (i), (ii) and (iii) of this Section
10.7, (v) any event set forth in Section 6.11 hereof and (vi) any termination of any party to a Transaction Document.

          The Collateral Manager shall provide Fitch with the current portfolio of all Collateral Debt Securities in electronic, and modifiable, form with the
Report Fields listed in Schedule 4 hereto, no later than the 15th day of each month. For all Collateral Debt Securities which are not rated by Fitch, the
Collateral Manager shall provide Fitch with the following:

          (a) within 45 days of the Closing Date and, thereafter, within ten
     (10) days of the date of purchase for all such subsequently purchased
     Collateral Debt Securities, the offering memoranda and the most recent remittance reports for such Collateral Debt Securities held by the Issuer as of such date; and

          (b) ongoing remittance reports for such Collateral Debt Securities within ten (10) days of receipt of the remittance report.

          Such information to be delivered to Fitch should be sent via e-mail to
reporting.abscdo@fitchratings.com or hardcopy to Fitch at Fitch Ratings, One
State Street Plaza, New York, New York 10004, Attention: CDO Surveillance.

          Section 10.8 Inspection of Books and Records.

          Upon reasonable notice from the Trustee, the Issuer will permit the
Trustee or its designee to have access to, examine and copy the books and records of the Issuer.

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                                   ARTICLE XI

                              APPLICATION OF MONEYS

          Section 11.1 Disbursements of Moneys.

          Except as otherwise set forth in Section 10.2 hereof, disbursements of
Moneys from the Collection Account shall be made at the following times and in the following order of priority:

          (a) On the Closing Date, the Trustee shall (i) pay, from the funds deposited with the Trustee for the payment thereof, the fees, commissions and expenses associated with the closing as set forth in an Issuer Order delivered to the Trustee on the Closing Date; and (ii) deposit into the
     ABCP Interest Reserve Account, the ABCP Interest Reserve Account Required
     Amount.

          (b) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1 hereof, on any Payment Date, Collateral Interest Collections and Collateral
     Principal Collections, to the extent of available funds in the Collection
     Account, will be applied by the Trustee in the following order of priority
     (the "Priority of Payments"); provided that, (A) with respect to clauses
     (i) through (xv) and (xviii) through (xxi) below, such application shall be made first from Collateral Interest Collections and then, if so directed by the Collateral Manager, to the extent Collateral Interest Collections are not sufficient for such payments, from Collateral Principal Collections,
     (B) with respect to clauses (xvi) and (xvii) below, such application shall be made first from Collateral Principal Collections and then, as expressly provided in clause (xv) below and, if so directed by the Collateral
     Manager, to the extent Collateral Principal Collections are not sufficient for such payments, from Collateral Interest Collections and (C) all remaining Collateral Interest Collections and Collateral Principal
     Collections shall be applied as Excess Funds pursuant to clauses (xxii) and
     (xxiii) below:

               (i) to the payment of taxes and filing and registration fees owed by the Co-Issuers, if any;

               (ii) to the payment to (x) (1) the Trustee of accrued and unpaid
          Trustee Fees, (2) the Collateral Administrator of accrued and unpaid fees and (3) the Fiscal Agent of accrued and unpaid Fiscal Agent Fees, in each case owing to it under the Indenture, collectively, up to a maximum amount on any Payment Date equal to [**] of the Aggregate
          Principal Amount of Pledged Obligations for the related Due Period and
          (y) the Issuing and Paying Agent of accrued and unpaid fees owing to it under the Indenture, up to a maximum amount on any Payment Date equal to [**] of the Outstanding Aggregate ABCP Principal Component
          Amount for the related Due Period;

               (iii) first, to the payment, pro rata, of any remaining accrued and unpaid Administrative Expenses of the Co-Issuers (provided that amounts due under clause (xii) of the definition of Administrative
          Expenses shall be paid last), and second, to the Expense Reserve
          Account until the balance of such account reaches [**]; provided that the aggregate payments pursuant to this clause (iii) on any Payment
          Date shall not exceed [**] (or, in the case of the first Payment Date, the aggregate payments pursuant to this clause (iii) shall not exceed
          [**]);

               (iv) to the payment of Periodic Interest on the Funding Notes, if any are issued and Outstanding (including Defaulted Interest and any interest thereon);

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               (v) (x) to the payment of the Party B Floating Rate Amount to the
          Counterparty or (y) in the event the Counterparty fails to perform its payment obligations under the Interest Swap Transaction, to the payment of amounts to be deposited in the ABCP Interest Reserve
          Account an amount equal to the ABCP Interest Reserve Required Amount for the Due Period;

               (vi) (x) to the payment of the Current Premium, if any, to the
          Counterparty and (y) for deposit into the ABCP Interest Reserve
          Account, an amount equal to the Deferred Premium, if any, on such
          Payment Date;

               (vii) to the pro rata payment of (x) the accrued and unpaid
          Collateral Management Fee to the Collateral Manager and (y) the
          Deferred Structuring Fee to the Structuring Agent;

               (viii) after the Spread Reserve Initial Deposit Date, to the payment of amounts, if any, to be deposited in the Spread Reserve
          Account until the aggregate amount on deposit in the Spread Reserve
          Account is equal to the Spread Reserve Required Amount;

               (ix) to the payment of Periodic Interest on the Class A-1 Notes
          (including, if no Funding Notes are Outstanding, Defaulted Interest
          and any interest on such Class A-1 Notes);

               (x) to the payment of Periodic Interest on the Class A-2 Notes
          (including, if no Funding Notes and Class A-1 Notes are Outstanding,
          Defaulted Interest and any interest on such Class A-2 Notes);

               (xi) if the Class A-1 Principal Coverage Test is not satisfied on a pro forma basis on the Calculation Date with respect to the related
          Payment Date after giving effect to all payments of principal on such date, first, to the ABCP Principal Reserve Account in an amount equal to the ABCP Principal Reserve Required Amount for the Due Period and
          second, to pay principal of any Outstanding Funding Notes until paid in full and any Outstanding Class A-1 Notes until paid in full, to the extent necessary to cause the Class A-1 Principal Coverage Test to be satisfied as of such Calculation Date;

               (xii) if the Class A-2 Principal Coverage Test is not satisfied on a pro forma basis on the Calculation Date with respect to the related Payment Date after giving effect to all payments of principal on such date, first, to the ABCP Principal Reserve Account in an amount equal to the ABCP Principal Reserve Required Amount for the Due
          Period and second, to pay principal of any Outstanding Funding Notes until paid in full, any Outstanding Class A-1 Notes until paid in full, and any Outstanding Class A-2 Notes until paid in full, to the extent necessary to cause the Class A-2 Principal Coverage Test to be satisfied as of such Calculation Date;

               (xiii) to pay, from remaining Collateral Interest Collections (if any), an amount equal to the Note Interest Reserve Amount for deposit into the Note Interest Reserve Account;

               (xiv) to the payment of Periodic Interest on the Class B Notes
          (including, if no Funding Notes, Class A-1 Notes and Class A-2 Notes
          are Outstanding, Defaulted Interest and any interest on such Class B
          Notes);

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               (xv) if the Class B Principal Coverage Test is not satisfied on a pro forma basis on the Calculation Date with respect to the related
          Payment Date after giving effect to all payments of principal on such date, first, to the ABCP Principal Reserve Account in an amount equal to the ABCP Principal Reserve Required Amount for the Due Period and
          second, to pay principal of any Outstanding Funding Notes until paid in full, any Outstanding Class A-1 Notes until paid in full, any
          Outstanding Class A-2 Notes until paid in full, and any Outstanding
          Class B Notes until paid in full to the extent necessary to cause the
          Class B Principal Coverage Test to be satisfied as of such Calculation
          Date;

               (xvi) on each Payment Date through the last Payment Date during the Reinvestment Period to pay to the Collection Account, to remain available for application to the purchase of Substitute Collateral
          Debt Securities in an amount equal to the sum of (x) the amount of
          Collateral Principal Collections received during the related Due
          Period and (y) at the option of the Collateral Manager, the amount of
          Collateral Interest Collections received during the related Due Period representing interest on Collateral Debt Securities sold by the
          Collateral Manager accrued to the date of the sale of such Collateral
          Debt Securities; provided that the Collateral Manager may instead use all or a portion of the amounts described in subclauses (x) and (y)
          for deposit in the ABCP Principal Reserve Account to pay ABCP Notes
          that will mature prior to the next succeeding Payment Date;

               (xvii) on each Payment Date following the end of the Reinvestment
          Period, to apply the remaining Collateral Principal Collections received during the related Due Period:

                    (x) until clause (y) below is triggered, on a pro rata basis determined by the Maximum ABCP Principal Component Amount of the
               ABCP Notes as of the end of the Ramp-Up Period (minus amounts on deposit in the ABCP Principal Reserve Account and available to
               Defease the ABCP Notes) or the original Outstanding Aggregate
               Principal Amount of the Funding Notes, as applicable, the
               original Outstanding Aggregate Principal Amount of each Class of
               Notes measured as of the Closing Date and the Initial Stated
               Amount of the Preferred Shares, to the ABCP Principal Reserve
               Account in an amount equal to the lesser of the Maximum ABCP
               Principal Component Amount and the Aggregate ABCP Principal
               Component Amount of the Outstanding ABCP Notes and to pay the
               principal of any Outstanding Funding Notes, Class A-1 Notes, the
               Class A-2 Notes, the Class B Notes until the Funding Notes and each Class of Notes is paid in full and the Preferred Shares in an amount up to their Initial Stated Amount; provided that the pro rata payment pursuant to this subclause (xvii)(x) shall not be made (and clause (y) below shall be triggered until the Stated
               Maturity Date regardless of whether the ABCP Notes or the Funding
               Notes, as applicable, each Class of Notes and Preferred Shares are at the levels referred to in such clause (y)) if (1) any
               Principal Coverage Test has been triggered at any time since the
               Closing Date or (2) any Funding Notes have been issued; or

                    (y) on each Payment Date after the first Payment Date when:
               the Outstanding Aggregate ABCP Principal Component Amount of the
               ABCP Notes equals [**] or less of the Outstanding Aggregate ABCP
               Principal Component Amount of the ABCP Notes as of the end of the
               Ramp-Up Period or the Outstanding Aggregate Principal Amount of
               the Funding Notes equals [**] or

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[**] CONFIDENTIAL TREATMENT REQUESTED

               less of the original Outstanding Aggregate Principal Amount of the Funding Notes, as applicable, the Outstanding Aggregate
               Principal Amount of each Class of Notes equals [**] or less of the original Outstanding Aggregate Principal Amount of each Class of Notes and the Stated Amount of the Preferred Shares equals
               [**] or less of the Initial Stated Amount of the Preferred
               Shares, (A) first, to the ABCP Principal Reserve Account in an amount equal to the Aggregate ABCP Principal Component Amount of the Outstanding ABCP Notes and (B) then, to principal of any
               Outstanding Funding Notes, then to principal of any Outstanding
               Class A-1 Notes, then, to principal of any Outstanding Class A-2
               Notes and then, to principal of any Outstanding Class B Notes and then, to apply to the Current Stated Amount of the Preferred
               Shares (excluding the Class B Cumulative Periodic Rate Shortfall
               Amount, if any), in each case until reduced to zero;

               (xviii) to the payment of any Class B Cumulative Periodic Rate
          Shortfall Amount;

               (xix) first, to the payment, pro rata, of Administrative Expenses not paid pursuant to clauses (ii) and (iii) above (as the result of the limitations on amounts set forth therein) (provided that amounts due under clause (xii) of the definition of Administrative Expenses shall be paid last) and Administrative Indemnities, in that order, and second, to the Expense Reserve Account until the balance of such account reaches [**] (after giving effect to any deposits made therein on such Payment Date under clause (iii));

               (xx) until the Spread Reserve Initial Deposit Date, to the payment of amounts to be initially deposited in the Spread Reserve
          Account until the aggregate amount on deposit in the Spread Reserve
          Account is equal to the Spread Reserve Required Amount;

               (xxi) to the payment of the Cumulative Deferred Premium, if any, to the Counterparty;

               (xxii) to pay [**] of all Excess Funds to the Holders of the
          Class B Notes; and

               (xxiii) to pay [**] of all Excess Funds to the Fiscal Agent for
          the payment to the Holders of the Preferred Shares of a dividend thereon or the redemption thereof, as applicable, in accordance with the Preferred Share Documents.

          In the event that amounts distributable to the Holders of the
     Preferred Shares under clause (xxiii) above cannot be distributed to such
     Holders due to restrictions on such distributions under the laws of the
     Cayman Islands, all amounts payable under clause (xxiii) above will be held in the account for the Preferred Shares established under the Fiscal Agency
     Agreement until the first Payment Date or (in the case of a payment by way of redemption) the first Business Day on which the Issuer notifies the
     Fiscal Agent such distributions can be made to the Holders of the Preferred
     Shares (subject to the availability of such amounts under the laws of the
     Cayman Islands to pay any liability of the Issuer not limited in recourse to the Collateral). Any amounts to be paid to the Fiscal Agent under clause
     (xxiii) above will be released from the lien of the Indenture.

          (c) On the applicable Stated Maturity Date of the Notes or upon any
     Redemption or Auction Call Redemption, the Issuer (or the Collateral
     Manager acting on behalf of the Issuer)

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     shall direct the Trustee in writing to (and the Trustee shall, in the manner so directed by the Collateral Manager) liquidate any remaining
     Collateral Debt Securities (for value on the applicable Stated Maturity
     Date of the Notes or the date of such Redemption or Auction Call
     Redemption, as the case may be) and deposit the proceeds thereof, if any, in the Collection Account.

          (d) If on any Payment Date the amount available in the Collection
     Account from amounts received in the related Due Period is insufficient to make the full amount of the disbursements required by the Note Valuation
     Report relating to such Payment Date, the Trustee shall make the disbursements called for in the order of and according to the Priority of
     Payments, subject to Article XIII hereof, to the extent funds are available therefor.

          (e) Upon request of the Issuer, each Noteholder that is not a "United
     States person" within the meaning of Section 7701(a)(30) of the Code agrees by the Holder's acceptance of the Note that the Holder will provide (or cause to be provided) the Issuer (or the Trustee on behalf of the Issuer)
     with a properly completed IRS Form W-8 BEN signed under penalties of perjury.

          (f) In connection with the application of funds to pay Administrative
     Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with this Section 11.1, the Trustee shall remit such funds, to the extent available, to the Issuer or the Co-Issuer, as the case may be, or as directed and designated by the Issuer or the Co-Issuer, as the case may be, on each Payment Date.

          (g) Prior to the payment on any Payment Date of any Trustee Fees or
     Trustee Expenses, the Trustee shall provide to the Collateral Manager an accounting containing the amount of the Trustee Fee to be paid on such
     Payment Date and a detailed list of each Trustee Expense to be paid on such
     Payment Date.

                                   ARTICLE XII

                SALE OF COLLATERAL DEBT SECURITIES; SUBSTITUTION

          Section 12.1 Sale of Collateral Debt Securities.

          (a) Provided that no Event of Default has occurred and is continuing and subject to the satisfaction of the conditions specified in Section 10.3 hereof and Section 12.3 hereof and the restrictions in this Article XII, the
Collateral Manager may direct the Trustee, by Collateral Manager Order, to sell, and the Trustee shall release from the lien of this Indenture and sell in the manner directed by the Collateral Manager, any Defaulted Security, Equity
Security, Credit Risk Security, Credit Improved Security or any Collateral Debt
Security that may be sold pursuant to Section 12.1(f) hereof.

          (b) A Credit Improved Security may be sold during the Reinvestment
Period only if, in the Collateral Manager's commercially reasonable business judgment, the resulting Sale Proceeds will be reinvested within 15 Business Days of the sale of such Credit Improved Security in one or more Substitute
Collateral Debt Securities having an aggregate Principal Balance at least equal to [**]of the Principal Balance of the Credit Improved Security in compliance with the Reinvestment Criteria described below. A Credit Improved Security may be sold after the Reinvestment Period only if the Collateral Manager certifies to the Trustee in writing that on the date of such sale, in the Collateral
Manager's commercially reasonable business judgment, the Sale Proceeds (net of any accrued interest included therein) from the sale of such Credit Improved
Security will be equal to or greater than the

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[**] CONFIDENTIAL TREATMENT REQUESTED

Principal Balance of the Credit Improved Security being sold; provided that, after the Reinvestment Period, neither the Issuer nor the Collateral Manager acting on behalf of the Issuer shall direct the Trustee to apply the Sale
Proceeds of a Credit Improved Security to purchase any Substitute Collateral
Debt Securities (except to the extent of any such Sale Proceeds remaining at the end of the Reinvestment Period that may be applied in the following Due Period).

          (c) A Credit Risk Security may be sold at any time. During the
Reinvestment Period, following the sale of a Credit Risk Security, the
Collateral Manager must use all commercially reasonable efforts to, no later than [**] Business Days after the sale of such Credit Risk Security, purchase one or more Substitute Collateral Debt Securities with an aggregate Principal
Balance no less than the Sale Proceeds (excluding accrued interest) from such sale in compliance with the Reinvestment Criteria described below; provided that, after the Reinvestment Period, neither the Issuer nor the Collateral
Manager acting on behalf of the Issuer shall direct the Trustee to apply the
Sale Proceeds of a Credit Risk Security to purchase any Substitute Collateral
Debt Securities (except to the extent of any such Sale Proceeds remaining at the end of the Reinvestment Period that may be applied in the following Due Period).

          (d) A Defaulted Security may be sold at any time. The Collateral
Manager must use its best efforts to sell a Defaulted Security and any Deferred
Interest PIK Bond within [**] months of such Collateral Debt Security becoming a
Defaulted Security or a Deferred Interest PIK Bond, as applicable. During the
Reinvestment Period, the Collateral Manager must use reasonable efforts to purchase, prior to the end of the Due Period in which such Defaulted Security is sold or within [**] days, whichever is greater, one or more Substitute
Collateral Debt Securities with the Sale Proceeds from the sale of a Defaulted
Security. After the Reinvestment Period, the sale Proceeds from the sale of any
Defaulted Security must be treated as Collateral Principal Collections and applied pursuant to the Priority of Payments.

          (e) An Equity Security can be sold at any time. Subject to applicable law, any Equity Security must be sold by the later of [**] days after receipt or the first day such Equity Security can be sold in accordance with its terms.
Notwithstanding the foregoing, Equity Securities that are received upon the exercise of convertible bonds must be sold within five (5) Business Days of receipt (or within five (5) Business Days of such later date as such Equity
Security may first be sold in accordance with its terms and applicable law).

          (f) So long as no Event of Default has occurred and is continuing, the
Collateral Manager, on behalf of the Issuer, may, during the Reinvestment
Period, direct the Trustee to sell, and the Trustee will sell any Collateral
Debt Security as so directed that is not a Defaulted Security, an Equity
Security, a Credit Risk Security or a Credit Improved Security as a
Discretionary Sale, but only so long as (i) the aggregate Principal Balance of all such Collateral Debt Securities sold in a given annual period (with the first such annual period beginning on the Closing Date) does not exceed [**] of the CDS Principal Balance at the beginning of that annual period or, with respect to the first year, the CDS Principal Balance at the Ramp-Up End Date,
(ii) the ratings of the Class A-1 Notes and the Class A-2 Notes have not been reduced by Moody's or S&P by one or more rating subcategories or withdrawn by
Moody's or S&P (or, if any such rating was downgraded or withdrawn, it has subsequently been upgraded or reinstated to at least the rating assigned by
Moody's or S&P, as applicable, to such Class of Notes on the Execution Date) and the rating of the Class B Notes has not been reduced by Moody's or S&P by two or more rating subcategories or withdrawn by Moody's or S&P (or, if such rating was so downgraded or withdrawn, it has subsequently been upgraded or reinstated to a rating at least one rating subcategory below the rating assigned by Moody's or
S&P, as applicable, to such Class of Notes on the Execution Date); provided that clause (ii) of this Section 12.1(f) may be disregarded if the Requisite
Noteholders have consented to such Discretionary Sale under this paragraph (f)
in the event of any

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[**] CONFIDENTIAL TREATMENT REQUESTED

downgrading to which clause (ii) of this Section 12.1(f) would apply (such consent may be obtained only after the Noteholders, the Funding Noteholders, if any, and the Counterparty have received notice that Rating Agency Confirmation has not been received) and (iii) the Sale Proceeds of such sale will be reinvested in compliance with the Reinvestment Criteria within 15 Business Days of the sale of such Collateral Debt Securities and the Principal Balance of the
Substitute Collateral Debt Security purchased with such Sale Proceeds (excluding accrued interest) will be equal to or greater than [**] of the Principal Balance of the Collateral Debt Security sold.

          (g) In the event of a Redemption or an Auction Call Redemption of the
Notes and the Funding Notes, if any, in whole, but not in part, the Collateral
Manager will direct the Trustee to sell Collateral Debt Securities without regard to the foregoing limitations; provided that the Sale Proceeds therefrom and other amounts available therefor are expected to be at least sufficient to pay the Total Redemption Amount, determined in accordance with this Indenture, and that such Sale Proceeds are used to make such a Redemption.

          (h) The Collateral Manager shall sell any Collateral Debt Security pursuant to this Section 12.1 only at a price that, in its commercially reasonable business judgment, is not substantially less than the market value of such Collateral Debt Security at the time of such sale.

          (i) Notwithstanding anything else herein, the Collateral Manager will effect the Sale of, and upon receipt of a Collateral Manager Order the Trustee shall release for Sale in accordance with the provisions hereof, all Collateral
Debt Securities remaining in the Collateral immediately prior to the Stated
Maturity Date of the Notes such that the proceeds of such Sale will be available for distribution on the Stated Maturity Date.

          (j) If the Issuer acquires any obligation that provides for conversions into or exchange for an Equity Security at the option of the holder, the Issuer will not exercise such conversion or exchange right unless it simultaneously sells the resulting Equity Security.

          Section 12.2 Eligibility Criteria and Reinvestment Criteria.

          (a) A Collateral Debt Security will be eligible for purchase by the
Issuer and pledged to the Trustee if it meets the following eligibility criteria and the additional investment restrictions set forth in Exhibit J hereto on the date the Issuer has entered into a commitment to purchase such Collateral Debt
Security (collectively, the "Eligibility Criteria"):

          (i) it is issued by an issuer incorporated or organized under the laws of the United States of America or it is issued by a Qualifying Foreign
     Obligor;

          (ii) it is one of a Specified Type of Collateral Debt Securities;

          (iii) the acquisition, ownership, enforcement and disposition of such security will not cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. Federal income tax purposes or otherwise to be subject to tax on a net income basis in any jurisdiction outside the Issuer's jurisdiction of incorporation;

          (iv) the payments on such security are not subject to withholding tax unless the issuer thereof or the obligor thereon is, according to the offering documentation therefor, required to make "gross-up" payments sufficient to cover any withholding tax imposed at any time on payments made to the Issuer with respect thereto;

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (v) it was issued after July 18, 1984 and is Registered;

          (vi) either:

               (A) such security was issued pursuant to an effective
          registration statement under the Securities Act in a "firm commitment"
          underwriting; or

               (B) at its original issuance, such security (x) was issued pursuant to an offering circular or similar offering document and (y)
          is a privately placed security eligible for resale under Rule 144A,
          Regulation S or another exemption under the Securities Act (other than as provided in clause (xxiv) of this Section 12.2);

          (vii) its acquisition would not cause the Issuer or the pool of
     Collateral to be required to register as an investment company under the
     Investment Company Act;

          (viii) it is not a security that is ineligible under its Underlying
     Instruments to be purchased by the Issuer and pledged to the Trustee;

          (ix) it is not an asset the payments on which are subject to the risk of occurrence of certain natural catastrophes specified in the Underlying
     Instruments;

          (x) it provides for the payment of principal at not less than par upon maturity, redemption or acceleration;

          (xi) its Underlying Instruments do not obligate the Issuer to make any future advances or any other payment except the purchase price thereof;

          (xii) it is not a security with respect to which, in the commercially reasonable business judgment of the Collateral Manager, the timely repayment of principal and interest is subject to substantial non-credit related risks;

          (xiii) [**]

          (xiv) it is a security that (A) has a Moody's Rating, S&P Rating and, if rated by Fitch, a Fitch Rating and (B) has a Moody's Rating of "A3" or
     higher, a S&P Rating of "A-" or higher and, if rated by Fitch, a Fitch
     Rating of "A-" or higher at the time of purchase;

          (xv) [**]

          (xvi) [**]

          (xvii) [**]

          (xviii) it is not a first loss tranche of any securitization whose rating does not address the obligation of the obligor (or guarantor, if applicable) to pay principal of and interest on the relevant Collateral
     Debt Security in full and is monitored on an ongoing basis by the relevant
     Rating Agency;

          (xix) [**]

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (xx) it is not a security with a S&P Rating that includes an "r" or
     "t" subscript, unless Rating Agency Confirmation from S&P has been received with respect thereto;

          (xxi) it is not a CMBS Single Asset Security that has a Moody's Rating lower than "Aa3", a S&P Rating of lower than "AA-" or a Fitch Rating of lower than "AA-" at the time of purchase;

          (xxii) it is not a Manufactured Housing Loan Security that has a
     Moody's Rating lower than "Aaa", a S&P Rating of lower than "AAA" or a
     Fitch Rating of lower than "AAA" at the time of purchase;

          (xxiii) it is not a CBO/CLO Security that has a Moody's Rating lower than "Aa2", a S&P Rating of lower than "AA" or a Fitch Rating of lower than
     "AA" at the time of purchase;

          (xxiv) [**]

          (xxv) it is denominated and payable in U.S. dollars; and

          (xxvi) it is not a Synthetic Security that, with respect to its purchase, a Rating Agency Confirmation has not been received;

provided that, notwithstanding anything to the contrary herein, the Issuer may not purchase, acquire or hold (whether as part of a "unit" with a Collateral
Debt Security, in exchange for a Collateral Debt Security or otherwise) (i) any asset that is or could be treated for U.S. Federal income tax purposes as an equity interest in an entity that is treated as a "domestic partnership" under
Section 7701(a)(30)(b) of the Code or the ownership of which would otherwise cause the Issuer to be subject to income tax on a net income basis in any jurisdiction unless the Issuer has received advice from an internationally recognized counsel to the effect that the ownership of such assets will not subject the Issuer to net income tax or cause the Issuer to be treated as engaged in a trade or business in the United States of America for U.S. Federal income tax purposes or (ii) any asset the gain from the disposition of which will be subject to U.S. Federal income or withholding tax under Section 897 or
Section 1445 of the Code and the Treasury Regulations promulgated thereunder.
For the avoidance of doubt, privately issued ratings may be considered for purposes of satisfying the Eligibility Criteria.

          (b) During the Reinvestment Period and, as and to the extent provided in Section 11.1(b) hereof, the first Due Period thereafter, Collateral Principal
Collections (including Sale Proceeds) and accrued interest thereon may be reinvested in Substitute Collateral Debt Securities.

          With respect to reinvestments made with the (i) Sale Proceeds of
Credit Improved Securities or generated by discretionary sales of Collateral
Debt Securities or (ii) funds constituting Collateral Principal Collections described in clause (i) of such defined term, in compliance with the terms of this Indenture, such reinvestments may be made in Substitute Collateral Debt
Securities if upon such reinvestment (which shall be deemed to be the date on which the Issuer enters into commitments to purchase such Substitute Collateral
Debt Securities), the Collateral Quality Tests, the Portfolio Percentage
Limitations and the Principal Coverage Tests (the "Reinvestment Criteria") are
satisfied or if at the time of calculation of compliance with the Reinvestment
Criteria, any of the Reinvestment Criteria were not satisfied, any such
Reinvestment Criteria that was unsatisfied shall be maintained or improved upon giving effect to such reinvestment. Compliance with such Reinvestment Criteria shall be calculated using the Collateral Debt Securities in the Collateral immediately prior to, with respect to (i) above, the sale generating the Sale
Proceeds or, with respect to (ii) above, the collection of such funds.

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[**] CONFIDENTIAL TREATMENT REQUESTED

          With respect to reinvestments made with the (i) Sale Proceeds of
Credit Risk Securities or (ii) funds constituting Collateral Principal
Collections described in clause (ii) and (iii) of such defined term, such reinvestments may be made in Substitute Collateral Debt Securities if upon such reinvestment (which shall be deemed to be the date on which the Issuer enters into commitments to purchase such Substitute Collateral Debt Securities), the
Reinvestment Criteria are satisfied or if at the time of calculation of compliance with the Reinvestment Criteria, any of the Reinvestment Criteria were not satisfied, any such Reinvestment Criteria (other than the S&P CDO Monitor
Test) that was unsatisfied shall be maintained or improved upon giving effect to such reinvestment. Compliance with such Reinvestment Criteria shall be calculated using the Collateral Debt Securities in the Collateral immediately prior to, with respect to (i) above, the sale generating the Sale Proceeds or, with respect to (ii) above, the collection of such funds; provided that, with respect to (i) above, the Principal Coverage Tests shall be calculated using (A)
the Collateral Debt Securities in the Collateral immediately after the sale generating the Sale Proceeds and (B) the funds resulting from the sale of such
Credit Risk Securities.

          No purchase of Collateral Debt Securities may be made unless no Event of Default shall have occurred and be continuing.

          (c) Measurement of the degree of compliance with the Reinvestment
Criteria will be required on each Measurement Date.

          (d) During the Reinvestment Period, it is expected that the Collateral
Manager will reinvest Collateral Principal Collections, to the extent permitted or required as described above, in Substitute Collateral Debt Securities promptly following such sale but in any event within 30 Business Days following the collection of such amount. If, at the time of sale the Collateral Manager is not required to and has not identified Substitute Collateral Debt Securities for purchase, Collateral Principal Collections may be reinvested in Eligible
Investments in the Collection Account on a temporary basis, pending reinvestment in Substitute Collateral Debt Securities.

          (e) The Collateral Manager may, with the consent of not less than
66-2/3% in number of the Outstanding Preferred Shares and 66-2/3% in principal amount of the Class B Notes, terminate the Reinvestment Period early if, in the reasonable business judgment of the Collateral Manager, the Issuer is unable to reinvest Collateral Principal Collections received from the sale or amortization of Collateral Debt Securities meeting the Reinvestment Criteria on terms acceptable to the Collateral Manager.

          (f) With respect to any series of trades in which the Issuer commits to purchase and/or sell multiple Collateral Debt Securities, compliance with
Section 12.2(b) hereof may, at the option of the Collateral Manager, be measured by determining the aggregate effect of such trades on the Issuer's level of compliance with such clauses rather than considering the effect of each purchase and sale of such Collateral Debt Securities individually; provided that such trades are effected on the same date.

          (g) Any Collateral Debt Security which the Issuer has committed irrevocably to purchase but which has not yet settled will be included as a
Collateral Debt Securities for purposes of the Class A Principal Coverage Tests, the Collateral Quality Tests and the Portfolio Percentage Limitations (and
Eligible Investments in an amount equal to the purchase price of such Collateral
Debt Security shall be excluded from all calculations); provided that, if such
Collateral Debt Security has not settled by the 45th Business Day after the day the Issuer committed to purchase such Collateral Debt Security, such Collateral
Debt Security will no longer be treated as a Collateral Debt Security for these or any other purposes and such Eligible Investments will then be included in all calculations.

                                      154

[**] CONFIDENTIAL TREATMENT REQUESTED

          (h) The Issuer shall request the Rating Agencies to confirm, within 10
Business Days of the Ramp-Up End Date (or such other date as the Rating Agencies determine), and so notify the Trustee, that they have not reduced or withdrawn the ratings assigned on the Execution Date to any Class of Notes. In the event any of such ratings are reduced or withdrawn before then end of the Ramp-Up
Period (such event, a "Ramp-Up Confirmation Failure"), on the first and for so long as such ratings are not confirmed, each succeeding Payment Date, all
Available Funds remaining after the distribution of funds pursuant to clauses
(i) through (xiv) of the Priority of Payments in accordance with Section 11.1(b)
shall be applied as set forth in clause (xvii) of Section 11.1(b).

          Section 12.3 Collateral Quality Tests.

          (a) Any investment in Collateral Debt Securities and reinvestment in additional Collateral Debt Securities after the Closing Date will require that the Collateral Quality Tests listed below be satisfied after giving effect to such investment. The Collateral Quality Tests are (i) the Maximum Moody's Rating
Factor Test, (ii) the Maximum Fitch Rating Factor Test, (iii) the Minimum Coupon
Test, (iv) the Diversity Test, (v) the Fitch Sector Score Test, (vi) the Fitch
Weighted Average Recovery Rate Test, (vii) the Weighted Average Life Test,
(viii) the Moody's Recovery Test, (ix) the S&P CDO Monitor Test, (x) the S&P
Minimum Average Recovery Rate Test and (xi) the Minimum Average Purchase
Discount Test.

          (b) With respect to investments, or reinvestments made with the (i)
Sale Proceeds of Credit Improved Securities or generated by discretionary sales of Collateral Debt Securities or (ii) funds constituting Collateral Principal
Collections described in clause (i) of such defined term in compliance with the terms of this Indenture, such investments or reinvestments may be made in
Collateral Debt Securities or Substitute Collateral Debt Securities if upon such investment (which shall be deemed to be the date on which the Issuer enters into commitments to purchase such Collateral Debt Securities or Substitute Collateral
Debt Securities), the Collateral Quality Tests are satisfied or, if at the time of calculation of compliance with the Collateral Quality Tests, any of the
Collateral Quality Tests were not satisfied, any such Collateral Quality Test that was unsatisfied shall be maintained or improved upon giving effect to such investment. Compliance with such Collateral Quality Tests shall be calculated using the Collateral Debt Securities in the Collateral immediately prior to, with respect to (i) above, the sale generating the Sale Proceeds or, with respect to (ii) above, the collection of such funds.

          With respect to investments, or reinvestments made with the (i) Sale
Proceeds of Credit Risk Securities or (ii) funds constituting Collateral
Principal Collections described in clause (ii) and (iii) of such defined term, such investments or reinvestments may be made in Collateral Debt Securities or
Substitute Collateral Debt Securities if upon such investment (which shall be deemed to be the date on which the Issuer enters into commitments to purchase such Collateral Debt Securities or Substitute Collateral Debt Securities, as
applicable), the Collateral Quality Tests, are satisfied or, if at the time of calculation of compliance with the Collateral Quality Tests, any of the
Collateral Quality Tests (other than the S&P CDO Monitor Test) were not satisfied, any such Collateral Quality Test that was unsatisfied shall be maintained or improved upon giving effect to such investment or reinvestment.
Compliance with such Collateral Quality Tests shall be calculated using the
Collateral Debt Securities in the Collateral immediately prior to, with respect to (i) above, the sale generating the Sale Proceeds or, with respect to (ii)
above, the collection of such funds.

          Section 12.4 Portfolio Percentage Limitations.

          The Portfolio Percentage Limitations will be calculated on each
Measurement Date and, with respect to any purchase of Collateral Debt
Securities, after giving effect to such purchase, will be required to be satisfied or, if immediately prior to the proposed purchase of such additional
Collateral

                                      155

[**] CONFIDENTIAL TREATMENT REQUESTED

Debt Securities one or more of such limitations was not satisfied, any limitation that was unsatisfied shall be maintained or improved after giving effect to such proposed purchase. The "Portfolio Percentage Limitations" require that:

          (i) not more than (a) [**] of the CDS Principal Balance may consist of securities with a Moody's Rating below "Aaa", a S&P Rating below "AAA" or a
     Fitch Rating below "AAA" and (b) [**] of the CDS Principal Balance may consist of securities with a Moody's Rating below "Aa3", a S&P Rating below
     "AA-" or a Fitch Rating of below "AA-";

          (ii) [**] of the CDS Principal Balance consists of Floating Rate
     Collateral Debt Securities;

          (iii) not more than [**] of the CDS Principal Balance may consist of
     Step-Up Bonds and zero coupon bonds;

          (iv) if such security is a CBO/CLO Security, the aggregate Principal
     Balance of all Collateral Debt Securities that are such CBO/CLO Securities does not exceed [**] of the CDS Principal Balance; provided that (a) no more than [**] of the CDS Principal Balance may be comprised of ABS CDO
     Securities with a Moody's Rating below "Aaa", a S&P Rating below "AAA" and, if rated by Fitch, a Fitch Rating below "AAA" and (b) no ABS CDO Security may have a Moody's Rating below "Aa2", a S&P Rating below "AA" and, if rated by Fitch, a Fitch Rating below "AA";

          (v) if such security is a CMBS Single Asset Security, the aggregate
     Principal Balance of all Collateral Debt Securities that are CMBS Single
     Asset Securities does not exceed [**] of the CDS Principal Balance;

          (vi) with respect to the particular issue of the Collateral Debt
     Security being acquired, (a) the aggregate Principal Balance of all
     Collateral Debt Securities part of the same issue (together with the aggregate Principal Balance of any Synthetic Securities related thereto)
     with a Moody's Rating of "Aaa", a S&P Rating of "AAA" or a Fitch Rating of
     "AAA" at purchase does not exceed [**] of the CDS Principal Balance, (b)
     the aggregate Principal Balance of all Collateral Debt Securities part of the same issue (together with the aggregate Principal Balance of any
     Synthetic Securities related thereto) with a Moody's Rating of at least
     "Aa3" but below "Aaa", a S&P Rating of at least "AA-" but below "AAA" or a
     Fitch Rating of at least "AA-" but below "AAA" at purchase does not exceed
     [**] of the CDS Principal Balance and (c) the aggregate Principal Balance of all Collateral Debt Securities part of the same issue (together with the aggregate Principal Balance of any Synthetic Securities related thereto)
     with a Moody's Rating of at least "A3" but below "Aa3", a S&P Rating of at least "A-" but below "AA-" or a Fitch Rating of at least "A-" but below
     "AA-" at purchase does not exceed [**] of the CDS Principal Balance;

          (vii) with respect to the servicer of the security being acquired, (a)
     the aggregate Principal Balance of all ABS Securities and RMBS Securities
     serviced by such servicer (together with the aggregate Principal Balance of any Synthetic Securities related thereto) does not exceed [**] of the CDS
     Principal Balance and (b) the aggregate principal balance of all Collateral
     Debt Securities serviced or managed by the Collateral Manager will not exceed [**] of the CDS Principal Balance; provided that (x) such Collateral
     Debt Securities serviced or managed by the Collateral Manager shall have a
     Moody's Rating of "Aaa", if rated by S&P, a S&P Rating of "AAA" and, if rated by Fitch, a Fitch Rating of "AAA" and (y) any single Collateral Debt

                                      156

[**] CONFIDENTIAL TREATMENT REQUESTED

     Security serviced or managed by the Collateral Manager shall not exceed
     [**] of the CDS Principal Balance;

          (viii) if such security is a Synthetic Security, then (a) each such
     Synthetic Security is acquired from a Synthetic Security Counterparty, on the date of such Grant, with a Moody's Rating of at least "Aa3", a S&P
     Rating of at least "AA" and a Fitch Rating of at least "AA", (b) the aggregate Principal Balance of all Collateral Debt Securities constituting
     Synthetic Securities acquired from any single Synthetic Security
     Counterparty and its Affiliates is not greater than [**] of the CDS
     Principal Balance, (c) a Rating Agency Confirmation has been obtained with respect to the acquisition of each such Synthetic Security (and Moody's and
     S&P have assigned an Applicable Recovery Rate and a Moody's Rating and S&P
     Rating to each such Synthetic Security), (d) the aggregate Principal
     Balance of all Collateral Debt Securities that are Synthetic Securities does not exceed [**] of the CDS Principal Balance and (e) the Reference
     Obligation to which such Synthetic Security relates, if purchased by the
     Issuer directly, would satisfy the Eligibility Criteria;

          (ix) not more than (a) [**] of the CDS Principal Balance may consist of Residential A Mortgage Securities, (b) [**] of the CDS Principal Balance
     may consist of Residential B/C Mortgage Securities, (c) [**] of the CDS
     Principal Balance may consist of Home Equity Loan Securities and (d)
     [**],[**] and [**], respectively of the CDS Principal Balance may consist of Residential A Mortgage Securities, Residential B/C Mortgage Securities
     and Home Equity Loan Securities, respectively, with a Moody's Rating of either "A3", "A2" or "A1", a S&P Rating of either "A-", "A" or "A+" or a
     Fitch Rating of either "A-", "A" or "A+";

          (x) not more than [**] of the CDS Principal Balance may consist of securities from obligors or issuers that are incorporated or organized in a jurisdiction outside the United States of America or an Eligible SPV
     Jurisdiction;

          (xi) the Aggregate Attributable Amount of all Collateral Debt
     Securities related to obligors with respect to obligations securing
     Collateral Debt Securities that are incorporated or organized in a country, other than an Eligible SPV Jurisdiction (if the underlying collateral of such Collateral Debt Securities consists primarily of obligations of obligors located in the United States of America and Qualifying Foreign
     Obligors), that has a U.S. dollar sovereign debt rating lower than "Aa2" by
     Moody's does not exceed [**] of the CDS Principal Balance;

          (xii) not more than [**] of the CDS Principal Balance may consist of
     Collateral Debt Securities maturing beyond the Stated Maturity Date;
     provided that no Collateral Debt Security may mature later than 12 years beyond the Stated Maturity Date;

          (xiii) not more than [**] of the CDS Principal Balance may consist of
     Manufactured Housing Loan Securities;

          (xiv) not more than (a) [**] of the CDS Principal Balance shall be guaranteed by any single monoline insurer with a Moody's Rating of "Aaa", a
     S&P Rating of "AAA" or a Fitch Rating of "AAA", (b) [**] of the CDS
     Principal Balance shall have a guarantee from a single guarantor (not including any monoline insurer referred to in subclause (a)) and (c) [**]
     of the CDS Principal Balance shall have a guarantee from any single corporate guarantor (not including any monoline insurer referred to in subclause (a));

          (xv) not more than [**] of the CDS Principal Balance may consist of
     Trade Receivable Securities;

                                      157

[**] CONFIDENTIAL TREATMENT REQUESTED

          (xvi) if such security is an ABS Equipment Leasing Security, an ABS
     Small Business Loan Security, an ABS Structured Settlement Security or an
     ABS Timeshare Security, then (a) such security must have a Moody's Rating of "Aaa", a S&P Rating of "AAA" and, if rated by Fitch, a Fitch Rating of
     "AAA", (b) any single issue shall not be more than [**] of the CDS
     Principal Balance and (c) such securities in the aggregate shall not be more than [**] of the CDS Principal Balance;

          (xvii) the Third Party Credit Exposure may not exceed [**] of the CDS
     Principal Balance; and

          (xviii) not more than [**] of the CDS Principal Balance may consist of
     Semi-Annual Pay Securities.

          Section 12.5 Synthetic Securities.

          For purposes of the Principal Coverage Tests and the Collateral
Quality Tests (other than the Diversity Test and the Fitch Sector Score Test), a
Synthetic Security shall be included as a Collateral Debt Security having the characteristics of the Synthetic Security and not of the related Reference
Obligation. For purposes of the Portfolio Percentage Limitations (other than the
Portfolio Percentage Limitations that address Synthetic Securities, the interest rate, rating, payment frequency and maturity of a Collateral Debt Security), such Synthetic Security will be included as a Collateral Debt Security having the characteristics of the related Reference Obligation and not of such
Synthetic Security. For purposes of the Moody's Rating Factor of a Synthetic
Security, the Synthetic Security shall have a Moody's Rating Factor equal to the
Moody's Rating of such Synthetic Security, or, if such Synthetic Security is not rated, the rating which must be assigned thereto by Moody's upon the acquisition thereof. For purposes of the S&P CDO Monitor Test, a Synthetic Security will be included as a Collateral Debt Security having the characteristics of the
Reference Obligation for the related industry and otherwise as having the characteristics of the Synthetic Security.

          Section 12.6 Conditions Applicable to All Transactions Involving
Substitution.

          (a) Any transaction effected under this Article XII or under Section
10.3 hereof shall be conducted on an arm's-length basis and, if effected with the Collateral Manager, an Affiliate of the Collateral Manager, the Issuer or
the Trustee, in each case acting as principal or agent, shall be effected on terms as favorable to the Noteholders as would be the case if such Person were not so affiliated; provided that, (i) in connection with (A) the sale of a
Collateral Debt Security or Eligible Investment to the Collateral Manager or any
of its Affiliates or any account or portfolio managed or advised by the
Collateral Manager or any of its Affiliates or (B) the purchase of a Collateral
Debt Security or Eligible Investment from the Collateral Manager or any of its
Affiliates or any account or portfolio managed or advised by the Collateral
Manager or any of its Affiliates, such sale or purchase is in compliance with the Investment Advisers Act and other applicable securities laws; (ii) any such purchases or sales are conducted on an arm's-length basis and the Collateral
Manager is not entitled to any extraordinary commissions in connection therewith unless such transactions would comply with the Investment Advisers Act; and
(iii) with respect to any sale or purchase of a Collateral Debt Security made to or from the Collateral Manager or any Affiliate of the Collateral Manager or any
account or portfolio managed or advised by the Collateral Manager or any of its
Affiliates, the sale price or purchase price thereof will in no event be less than, if such Collateral Debt Security is of a type issued by the related issuer and owned by persons other than the Issuer, the Collateral Manager or any of its
Affiliates or any account or portfolio managed or advised by the Collateral
Manager or any of its Affiliates, as the case may be, an amount equal to the average of the bona fide bids for such Collateral Debt Security obtained by the
Collateral Manager or the Issuer, as applicable, at the time of such disposition from any two dealers unaffiliated

                                      158

[**] CONFIDENTIAL TREATMENT REQUESTED

with each other and the Collateral Manager or the Issuer and chosen by the
Collateral Manager; provided that with respect to any Defaulted Security or
Equity Security, the Collateral Manager will make a good faith effort to acquire such bids for a period of up to 360 days and sell the Defaulted Security or
Equity Security if such bids shall have been obtained; provided that if no such bids shall have been obtained after such period, the Collateral Manager may sell such Defaulted Security or Equity Security at a commercially reasonable price determined in good faith by the Collateral Manager. In addition, the Collateral
Manager may, on behalf of the Issuer, buy or sell Collateral Debt Securities for which it or an Affiliate acts as an investment advisor.

          (b) Upon any substitution pursuant to this Article XII, all of the
Issuer's right, title and interest to the acquired Pledged Obligations shall be, and hereby is, Granted to the Trustee pursuant to the Granting Clauses of this
Indenture and each such Pledged Obligation shall be Delivered to the Trustee.
The Trustee shall also receive, not later than the Subsequent Delivery Date, an
Officer's Certificate of the Collateral Manager certifying compliance with the provisions of this Article XII based on calculations included in such certificate. Notwithstanding the foregoing, the delivery to the Trustee of a trade ticket signed by an Authorized Officer of the Collateral Manager shall be deemed the certification of the Collateral Manager of the statements described in the preceding sentence in lieu of the delivery of the formal Officer's certificate described therein.

                                  ARTICLE XIII

                             NOTEHOLDERS' RELATIONS

          Section 13.1 Subordination.

          (a) With respect to each Class of Notes (including the ABCP Notes and the Funding Notes, if any), the Classes of Notes (including the ABCP Notes and the Funding Notes, if any) that constitute Priority Classes and Junior Classes are as follows:

----------------------------------------------------------------------
          Class            Junior Class(es)      Priority Class(es)
----------------------------------------------------------------------
ABCP Notes/Funding Notes      A-1, A-2, B               None
        (if any)
----------------------------------------------------------------------
           A-1                  A-2, B        ABCP Notes/Funding Notes
                                                      (if any)
----------------------------------------------------------------------
           A-2                     B          ABCP Notes/Funding Notes
                                                    (if any), A-1
----------------------------------------------------------------------
            B                    None         ABCP Notes/Funding Notes
                                                 (if any), A-1, A-2
----------------------------------------------------------------------

          (b) Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitutes a Junior
Class agree for the benefit of the Holders of the Notes of each Priority Class
(including the ABCP Notes and the Funding Notes, if any) with respect to such
Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class (including the ABCP Notes and the Funding Notes, if any) to the extent and in the manner set forth in this Indenture. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article V, each Priority Class shall be paid in full in Cash or, to the extent a Majority of such Class consents, other than in Cash, before any further payment or distribution is made on account of any Junior Class with respect thereto. The Holders of each Junior Class agree, for the benefit of the Holders of the Notes of each Priority Class (including the ABCP Notes and the Funding
Notes, if any) in respect of such Junior Class, not to cause the filing of a petition in bankruptcy against the Issuer or the

                                      159

[**] CONFIDENTIAL TREATMENT REQUESTED

Co-Issuer for failure to pay to them amounts due to such Junior Class or hereunder until the payment in full of such Priority Classes and not before one year and a day, or if longer, the applicable preference period then in effect, has elapsed since such payment.

          (c) In the event that, notwithstanding the provisions of this
Indenture, any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of such
Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this
Indenture, including this Section 13.1.

          (d) Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes (including the ABCP Notes and the Funding
Notes, if any) that such Holder of Junior Class Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including this Section 13.1; provided that after a Priority Class have been paid in full, the Holders of the related Junior
Class or Classes shall be fully subrogated to the rights of the Holders of such
Priority Class. Nothing in this Section 13.1 shall affect the obligation of the
Issuer to pay Holders of any Junior Class of Notes.

          Section 13.2 Standard of Conduct.

          In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Noteholder or Funding Noteholder, if any, under this Indenture, subject to the terms and conditions of this Indenture, a
Noteholder or a Funding Noteholder, if any, shall not have any obligation or duty to any Person or to consider or take into account the interests of any
Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Noteholder, Funding Noteholder, if any, the
Issuer or any other Person.

          Section 13.3 Right to List of Holders.

          Any Noteholder (including any Holder of Funding Notes, if any) and
Holder of Preferred Shares shall have the right, upon five (5) Business Days prior written notice to the Trustee, to obtain a complete list of Noteholders,
Funding Noteholders and Preferred Shareholders, as applicable.

                                   ARTICLE XIV

                                  MISCELLANEOUS

          Section 14.1 Form of Documents Delivered to Trustee.

          (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only one document, but one such
Person may certify or give an opinion with respect to some matters and one or more other such

                                      160

[**] CONFIDENTIAL TREATMENT REQUESTED

Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          (b) Any certificate or opinion of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon an Opinion of Counsel or a certificate of or representations by such legal counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager, or Opinion of Counsel or
certificate of or representations by such legal counsel, may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, the Co-Issuer, the
Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the
Co-Issuer, the Collateral Manager or such other Person, unless such Authorized
Officer of the Issuer, the Co-Issuer or the Collateral Manager or counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

          (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          (d) Absent an Event of Default, any action taken by the Trustee with respect to the Collateral Debt Securities shall be at the direction of the
Issuer, the Co-Issuer or the Collateral Manager, as applicable.

          Section 14.2 Acts of Noteholders and Counterparty.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the
Counterparty, Noteholders or Funding Noteholders, if any, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Counterparty, or such Noteholders or Funding Noteholders, as applicable, in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer if made in the manner provided in this Section 14.2.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

          (c) The ownership, principal amount and registered numbers of Notes and Funding Notes, if any, held by any Person, and the date of his holding the same, shall be proved by the Note Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes, ABCP Notes or Funding Notes,
as applicable, shall bind the Holder (and any transferee thereof) of such Note,
ABCP Note or Funding Note and of every Note, ABCP Note or Funding Note, as applicable, issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the
Trustee, the Co-Issuer or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note, ABCP Note or Funding Note.

                                      161

[**] CONFIDENTIAL TREATMENT REQUESTED

          Section 14.3 Notices.

          Any request, demand, authorization, direction, notice, consent, waiver or other communication or documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (a) the Trustee or Fiscal Agent by any Noteholder or by the Issuer or
by the Collateral Manager shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission to the Trustee or Fiscal
Agent, as applicable (and, in each case, deemed effective only upon actual receipt thereof), addressed to it at:

          JPMorgan Chase Bank
          JPMorgan Chase Tower
          600 Travis, 50th Floor
          Houston, Texas 77002
          Fax:  (713) 216-2101
          Attention: Institutional Trust Services - Grenadier Funding, Limited

or at any other address furnished in writing to the Issuer, the Collateral
Manager, the Counterparty and the Noteholders by the Trustee or Fiscal Agent;

          (b) the Issuer by the Trustee or by any Noteholder or by the
Collateral Manager shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail, postage prepaid, to the Issuer addressed to the Issuer at:

          Grenadier Funding, Limited
          P.O. Box 1093 GT
          Queensgate House, South Church Street
          George Town, Grand Cayman
          Cayman Islands
          Fax: (345) 945-7100
          Attention: The Directors

or at any other address furnished in writing to the Trustee, the Collateral
Manager, the Counterparty and the Noteholders by the Issuer;

          (c) the Co-Issuer by the Trustee or by any Noteholder or by the
Collateral Manager shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed by certified mail, return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail, postage prepaid, to the Co-Issuer addressed to the Co-Issuer at:

          Grenadier Funding Corp.
          1209 Orange Street
          Wilmington, Delaware 19801
          Fax: (302) 738-7210
          Attention: President

                                      162

[**] CONFIDENTIAL TREATMENT REQUESTED

or at any other address furnished in writing to the Trustee, the Collateral
Manager, the Counterparty and the Noteholders by the Co-Issuer;

          (d) the Collateral Manager by any Noteholder, the Trustee or the
Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail, postage prepaid, to the Collateral Manager addressed to the Collateral Manager at:

          ACA Management, L.L.C.
          140 Broadway, 47th Floor
          New York, New York 10005
          Fax: (212) 375-2300
          Attention: General Counsel
          Re: Grenadier Funding

or at any other address furnished in writing to the Noteholders, the Trustee, the Counterparty and the Issuer by the Collateral Manager;

          (e) Moody's if in writing and mailed, by certified mail return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail postage prepaid, addressed to Moody's at:

          Moody's Investors Service Inc.
          99 Church Street
          New York, New York 10007
          Fax: (212) 553-4170
          Attention:  CBO/CLO Monitoring Group

or at any other address furnished in writing to the Trustee, the Collateral
Manager, the Counterparty and the Issuer by Moody's; provided that notice of each Monthly Report shall also be sent to Moody's electronically to
cdomonitoring@moodys.com;

          (f) S&P if in writing and mailed, by certified mail return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail postage prepaid, addressed to S&P at:

          Standard and Poor's
          55 Water Street
          41st Floor
          New York, New York 10041-0003
          Fax: (212) 438-2664
          Attention:  Asset Backed-CBO/CLO Surveillance;

or at any other address furnished in writing to the Trustee, the Collateral
Manager, the Counterparty and the Issuer by S & P; provided that notice of each
Monthly Report shall also be sent to S&P electronically to
CDO_Surveillance@standardandpoors.com;

                                      163

[**] CONFIDENTIAL TREATMENT REQUESTED

          (g) Fitch if in writing and mailed, by certified mail return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail postage prepaid, addressed to Fitch at:

          Fitch, Inc.
          One State Street Plaza
          New York, New York 10004
          Fax: (212) 635-0294
          Attention:  CDO Surveillance

or at any other address furnished in writing to the Trustee, the Collateral
Manager, the Counterparty and the Issuer by Fitch; provided that notice of each
Monthly Report shall also be sent to Fitch electronically to
cdo.surveillance@fitchratings.com;

          (h) the Initial Purchaser or the Counterparty if in writing and mailed, by certified mail return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail postage prepaid, addressed to the Initial Purchaser or Counterparty at:

          Citigroup Global Markets Inc.
          390 Greenwich Street, 4th Floor
          New York, New York 10013
          Fax: (212) 723-8671
          Attention:  Structured Products Group

or at any other address furnished in writing to the Trustee, the Collateral
Manager and the Issuer by the Initial Purchaser;

          (i) the Irish Stock Exchange if in writing and mailed, by certified mail return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail postage prepaid, addressed to the Irish Stock Exchange at:

          Irish Stock Exchange Limited
          28 Anglesea Street
          Dublin 2, Ireland
          Fax: +353 1 677 6045

or at any other address furnished in writing to the Trustee, the Collateral
Manager, the Counterparty and the Issuer by the Irish Stock Exchange;

          (j) the Irish Paying Agent if in writing and mailed, by certified mail return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail postage prepaid, addressed to the Paying Agent on Ireland at:

          Ernst & Young
          Ernst & Young Building
          Harcourt Centre, Harcourt Street
          Dublin 2, Ireland

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          Fax:  +353 1 475 0595
          Attention: Mr. Tony Spratt

or at any other address furnished in writing to the Trustee, the Collateral
Manager, the Counterparty and the Issuer by the Irish Paying Agent;

          (k) Issuing and Paying Agent by the Issuer or by the Collateral
Manager shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission to the Issuing and Paying Agent (and, in each case, deemed effective only upon actual receipt thereof), addressed to it at:

          JPMorgan Chase Bank
          4 New York Plaza, 13th Floor
          New York, New York 10004
          Fax:  (212) 623-8421
          Attention: Commercial Paper JPM

or at any other address furnished in writing to the Issuer, the Collateral
Manager, the Counterparty and the Noteholders by the Issuing and Paying Agent;
or

          (l) DBRS if in writing and mailed, by certified mail return receipt requested, or sent by overnight courier guaranteeing next day delivery, or sent by confirmed telecopy transmission with simultaneous mailing of the original on the same day by first class mail postage prepaid, addressed to DBRS at:

          Dominion Bond Rating Service Limited
          200 King Street West
          P.O. Box 34
          Suite 1304
          Toronto, Ontario
          M5H 3T4
          Fax:  (416) 593-5904
          Attention: Structured Finance Surveillance

or at any other address furnished in writing to the Issuer, the Collateral
Manager, the Counterparty and the Noteholders by DBRS; provided that notice of each Monthly Report shall also be sent to DBRS electronically to jwong@dbrs.com.

          Section 14.4 Notices to Noteholders; Waiver.

          (a) Where this Indenture provides for giving a copy of any report or notice to Noteholders (such report or notice, a "notice") of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided)
if in writing and mailed by courier delivery (or electronic delivery followed by courier delivery), to each Noteholder affected by such event at its address as it appears on the Note Register (unless the Noteholder has delivered notice of another address to the Trustee in the form of Exhibit I attached hereto), not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given whether or not received. In

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addition, for so long as any of the Notes are listed
on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require, notices to the Holders of such Notes shall also be published in the
Irish Stock Exchange's Daily Official List.

          (b) Where this Indenture provides for notice in any manner, any such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          (c) In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 14.5 Effect of Headings and Table of Contents.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 14.6 Successors and Assigns.

          All covenants and agreements in this Indenture by the Issuer shall bind its respective successors and assigns, whether so expressed or not.

          Section 14.7 Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 14.8 Benefits of Indenture.

          Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and the Collateral Manager, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 14.9 Governing Law.

          THIS INDENTURE, EACH INDENTURE SUPPLEMENTAL HERETO AND EACH NOTE SHALL
BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW
YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

          Section 14.10 Counterparts.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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          Section 14.11 Jurisdiction.

          The Co-Issuers hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or Federal court sitting in the Borough of
Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, this Indenture or the Collateral Management Agreement, and the Co-Issuers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or
Federal court. The Co-Issuers hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Co-Issuers irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the agent set forth in
Section 7.14 hereof. The Co-Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that either the Issuer or the Co-Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to its obligations hereunder, each waives such immunity to the extent permitted by applicable law.

          Section 14.12 Legal Holidays.

          In the event that the date of any Payment Date or Redemption Date shall not be a Business Day, then, notwithstanding any other provision of the
Notes or this Indenture, payment need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date or Redemption Date, as the case may be, and no interest shall accrue on such payment for the period from and after any such nominal date.

          Section 14.13 No Issuer Office Within the United States of America.

          The Issuer (or the Collateral Manager acting in the name or on behalf of the Issuer) shall not maintain an office located within the United States of
America; provided that neither the performance by JPMorgan Chase Bank, as appointed agent for the Issuer of the Issuer's obligation to prepare reports under or pursuant to Article X hereof at and through JPMorgan Chase Bank's offices in the United States of America nor the services rendered by the
Collateral Manager pursuant to the Collateral Management Agreement at its offices in the United States of America shall be a violation of this Section
14.13.

          Section 14.14 WAIVER OF JURY TRIAL.

          EACH OF THE ISSUER, THE CO-ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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                                   ARTICLE XV

                  ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT

          Section 15.1 Assignment of Collateral Management Agreement.

          (a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Secured Parties hereunder and the performance and observance of the provisions hereof and thereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the
Secured Parties, all of the Issuer's estate, right, title and interest in, to and under the Collateral Management Agreement, including, without limitation,
(i) all of the Issuer's interest in all obligations, Moneys and proceeds managed by the Collateral Manager thereunder, (ii) the right to give all notices, consents and releases thereunder, (iii) the right to give all notices of termination and to take any legal action upon the breach by the Collateral
Manager of any of its obligations thereunder, including the commencement, conduct and consummation of Proceedings at law or in equity, (iv) the right to receive all notices, accountings, consents, releases and statements thereunder and (v) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided so long as no Event of Default has occurred and is continuing hereunder, the Trustee hereby grants the Issuer a license to exercise all of the Issuer's rights pursuant to the Collateral
Management Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in paragraph (f) of this Section 15.1), which license shall be and is hereby deemed to be automatically revoked upon the occurrence of any Event of
Default hereunder until such time, if any, as the Event of Default is cured or waived. The Trustee shall have no liability with respect to any act or failure to act by the Issuer under the Collateral Management Agreement (provided that this severance shall not limit or relieve the Trustee from any responsibility it may have under this Indenture upon the occurrence of and during the continuance of any Event of Default).

          (b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management
Agreement, nor shall any of the obligations contained in the Collateral
Management Agreement be imposed on the Trustee.

          (c) Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate, and all the estate, right, title and interest of the Trustee and the Secured
Parties in, to and under the Collateral Management Agreement shall revert to the
Issuer, and no further instrument or act shall be necessary to evidence such termination and reversion.

          (d) The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement.

          (e) The Issuer agrees that this assignment is irrevocable and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may reasonably specify.

          (f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement of the Collateral Manager in the Collateral Management Agreement, to
the following:

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               (i) The Collateral Manager consents to, and agrees to perform, the provisions of this Indenture applicable to the Collateral Manager.

               (ii) The Collateral Manager acknowledges that the Issuer is assigning all of its right, title and interest in, to and under the
          Collateral Management Agreement to the Trustee for the benefit of the
          Secured Parties, and the Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral
          Manager in the Collateral Management Agreement are also for the benefit of the Trustee and the Secured Parties.

               (iii) The Collateral Manager shall deliver to the Trustee
          duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Collateral Management Agreement.

               (iv) Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating any material provision of the Collateral Management Agreement (other than in respect of an amendment or modification of the type that may be made to this Indenture without Noteholder consent) or selecting or consenting to a successor Collateral Manager, without the prior written consent of the Counterparty, or if the ABCP Notes have been
          Defeased or a Counterparty Default has occurred and is continuing, the
          Requisite Noteholders (other than as provided in clause (i) of such term and except as expressly permitted in the Collateral Management
          Agreement) and the prior written confirmation from the Rating Agencies that the then current ratings of the Notes will not be reduced or withdrawn, and any such amendment, modification, termination, selection or consent without such consent by the Requisite Noteholders and confirmation from the Rating Agencies shall be void.

               (v) The Collateral Manager shall continue to serve as Collateral
          Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts and agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment of amounts due to the Collateral Manager prior to the date which is one (1) year and one day from the payment in full of all
          Notes issued under this Indenture or, if longer, the applicable preference period under Bankruptcy Law then in effect plus one day;
          provided that the foregoing shall not preclude the Collateral Manager from taking any action prior to expiration of the applicable stay period in any proceeding voluntarily filed or commenced by the Issuer or against the Issuer by a Person other than the Collateral Manager.

          Section 15.2 Notices of Default of Collateral Manager.

          Upon receipt of notice from the Collateral Manager or if it otherwise has received written notice that there exists "cause" (as defined in the
Collateral Management Agreement) to terminate the Collateral Manager or that any other rights of Noteholders under the Collateral Management Agreement are exercisable at a particular time, the Trustee shall promptly notify the
Noteholders, DBRS and the Rating Agencies thereof.

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          IN WITNESS WHEREOF, we have set our hands on this Indenture as of the date first above written.

                                        GRENADIER FUNDING, LIMITED, as Issuer

                                        Executed as a deed

                                        By: /s/ Chris Leslie
                                            ------------------------------------
                                            Name: Chris Leslie
                                            Title: Director

                                        Witness: /s/ Keith Parnell
                                                 -------------------------------
                                                 Name: Keith Parnell
                                                 Title: Senior Vice President

                                        GRENADIER FUNDING CORP., as Co-Issuer

                                        By: /s/ Gregory F. Lavelle
                                            ------------------------------------
                                            Name:  Gregory F. Lavelle
                                            Title:   Vice President

                                        JPMORGAN CHASE BANK, as Trustee

                                        By: /s/ Anne S. McCloskey
                                            ------------------------------------
                                            Name:  Anne S. McCloskey
                                            Title: Vice President

Accepted and Agreed
for purposes of giving
directions to the Trustee:

CITIBANK, N.A.,
in its capacity as Counterparty

By: /s/ Yvonne Loud
    -----------------------------
    Name: Yvonne Loud
    Title: Vice-President

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